 As filed with the Securities and Exchange Commission on March 26, 1999.

                                                Registration No. 333-73235
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------
                             HOLLYWOOD PARK, INC.
                             and Other Registrants
                    (See Table of Other Registrants Below)
          (Exact name of each Registrant as specified in its charter)

            Delaware                              7999                            95-3667491
 (state or other jurisdiction of      (Primary standard industrial             (I.R.S. Employer
 incorporation or organization)       classification code number)            Identification No.)

            1050 South Prairie Avenue, Inglewood, California 90301
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                ---------------

                              G. MICHAEL FINNIGAN
                            Chief Financial Officer
                             Hollywood Park, Inc.
                           1050 South Prairie Avenue
                          Inglewood, California 90301
                                (310) 419-1500
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   copy to:
                             ALVIN G. SEGEL, ESQ.
                             ASHOK W. MUKHEY, ESQ.
                              Irell & Manella LLP
                           1800 Avenue of the Stars
                         Los Angeles, California 90067
                                (310) 277-1010

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                        Proposed
                                                         Proposed       maximum
                                           Amount        maximum       aggregate      Amount of
        Title of each class of             to be      offering price    offering     registration
      securities to be registered        registered    per unit(1)      price(1)         fee
-------------------------------------------------------------------------------------------------
9 1/4% Series B Senior Subordinated
 Notes due 2007......................   $350,000,000       100%       $350,000,000     $97,300(2)
-------------------------------------------------------------------------------------------------
Guaranties of 9 1/4% Series B Senior
 Subordinated Notes due 2007.........   $350,000,000     None(3)        None(3)        None(3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

(2) Previously paid with March 2, 1999 filing.

(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guaranties.
                                ---------------
  The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                                State or Other      I.R.S.
                                                Jurisdiction of    Employer
Exact Name of Registrant                         Incorporation  Identification
as Specified in its Charter                     or Organization     Number
---------------------------                     --------------- --------------
Hollywood Park Operating Company...............   Delaware        95-3667220
Hollywood Park Fall Operating Company..........   Delaware        95-4093972
HP Yakama Consulting, Inc. ....................   Delaware        94-4651282
HP Yakama, Inc. ...............................   Delaware        95-4636368
Boomtown, Inc. ................................   Delaware        94-3044204
Hollywood Park Food Services, Inc. ............   California      95-2844591
HP/Compton, Inc. ..............................   California      95-4545471
HP Casino, Inc. ...............................   California      95-4548638
Crystal Park Hotel and Casino Development
 Company, LLC..................................   California      95-4595453
Louisiana Gaming Enterprises, Inc. ............   Louisiana       72-1229201
Louisiana-I Gaming, a Louisiana Partnership in
 Commendam.....................................   Louisiana       72-1238179
Casino Magic Corp. ............................   Minnesota       64-0817483
Casino Magic American Corp. ...................   Minnesota       41-1779346
Bayview Yacht Club, Inc. ......................   Mississippi     64-0824102
Mississippi-I Gaming, L.P. ....................   Mississippi     64-0828954
Biloxi Casino Corp. ...........................   Mississippi     64-0814408
Casino Magic Finance Corp. ....................   Mississippi     64-0835473
Casino One Corporation.........................   Mississippi     64-0814345
Bay St. Louis Casino Corp. ....................   Mississippi     64-0814409
Mardi Gras Casino Corp. .......................   Mississippi     64-0793787
Boomtown Hotel & Casino, Inc. .................   Nevada          88-0101849
Boomtown Hoosier, Inc. ........................   Nevada          88-0355622
Indiana Ventures LLC...........................   Nevada          93-1199012
Switzerland County Development Corp. ..........   Nevada          95-4355039
Pinnacle Gaming Development Corp. .............   Colorado        84-1242274
Turf Paradise, Inc. ...........................   Arizona         86-0114029

PROSPECTUS

                        [LOGO OF HOLLYWOOD PARK, INC.]

                              HOLLYWOOD PARK, INC.

  OFFER TO EXCHANGE 9 1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007 FOR ANY
         AND ALL OUTSTANDING 9 1/4% SENIOR SUBORDINATED NOTES DUE 2007

                            TERMS OF EXCHANGE OFFER

 . Expires 5:00 p.m., New York City time, May 3, 1999, unless extended

 . Subject to certain customary conditions, which we may waive

 . All outstanding notes that are validly tendered and not withdrawn will be exchanged

 . Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer

 . The exchange of notes should not be a taxable exchange for U.S. Federal income tax purposes

 . We will not receive any proceeds from the exchange offer

 . The terms of the notes we will issue in the exchange offer are substantially identical to the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the registered notes

 . Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. See "Plan of Distribution".

      For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" commencing on page 12.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of those notes to be issued in the exchange offer, nor have any of these organizations passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   Neither the California Attorney General's office, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission nor any other regulatory agency of any other state has passed upon the adequacy or accuracy of this Prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

              The date of this prospectus is March 29, 1999.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Where You Can Find More Information......................................   i
Disclosure Regarding Forward-Looking Statements..........................  ii
Prospectus Summary.......................................................   1
Risk Factors.............................................................  12
Use of Proceeds..........................................................  22
Capitalization...........................................................  22
Unaudited Pro Forma Combined Consolidated Financial Statements...........  23
Selected Historical Financial and Other Data.............................  31
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  35
Business.................................................................  48

                                                                            Page
                                                                            ----
Management.................................................................  73
Security Ownership of Certain Beneficial Owners and Management.............  81
Certain Relationships and Related
 Transactions..............................................................  83
Description of Certain Indebtedness........................................  84
The Exchange Offer.........................................................  87
Description of Notes.......................................................  98
Certain United States Federal Income Tax Consequences...................... 141
Plan of Distribution....................................................... 144
Legal Matters.............................................................. 145
Experts.................................................................... 145
Index to Financial Statements.............................................. F-1

                               ----------------

                      WHERE YOU CAN FIND MORE INFORMATION

   In connection with the exchange offer, we have filed with the Securities and Exchange Commission (the "SEC" or the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the 9 1/4% Series B Senior Subordinated Notes. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the Registration Statement. For further information about us and the 9 1/4% Series B Senior Subordinated Notes, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.

   We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy the Registration Statement and our other SEC filings can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington D.C. 20549. You may also obtain copies of such materials, including copies of all or any portion of the Registration Statement, from the Public Reference Section of the Commission at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Such materials are also available on the Commission's home page on the Internet (http://www.sec.gov). These documents are also available for viewing at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and earlier information incorporated by reference may be updated and superseded by information in the prospectus, and later information filed with the SEC will update and supersede the information in this prospectus. We incorporate by reference the following:

    (1) pages F-55 through F-84 of Amendment No. 4 to our Registration Statement on Form S-4 filed February 6, 1998 (registration no. 333-34471);

    (2) our Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (3) our Quarterly Report on Form 10-Q for the quarter ended March 31,
  1998;

    (4) our Quarterly Report on Form 10-Q for the quarter ended June 30,
  1998;

    (5) our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

    (6) our Current Report on Form 8-K filed October 30, 1998;

    (7) the description of our common stock set forth in our Registration Statement on Form 8-A filed with the Commission on June 29, 1994; and

    (8) all documents filed by us or our subsidiaries pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the expiration date of the exchange offer shall be deemed to be incorporated by reference into this prospectus from the date of filing of such documents.

   THESE FILINGS ARE AVAILABLE WITHOUT CHARGE TO HOLDERS OF EXISTING NOTES. YOU MAY REQUEST A COPY OF THESE FILINGS BY WRITING OR TELEPHONING US AT HOLLYWOOD PARK, INC., ATTENTION: INVESTOR RELATIONS, 1050 SOUTH PRAIRIE AVENUE, INGLEWOOD, CALIFORNIA 90301 (TELEPHONE (310) 419-1610). TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED FROM US, PLEASE WRITE OR TELEPHONE US NO LATER THAN APRIL 26, 1999.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This document includes or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. Although we believe that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about us and our subsidiaries. Important factors that could cause actual results to differ materially from our expectations are disclosed or incorporated by reference in this document, and include, without limitation:

  . the failure to complete or successfully operate planned expansion projects;

  . the failure to obtain adequate financing to meet our strategic goals;

  . difficulties in completing the integration of Hollywood Park and Casino
    Magic;

  . the failure to obtain or retain licenses or regulatory approvals;

  . and the other factors set forth under "Risk Factors."

   All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document might not occur.

                               PROSPECTUS SUMMARY

   The following summary contains basic information about this exchange offer. It likely does not contain all the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents we have referred you to, including the financial data and the information set forth under the heading "Risk Factors."

   Unless the context may otherwise require, "we," "us," "our" and similar terms, as well as references to "Hollywood Park" and the "Company" refer to Hollywood Park, Inc. and its subsidiaries, except that all non-financial data
(1) for periods prior to October 15, 1998 do not include Casino Magic Corp. ("Casino Magic") (which we acquired on that date) and (2) for periods prior to June 30, 1997 do not include Boomtown, Inc. (which we acquired on that date). Certain information in this document is given for Hollywood Park, Inc. and its "Restricted Subsidiaries" under the Indenture governing the 9 1/4% Senior Subordinated Notes, on a consolidated basis, excluding the "Unrestricted Subsidiaries" (the "Restricted Group").

                                  The Company

General

   We are a diversified gaming company that owns and/or operates eight casinos, two pari-mutuel horse racing facilities, and two card club casinos at twelve locations in Nevada, Mississippi, Louisiana, California, Arizona and Argentina. We have also been approved to receive the final license to conduct riverboat gaming on the Ohio River in Indiana and have begun development of a $150 million hotel/casino and golf resort at a site in Switzerland County, Indiana, 35 miles southwest of Cincinnati, Ohio. In addition to our operating properties, we have significant excess land available for future sale or development at four of our properties.

   As part of our business strategy, we acquired Boomtown on June 30, 1997 and Casino Magic on October 15, 1998. These companies own strategically located properties in growing and established gaming markets and, at the time we acquired them, were for the most part underperforming and had limited access to capital for expansion. We recently hired four members of the senior management team of Horseshoe Gaming to actively participate in the overall execution of our business and operating strategies, including re-positioning the Boomtown and Casino Magic properties and overseeing the construction and operations of the Indiana Hotel and Casino Resort.

   In light of the Boomtown and Casino Magic acquisitions, the following may be helpful to give you an idea of the current size of our company. If the acquisitions and related transactions had occurred on January 1, 1997 (which we refer to as being on a "pro forma" basis), our total revenues would have been approximately $610.8 million for the year ended December 31, 1997 and approximately $495.2 million for the nine months ended September 30, 1998. On a pro forma basis, earnings before interest, taxes, depreciation and amortization (abbreviated as "EBITDA") would have totaled approximately $104.6 million for the year ended December 31, 1997 and approximately $93.2 million for the nine months ended September 30, 1998. On this basis, and giving effect to the issuance of the 9 1/4% Senior Subordinated Notes on a pro forma basis, net loss would have totaled $6.6 million for the year ended December 31, 1997 and net income of approximately $4.0 million for the nine months ended September 30, 1998. In addition, on a pro forma basis, as of September 30, 1998, we would have had total assets of approximately $966.4 million. On a pro forma basis, after giving effect to the issuance of the 9 1/4% Senior Subordinated Notes, including our use of proceeds from the sale of the 9 1/4% Series A Senior Subordinated Notes, we would have had total indebtedness of approximately $623.2 million as of September 30, 1998.

   Here is an overview of our gaming properties:

                                            Gaming                          Excess
                              Type of       Square    Slot   Table Hotel Developable
Location/Property         Gaming Facility   Footage Machines Games Rooms Land (acres)
-----------------        ------------------ ------- -------- ----- ----- ------------
Bossier City, Louisiana
  Casino Magic
   Bossier(1)........... Dockside Riverboat  30,000    980     44    188     --
Harvey, Louisiana
  Boomtown New Orleans.. Cruising Riverboat  30,000  1,089     49    --      --
Bay St. Louis,
 Mississippi
  Casino Magic Bay St.
   Louis................ Dockside            39,500  1,132     42    201      50
Biloxi, Mississippi
  Boomtown Biloxi....... Dockside            33,632  1,308     35    --      --
  Casino Magic Biloxi... Dockside            47,700  1,174     41    378     --
Verdi, Nevada
  Boomtown Reno......... Land-based          40,000  1,320     44    322     250
Los Angeles, California
  Hollywood Park Race
   Track................ Horse Racing           --     --     --     --      160
  Hollywood Park-
   Casino............... Card Club           30,000    --     145    --      --
  Crystal Park(2)....... Card Club           30,000    --      60    226     --
Phoenix, Arizona
  Turf Paradise......... Horse Racing           --     --     --     --      100
Neuquen Province,
 Argentina(3)
  Casino Magic Neuquen.. Land-based          27,000    398     40    --      --
  Casino Magic San
   Martin de los Andes.. Land-based           2,500     75     16    --      --
                                            -------  -----    ---  -----     ---
    SUBTOTAL ...........                    310,332  7,476    516  1,315     560
Development Project
-------------------
Switzerland County,
 Indiana
  Indiana Hotel/Casino
   Resort (4)........... Cruising Riverboat  38,000  1,300     55    309     --
                                            -------  -----    ---  -----     ---
    TOTAL ..............                    348,332  8,776    571  1,624     560
                                            =======  =====    ===  =====     ===

--------
(1) Casino Magic Bossier is owned by our wholly-owned subsidiary, Casino Magic of Louisiana, Corp., which is an unrestricted subsidiary under the Indenture governing the 9 1/4% Senior Subordinated Notes and does not guarantee the 9 1/4% Senior Subordinated Notes.

(2) We own Crystal Park and lease it to an unaffiliated operator.

(3) We own 51% of Casino Magic's Neuquen Province casinos.

(4) We own 97% of the Indiana Hotel/Casino Resort, which we expect to complete within 18 to 24 months.

Business Strategy

   Our strategic plan is to develop a broad base of regionally diversified casino entertainment facilities by making selected acquisitions in the non-Las Vegas, non-Atlantic City gaming markets and achieving economies of scale. In the realization of this strategy, we acquired Boomtown on June 30, 1997, and Casino Magic on October 15, 1998. Our management seeks to develop its casinos and maximize profitability by:

  . refinancing expensive debt;

  . fostering customer loyalty by offering a value oriented, quality customer service gaming experience;

  . providing gaming and entertainment facilities uniquely designed for each property and target customer base; and

  . using focused direct marketing incentives.

   Specific growth initiatives vary by property type:

  . Boomtown Casinos. Since the acquisition, we refinanced Boomtown's expensive debt and undertook various capital expenditure programs to enlarge and enhance the facilities. The three Boomtown casinos are now fully developed facilities that serve their local markets in a relaxed and customer-friendly environment. The goal for our new management team with respect to the Boomtown casinos is to maximize profitability through cost control and increase market share through improved marketing.

  . Casino Magic Properties. We believe the Casino Magic properties offer significant growth potential through improved management and re-positioning of the brand to a more upscale and exciting image. The properties are well-located and have ample room for limited and focused capital spending to make them more attractive and customer-friendly via parking and room additions, casino expansion and renovation, and additional entertainment amenities. We have already refinanced some high cost debt at Casino Magic and completed a hotel development at Casino Magic Bossier.

  . Indiana Hotel/Casino Resort. On September 14, 1998, the Indiana Gaming
    Commission approved us to receive the final riverboat gaming license on the Ohio River in Indiana. We own 97% of the project, which is located on a 197-acre site only 35 miles southwest of Cincinnati, Ohio and will be the most accessible gaming facility from Lexington and other parts of northern Kentucky. The project is expected to cost approximately $150 million (including land and pre-opening expenses but excluding capitalized interest) and will include a cruising riverboat with 38,000 square feet of gaming space, a land-based facility with a 309-room hotel, restaurants, convention space, an 18-hole championship golf course and related amenities. The Indiana Hotel/Casino Resort is currently scheduled to open in 18 to 24 months; however, there can be no assurance that construction, regulatory or other issues will not delay the opening.

  . Excess Land. There is significant excess land surrounding the Hollywood
    Park and Turf Paradise properties. The land at these sites, totaling approximately 653 acres, has a book value of $13.1 million. Management believes the fair market value of the land is approximately $230 million. Of the total acreage, approximately 260 acres are available for sale or development. We also have excess land at our Reno and Bay St. Louis properties. While this land offers extensive expansion opportunity at each of these properties, we will aggressively pursue realization of value through sale and/or development (including joint venture arrangements).

  . Additional Acquisitions. We continually evaluate opportunities to expand and diversify our operations through acquisitions of gaming entities operating in markets outside Las Vegas and Atlantic City, including entities that are unable to maximize their potential due to capital constraints or operating inefficiencies. We believe that our financial and management resources can significantly improve the operations of acquired entities. We have applied this strategy in both our recent acquisition of Casino Magic and our earlier acquisition of Boomtown. In both cases, we have streamlined operations, implemented expansion projects and refinanced expensive debt.

Recent Developments

 Acquisition of Casino Magic

   On October 15, 1998, we acquired Casino Magic for approximately $80.9 million in cash. In addition, Casino Magic had approximately $268.4 million of indebtedness. For the nine months ended September 30, 1998, on a pro forma basis Casino Magic had EBITDA of approximately $45.1 million. In keeping with our business strategy, following the acquisition, we (1) eliminated redundant management positions to streamline operations; (2) accelerated completion of the 188-room hotel under construction at Casino Magic Bossier; and (3) reduced interest expense by redeeming $135 million aggregate principal amount of Casino Magic's 11 1/2% First Mortgage Notes at a redemption price of 103.833% of principal amount plus accrued interest.

 Bank Credit Facility

   In connection with the Casino Magic acquisition, we executed an Amended and Restated Reducing Revolving Loan Agreement ("Bank Credit Facility") with a group of banks led by Bank of America National Trust and Savings Association ("Bank of America NT&SA") as Administrative Agent. This facility provides for a reducing revolving line of credit of up to $300 million, with an option to increase the facility by an additional $75 million, and expires on December 31, 2003. The facility is secured by liens on substantially all of our assets and those of our material subsidiaries, except for Casino Magic of Louisiana, Corp. and our Argentina subsidiaries. At December 31, 1998, the weighted average interest rate under the Bank Credit Facility was 7.3%.

 Consent Solicitation

   We solicited consents to amend the indenture governing the 9 1/2% Senior Subordinated Notes due 2007 (which we refer to as the "9 1/2% Notes") to create more flexibility in certain of the covenants and to conform certain of the covenants in the 9 1/2% Notes indenture to the covenants then proposed for the indenture governing the 9 1/4% Senior Subordinated Notes. We received such consents from the holders of a majority of the principal amount of the 9 1/2% Notes and on February 5, 1999, we executed a supplemental indenture which, among other things, lowers the required minimum consolidated coverage ratio to 2.00:1.00 and increases the size of our allowed borrowings under our Bank Credit Facility from $100 million to $350 million. We paid holders of the 9 1/2% Notes $50.00 for each $1,000 principal amount of the 9 1/2% Notes for which consents were obtained.

                                ----------------

   Our principal executive offices are located at 1050 South Prairie Avenue, Inglewood, California, 90301. Our telephone number is (310) 419-1500.

                         Summary of the Exchange Offer

The Exchange Offer.......... We are offering to exchange up to $350,000,000 aggregate principal amount of our new 9 1/4%
                             Series B Senior Subordinated Notes due 2007 which have been registered under the Securities Act (the "Exchange Notes") for a like amount of our outstanding 9 1/4% Series A Senior Subordinated Notes due 2007 which were issued in February 1999 in a private offering (the "Old Notes" and together with the Exchange Notes, the "Notes"). The Exchange Notes are substantially identical to the Old Notes, except that the Exchange Notes are freely transferable by their holders (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act.

Interest Payments........... The Exchange Notes will bear interest from their date of issuance. Interest will accrue on the Old Notes that are tendered in exchange for the Exchange Notes through the issue date of the Exchange Notes. Holders of Old Notes that are accepted for exchange will not receive interest on the Old Notes that is accrued but unpaid at the time of exchange, but such interest will be payable, together with interest on the Exchange Notes, on the first interest payment date after the expiration date.

Minimum Condition........... We are not conditioning the exchange offer on any minimum aggregate principal amount of Old Notes being tendered for exchange.

Expiration Date............. The exchange offer will expire at 5:00 p.m., New
                             York City time, on May 3, 1999, unless we decide to extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.


Withdrawal Rights........... You may withdraw your tender at any time prior to
                             5:00 p.m., New York City time, on the expiration date.

Exchange Date............... The date of acceptance for exchange of the Old
                             Notes will be as soon as practicable after the expiration date.

Conditions to the Exchange
 Offer...................... The exchange offer is subject to certain customary conditions, which we may waive. In addition, the issuance of the Exchange Notes in the exchange offer requires the approval of the Indiana Gaming Commission. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain Conditions to the Exchange Offer". We reserve the right to terminate or amend the exchange offer at any time before the expiration date if any such condition occurs.

Procedures for Tendering
 Old Notes.................. If you are a holder of Old Notes who wishes to accept the exchange offer, you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, or arrange for The Depository Trust Company ("DTC") to transmit certain required information to the exchange agent in connection with a book-entry transfer or mail or otherwise deliver such documentation, together with your Old Notes, to the exchange agent at the address set forth under "The Exchange Offer--Exchange Agent".

                             By tendering your Old Notes in this manner, you will be representing among other things, that:

                             . the Exchange Notes you acquire pursuant to the
                               exchange offer are being acquired in the ordinary course of your business;

                             . you are not participating, do not intend to
                               participate, and have no arrangement or
                               understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and

                             . you are not an "affiliate" of ours.

Use of Proceeds............. We will not receive any proceeds from the issuance of Exchange Notes pursuant to the exchange offer. We will pay all our expenses incident to the exchange offer.

Certain United States
 Federal Income Tax
 Consequences............... The exchange of notes pursuant to the exchange offer should not be a taxable event for federal income tax purposes. See "Certain United States Federal Income Tax Consequences".

Special Procedures for
 Beneficial Owners.......... If you beneficially own Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should contact such registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old Notes, either arrange to have your Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
 Procedures................. If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering Old Notes".

Acceptance of Old Notes and
 Delivery of Exchange
 Notes...................... We will accept for exchange all Old Notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The Exchange Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of Exchange Notes".

Effect on Holders of Old
 Notes...................... As a result of this exchange offer, we will have fulfilled a covenant contained in the
                             Registration Rights Agreement (the "Registration Rights Agreement") dated as of February 18, 1999 among

                             Hollywood Park, Inc., each of the subsidiary guarantors named therein and Lehman Brothers Inc., CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC, SG Cowen Securities Corporation and Wasserstein Perella Securities, Inc. (the "Initial Purchasers") and, accordingly, there will be no liquidated damages paid on the Old Notes. If you do not tender your Old Notes in the exchange offer, you will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture dated as of February 18, 1999 among Hollywood Park, Inc., the subsidiary guarantors named therein and The Bank of New York as trustee (the "Trustee") relating to the Old Notes and the Exchange Notes (the "Indenture"), except for any rights under the Registration Rights Agreement that terminate as a result of the acceptance for exchange of validly tendered Old Notes pursuant to the exchange offer. If you do not tender your Old Notes, you will not have any further registration or exchange rights and your Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the trading market for untendered Old Notes could be adversely affected.

Exchange Agent.............. The Bank of New York is serving as exchange agent in connection with the exchange offer.

                     Summary of Terms of the Exchange Notes

   Capitalized terms used under this heading "Summary of Terms of the Exchange Notes" have been defined under the heading "Description of Notes--Certain Definitions." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. The following summary of terms applies equally to the Exchange Notes and the Old Notes.

Issuer...................... Hollywood Park, Inc.

Securities Offered.......... $350,000,000 in principal amount of 9 1/4% Senior
                             Subordinated Notes due 2007.

Maturity.................... February 15, 2007.

Interest.................... Annual Rate -- 9 1/4%.

                             Payment frequency -- every six months on February 15 and August 15.

                             First payment -- August 15, 1999.

Subsidiary Guarantors....... Each guarantor is our subsidiary. However, not all of our subsidiaries are guarantors of these Notes. In particular, the following subsidiaries are not guarantors: Casino Magic of Louisiana, Corp., which owns our casino in Bossier City; its immediate parent entity, Jefferson Casino Corporation; Casino Magic Management Services Corp., which provides management services at Casino Magic Bossier; and Casino Magic Neuquen, the company that owns our casinos in Argentina, and its subsidiary. If we cannot make payments on the Notes when they are due, the guarantor subsidiaries must make them instead.

Optional Redemption......... On or after February 15, 2003, we may redeem some or all of the Notes at any time at the redemption prices listed in the section "Description of Notes" under the heading "Optional Redemption."

                             Before February 15, 2002, we may redeem up to 25% of the Notes initially issued with the proceeds of certain offerings of equity in our Company at 109.25% of principal amount, plus accrued and unpaid interest. See "Optional Redemption" in "Description of Notes."

Change of Control Offer and
 Asset Sale Offer........... If we experience specific kinds of changes of control, we must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest through, but not including, the date of purchase. If we sell certain assets, under certain circumstances we must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest through, but not including, the date of purchase. See "Repurchase at the Option of Holders-- Change of Control" and "--Asset Sales" in the section "Description of Notes."

Ranking..................... These Notes and the subsidiary guarantees are senior subordinated debts.

                             They rank behind all of our and our guarantor subsidiaries' current and future senior debt, which includes all borrowings under our Bank Credit Facility and all other indebtedness, other than our $125 million of 9 1/2% Notes, our trade payables and any indebtedness that expressly provides that it is not senior to these Notes and the subsidiary guarantees.

                             Assuming we had completed this offering on September 30, 1998 and applied the proceeds as intended, these Notes and the subsidiary guarantees:

                             . would have been subordinated to approximately
                               $31.1 million of senior debt;

                             . would have been effectively junior to
                               approximately $140.5 million of liabilities of our unrestricted subsidiaries; and

                             . would have ranked equally with the $125 million
                               aggregate principal amount of 9 1/2% Notes.

Basic Covenants of
Indenture................... The Indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:
                             . borrow money;

                             . pay dividends on or purchase our stock or our
                               restricted subsidiaries' stock;

                             . make investments;

                             . use assets as security in other transactions;

                             . sell certain assets or merge with or into other
                               companies; and

                             . enter into transactions with affiliates.

                             Certain of our subsidiaries are not subject to the covenants in the Indenture. For more details, see the section "Description of Notes" under the heading "Certain Covenants."

   For a discussion of certain factors that should be considered in connection with an investment in the Notes, see "Risk Factors."

                   Unaudited Summary Pro Forma Financial Data

   The following unaudited summary pro forma combined consolidated statement of operations for the year ended December 31, 1997 was prepared by combining Hollywood Park's results with the following and reflects: (1) Boomtown's results prior to Hollywood Park's June 30, 1997 acquisition of Boomtown (exclusive of approximately a $1.9 million net loss, associated with Boomtown's Las Vegas property, which was sold on July 1, 1997), including the early retirement of $102.2 million principal amount of the Boomtown first mortgage notes, (2) Hollywood Park's issuance of the 9 1/2% Notes; (3) Casino Magic's results for the full year 1997 (Casino Magic was acquired on October 15, 1998), including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes; (4) the issuance of the Notes; and (5) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   The following unaudited summary pro forma combined consolidated statement of operations for the nine months ended September 30, 1998, was prepared by combining Hollywood Park's results of operations with those of Casino Magic and reflects: (1) the acquisition of Casino Magic (acquired on October 15, 1998), including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes; (2) the issuance of the Notes; and (3) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   The following unaudited pro forma combined consolidated balance sheet has been prepared by combining the unaudited balance sheets of Hollywood Park and Casino Magic, both as of September 30, 1998, and reflects: (1) acquisition of Casino Magic (acquired on October 15, 1998), including the redemption of
$135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes;
(2) the issuance of the Notes; and (3) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   The following financial information is based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of Hollywood Park and Casino Magic and the unaudited pro forma combined consolidated financial statements included elsewhere in this prospectus. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Casino Magic acquisition and the issuance of the Notes had occurred in an earlier period, nor is it necessarily indicative of the future operating results or financial position.

   Under the Indenture governing the Notes, the following subsidiaries have been initially designated as "Unrestricted Subsidiaries": Casino Magic of Louisiana, Corp., Jefferson Casino Corporation (the parent company of Casino Magic of Louisiana, Corp.), Casino Magic Management Services Corp., and two Argentina subsidiaries, Casino Magic Neuquen SA and Casino Magic Support Services SA. Pro forma information under the heading "Total Company Pro Forma" is provided for Hollywood Park and its subsidiaries, on a consolidated basis, including the Unrestricted Subsidiaries (and is sometimes referred to as the "Total Company"). Pro forma information under the heading "Restricted Group Pro Forma" excludes the Unrestricted Subsidiaries and is provided for Hollywood Park and its "Restricted Subsidiaries" under the Indenture, on a consolidated basis (and is sometimes referred to as the "Restricted Group"). Hollywood Park's Restricted Subsidiaries are all of its subsidiaries except for the Unrestricted Subsidiaries.

                   Summary Unaudited Pro Forma Financial Data

                           Total Company Pro Forma   Restricted Group Pro Forma
                          -------------------------- --------------------------
                                        Nine months                Nine months
                           Year ended      ended      Year ended      ended
                          December 31, September 30, December 31, September 30,
                              1997         1998          1997         1998
                          ------------ ------------- ------------ -------------
                                      (in thousands, except ratios)
Income statement data:
  Revenues...............   $610,831     $495,175      $499,580     $395,060
  Operating expenses.....    555,262      439,200       455,197      357,349
  Operating income.......     55,569       55,975        44,383       37,711
  Interest expense.......     61,154       46,749        44,227       34,118
  Income (loss) before
   extraordinary item....     (6,582)       3,999           675          997
  Dividends on
   convertible preferred
   stock(a)..............      1,520            0         1,520            0
  Income (loss) before
   extraordinary item
   allocated to common
   shareholders..........     (8,102)       3,999          (845)         997

Other data:
Operating income.........   $ 55,569     $ 55,975      $ 44,383     $ 37,711
Depreciation and
 amortization............     49,002       37,210        41,830       31,315
                            --------     --------      --------     --------
EBITDA(b)................    104,571       93,185        86,213       69,026

Non-recurring expenses:
  REIT restructuring.....      2,483            0         2,483            0
  Hollywood Park/Boomtown
   merger costs..........      1,487            0         1,487            0
  Hollywood Park/Casino
   Magic merger costs....          0        4,838             0        3,084
                            --------     --------      --------     --------
Adjusted EBITDA..........   $108,541     $ 98,023      $ 90,183     $ 72,110
                            ========     ========      ========     ========
  Ratio of Adjusted
   EBITDA to interest
   expense...............      1.77x        2.10x         2.04x        2.11x
  Ratio of earnings to
   fixed charges(c)......      0.85x        1.06x         0.91x        0.97x

Balance sheet data:
  Cash and cash
   equivalents...........        --      $104,837           --      $ 97,356
  Total assets...........        --       966,418           --       815,662
  Total debt (current and
   long term)............        --       623,228           --       506,088
  Net debt(d)............        --       514,932           --       406,872
  Stockholders' equity...        --       225,624           --       218,907

--------
(a) As of August 28, 1997 Hollywood Park had caused conversion of all convertible preferred stock, into 2,291,492 shares of Hollywood Park common stock, and eliminated the future quarterly dividends.

(b) EBITDA is not a measure of financial performance under GAAP, but is used by some investors to determine a company's ability to service or incur indebtedness. EBITDA and Adjusted EBITDA are not calculated in the same manner by all entities and accordingly, may not be appropriate measures for performance. Neither EBITDA nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data prepared in accordance with GAAP.

(c) In computing the ratio of earnings to fixed charges: (1) earnings were calculated from income from continuing operations, before income taxes and fixed charges, and excluding capitalized interest and; (2) fixed charges were computed from interest expense, amortization of debt issuance costs, capitalized interest, and the estimated interest included in rental expense. Hollywood Park's total company pro forma earnings for the year ended December 31, 1997, were not sufficient to cover its pro forma fixed charge requirement by $9.9 million. Hollywood Park's restricted group pro forma earnings for the year ended December 31, 1997, and for the nine months ended September 30, 1998, were not sufficient to cover its pro forma fixed charge requirements by $4.1 million and $1.1 million, respectively.

(d) Net debt is total debt (current and long term) less cash and cash equivalents and short term investments.

                                  RISK FACTORS

   In addition to the other matters described in this prospectus, you should carefully consider the following factors in connection with your decision to accept the exchange offer. Many of the risk factors set forth below are equally applicable to the Old Notes.

Old Notes Outstanding After the Exchange Offer Will Not Have Registration Rights and We Expect the Market for such Old Notes to be Illiquid

   If you do not exchange your Old Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of such Old Notes. In general, you may not offer or sell Old Notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, we believe that Exchange Notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (unless such holder is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as the Old Notes were acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unacceptable Old Notes will be adversely affected.

You Cannot Be Sure that an Active Trading Market Will Develop for the Exchange Notes

   We are offering the Exchange Notes to the holders of the Old Notes. The Old Notes were offered and sold in February 1999 to institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

   We do not intend to apply for a listing of the Exchange Notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the Exchange Notes and we cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the Exchange Notes or the price at which you would be able to sell the Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. We expect that the Exchange Notes will be designated for trading in the PORTAL market. The Initial Purchasers have advised us that they currently intend to make a market with respect to the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed under the Exchange Act. Moreover, you cannot be sure that the Exchange Notes will trade as one class with the Old Notes.

   The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

We Have a Significant Amount of Debt

   We have a significant amount of debt. The following chart shows certain important credit statistics and is presented assuming we had completed the Old Notes offering as of the dates or at the beginning of the periods specified below and applied the proceeds as intended:

                                                             Total Company
                                                            Pro Forma as of
                                                          September 30, 1998
                                                       -------------------------
                                                       (in thousands, unaudited)
   Total debt.........................................         $623,228
   Stockholders' equity...............................         $225,624
   Debt to equity ratio...............................            2.76x

                                            Total Company Pro Forma
                                  --------------------------------------------
                                  For the Year Ended For the Nine Months Ended
                                  December 31, 1997     September 30, 1998
                                  ------------------ -------------------------
Ratio of earnings to fixed
 charges.........................       0.85x                  1.06x

   Based upon our current level of operations and anticipated improvements, we believe that our cash flow from operations, together with proceeds from this offering and amounts we are able to borrow under our Bank Credit Facility, will be adequate to meet our anticipated requirements for working capital, capital expenditures, planned expansion costs and project development and acquisition efforts, interest payments and scheduled principal payments for the foreseeable future, and in any event for at least the next twelve months. Our ability to make scheduled payments of principal and interest on and to refinance our debt, including these Notes, and to fund planned expansion costs and project development and acquisition efforts will depend on our ability to generate cash in the future. We do not have complete control over our future performance because it is subject to economic, financial, competitive, regulatory and other factors affecting the gaming industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We cannot be sure that we would be able to do so or do so without additional expense. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

   Our level of debt may have important consequences on your investment in the Notes. These consequences include:

  . requiring a substantial portion of our cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes including capital expenditures, project expansion, development and acquisition efforts;

  . limiting our ability to obtain additional financing;

  . incurring higher interest expense in the event of increases in interest rates on our borrowings which have variable interest rates;

  . heightening our vulnerability to downturns in our business or in the general economy and restricting us from making improvements or acquisitions, or exploiting business opportunities; and

  . limiting our ability to dispose of assets or pay cash dividends.

   Failure to comply with these limitations could result in an event of default under our debt agreements which, if not cured or waived, could result in a significant portion of our debt becoming due and payable. We are not certain that in such event we would have, or be able to obtain, sufficient funds to make such accelerated payments, including payments on the Notes.

We May Still Be Able to Incur Substantially More Debt

   We and our subsidiaries may be able to incur substantial additional debt in the future. The terms of the Indenture do not fully prohibit us or our subsidiaries from doing so. Subject to satisfying the conditions for borrowing under our Bank Credit Facility, the full amount remains fully available to us even after completion of the Old Notes offering and all borrowings under our Bank Credit Facility would be senior to the Notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

   See "Capitalization," "Selected Financial Data," "Description of Notes-- Repurchase at Option of Holder--Change of Control" and "Description of Certain Indebtedness--The Bank Credit Facility."

These Notes are Subordinated to Senior Debt and Effectively Subordinated to Debt of Our Non-Guarantor Subsidiaries

   These Notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing debt (other than our 9 1/2% Notes and trade payables) and all of our and their future borrowings (other than trade payables), except any future debt that expressly provides that it ranks equal with, or subordinated in right of payment to, the Notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior debt of Hollywood Park and the guarantors will be entitled to be paid in full before any payment may be made with respect to these Notes or the subsidiary guarantees. Further, our Bank Credit Facility is secured by substantially all of our assets and those of our material subsidiaries, except for Jefferson Casino Corporation, Casino Magic of Louisiana, Corp. and our Argentina subsidiaries, Casino Magic Neuquen SA and Casino Magic Support Services SA.

   In addition, all payments on the Notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

   In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the Notes will participate with the holders of the 9 1/2% Notes, trade creditors and all other holders of our subordinated debt and that of the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. However, because the Indenture requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors. In addition, any amounts that holders of the Notes would become entitled to in a bankruptcy or a similar proceeding would have to be shared with the holders of the 9 1/2% Notes.

   Assuming we had completed the Old Notes offering on September 30, 1998, these Notes and the subsidiary guarantees would have been subordinated to $31.1 million of senior debt. We are permitted to borrow substantial additional debt, including senior debt, in the future under the terms of the Indenture.

   Moreover, some but not all of our subsidiaries guarantee the Notes. For example, Casino Magic of Louisiana, Corp., which owns Casino Magic Bossier, and Casino Magic Neuquen, the entity that operates the casinos in Argentina, are not guarantors. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed the Old Notes offering on September 30, 1998, these Notes would have been effectively junior to approximately $140.5 million of debt and other liabilities (including trade payables) of these non-guarantor subsidiaries. On a pro forma basis, the non-guarantor subsidiaries generated 20.2% of our consolidated revenues in the nine-month period ended September 30, 1998 and held 15.6% of our consolidated assets as of September 30, 1998.

We Face Significant Competition From Other Gaming Operations

   We face significant competition in each of the jurisdictions in which we have gaming operations. We expect this competition to intensify as new gaming operators enter our markets and existing competitors expand their operations. Our properties compete directly with other gaming properties in Louisiana, Mississippi, Nevada, California and Arizona. To a lesser extent, we also compete for customers with other casino operators in North American markets, including casinos located on Indian reservations, and other forms of gaming such as lotteries. Several of our competitors have substantially greater name recognition and marketing resources as well as access to lower-cost sources of financing.

   Competition in the Gulf Coast Markets. Our casinos in the Gulf Coast area have experienced intense competition. In Mississippi, competing casino operations have expanded and, as a result, a number of casinos in the Gulf Coast market have failed. Further, Mississippi law does not limit the number of gaming licenses that may be granted. Mirage Resorts is constructing a $650 million, 1,800-room hotel and casino in Biloxi and, in Bay St. Louis, Circus Circus has announced plans to construct a $225 million, 1,500-room hotel and casino at a location on Interstate 10 that would compete with our Bay St. Louis property. Additionally, Park Place Entertainment has acquired and expects to further develop Grand Casino's Biloxi property, and expects to complete Grand Casino's construction of a 600-room expansion to its Gulfport facility, located near Bay St. Louis, in June 1999.

   In the Bossier City/Shreveport market, our 188-room, 30,000 gaming square foot Casino Magic hotel/casino competes with three other properties. Two of these properties are substantially similar to ours in size. The third, Horseshoe Casino, recently completed construction of a 606-room luxury hotel and 62,400 square foot, four-deck riverboat with approximately 30,000 square feet of gaming space, making it the largest in the Bossier City/Shreveport market. Additionally, Isle of Capri Casinos is currently constructing a 305-room suite hotel, which is expected to open in the second quarter of 1999. A consortium led by Hollywood Casino (which is not affiliated with Hollywood Park, Inc.) recently received approval for a $185 million riverboat casino and hotel in Shreveport. Finally, Harrah's announced a 500-room hotel at its existing property in Shreveport.

   In the New Orleans market, Harrah's is currently constructing a land-based casino entertainment facility. The casino, which is scheduled to open in the third quarter of 1999, will be the only land-based casino entertainment facility in New Orleans.

   While we believe we have been able to effectively compete in these markets to date, increasing competition may adversely affect our gaming operations in the future. We believe that increased legalized gaming in other states, particularly in areas close to some of our existing gaming properties, such as in Texas and Alabama, could adversely affect our operations.

   Proposition 5; Competition in our California and Reno Markets. Indian tribes have operated casinos in California for approximately ten years. There are about 40 gambling halls currently operated by Indian tribes in California, but most are significantly smaller than typical casinos in Las Vegas. In November 1998, California voters passed Proposition 5, a ballot initiative that, upon becoming effective, would allow Indian tribes to conduct various gaming activities including horse race wagering, gaming devices (including slot machines), banked card games (i.e., where the casino has a stake in the amount wagered or the outcome of the game), and lotteries. On December 2, 1998, the California Supreme Court issued a stay on Proposition 5 based on the State of California's position that the initiative violates the state constitution. We are not certain if or when Proposition 5 will become effective or how it will affect us; however, if Proposition 5 is implemented, increased competition from Indian gaming could adversely affect our gaming operations in California and Reno.

   The Hollywood Park-Casino and Crystal Park also face competition from other card club casinos in neighboring cities.

We May Experience Difficulty Integrating Operations of Our Acquired Companies and Managing Our Overall Growth

   We may not be able to manage the combined operations of Hollywood Park and Casino Magic effectively or realize any of the anticipated benefits of the acquisition of this company, including streamlining operations or gaining efficiencies from the elimination of duplicative functions. We acquired Casino Magic in October 1998 and are continuing to integrate its operations with ours. This integration will require continued dedication of management resources and may temporarily detract from attention to our day-to-day business.

   In addition, because we plan to continue pursuing expansion opportunities aggressively, we face significant challenges not only in managing and integrating Casino Magic's operations, but also in managing our expansion projects and any other gaming operations we may acquire in the future. Management of these new projects will require increased managerial resources, and we intend to continue our efforts to enhance our gaming management team. However, there can be no assurance that we will succeed in doing so. Failure to manage our growth effectively could materially adversely affect our operating results.

We Depend on the Mississippi and Louisiana Markets

   Our operating strategy emphasizes attracting and retaining customers from the local and repeat visitor market. All of our casinos in Mississippi and Louisiana are dependent upon attracting customers within their respective geographic markets. Moreover, with our acquisitions of Boomtown and Casino Magic, we have three casinos in Mississippi, two in Biloxi and one in nearby Bay St. Louis. We also have two casinos in Louisiana, one in Bossier City and one in Harvey near New Orleans (though our Louisiana properties are located 320 miles apart). We cannot be sure that we will be able to continue to attract a sufficient number of guests, gaming customers and other visitors in Mississippi and Louisiana to make our operations profitable. In addition, adverse regulatory changes or changes in the gaming environment in the Gulf Coast states could have a material adverse effect on our operations.

We May Not be Able to Complete Expansion Projects on Time, on Budget or as
Planned

   Our strategic plan involves significant future expansion, including the development of the Indiana Hotel/Casino Resort in Switzerland County and possible expansion of our other gaming properties. We also plan to sell or develop certain unimproved acreage, principally at our racing facilities in California and Arizona. We may not be successful in completing any currently contemplated or future expansion projects and, even if they are completed, the projects may not be successful. Numerous factors, including regulatory or financial constraints, could intervene and cause us to alter, delay or abandon our expansion plans.

   Construction and Land Use Risks. If we proceed with a proposed expansion project, we will face numerous risks which could require substantial changes to proposed plans or otherwise alter the time frames or budgets initially contemplated. Such risks include the ability to secure all required permits and resolution of potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, unforeseen engineering or environmental or geological problems, work stoppages, weather interference and unanticipated cost overruns.

   Risks in Expanding Operations to Additional Sites. Our ability to expand our operations to additional gaming jurisdictions will depend upon a number of factors, including our success in (1) identifying available suitable locations and negotiating acceptable purchase or lease terms; (2) securing required state and local licenses, permits and approvals, which in some jurisdictions may be limited in number, and in certain cases may require legislative relief from existing laws; and (3) obtaining necessary financing for the projects. Political factors, such as the proposed referenda in Mississippi that were declared invalid by a lower court which would have banned gaming in the state, or other referenda or proposed legislation seeking to restrict or prohibit gaming, may also inhibit our expansion. In addition, there can be no assurance that gaming will remain a growth industry with opportunities for expansion. We may incur significant costs, which it is our policy to expense as incurred, with respect to proposed ventures that do not materialize.

Weather and Other Conditions Could Seriously Disrupt Our Operations

   Riverboat and Dockside Gaming Operations. Our riverboat and dockside facilities in Mississippi and Louisiana, as well as any additional riverboats that might be developed or acquired in the future such as the riverboat for the Indiana Hotel/Casino Resort, are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance, flood, hurricane or other severe weather conditions. For riverboats that cruise there are additional risks associated with the movement of vessels on inland waterways, including risks of casualty due to river turbulence and severe weather conditions.

   For example, in September 1998, Hurricane Georges struck the Gulf Coast region and caused Boomtown Biloxi, Casino Magic Biloxi, Casino Magic Bay St. Louis and Boomtown New Orleans to shut down for approximately one week, though none of our properties sustained significant damage. The loss of a riverboat casino or a dockside casino from service for any period of time could adversely affect our results of operations.

   Boomtown Reno. Boomtown Reno's primary customer base is drawn from the traffic flow on Interstate 80. If traffic on Interstate 80 is significantly reduced for an extended period, as a result of inclement weather or otherwise, or the off-ramps providing access to Boomtown Reno are impaired for an extended period due to poor weather conditions, road modifications and repairs or other factors, Boomtown Reno's results of operations will be adversely affected. In the Winters of 1994/1995 and 1996/1997, severe storms, together with road repairs to Interstate 80 on the corridor between California and Reno, resulted in road closures or substantially reduced traffic flow on Interstate 80 for extended periods. Such road closures and repairs had an adverse effect on the related quarters' and years' results of operations for Boomtown Reno.

We Experience Significant Quarterly and Annual Fluctuations in Operating
Results

   We experience significant fluctuations in our quarterly and annual operating results, due to seasonality and other factors. Historically, our subsidiaries have generated a substantial majority of the income from operations before non-recurring items in the quarters ending June 30 and September 30, with the summer months being the strongest period. Conversely, the winter months, which primarily cover the quarter ending March 31, are our slowest periods and have historically resulted, and may in the future result, in losses in this quarter. The gaming industry historically has experienced a general slowdown in the fourth quarter of the calendar year with revenues typically declining during this period. In addition, our Argentina operations experience seasonal variation due to reliance on tourism.

We Face Extensive Regulation from Gaming Authorities

   Licensing Requirements. The ownership and operation of gaming facilities are subject to extensive state and local regulation. The states and localities in which we and our subsidiaries conduct gaming operations require us to hold various licenses, findings of suitability, registrations, permits and approvals. The various regulatory authorities, including the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Mississippi Gaming Commission, the Louisiana Gaming Control Board and the Indiana Gaming Commission may, among other things, limit, condition, suspend or revoke a license or approval to own the securities of any of our gaming subsidiaries for any cause deemed reasonable by such licensing authorities. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved. The suspension or revocation of any of our licenses or the levy on us of substantial fines or forfeiture of assets would have a material adverse effect on our business.

   To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our gaming facilities. However, there can be no assurance that we can obtain any new licenses, findings of suitability, registrations, permits and approvals that may be required in the future or that existing ones will not be suspended or revoked. Any expansion of our gaming operations in Nevada, Mississippi, Louisiana, California or Arizona or into new jurisdictions will require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time consuming and costly and has no assurance of success.

   The Hollywood Park-Casino and Crystal Park have been and are currently operating under provisional licenses in accordance with California law. In each case, permanent licenses will not be granted until the newly formed California Gambling Control Commission is fully constituted and commences operations. No assurance can be given that permanent licenses will be obtained.

   Gaming authorities have the authority generally to require that any beneficial owner of our securities, including the Old Notes, the Exchange Notes and the 9 1/2% Notes, file an application and be investigated for a finding of suitability. If a record or beneficial owner of an Old Note, an Exchange Note or a 9 1/2% Note is required by any gaming authority to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such earlier time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable, it may be required pursuant to the terms of the Notes or law to dispose of the Notes. See "Regulation and Licensing" and "Description of Notes--Optional Redemption."

   Other Regulatory Restrictions. Restrictions on transfers of, agreements not to encumber or pledges of equity securities issued by a corporation which is registered as an intermediary company by, or holds a gaming license issued by the Nevada Gaming Commission, the Mississippi Gaming Commission, or the Indiana Gaming Commission, or which is registered by the Nevada Gaming Commission or the Mississippi Gaming Commission as an intermediary company, are ineffective unless approved in advance by the Nevada Gaming Commission, the Mississippi Gaming Commission or the Indiana Gaming Commission, as applicable.

   Potential Changes in Regulatory Requirements. The regulatory environment in any particular jurisdiction may change in the future and any such change may have a material adverse effect on the combined company's results of operations. For example, in 1996, the State of Louisiana adopted a statute pursuant to which voter referenda on the continuation of gaming were held locally where gaming operations are conducted and which, had the continuation of gaming been rejected by the voters, might have resulted in the termination of Boomtown New Orleans' and Casino Magic Bossier's operations at the end of their current license terms. The parishes in which Boomtown New Orleans and Casino Magic Bossier operate voted to continue gaming, but there can be no assurance that similar referenda might not produce unfavorable results in the future. Moreover, in Mississippi, two referenda were proposed in 1998 that would have, if passed, banned gaming in Mississippi and required all currently legal gaming entities to cease operations within two years of the ban. The referenda were challenged in court and declared improper on constitutional and procedural grounds. A third referendum similar to the prior proposals was recently filed with the Mississippi Secretary of State. These referenda are discussed in more detail below. In addition, unless and until California enacts legislation permitting the operation generally of card club casinos by public companies, our involvement in other card club casino projects (such as Crystal Park) will be similarly limited to leasing the facility to an unaffiliated operator. The returns from such arrangements could be substantially less than if we operated such facilities directly.

   National Gambling Impact Study Commission. The United States Congress has established a National Gambling Impact Study Commission to conduct a comprehensive study of the social and economic impact of gaming in the United States. The National Commission is required to issue a report containing its findings and conclusions, together with recommendations for legislation and administrative actions, within two years after its first meeting, which occurred on June 20, 1997. Any recommendations which may be made by the National Commission could result in the enactment of new laws and/or the adoption of new regulations which could adversely impact the gaming industry in general. We are unable at this time to determine what recommendations, if any, the National Commission will make, or the ultimate disposition of any such recommendations.

   From time to time, certain legislators have proposed the imposition of a federal tax on gross gaming revenues. Any such tax could have a material adverse effect on our business, financial condition or results of operations.

Uncertain Status of Mississippi Anti-Gaming Initiatives

   During 1998, two referenda were proposed which, if approved, would have amended the Mississippi Constitution to ban gaming in Mississippi and would have required all currently legal gaming operations to cease two years thereafter. A Mississippi State Circuit Court judge ruled that the first of the proposed referenda was invalid because, among other reasons, it failed to include required information regarding its anticipated effect on government revenues. The Mississippi Supreme Court affirmed the Circuit Court ruling on procedural and other grounds. The second referendum proposal included the same language on government revenues as the first referendum and was struck down by another Mississippi State Circuit Court judge on the same grounds as the first. On March 22, 1999, another such referendum was filed with the Mississippi Secretary of State. The language of this most recent proposal also fails to include information regarding its anticipated effect on government revenues and may be subject to legal challenge on the same bases that the earlier proposals were challenged successfully. Any such referendum must be approved by the Mississippi Secretary of State and signatures of approximately 98,000 registered voters must be gathered and certified in order for such a proposal to be included on a statewide ballot for consideration by the voters. The next election for which the proponents could attempt successfully to place such a proposal on the ballot would be in November 2000. It is likely at some point that a revised initiative will be filed which will adequately address the issues regarding the effect on government revenues of a prohibition of gaming in Mississippi. However, it is too early in the process for us to make any predictions with respect to whether the most recent proposal or another such referendum will appear on a ballot or the likelihood of such a referendum being approved by the voters. If such a referendum were passed and gaming were prohibited in Mississippi, it would have a material adverse effect on us.

The Indenture Permits Substantial Disposition of Undeveloped Real Estate

   We have significant excess developable land at four of our properties. The terms of the Indenture permit us to sell or dispose of this land under certain exceptions from the general Indenture restrictions on the disposition of assets and restricted payments. In general, proceeds from the sale of undeveloped land will not require us to make an offer to repurchase Notes no matter how the proceeds are used as long as 60% of the consideration received for the sale is in cash. In addition, the covenant entitled "Restricted Payments" permits substantial conveyances of undeveloped real estate to unrestricted subsidiaries and joint ventures. See "Description of Notes" under the heading "Repurchase at the Option of Holders--Asset Sales" and related definitions, and "Certain Covenants--Restricted Payments."

This Prospectus Contains Forward Looking Statements

   Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular the likelihood of our success in developing and expanding our business, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

Guaranties Could be Voided and Payments from Guarantors Could be Returned Under Fraudulent Conveyance Laws

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, an obligation such as a guarantee could be voided, or claims in respect of an obligation such as a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; or

  . was insolvent or rendered insolvent by reason of such incurrence; or

  . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   In addition, any payment by that guarantor pursuant to its guarantee could be required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  . it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history, estimated values of assets and liabilities of each guarantor and other factors, we believe that each guarantor, after giving effect to its guarantee of these Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Our Year 2000 Compliance Efforts May Require Substantial Resources and Failure by Us or Certain Third Parties to Be Year 2000 Compliant Poses Certain Risks

   The inability of business processes to continue to function correctly after the beginning of the Year 2000 could have serious adverse effects on companies and entities throughout the world. Our business operations are also dependent on the Year 2000 readiness of our customers and infrastructure suppliers in areas such as utilities, communications, transportation and other services.

   We have assembled a committee composed of individuals from each business unit and each corporate function to identify and mitigate Year 2000 issues in our information systems, products, facilities, suppliers and customers. We believe we have identified all of the internal hardware and software applications that will need to be upgraded or replaced. We are currently in the process of procuring and installing hardware and software to make the necessary repairs to all affected internal systems. As to external systems, we have been assured by the lessors of our pari-mutuel racing services that those systems will be Year 2000 compatible by March 1999.

   We estimate that the total cost of addressing our Year 2000 issues will be approximately $2 million. This cost estimate is based on numerous assumptions, including the assumptions that we have already identified our most significant Year 2000 issues and that our third party suppliers will timely complete their Year 2000 programs without cost to us. However, there can be no guarantee that these assumptions are accurate, and actual results could differ materially from those anticipated.

   We cannot assure you that our Year 2000 program will be effective, that our estimates about the timing and cost of completing our program will be accurate, or that our third party suppliers will timely resolve any or all Year 2000 problems with their systems. We have no alternative software system to handle pari-mutuel wagering if the third party provided services fail. Any failure of the third party suppliers to timely resolve their Year 2000 issues could result in material disruption to our business. Such disruption could have a material adverse effect on our business, financial condition and results of operations.

Inability to Repurchase Notes Upon Change of Control Offer

   Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our Bank Credit Facility will not allow such repurchases or that the change of control may result in a default under our Bank Credit Facility, which in turn could delay or prevent repurchase of the Notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the Indenture. See "Description of Notes--Repurchase at the Option of Holders."

We Face Environmental Regulation of Our Real Estate

   Our business is subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. We believe that we are presently in material compliance with applicable environmental laws. However, failure to comply with such laws could result in the imposition of severe penalties or restrictions on our operations by government agencies or courts of law. We currently do not have environmental impairment liability insurance, and a material fine or penalty or a severe restriction would adversely affect our business.

                                USE OF PROCEEDS

   We will receive no proceeds from the exchange of Notes pursuant to the exchange offer.

   The net proceeds to us from the Old Notes offering, approximately $339.9 million after deducting the Initial Purchasers' discounts and commissions and other estimated offering expenses which aggregated $10.1 million, were used to repay outstanding borrowings under the Bank Credit Facility of approximately $287 million. Remaining proceeds have been, and will continue to be, used for general corporate purposes, primarily for 1999 capital expenditures.

   The maturity date of borrowings under the Bank Credit Facility repaid with the proceeds of the Old Notes offering was December 31, 2003 and, at December 31, 1998, the weighted average interest rate under the Bank Credit Facility was 7.3%. Of the $287 million of outstanding borrowings under the Bank Credit Facility repaid with the proceeds of the Old Notes offering, we had borrowed $222.6 million on October 15, 1998 to fund the purchase price of the acquisition of Casino Magic and to redeem Casino Magic's 11 1/2% First Mortgage Notes. The repayment of amounts outstanding under our Bank Credit Facility with proceeds from the Old Notes offering did not reduce the size of the banks' commitment to lend and, if we meet the relevant conditions for borrowing, we could borrow the full amount available under the facility in the future, including the amounts we repaid with the proceeds of the Old Notes offering.

                                 CAPITALIZATION

   The following table sets forth our unaudited actual and pro forma cash and cash equivalents, debt and capitalization as of September 30, 1998, for the Total Company on an actual and pro forma basis, and for the Restricted Group on a pro forma basis, and includes the effect of the sale of the Old Notes and the application of the associated proceeds. This table should be read in conjunction with the Unaudited Pro Forma Combined Consolidated Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Hollywood Park's and Casino Magic's historical financial statements and associated notes.

                                                    As of September 30, 1998
                                                  -----------------------------
                                                    Total Company    Restricted
                                                  ------------------   Group
                                                   Actual  Pro Forma Pro Forma
                                                  -------- --------- ----------
                                                    (in thousands, unaudited)
   Cash and cash equivalents....................  $ 20,126 $104,837   $ 97,356
                                                  ======== ========   ========
   Current maturities of long term debt.........  $  2,058 $ 10,079   $  6,472
   Long term debt:
     Secured notes payable, Bank Credit
      Facility..................................    40,000        0          0
     9 1/4% Senior Subordinated Notes due 2007..         0  350,000    350,000
     9 1/2% Senior Subordinated Notes due 2007..   125,000  125,000    125,000
     Casino Magic of Louisiana, Corp. 13% First
      Mortgage Notes due 2003...................         0  112,875          0
     Other......................................     3,574   25,274     24,616
                                                  -------- --------   --------
       Total long term debt, including current
        maturities..............................   170,632  623,228    506,088
       Total stockholders' equity...............   225,624  225,624    218,907
                                                  -------- --------   --------
       Total capitalization.....................  $396,256 $848,852   $724,995
                                                  ======== ========   ========
--------
   Senior debt calculated:
     Current maturities of long-term debt.......  $  2,058 $ 10,079   $  6,472
     Secured notes payable, Bank Credit
      facility..................................    40,000        0          0
     Other long-term debt.......................     3,574   25,274     24,616
                                                  -------- --------   --------
                                                  $ 45,632 $ 35,353   $ 31,088
                                                  ======== ========   ========

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma combined consolidated statement of operations for the year ended December 31, 1997 was prepared by combining Hollywood Park's results with the following and reflects: (1) Boomtown's results prior to Hollywood Park's June 30, 1997 acquisition (exclusive of an approximately $1.9 million net loss, associated with Boomtown's Las Vegas property, which was sold on July 1, 1997) including the early retirement of $102.2 million principal amount of the Boomtown first mortgage notes, and the issuance of the 9 1/2% Notes; (2) Casino Magic's results for the full year 1997 (Casino Magic was acquired on October 15, 1998), including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes;
(3) the issuance of the Notes; and (4) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   The following unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 1998 was prepared by combining Hollywood Park's results of operations with those of Casino Magic and reflects: (1) the acquisition of Casino Magic (acquired on October 15, 1998), including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes; (2) the issuance of the Notes; and (3) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   The following unaudited pro forma combined consolidated balance sheet has been prepared by combining the unaudited balance sheets of Hollywood Park and Casino Magic, both as of September 30, 1998, and reflects: (1) the acquisition of Casino Magic (acquired on October 15, 1998), including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes;
(2) the issuance of the Notes; and (3) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   Under the Indenture, the following subsidiaries have been initially designated as "Unrestricted Subsidiaries": Casino Magic of Louisiana, Corp., Jefferson Casino Corporation (the parent company of Casino Magic of Louisiana, Corp.), Casino Magic Management Services Corp., and two Argentina subsidiaries, Casino Magic Neuquen SA and Casino Magic Support Services SA. Pro forma information under the heading "Pro Forma Combined Consolidated" is provided for Hollywood Park and its subsidiaries, on a consolidated basis, including the Unrestricted Subsidiaries. Pro forma information under the heading "Pro Forma Combined Consolidated Restricted Group" excludes the Unrestricted Subsidiaries and is provided for Hollywood Park and its "Restricted Subsidiaries" under the Indenture, on a consolidated basis. Hollywood Park's Restricted Subsidiaries are all of its subsidiaries except for the Unrestricted Subsidiaries.

   Both the acquisitions of Boomtown and Casino Magic were accounted for under the purchase method of accounting for a business combination. The following unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying notes.

   This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if Boomtown and Casino Magic had been acquired as of January 1, 1997, or if the issuance of the Notes or the 9 1/2% Notes had been completed in an earlier period, nor is it necessarily indicative of future operating results or financial position.

   The pro forma financial statements are based on, and should be read in conjunction with, Hollywood Park's and Casino Magic's historical consolidated financial statements and the related notes.

   The following is the calculation of the pro forma purchase price and pro forma preliminary purchase price allocation for the Casino Magic acquisition. The preliminary purchase price allocation is based on currently available information as of September 30, 1998 and is subject to change.

                           (in thousands)
Pro forma purchase price:
  Cost to purchase Casino
   Magic common stock at
   $2.27 per share........    $ 80,904
  Transaction costs.......       2,810
  Assumption of Casino
   Magic debt.............     260,907
                              --------
                              $344,621
                              ========
Pro forma preliminary
 purchase price
 allocation:
  Property, plant and
   equipment..............    $282,939
  Other, net..............       9,351
  Goodwill................      52,331
                              --------
                              $344,621
                              ========

                             HOLLYWOOD PARK, INC.

      UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                     For the year ended December 31, 1997

                                                      Pro Forma                 Pro Forma
                                         Boomtown,    Hollywood                Adjustments
                              Pro Forma    Inc.         Park,              ----------------------                  Elimination
                   Hollywood  Adjusted  Acquisition   Inc. and    Casino     Casino      Issuance      Pro Forma        of
                     Park,    Boomtown,  Pro Forma    Boomtown,   Magic    Magic Corp.    of the        Combined   Unrestricted
                     Inc.       Inc.    Adjustments     Inc.      Corp.    Acquisition    Notes       Consolidated    Group
                   ---------  --------- -----------   ---------  --------  -----------   --------     ------------ ------------
                                                       (in thousands, except per share data)
Revenues:
 Gaming..........  $137,659    $83,349    $     0     $221,008   $246,320    $     0     $      0       $467,328     $105,781
 Racing..........    68,844          0          0       68,844          0          0            0         68,844            0
 Food and
 beverage........    19,894      4,921          0       24,815      9,414          0            0         34,229        4,064
 Hotel and
 recreational
 vehicle park....       937        795          0        1,732      1,724          0            0          3,456            0
 Truck stop and
 service
 station.........     8,633      6,570          0       15,203          0          0            0         15,203            0
 Other income....    12,161      5,321          0       17,482      4,289          0            0         21,771        1,406
                   --------    -------    -------     --------   --------    -------     --------       --------     --------
                    248,128    100,956          0      349,084    261,747          0            0        610,831      111,251
                   --------    -------    -------     --------   --------    -------     --------       --------     --------
Expenses:
 Gaming..........    74,733     42,886          0      117,619    155,885          0            0        273,504       66,630
 Racing..........    30,304          0          0       30,304          0          0            0         30,304            0
 Food and
 beverage........    25,745      6,583          0       32,328     10,757          0            0         43,085        4,633
 Hotel and
 recreational
 vehicle park....       356        334          0          690        834          0            0          1,524            0
 Truck stop and
 service
 station.........     7,969      6,046          0       14,015          0          0            0         14,015            0
 Administration..    61,514     23,596          0       85,110     45,099     (1,183)(g)        0        128,896       21,630
                        --         --           0          --         --        (130)(h)      --             --           --
 Other...........     5,048      1,816          0        6,864      4,098          0            0         10,962            0
 REIT
 restructuring...     2,483          0          0        2,483          0          0            0          2,483            0
 Hollywood
 Park/Boomtown
 merger costs....         0      1,487          0        1,487          0          0            0          1,487            0
 Depreciation and
 amortization....    18,157      8,522        264 (a)   26,943     20,751      1,308 (i)        0         49,002        7,172
                   --------    -------    -------     --------   --------    -------     --------       --------     --------
                    226,309     91,270        264      317,843    237,424         (5)           0        555,262      100,065
                   --------    -------    -------     --------   --------    -------     --------       --------     --------
Operating income
(loss)...........    21,819      9,686       (264)      31,241     24,323          5            0         55,569       11,186
 Loss (gain) on
 sale of assets..         0        357          0          357     (2,632)     1,440 (j)        0           (835)      (1,440)
 Write off of
 available for
 sale
 securities......         0          0          0            0      1,350          0            0          1,350            0
 Interest
 expense.........     7,302      6,850       (108)(b)   14,406     31,385     (1,871)(k)  (16,764)(m)     61,154       16,927
                        --         --      (5,922)(c)      --         --        (319)(l)   32,375 (n)        --           --
                        --         --       5,938 (d)      --         --         --         1,264 (o)        --           --
                        --         --         346 (e)      --         --         --           678 (p)        --           --
                   --------    -------    -------     --------   --------    -------     --------       --------     --------
Income (loss)
before minority
interests and
taxes............    14,517      2,479       (518)      16,478     (5,780)       755      (17,533)        (6,100)      (4,301)
 Minority
 interests.......        (3)         0          0           (3)     1,404          0            0          1,401        1,404
 Income tax
 expense
 (benefit).......     5,850      1,464       (102)(f)    7,212     (1,935)       825 (f)   (7,021)          (919)       1,552
                   --------    -------    -------     --------   --------    -------     --------       --------     --------
Income (loss)
before
extraordinary
item.............  $  8,670    $ 1,015    $  (416)    $  9,269   $ (5,249)   $   (70)    $(10,532)      $ (6,582)    $ (7,257)
                   ========    =======    =======     ========   ========    =======     ========       ========     ========
Dividend
requirements on
convertible
preferred stock..                                                                                       $  1,520
Loss before
extraordinary
item allocated to
common
shareholders.....                                                                                       $ (8,102)
Per common share:
 Loss before
 extraordinary
 item--basic.....                                                                                       $  (0.37)
 Loss before
 extraordinary
 item--diluted...                                                                                       $  (0.37)
 Number of
 shares--basic...                                                                                         22,010
 Number of
 shares--
 diluted.........                                                                                         22,340
                    Pro Forma
                     Combined
                   Consolidated
                    Restricted
                      Group
                   ------------
Revenues:
 Gaming..........    $361,547
 Racing..........      68,844
 Food and
 beverage........      30,165
 Hotel and
 recreational
 vehicle park....       3,456
 Truck stop and
 service
 station.........      15,203
 Other income....      20,365
                   ------------
                      499,580
                   ------------
Expenses:
 Gaming..........     206,874
 Racing..........      30,304
 Food and
 beverage........      38,452
 Hotel and
 recreational
 vehicle park....       1,524
 Truck stop and
 service
 station.........      14,015
 Administration..     107,266
                          --
 Other...........      10,962
 REIT
 restructuring...       2,483
 Hollywood
 Park/Boomtown
 merger costs....       1,487
 Depreciation and
 amortization....      41,830
                   ------------
                      455,197
                   ------------
Operating income
(loss)...........      44,383
 Loss (gain) on
 sale of assets..         605
 Write off of
 available for
 sale
 securities......       1,350
 Interest
 expense.........      44,227
                          --
                          --
                          --
                   ------------
Income (loss)
before minority
interests and
taxes............      (1,799)
 Minority
 interests.......          (3)
 Income tax
 expense
 (benefit).......      (2,471)
                   ------------
Income (loss)
before
extraordinary
item.............    $    675
                   ============
Dividend
requirements on
convertible
preferred stock..
Loss before
extraordinary
item allocated to
common
shareholders.....
Per common share:
 Loss before
 extraordinary
 item--basic.....
 Loss before
 extraordinary
 item--diluted...
 Number of
 shares--basic...
 Number of
 shares--
 diluted.........

                              HOLLYWOOD PARK, INC.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                  For the nine months ended September 30, 1998

                                                 Pro Forma
                                                Adjustments                                         Pro Forma
                                            ----------------------                                   Combined
                         Hollywood  Casino    Casino      Issuance      Pro Forma   Elimination of Consolidated
                           Park,    Magic   Magic Corp.    of the        Combined    Unrestricted   Restricted
                           Inc.     Corp.   Acquisition    Notes       Consolidated     Group         Group
                         --------- -------- -----------   --------     ------------ -------------- ------------
                                              (in thousands, except per share data)
Revenues:
  Gaming................ $173,552  $210,889   $     0     $      0       $384,441      $96,096       $288,345
  Racing................   48,085         0         0            0         48,085            0         48,085
  Food and beverage.....   21,245     7,739         0            0         28,984        2,805         26,179
  Hotel and recreational
   vehicle park.........    1,362     3,196         0            0          4,558            0          4,558
  Truck stop and service
   station..............   11,071         0         0            0         11,071            0         11,071
  Other income..........   13,434     4,602         0            0         18,036        1,214         16,822
                         --------  --------   -------     --------       --------      -------       --------
                          268,749   226,426         0            0        495,175      100,115        395,060
                         --------  --------   -------     --------       --------      -------       --------
Expenses:
  Gaming................   93,920   124,133         0            0        218,053       54,635        163,418
  Racing................   21,244         0         0            0         21,244            0         21,244
  Food and beverage.....   27,601     8,587         0            0         36,188        3,303         32,885
  Hotel and recreational
   vehicle park.........      499     1,367         0            0          1,866            0          1,866
  Truck stop and service
   station..............   10,164         0         0            0         10,164            0         10,164
  Administration........   62,678    40,291      (874)(g)        0        101,952       16,264         85,688
                              --        --       (143)(h)      --             --           --             --
  Other.................    5,586     2,099         0            0          7,685            0          7,685
  Hollywood Park/Casino
   Magic merger.........        0     4,838         0            0          4,838        1,754          3,084
  Depreciation and
   amortization.........   19,874    16,355       981 (i)        0         37,210        5,895         31,315
                         --------  --------   -------     --------       --------      -------       --------
                          241,566   197,670       (36)           0        439,200       81,851        357,349
                         --------  --------   -------     --------       --------      -------       --------
Operating income........   27,183    28,756        36            0         55,975       18,264         37,711
  Loss on write off of
   assets...............    1,586        29         0            0          1,615            0          1,615
  Interest expense......   11,827    24,340    (1,403)(k)  (11,748)(m)     46,749       12,631         34,118
                              --        --       (239)(l)   24,281 (n)        --           --             --
                              --        --        --           948 (o)        --           --             --
                              --        --        --           509 (p)        --           --             --
                              --        --        --        (1,766)(q)        --           --             --
                         --------  --------   -------     --------       --------      -------       --------
Income (loss) before
 minority
 interests and taxes....   13,770     4,387     1,678      (12,224)         7,611        5,633          1,978
Minority interests......        0     1,082         0            0          1,082        1,082              0
Income tax expense
 (benefit)..............    4,903     1,453     1,064 (f)   (4,890)         2,530        1,549            981
                         --------  --------   -------     --------       --------      -------       --------
Income (loss) before
 extraordinary items.... $  8,867  $  1,852   $   614     $ (7,334)      $  3,999      $ 3,002       $    997
                         ========  ========   =======     ========       ========      =======       ========
Per common share:
  Income before
   extraordinary item--
   basic................                                                 $   0.15
  Income before
   extraordinary item--
   diluted..............                                                 $   0.15
  Number of shares--
   basic................                                                   26,115
  Number of shares--
   diluted..............                                                   26,277

                              HOLLYWOOD PARK, INC.

               NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

   Assumptions The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, were prepared as if the following had taken place on January 1, 1997: (1) the acquisition of Boomtown, including Boomtown's sale of its Las Vegas property, the early retirement of the Boomtown first mortgage notes; (2) the issuance of the 9 1/2% Notes; (3) the acquisition of Casino Magic, including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes; (4) the issuance of the Notes; and (5) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   Pro Forma Adjustments The following adjustments have been made to the unaudited pro forma combined consolidated statements of operations:

(a) To record six months of amortization of the approximately $20.5 million of Boomtown excess purchase price over net assets acquired. This goodwill is being amortized over 40 years.

(b) To eliminate the amortization of the discount associated with the Boomtown first mortgage notes that were redeemed just subsequent to the close of the June 30, 1997 acquisition.

(c) To eliminate the interest expense associated with the Boomtown first mortgage notes that were redeemed just subsequent to the June 30, 1997 acquisition.

(d) To record the interest expense associated with the 9 1/2% Notes.

(e) To amortize the approximately $4.0 million of up-front loan fees associated with the bank credit facility Hollywood Park executed in conjunction with the acquisition of Boomtown.

(f) To record the tax expense or benefit associated with the net of the pro forma adjustments, after adding back the amortization of goodwill (when appropriate), which is not deductible for income tax purposes.

(g) To eliminate the compensation expense associated with three Casino Magic corporate level executives who resigned and will not be replaced.

(h) To eliminate Casino Magic's directors fees and expenses. Casino Magic's board was dissolved at the close of the acquisition.

(i) To amortize the approximately $52.3 million of Casino Magic excess purchase price over net assets acquired. This goodwill will be amortized over 40 years.

(j) To eliminate the gain Casino Magic recorded upon selling a riverboat to Hollywood Park.

(k) To record the amortization of the premium associated with the purchase accounting write-up of the Casino Magic of Louisiana, Corp. $115 million principal amount of 13% First Mortgage Notes to their fair market value at the date of the Casino Magic acquisition. This premium will be amortized over the remaining 59 months that these 13% First Mortgage Notes are scheduled to be outstanding.

(l) To eliminate the interest expense associated with approximately $2.1 million principal amount of the Casino Magic of Louisiana, Corp. 13% First Mortgage Notes tendered upon the required change in control offer, leaving the Casino Magic of Louisiana, Corp. 13% First Mortgage Notes at a principal balance of $112.9 million.

(m) To eliminate the interest expense associated with the $135 million principal amount of Casino Magic 11 1/2% First Mortgage Notes that were called on October 15, 1998.

(n) To record the interest expense associated with the Notes.

(o) To amortize the assumed debt issuance costs associated with the Notes.

(p) To amortize the assumed costs associated with modifying the indenture governing the 9 1/2% Notes pursuant to the consent solicitation.

(q) To eliminate the interest expense associated with $40 million of borrowings under the Bank Credit Facility repaid from the proceeds of the offering of the Old Notes.

                              HOLLYWOOD PARK, INC.

               NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                     STATEMENTS OF OPERATIONS--(Continued)

   Reclassifications Certain reclassifications have been made to the Casino Magic historical consolidated statements of operations to conform to the pro forma combined consolidated statements of operations presentation.

   Extraordinary Item The pro forma statement of operations for the year ended December 31, 1997, excludes the extraordinary loss of $14.2 million (or approximately $8.4 million, net of tax effect) related to the early retirement of the Boomtown first mortgage notes. The approximate cost for the tender and consent and the write off of debt issuance costs was $9.0 million and $5.2 million, respectively.

                              HOLLYWOOD PARK, INC.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                            As of September 30, 1998

                                                  Pro Forma Adjustments                                    Pro Forma
                                                 --------------------------                                 Combined
                          Hollywood                Casino                      Pro Forma   Elimination of Consolidated
                            Park,      Casino    Magic Corp.    Issuance of     Combined    Unrestricted   Restricted
                            Inc.     Magic Corp. Acquisition     the Notes    Consolidated     Group         Group
                          ---------  ----------- -----------    -----------   ------------ -------------- ------------
         ASSETS
         ------
Current Assets:
 Cash and cash
  equivalents...........  $ 20,126    $ 26,809    $(12,480)(a)    $70,382(k)    $104,837      $  7,481      $ 97,356
 Restricted cash........       798          85           0              0            883             0           883
 Short term
  investments...........     3,459           0           0              0          3,459         1,599         1,860
 Other receivables,
  net...................     7,061       2,792         609 (b)          0         10,462           640         9,822
 Prepaid expenses and
  other assets..........    15,884       4,627           0              0         20,511           838        19,673
 Deferred tax assets....    10,250           0       6,974 (c)          0         17,224             0        17,224
 Current portion of
  notes receivable......     2,340           0           0              0          2,340             0         2,340
                          --------    --------    --------        -------       --------      --------      --------
 Total current assets...    59,918      34,313      (4,897)        70,382        159,716        10,558       149,158
 Notes receivable.......    18,250           0           0              0         18,250             0        18,250
 Property, plant and
  equipment, net........   301,125     290,070      (7,131)(d)          0        584,064        90,363       493,701
 Land held for sale or
  development...........         0       6,146           0              0          6,146             0         6,146
 Foreign casino
  concession agreement,
  net...................         0       7,828           0              0          7,828         7,828             0
 Debt related costs,
  net...................     4,840       9,306      (1,617)(e)     16,894(l)      29,423         4,106        25,317
 Gaming license costs,
  net...................         0      36,847           0              0         36,847        36,847             0
 Goodwill, net..........    50,341           0      52,331 (f)          0        102,672             0       102,672
 Other assets...........    18,445       3,027           0              0         21,472         1,054        20,418
                          --------    --------    --------        -------       --------      --------      --------
                          $452,919    $387,537    $ 38,686        $87,276       $966,418      $150,756      $815,662
                          ========    ========    ========        =======       ========      ========      ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  ---------------------
Current Liabilities:
 Accounts payable.......  $  8,848    $ 13,201    $      0        $     0       $ 22,049      $  6,469      $ 15,580
 Accrued compensation...     7,620       9,605           0              0         17,225         3,420        13,805
 Accrued liabilities....    26,986      14,048      10,251 (g)          0         51,285         5,101        46,184
 Accrued interest.......     2,642       9,468      (5,643)(h)       (109)(m)      6,358         3,540         2,818
 Gaming liabilities.....     3,698       1,786           0              0          5,484           737         4,747
 Racing liabilities.....       263           0           0              0            263             0           263
 Current portion of
  notes payable.........     2,058       8,021           0              0         10,079         3,607         6,472
                          --------    --------    --------        -------       --------      --------      --------
 Total current
  liabilities...........    52,115      56,129       4,608           (109)       112,743        22,874        89,869
 Notes payable..........   168,574     260,907      96,283 (i)     87,385 (n)    613,149       113,533       499,616
 Deferred tax
  liabilities...........     6,606       1,065           0              0          7,671         4,050         3,621
 Other liabilities......         0       3,649           0              0          3,649             0         3,649
                          --------    --------    --------        -------       --------      --------      --------
 Total liabilities......   227,295     321,750     100,891         82,276        737,212       140,457       596,755
 Minority interests.....         0       3,582           0              0          3,582         3,582             0
Stockholders' Equity:
 Capital stock--
 Preferred..............         0           0           0              0              0             0             0
 Common.................     2,580         357        (357)(j)          0          2,580             1         2,579
 Capital in excess of
  par value.............   218,023      67,123     (67,123)(j)          0        218,023             0       218,023
 Retained earnings
  (accumulated
  deficit)..............     5,338      (5,275)      5,275 (j)          0          5,338         6,716        (1,378)
 Accumulated other
  comprehensive income
  (loss)................      (317)          0           0              0           (317)            0          (317)
                          --------    --------    --------        -------       --------      --------      --------
 Total stockholders'
  equity................   225,624      62,205     (62,205)             0        225,624         6,717       218,907
                          --------    --------    --------        -------       --------      --------      --------
                          $452,919    $387,537    $ 38,686        $87,276       $966,418      $150,756      $815,662
                          ========    ========    ========        =======       ========      ========      ========

                              HOLLYWOOD PARK, INC.

               NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                 BALANCE SHEET

   Assumptions The acquisition of Casino Magic was accounted for under the purchase method of accounting for a business combination. The unaudited combined consolidated balance sheet is presented as if the following had taken place as of September 30, 1998: (1) the acquisition of Casino Magic, including the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes; (2) the issuance of the Notes; and (3) the consent fee paid to holders of the 9 1/2% Notes in the consent solicitation.

   Pro Forma Adjustments The following pro forma adjustments have been made to the unaudited pro forma combined consolidated balance sheet:

(a) To record the net reduction in cash associated with the acquisition of Casino Magic, the redemption of $135 million principal amount of the Casino Magic 11 1/2% First Mortgage Notes, and the redemption of $2.1 million principal amount of Casino Magic of Louisiana, Corp. 13% First Mortgage Notes.

(b) To record the estimated interest receivable earned on the funds deposited to retire $135 million principal amount of the Casino Magic 11 1/2% First Mortgage Notes.

(c) To record the estimated 40% deferred tax asset associated with Casino Magic's purchase accounting adjustments of approximately $17.4 million.

(d) To record Casino Magic's purchase accounting adjustment to write down certain property and equipment to its fair market value.

(e) To eliminate the prepaid debt issuance costs associated with redemption of $135 million principal amount of the Casino Magic 11 1/2% First Mortgage Notes and $2.1 million principal amount of the Casino Magic of Louisiana, Corp. 13% First Mortgage Notes, and to record debt issuance costs on the Hollywood Park's bank borrowings incurred to acquire Casino Magic.

(f) To record the goodwill associated with the acquisition of Casino Magic.

(g) To record Casino Magic purchase accounting adjustments of $2.3 million, and to accrue for Casino Magic's transaction and other costs of $8.0 million.

(h) To record interest payable associated with the redemption of $135 million principal amount of Casino Magic's 11 1/2% First Mortgage Notes on October 15, 1998.

(i) To record the net increase in Hollywood Park's bank debt of $81.1 million incurred to acquire Casino Magic, $141.5 to redeem $135 million principal amount of the Casino Magic 11 1/2% First Mortgage Notes, and $2.1 million principal amount of the Casino Magic of Louisiana, Corp. 13% First Mortgage Notes tendered in the change of control offer. To record the purchase accounting adjustment of $9.2 million, to record the Casino Magic of Louisiana, Corp. 13% First Mortgage Notes at their fair market value, and to record the write off of the balance of the original issued discount of $1.6 million, associated with the $135 million principal amount of the Casino Magic 11 1/2% First Mortgage Notes.

(j) To eliminate Casino Magic's equity accounts.

(k) To record the net cash proceeds of the offering of the Notes.

(l) To record the assumed debt issuance costs associated with the offering of the Notes, and the costs associated with modifying the indenture governing the 9 1/2% Notes pursuant to the consent solicitation.

(m) To eliminate the accrued interest payable on the Hollywood Park bank debt repaid with the proceeds from the Old Notes offering.

(n) To record the net increase in debt in connection with the offering of the Old Notes.

   Reclassifications Certain reclassifications have been made to both the Hollywood Park and the Casino Magic historical consolidated balance sheets to conform to the pro forma combined consolidated balance sheet presentation.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

   The following selected historical financial information of Hollywood Park and Casino Magic has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto included herein. The Hollywood Park and Casino Magic historical financial statement data as of and for the nine months ended September 30, 1998 and 1997 has been prepared on the same basis as the historical information derived from the audited financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods and financial positions as of such dates.

   The selected unaudited pro forma financial data is derived from the Unaudited Pro Forma Combined Consolidated Financial Statements, appearing elsewhere in this prospectus, which give effect to the acquisition of Casino Magic as a purchase, shown also as adjusted to reflect the issuance of the Notes and the application of the proceeds therefrom, and should be read in conjunction with such pro forma statements and the notes thereto.

   Certain amounts from the Hollywood Park and Casino Magic Historical Selected Financial Data have been reclassified to conform with the selected presentation hereto.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Casino Magic been consummated in an earlier period, nor is it necessarily indicative of future operating results or financial position.

                              HOLLYWOOD PARK, INC.

                       SELECTED HISTORICAL FINANCIAL DATA

                                                                            Nine months ended
                                    Years ended December 31,                  September 30,
                          ------------------------------------------------  ------------------
                            1993      1994      1995      1996     1997(a)    1997      1998
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (unaudited)
                            (in thousands, except per share data and
                                             ratios)
Statement of operations
 data:
 Revenues:
 Gaming.................  $      0  $ 11,745  $ 26,656  $ 50,717  $137,659  $ 83,990  $173,552
 Racing.................    63,850    78,719    77,036    71,308    68,844    48,084    48,085
 Food and beverage......    10,908    20,540    19,783    13,947    19,894    13,016    21,245
 Other..................     4,227     6,320     7,097     7,253    21,731    13,259    25,867
                          --------  --------  --------  --------  --------  --------  --------
                            78,985   117,324   130,572   143,225   248,128   158,349   268,749
                          --------  --------  --------  --------  --------  --------  --------
 Expenses:
 Gaming.................         0         0     5,291    27,249    74,733    45,117    93,920
 Racing.................    20,860    23,393    30,960    30,167    30,304    21,615    21,244
 Food and beverage......     9,400    21,852    24,749    19,573    25,745    16,920    27,601
 Administrative and
  other.................    32,538    51,151    48,647    43,962    74,887    46,544    78,458
 Depreciation and
  amortization..........     6,402     9,563    11,384    10,695    18,157    11,939    19,874
 Non-recurring
  expenses..............       850     2,964     6,088    11,412     2,483       609       469
                          --------  --------  --------  --------  --------  --------  --------
                            70,050   108,923   127,119   143,058   226,309   142,744   241,566
                          --------  --------  --------  --------  --------  --------  --------
 Operating income.......     8,935     8,401     3,453       167    21,819    15,605    27,183
 Loss on write off of
  assets................         0         0         0         0         0         0     1,586
 Interest expense.......     1,517     3,061     3,922       942     7,302     3,782    11,827
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  income taxes and
  minority interests....     7,418     5,340      (469)     (775)   14,517    11,823    13,770
 Minority interests.....         0         0         0        15        (3)       80         0
 Income tax expense
  (benefit).............     1,025     1,568       693     3,459     5,850     4,624     4,903
                          --------  --------  --------  --------  --------  --------  --------
 Net income (loss)......  $  6,393  $  3,772  $ (1,162) $ (4,249) $  8,670  $  7,119  $  8,867
                          ========  ========  ========  ========  ========  ========  ========
 Dividend requirements
  on convertible
  preferred stock.......  $  1,718  $  1,925  $  1,925  $  1,925  $  1,520  $  1,520  $      0
 Net income (loss)
  attributable to
  (allocated to) common
  shareholders..........  $  4,675  $  1,847  $ (3,087) $ (6,174) $  7,150  $  5,599  $  8,867
                          ========  ========  ========  ========  ========  ========  ========
Per common share:
 Net income (loss)--
  basic.................  $   0.30  $   0.10  $  (0.17) $  (0.33) $   0.33  $   0.27  $   0.34
 Net income (loss)--
  diluted...............  $   0.30  $   0.10  $  (0.17) $  (0.33) $   0.32  $   0.27  $   0.34
 Number of common
  shares--basic.........    15,418    18,224    18,399    18,505    22,010    20,596    26,115
 Number of common
  shares--diluted.......    17,465    20,516    20,691    20,797    22,340    20,596    26,277
Other data:
 Cash flows provided by
  (used in):
 Operating activities...  $ 13,280  $ (7,287) $ 20,291  $ 13,677  $ 18,454  $  6,059  $ 14,790
 Investing activities...   (32,677)   (7,331)  (32,922)  (19,893)  (16,236)   (5,884)  (49,140)
 Financing activities...    74,391    (8,877)   (2,085)   (4,268)    9,609     9,910    30,727
 Capital expenditures...    12,902    27,584    25,150    23,786    32,505   (23,059)  (34,981)
 Ratio of earnings to
  fixed charges(b)......     5.89x     2.74x       --        --      2.74x     3.86x     2.00x
Balance sheet data:
 Total assets...........  $176,424  $246,573  $283,303  $205,886  $419,029  $413,379  $452,919
 Other liabilities......    21,876    36,518   101,928    47,444    65,573    61,741    58,721
 Long term obligations..       348    42,800    15,629       282   132,102   132,163   168,574
 Stockholders' equity...   154,200   167,255   165,746   158,160   221,354   219,475   225,624
Operating income
 (loss).................  $  8,935  $  8,401  $  3,453  $    167  $ 21,819  $ 15,605  $ 27,183
Add back depreciation
 and amortization.......     6,402     9,563    11,384    10,695    18,157    11,939    19,874
                          --------  --------  --------  --------  --------  --------  --------
 EBITDA.................    15,337    17,964    14,837    10,862    39,976    27,544    47,057
Add back:
 Casino pre-opening and
  training expenses.....       850     2,337         0         0         0         0         0
 Turf Paradise
  acquisition costs.....         0       627         0         0         0         0         0
 Lawsuit settlement.....         0         0     6,088         0         0         0         0
 Write off of investment
  in a business.........         0         0         0    11,412         0         0         0
 REIT restructuring.....         0         0         0         0     2,483       609       469
                          --------  --------  --------  --------  --------  --------  --------
 Adjusted EBITDA........  $ 16,187  $ 20,928  $ 20,925  $ 22,274  $ 42,459  $ 28,153  $ 47,526
                          ========  ========  ========  ========  ========  ========  ========

-------
   Management believes that the following calculation of EBITDA and Adjusted EBITDA are relevant to the note holders:

   EBITDA is not a measure of financial performance under GAAP, but is used by some investors to determine our ability to service or incur indebtedness. EBITDA and Adjusted EBITDA are not calculated by all entities in the same fashion and accordingly, may not be an appropriate measure of our performance. Neither EBITDA nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, net income (loss), cash flows from operations, or cash flow data prepared in accordance with GAAP.
(a) Inclusive of Boomtown's financial results as of the June 30, 1997, acquisition forward.
(b) In computing the ratio of earnings to fixed charges: (1) earnings were calculated from income from continuing operations, before income taxes and fixed charges, and excluding capitalized interest; and (2) fixed charges were computed from interest expense, amortization of debt issuance costs, capitalized interest, and the estimated interest included in rental expense. For the years ended December 31, 1995 and 1996, earnings were insufficient to cover fixed charges by $1.1 million and $2.2 million, respectively.

                               CASINO MAGIC CORP.

                       SELECTED HISTORICAL FINANCIAL DATA

                                                                            Nine months ended
                                    Years ended December 31,                  September 30,
                          ------------------------------------------------  ------------------
                            1993      1994      1995      1996      1997      1997      1998
                          --------  --------  --------  --------  --------  --------  --------
                                                                               (unaudited)
                            (in thousands, except per share data and
                                             ratios)
Statement of operations
 data:
 Revenues:
 Casino.................  $195,899  $178,337  $165,998  $167,153  $246,320  $186,411  $210,889
 Food, beverage and
  rooms.................     5,697     5,625     8,393     8,080    10,785     8,496    10,687
 Royalty and management
  fees..................         0         0     2,224     3,100         0         0         0
 Other..................       808     1,056     1,108     1,945     4,369     3,327     3,813
                          --------  --------  --------  --------  --------  --------  --------
                           202,404   185,018   177,723   180,278   261,474   198,234   225,389
                          --------  --------  --------  --------  --------  --------  --------
 Expenses:
 Casino.................    66,142    73,213    69,655    74,943   118,467    88,899   100,673
 Food and beverage and
  rooms.................     7,309     6,610     8,020     8,391    11,396     8,874    10,389
 Advertising and
  marketing.............    17,457    25,097    25,874    20,902    36,427    28,517    26,593
 Administrative and
  other.................    35,096    42,474    38,206    40,448    49,820    38,124    38,083
 Hollywood Park/Casino
  Magic merger costs....         0         0         0         0         0         0     4,838
 Development............     2,521    10,244     2,228     1,850       562       512       431
 Depreciation and
  amortization..........     6,357    10,669    15,769    18,346    20,247    15,259    16,058
 Non-recurring
  expenses..............     2,114     5,479    13,201     6,555         0         0         0
                          --------  --------  --------  --------  --------  --------  --------
                           136,996   173,786   172,953   171,435   236,919   180,185   197,065
                          --------  --------  --------  --------  --------  --------  --------
 Operating income.......    65,408    11,232     4,770     8,843    24,555    18,049    28,324
 Loss from
  unconsolidated
  subsidiary............         0       408       112    26,502       505       405       349
 Write off of
  capitalized costs.....        (3)      107     2,415       689    (1,555)   (2,823)      155
 Interest expense.......     5,680    13,935    15,766    17,917    31,385    23,704    23,433
                          --------  --------  --------  --------  --------  --------  --------
 Income (loss) before
  income taxes and
  minority interests....    59,731    (3,218)  (13,523)  (36,265)   (5,780)   (3,237)    4,387
 Minority interests.....         0         0         0         0     1,404       917     1,453
 Income tax expense
  (benefit).............    21,225      (188)   (3,231)   (4,676)   (1,935)   (1,935)    1,082
                          --------  --------  --------  --------  --------  --------  --------
 Net income (loss)......  $ 38,506  $ (3,030) $(10,292) $(31,589) $ (5,249) $ (2,219) $  1,852
Per common share:
 Net income (loss)--
  basic.................  $   1.32  $  (0.10) $  (0.31) $  (0.89) $  (0.15) $  (0.06) $   0.05
 Net income (loss)--
  diluted...............  $   1.32  $  (0.11) $  (0.31) $  (0.89) $  (0.15) $  (0.06) $   0.05
 Number of common
  shares--basic.........    29,079    28,934    33,261    35,448    35,663    35,643    35,722
 Number of common
  shares--diluted.......    29,088    27,314    33,261    35,448    35,663    35,643    35,722
Other data:
 Cash flows provided by
  (used in):
 Operating activities...  $ 54,077  $ 17,906  $ 15,348  $ 24,126  $ 23,781  $ 18,085  $ 23,192
 Investing activities...   (87,589)  (56,470)  (10,533)  (86,778)  (31,219)   (9,017)  (22,691)
 Financing activities...    67,643    16,445     5,454    66,442    (6,122)   (6,117)    3,807
 Capital expenditures...   (54,859)  (27,445)  (11,396)  (67,850)  (37,177)  (28,996)  (33,789)
 Ratio of earnings to
  fixed charges(a)......     8.23x     0.74x     0.20x       --x     0.74x     1.58x     1.02x
Balance sheet data:
 Total assets...........  $222,892  $252,623  $268,431  $369,800  $372,705  $368,118  $387,538
 Other liabilities......    24,050    37,404    36,412    47,914    59,780    52,995    64,426
 Long term obligations..   131,984   135,643   136,840   258,261   253,471   253,484   260,907
 Stockholders' equity...    66,858    79,576    95,179    63,625    59,454    61,639    62,205
Operating income
 (loss).................  $ 65,408  $ 11,232  $  4,770  $  8,843  $ 24,555  $ 18,049  $ 28,324
Add back depreciation
 and amortization.......     6,357    10,669    15,769    18,346    20,247    15,259    16,058
                          --------  --------  --------  --------  --------  --------  --------
 EBITDA.................    71,765    21,901    20,539    27,189    44,802    33,308    44,382
Add back:
 Pre-opening costs......     2,114         0     1,819     6,555         0         0         0
 Abandoned project
  costs.................         0     5,479    11,382         0         0         0         0
 Hollywood Park/Casino
  Magic merger..........         0         0         0         0         0         0     4,838
                          --------  --------  --------  --------  --------  --------  --------
 Adjusted EBITDA........  $ 73,879  $ 27,380  $ 33,740  $ 33,744  $ 44,802  $ 33,308  $ 49,220
                          ========  ========  ========  ========  ========  ========  ========

--------
   Management believes that the following calculation of EBITDA and Adjusted EBITDA are relevant to note holders:


   EBITDA is not a measure of financial performance under GAAP, but is used by some investors to determine a company's ability to service or incur indebtedness. EBITDA and Adjusted EBITDA are not calculated by all entities in the same fashion and accordingly, may not be an appropriate measure of performance. Neither EBITDA nor Adjusted EBITDA should be considered in isolation from, or as a substitute for, net income (loss), cash flows from operations, or cash flow data prepared in accordance with GAAP.

(a) In computing the ratio of earnings to fixed charges: (1) earnings were calculated from income from continuing operations, before income taxes and fixed charges, and excluding capitalized interest; and (2) fixed charges were computed from interest expense, amortization of debt issuance costs, capitalized interest, and the estimated interest included in rental expense. Casino Magic's ratio of earnings to fixed charges were insufficient to cover fixed charges by $4.5 million in 1994, $14.4 million in 1995, $42.0 million in 1996, $9.1 million in 1997, and $5.3 million for the nine months ended September 30, 1997.

                              HOLLYWOOD PARK, INC.

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

                           Total Company Pro Forma   Restricted Group Pro Forma
                          -------------------------- --------------------------
                                        Nine months               Nine months
                           Year ended      ended      Year ended      ended
                          December 31, September 30, December 31, September 30,
                              1997         1998          1997         1998
                          ------------ ------------- ------------ -------------
                            (in thousands, except per share data and ratios)
Statement of operations
 data:
 Revenues:
 Gaming.................    $467,328     $384,441      $361,547     $288,345
 Racing.................      68,844       48,085        68,844       48,085
 Food and beverage......      34,229       28,984        30,165       26,179
 Other..................      40,430       33,665        39,024       32,451
                            --------     --------      --------     --------
                             610,831      495,175       499,580      395,060
                            --------     --------      --------     --------
 Expenses:
 Gaming.................     273,504      218,053       206,874      163,418
 Racing.................      30,304       21,244        30,304       21,244
 Food and beverage......      43,085       36,188        38,452       32,885
 Administrative and
  other.................     155,397      121,667       133,767      105,403
 Depreciation and
  amortization..........      49,002       37,210        41,830       31,315
 Non-recurring
  expenses..............       3,970        4,838         3,970        3,084
                            --------     --------      --------     --------
                             555,262      439,200       455,197      357,349
                            --------     --------      --------     --------
 Operating income.......      55,569       55,975        44,383       37,711
 (Gain)loss on write off
  of assets.............        (835)       1,615           605        1,615
 Write off of available
  for sale securities...       1,350            0         1,350            0
 Interest expense.......      61,154       46,749        44,227       34,118
                            --------     --------      --------     --------
Income (loss) before
 income taxes and
 minority interests.....      (6,100)       7,611        (1,799)       1,978
Minority interests......       1,401        1,082            (3)           0
Income tax expense
 (benefit)..............        (919)       2,530        (2,471)         981
                            --------     --------      --------     --------
Net income (loss).......    $ (6,582)    $  3,999      $    675     $    997
                            ========     ========      ========     ========
Dividend requirements on
 convertible preferred
 stock..................    $  1,520     $      0      $  1,520     $      0
Net income (loss)
 attributable to
 (allocated to) common
 shareholders...........    $ (8,102)    $  3,999      $   (845)    $    997
                            ========     ========      ========     ========
Other data:
 Ratio of Adjusted
  EBITDA to interest
  expense...............       1.77x        2.10x         2.04x        2.11x
 Ratio of earnings to
  fixed charges (a).....       0.85x        1.06x         0.91x        0.97x
Balance sheet data:
 Total assets...........         --      $966,418           --      $815,662
 Other liabilities......         --       127,645           --        97,139
 Long term obligations..         --       613,149           --       499,616
 Stockholders' equity...         --       225,624           --       218,907
Operating income
 (loss).................    $ 55,569     $ 55,975      $ 44,383     $ 37,711
Add back depreciation
 and amortization.......      49,002       37,210        41,830       31,315
                            --------     --------      --------     --------
 EBITDA.................     104,571       93,185        86,213       69,026
Add back:
 REIT restructuring.....       2,483            0         2,483            0
 Hollywood Park/Boomtown
  merger costs..........       1,487            0         1,487            0
 Hollywood Park/Casino
  Magic merger costs....           0        4,838             0        3,084
                            --------     --------      --------     --------
 Adjusted EBITDA........    $108,541     $ 98,023      $ 90,183     $ 72,110
                            ========     ========      ========     ========

--------
   Management believes that the following calculation of EBITDA and Adjusted EBITDA are relevant to the noteholders:


(a) Hollywood Park's total company pro forma earnings for the year ended December 31, 1997, were not sufficient to cover its pro forma fixed charge requirement by $9.9 million. Hollywood Park's restricted group pro forma earnings for the year ended December 31, 1997, and for the nine months ended September 30, 1998, were not sufficient to cover its pro forma fixed charge requirements by $4.1 million and $1.1 million, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion together with the financial statements, including the related notes, and the other financial information appearing elsewhere in this prospectus, as well as the risks described in the "Risk Factors" section. This discussion reflects the historical operations of Hollywood Park and Casino Magic which, prior to the Casino Magic acquisition, had operated separately. Results of operations of the acquired businesses, Casino Magic and Boomtown, are included in the consolidated financial statements for periods after the relevant acquisition date. As such, our results of operations for the year ended December 31, 1997 are not comparable to our results of operations for the year ended December 31, 1996, and our results for the nine months ended September 30, 1998 are not comparable to the nine months ended September 30, 1997.

History of Hollywood Park

   Our predecessor, the Hollywood Park Turf Club, was organized in 1938 and incorporated in Delaware in 1981. Historically, our operations focused on thoroughbred racing facilities, principally at the Hollywood Park Race Track, located in the Los Angeles metropolitan area. The Hollywood Park Race Track remains one of the premier thoroughbred racing facilities in the United States.

   Since 1991, we have expanded our gaming operations beyond the single thoroughbred racing operation to become a diversified gaming company with operations in many jurisdictions. We significantly expanded our casino operations with the June 30, 1997 acquisition of Boomtown and its three casinos, and the October 15, 1998 acquisition of Casino Magic and its five casinos. The following is an overview of our gaming properties:

                                               Gaming                          Excess
                                 Type of       Square    Slot   Table Hotel Developable
Location/Property            Gaming Facility   Footage Machines Games Rooms Land (acres)
-----------------           ------------------ ------- -------- ----- ----- ------------
Bossier City, Louisiana
 Casino Magic Bossier(1)..  Dockside Riverboat  30,000    980     44    188     --
Harvey, Louisiana
 Boomtown New Orleans.....  Cruising Riverboat  30,000  1,089     49    --      --
Bay St. Louis, Mississippi
 Casino Magic Bay
 St. Louis................  Dockside            39,500  1,132     42    201      50
Biloxi, Mississippi
 Boomtown Biloxi..........  Dockside            33,632  1,308     35    --      --
 Casino Magic Biloxi......  Dockside            47,700  1,174     41    378     --
Verdi, Nevada
 Boomtown Reno............  Land-based          40,000  1,320     44    322     250
Los Angeles, California
 Hollywood Park Race
  Track...................  Horse Racing           --     --     --     --      160
 Hollywood Park-Casino....  Card Club           30,000    --     145    --      --
 Crystal Park(2)..........  Card Club           30,000    --      60    226     --
Phoenix, Arizona
 Turf Paradise............  Horse Racing           --     --     --     --      100
Neuquen Province,
 Argentina(3) Casino Magic
 Neuquen..................  Land-based          27,000    398     40    --      --
 Casino Magic San Martin
  de los Andes............  Land-based           2,500     75     16    --      --
                                               -------  -----    ---  -----     ---
  SUBTOTAL................                     310,332  7,476    516  1,315     560
Development Project
-------------------
Switzerland County,
 Indiana
 Indiana Hotel/Casino
 Resort(4)................  Cruising Riverboat  38,000  1,300     55    309     --
                                               -------  -----    ---  -----     ---
  TOTAL...................                     348,332  8,776    571  1,624     560
                                               =======  =====    ===  =====     ===

--------
(1) Casino Magic Bossier is owned by our wholly-owned subsidiary, Casino Magic of Louisiana, Corp., which is an unrestricted subsidiary under the Indenture governing the Notes and does not guarantee the Notes.

(2) We own Crystal Park and lease it to an unaffiliated operator.

(3) We own 51% of Casino Magic's Neuquen Province casinos.

(4) We own 97% of the Indiana Hotel/Casino Resort, which we expect to complete within 18 to 24 months.

Results of Operations

  The following discussion relates to historical results of operations for Hollywood Park (excluding Casino Magic) and for Casino Magic separately.

 Hollywood Park

  For periods before June 30, 1997, Hollywood Park's financial results consisted primarily of gaming revenues from the Hollywood Park Race Track, Turf Paradise, Hollywood Park-Casino, and lease payments from the operator of Crystal Park. For periods after June 30, 1997, when Hollywood Park acquired Boomtown, Hollywood Park's financial results also included those of Boomtown. Hollywood Park's acquisition of Boomtown was accounted for under the purchase method of accounting for a business combination.

 Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1997

   Results of operations for the nine months ended September 30, 1998 included the results of operations of Boomtown, which was acquired by Hollywood Park on June 30, 1997, and accounted for under the purchase method of accounting for a business combination. As required under the rules of purchase accounting, Boomtown's results of operations, prior to the acquisition, were not combined with those of Hollywood Park, and therefore, the results of operations for the nine months ended September 30, 1997 did not include Boomtown's results of operations for the first two quarters of 1997, accounting for significant differences when comparing the results of operations for the nine months ended September 30, 1998 to the nine months ended September 30, 1997.

   Total revenues increased by approximately $110,400,000, or 69.7%, for the nine months ended September 30, 1998, as compared to the nine months ended September 30, 1997. Included in the revenues for the 1998 period was approximately $110,454,000 of revenues attributable to Boomtown through June 1998, for which there are no corresponding revenues in the 1997 period. Gaming revenues increased by approximately $89,562,000, or 106.6% for the nine-month period, with approximately $90,989,000 attributable to the inclusion of Boomtown results through June 1998 with no corresponding Boomtown revenues in the first six months of the 1997 period, netted against gaming revenue declines of approximately $3,364,000 at the Hollywood Park-Casino primarily a result of the ban on indoor smoking and recent economic problems in various Asian countries (a significant portion of Hollywood Park-Casino's patrons are Asian). Gaming revenues also declined by approximately $1,152,000 at the Crystal Park Casino, which in 1998 was leased to a new operator with lower rent to allow time to grow the business. The prior operator defaulted on the lease. As of July 1, 1998, rent payable to the Company on the Crystal Park facility was scheduled to increase to $350,000 per month, but the Company has agreed to accept rent of $150,000 per month through January 1999. In present market conditions, it is expected that the rent will remain between $100,000 and $150,000 rather than increase as scheduled in the lease.

   Food and beverage revenues increased by approximately $8,229,000, or 63.2% for the nine-month period, due primarily to the inclusion of Boomtown revenues of $7,031,000 through June 1998 with no corresponding Boomtown revenues in the first six months of 1997, with the balance of the increase attributable to increased sales at the three Boomtown properties due to the opening of new food service outlets. Hotel and recreational vehicle park revenues (all of which were attributable to Boomtown Reno) increased by $781,000, or 134.4%, due to there being just three months of revenues in the 1997 amounts compared to nine months of revenues in the 1998 results. Truck stop and service station revenues (all of which were attributable to Boomtown Reno) increased by $6,174,000 for the nine-month period, or 126.1%, due primarily to the inclusion of $6,546,000 of revenues through June 1998 with no corresponding revenues in the first six months of 1997, netted against a revenue decrease due to price competition in the Reno market. Other income increased by $5,653,000, or 72.7%, for the nine-month period, due to the inclusion of $5,163,000 of Boomtown revenues through June 1998 with no corresponding revenues in the first six months of 1997, and increased revenues associated with Boomtown New Orleans' Great Escape arcade, which opened in July 1998.

   Total operating expenses increased by $98,822,000, or 69.2%, during the nine months ended September 30, 1998, as compared to the nine months ended September 30, 1997, due in part to the inclusion of approximately $96,966,000 of Boomtown operating expenses through June 1998 for which there are no corresponding amounts in the operating expenses for the first six months of 1997. Gaming expenses increased by $48,803,000, or 108.2%, for the nine-month period, primarily due to the inclusion of $49,855,000 of Boomtown expenses through June 1998 and no corresponding expenses in the 1997 period, netted against $1,461,000 of expense savings at the Hollywood Park-Casino, a corresponding result of the decrease in revenues.

   Food and beverage expenses increased by $10,681,000, or 63.1%, for the nine-month period, due in part to the inclusion of $8,593,000 of Boomtown expenses through June 1998 with no corresponding expenses in the 1997 period, and cost increases at the Boomtown properties in relation to increased food and beverage sales, due to the opening of new food service outlets. Hotel and recreational vehicle park expenses (all of which were attributable to Boomtown Reno) increased by $300,000, or 150.8%, for the nine-month period, due to the inclusion of $287,000 of expenses through June 1998 for which there are no corresponding expenses in 1997. Truck stop and service station expenses (all of which were attributable to Boomtown Reno) increased by $5,703,000, or 127.8%, for the nine-month period, due primarily to the inclusion of $5,987,000 of expenses through June 1998 with no corresponding expenses in the 1997 period, netted against fuel cost decreases during 1998.

   Administrative expenses increased by $23,587,000, or 61.1%, for the nine-month period, due primarily to the inclusion of $22,829,000 of Boomtown expenses through June 1998, with the balance of the increase primarily due to additional staffing at the Hollywood Park corporate level and other expansion related expense increases. Other expenses increased by $2,324,000, or 71.2%, for the nine-month period, and included Boomtown costs through June 1998 of $2,280,000 for which there are no corresponding costs in the 1997 results. Depreciation and amortization increased by $7,935,000, or 66.5%, for the nine-month period, with $7,165,000 of the increase attributable to the inclusion of Boomtown expenses through June 1998 with no corresponding expenses in the 1997 period, with the balance of the increase due to Boomtown New Orleans' February 1998 placement of the new riverboat into service and the July 1998 opening of the land-based Great Escape arcade and restaurant. Loss on write off of assets related to the closing of the Hollywood Park Golf Center, and the associated $1,086,000 write off of the Hollywood Park Golf Center assets, and the write off of $500,000 related to an abandoned project in Kansas. Interest expense increased by $8,045,000, or 212.7%, due to interest on the 9 1/2% Notes, which were issued in August 1997, and interest on bank borrowings. Income tax expense increased by $279,000, or 6.0%, due to increased pre-tax income in 1998 and certain non-recurring tax benefits recorded in 1998.

 Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996

   As mentioned above, Boomtown's results of operations are not consolidated with those of Hollywood Park's prior to June 30, 1997. As of April 1, 1996, the results of operations of Sunflower Racing, Inc., a former subsidiary of the Company, were no longer consolidated with Hollywood Park's results. Thus, the results of operations for the year ended December 31, 1997 are exclusive of Sunflower's results of operations, but the financial results for the year ended December 31, 1996 included Sunflower's results of operations through March 31, 1996. Also included in the results of operations for the year ended December 31, 1996 was the $11,412,000 one time, non-cash write off of Hollywood Park's investment in Sunflower. See the discussion in the following section for information on Sunflower.

   Total revenues for the year ended December 31, 1997, increased by $104,903,000 or 73.2%, as compared to the year ended December 31, 1996, primarily due to the inclusion of $105,781,000 of Boomtown revenues in 1997, with no corresponding revenues recorded in 1996. Gaming revenues increased by $86,942,000, or 171.4%, due primarily to Boomtown gaming revenues of $84,620,000, and Crystal Park rent revenues of $2,222,000, in 1997, with no corresponding Boomtown revenues in 1996. Crystal Park opened in late October 1996. As of December 19, 1997, Hollywood Park had leased Crystal Park to California Casino Management, Inc., an unaffiliated third party. Previously, Crystal Park was under lease to Compton Entertainment, Inc. On November 4, 1997, Hollywood Park obtained a judgment in an action for unlawful detainer against Compton Entertainment, due to Compton Entertainment's failure to pay a portion of the June 1997 rent and to make required additional rent payments. In October 1997, the California Attorney General revoked Compton Entertainment's conditional gaming registration, and the City of Compton revoked Compton Entertainment's city gaming license.

   Gaming revenues from racing decreased by $2,464,000, or 3.5%, due primarily to one fewer live race day at the Hollywood Park Race Track, and the inclusion of $1,317,000 of revenues from racing attributable to Sunflower in 1996, with no corresponding Sunflower revenues in 1997.

   Food and beverage revenues increased by $5,947,000, or 42.6%, due primarily to the inclusion of Boomtown food and beverage revenues in 1997, with no corresponding revenues in 1996. Hotel and recreational vehicle park and truck stop and service station revenues related to Boomtown Reno, and there are no corresponding revenues in 1996. Other income increased by $4,908,000, or 67.7%, due primarily to the inclusion of Boomtown revenues in 1997 with no corresponding revenues in 1996.

   Total operating expenses (inclusive of approximately $93,072,000 of Boomtown expenses in 1997, with no corresponding expenses in 1996) increased by $83,251,000, or 58.2%, during the year ended December 31, 1997, as compared to the year ended December 31, 1996. Gaming expenses increased by $47,484,000, or 174.3%, primarily due to the inclusion of Boomtown expenses of $46,380,000, and increased tournament costs at the Hollywood Park-Casino.

   Food and beverage expenses increased by $6,172,000, or 31.5%, due primarily to Boomtown food and beverage expenses of $7,510,000, netted against expense reductions at the Hollywood Park-Casino, that included labor savings due to the closing of some food service outlets. Hotel and recreational vehicle park expenses and truck stop and service station expenses related to Boomtown Reno, and there are no corresponding expenses in 1996.

   Administrative expenses increased by $20,037,000, or 48.3%, which included $22,054,000 of Boomtown expenses, netted against Sunflower related administrative costs included in the 1996 financial results, for which there are no similar costs in the 1997 results. Other expenses increased by $2,563,000, or 103.1%, due primarily to the inclusion of Boomtown expenses in 1997 with no corresponding expenses in 1996. Depreciation and amortization increased by $7,462,000, or 69.8%, primarily due to the Boomtown and Crystal Park LLC depreciation expense in 1997, with no corresponding expenses in 1996. REIT restructuring expenses consisted primarily of legal and tax consulting expenses incurred by Hollywood Park with respect to the preparation of reinstatement of Hollywood Park's paired share REIT status, which was not implemented. Interest expense increased by $6,360,000, due to interest on Hollywood Park's $125,000,000 in principal amount of 9 1/2% Senior Subordinated Notes that were issued in August 1997, short term bank borrowings (all of which had been repaid as of December 31, 1997), and bank commitment fees. Income tax expense increased by $2,391,000, or 69.1%, due to increased income before income taxes in 1997 as compared to 1996.

 Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

   The results of operations for the year ended December 31, 1996 included the results of Hollywood Park operating all aspects of the Hollywood Park-Casino, including the Casino gaming floors. Hollywood Park acquired the Hollywood Park-Casino gaming floor business from Pacific Casino Management on November 17, 1995; therefore, the results of operations for the year ended December 31, 1995 do not include the operating results of the Hollywood Park-Casino gaming floor business prior to November 17, 1995 but rather are reflective of the lease arrangement then in place. The results of operations for the year ended December 31, 1996 included Sunflower's results of operations for the three months ended March 31, 1996, only. As of March 31, 1996, Sunflower's results of operations were no longer consolidated with Hollywood Park's due to Sunflower's May 17, 1996 filing for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower's results of operations are consolidated in the financial statements for the year ended December 31, 1995.

   Total revenues increased by $12,653,000, or 9.7%, for the year ended December 31, 1996, as compared to the year ended December 31,1995, primarily due to Hollywood Park-Casino gaming revenues. Gaming revenues of $50,717,000 were generated from the Hollywood Park-Casino gaming activities, which Hollywood Park acquired from Pacific Casino Management on November 17, 1995. During the year ended December 31,1995, Hollywood Park recorded $20,624,000 of lease revenues, $6,032,000 of gaming revenues (covering the period November 17, 1995, through December 31,1995), and concession sales to Pacific Casino Management of approximately $2,773,000, or total 1995 Hollywood Park-Casino gaming and lease related revenues of $29,429,000. On October 25, 1996, Crystal Park opened under a triple net lease between Hollywood Park and Compton Entertainment (the operator of Crystal Park). Racing revenues decreased by $5,728,000, or 7.4%, primarily due to the exclusion of Sunflower's gaming revenues from racing for the nine months ended December 31, 1996. Food and beverage sales decreased by $5,836,000, or 29.5%, with approximately $2,773,000 of the difference attributable to the inclusion of sales to Pacific Casino Management in 1995 with no corresponding sales in 1996, approximately $2,414,000 of the difference due to the inclusion of a full year of food and beverage sales recorded for Sunflower in 1995 and just three months of Sunflower sales recorded in 1996, and the balance of the difference primarily due to lower on-track attendance at Hollywood Park.

   Total operating expenses increased by $15,939,000, or 12.5%, for the year ended December 31, 1996, compared to the year ended December 31, 1995, primarily due to the inclusion of $27,249,000 of Hollywood Park-Casino gaming floor expenses (with corresponding gaming floor expenses of $5,291,000 in 1995) which more than offset a $7,476,000 reduction in expenses arising from the exclusion in 1996 of Sunflower's expenses. Food and beverage expenses decreased by $5,176,000, or 20.9%, with $2,089,000 of the savings attributable to the exclusion of Sunflower's expenses subsequent to the first quarter of 1996, and the balance of the savings primarily attributable to cost savings programs implemented at the Hollywood Park-Casino. Administrative expenses decreased by $3,970,000, or 8.7%, due to the inclusion of a full year of Sunflower expenses in 1995 and just three months of corresponding costs recorded in 1996.

   Included in the 1996 results of operations was the $11,412,000 one time, non-cash write off of Hollywood Park's investment in Sunflower. On May 2, 1996, the Kansas Legislature adjourned without passing legislation that would have allowed additional gaming at Sunflower, thereby allowing Sunflower to compete with Missouri riverboat gaming. On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower's case has been converted to a Chapter 7 liquidation under the Bankruptcy Code and final sale of the property occurred in December 1998.

   Included in the 1995 results of operations was $6,088,000 of expenses (with no corresponding expenses in 1996) related to the settlement of certain claims in connection with a shareholder class action and related shareholder derivative suit, as more fully described in the Company's 1996 Annual Report on Form 10-K.

   Depreciation and amortization expenses decreased by $689,000, or 6.1%, primarily due to the exclusion of Sunflower's expenses for the nine months ended December 31, 1996, netted against the amortization of the goodwill associated with the November 17, 1995, acquisition of Pacific Casino Management. Interest expense decreased by $2,980,000, or 76.0%, due to the exclusion of Sunflower's interest expense for the nine months ended December 31, 1996.

   Income tax expense increased by $2,766,000, due primarily to the establishment of certain tax reserves.

  Casino Magic

   Casino Magic commenced operations on the Mississippi Gulf Coast in September 1992 at Casino Magic Bay St. Louis. In 1993, Casino Magic opened Casino Magic Biloxi. In 1995, Casino Magic opened two gaming facilities in the Province of Neuquen, Argentina and, in 1997, Casino Magic sold 49% of its Argentina subsidiary. In 1996, Casino Magic opened Casino Magic Bossier.

 Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1997

   Consolidated revenues increased $27.2 million, or 13.7%, to $225.4 million in the first nine months of 1998, compared to $198.2 million in the first nine months of 1997. The increase in consolidated revenues was attributable to increased revenues at all five casinos. The largest individual increase of $15.4 million, or 22.5%, between the comparable periods, occurred at Casino Magic Bossier. The increase at Casino Magic Bossier was attributable to improved marketing efforts drawing more patrons to the property. Revenues at Casino Magic Biloxi increased $9.0 million, or 18.6%, between the comparable periods. Casino Magic Argentina's revenues increased $2.4 million, or 17.8%, between the comparable periods. The increase resulted from the continuing improvements in slot machine revenues due to an increase in the number of slot machines.

   Operating costs and expenses increased $16.9 million, or 9.4%, to $197.1 million in the first nine months of 1998 as compared to $180.2 million in the first nine months of 1997. Casino expenses increased by $11.8 million, or 13.2%, due to increases in gaming taxes related to increased gaming revenues, increased personnel costs related to the increased gaming volume and an increase in slot point redemption values. Advertising and marketing costs declined $1.9 million, to $26.6 million in the first nine months of 1998, compared to $28.5 million in the first nine months of 1997. During the first nine months of 1997 Casino Magic Bossier attempted to increase market share and revenue with expensive promotions which were significantly less successful than anticipated. In May 1997, the promotional programs of Casino Magic Bossier were significantly reduced. Operating expenses for the nine months ended September 30, 1998 include approximately $4.8 million of costs related to the merger with Hollywood Park. These costs primarily related to conforming accounting policies of Casino Magic with those of Hollywood Park.

   Other (income) expense (non-operating income and expenses) increased to a net expense of $23.9 million in the first nine months of 1998 as compared to $21.3 million in the first nine months of 1997. In 1997 there was a non-recurring net $2.6 million gain on sale of assets which included a $1.4 million gain on the sale of a riverboat to Hollywood Park, and a $1.3 million gain on the sale of 49% of Casino Magic Argentina, netted against losses on the sale of miscellaneous gaming and other equipment.

 Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996

   Consolidated revenues increased $81.2 million, or 45.0%, to $261.5 million in 1997 compared to $180.3 million in 1996. The increase in 1997 consolidated revenues is attributable to $93.2 million in revenues from Casino Magic's new facility, Casino Magic Bossier, which opened on October 4, 1996.
Casino Magic Bossier revenues increased by $80.5 million in 1997 as compared to 1996. This increase in revenues is the result of the facility opening in late 1996 using a temporary facility and the completion of the permanent land based pavilion, including restaurants, a gift shop and entertainment areas, on December 31, 1996. Casino Magic Biloxi revenues declined $1.6 million, or
2.5%, from 1996 to 1997. This decline is primarily the result of competition from other casinos with greater amenities than Casino Magic Biloxi. While competitive pressures will likely continue to adversely affect Casino Magic Biloxi's revenues and operating margins, management believes that the hotel completed in May 1998 at Casino Magic Biloxi will help offset or reverse these declines in revenues. Additionally, Casino Magic Biloxi may experience reduced revenues in 1998 due to customer inconveniences, particularly those related to the construction of the hotel entrance areas. However, management has taken precautions to minimize the impact of the construction on the customer and will continue to do so. Other fluctuations in revenues when comparing the periods ended December 31, 1997 to December 31, 1996 include: the loss of $3.1 million in royalties and management fees from Greece in 1997 due to the termination of operations in Greece in December 1996; loss of $0.8 million in revenues as a result of the sale of Goldiggers in June 1996; revenues at Casino Magic Bay St. Louis increased $4.5 million as the result of increased direct mail efforts and improved amenities, which include a golf course and expanded buffet; and an increase in revenues at Casino Magic Argentina of $1.7 million attributable to the addition of seventy-five slot machines during the latter half of 1997 and the continued popularity of slot machines at Casino Magic Argentina.

   Total operating expenses increased $65.5 million, or 38.2%, to $236.9 million in 1997 compared to $171.4 million in 1996. Of this increase, $67.4 million is related to Casino Magic Bossier, which opened in October 1996 and the closure of Goldiggers in June 1996, which decreased operating expenses, by $1.2 million. Excluding the effects of Casino Magic Bossier and Goldiggers, operating expenses in 1997 decreased by $0.7 million, or 0.5%, as compared to operating expenses in 1996. Although total operating expenses remained flat between the comparable periods for 1997 and 1996, there were significant fluctuations in various categories. Casino expenses increased by $4.0 million in 1997 as compared to 1996 as a result of increased expenses associated with increases in player's club slot point redemption values, the increased use of complimentaries in marketing efforts and increased gaming taxes due to increased revenues. Other operating costs and expenses increased by $1.0 million as a result of the opening of a golf course at Casino Magic Bay St. Louis in February 1997. Advertising and marketing expenses increased by $2.3 million due to increased motorcoach based marketing efforts at Casino Magic Biloxi and the associated commission and giveaways expenses. The increases in advertising and marketing expenses resulted from attempts to stabilize revenues in Biloxi and offset the effects of the disruption caused by the hotel construction. General and administrative expenses decreased by $2.7 million as a result of efforts to contain expenses and staff reductions. The majority of this decrease, $2.3 million, was at the corporate management level. Development expenses decreased by $1.2 million as a result of decreased efforts to pursue new gaming opportunities. Depreciation expenses decreased by $1.9 million due to the sale of various assets held by Casino Magic including a jet airplane and slot machines that were previously leased in Argentina. It is anticipated that depreciation expense will increase after the opening of the hotel in Biloxi.

   Consolidated "Other (income) expense" (non-operating income and expenses) improved by $14.8 million, to a net expense of $30.3 million in 1997, compared to a net expense of $45.1 million in 1996. Approximately $27.0 million of the additional expenses in 1996 were attributable to management's decision to write off its 49% equity interest in a gaming facility in Porto Carras, Greece. Net interest expense increased by $13.5 million in 1997 compared to the same period in 1996. This was due to the increased debt from the issuance of the $115,000,000 principal amount of 13% Louisiana First Mortgage Notes by Casino Magic of Louisiana, Corp. (a wholly-owned subsidiary of Casino Magic) in late August 1996, and a reduction of $3.7 million in capitalized interest due to the completion of the Casino Magic Bossier facility and the golf course at Casino Magic Bay St. Louis. Other income increased by $2.3 million in 1997 compared to the same period in 1996 due to a gain on the sale of the Crescent City Riverboat and the gain on the sale of a 49% interest in Casino Magic Argentina. Casino Magic's effective tax rates for 1997 and 1996 of approximately (26.9%) and (12.9%), respectively, are the result of an allowance against deferred tax assets. This allowance reduces net deferred tax assets to approximately zero.

 Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

   Consolidated revenues increased $2.6 million, or 1.4%, to $180.3 million in 1996 compared to $177.7 million in 1995. The increase in 1996 consolidated revenues is attributable to $12.7 million in revenues from Casino Magic Bossier, which opened using a temporary facility on October 4, 1996, and increased revenues from Casino Magic Argentina of $2.8 million, or 21.4%. The majority of the increase in revenues at Casino Magic Argentina resulted from the increase in slot machine revenues of $3.4 million. Slot machine revenues increased in 1996 compared to the same period in 1995 due to an increase in the number of slot machines at Casino Magic Argentina from 89 to 400 in May 1995. The rest of the increase resulted from increased customer counts and their influence on food and beverage revenues. These increases in revenues at Casino Magic Argentina were partially offset by lower revenues from table games. These increases in consolidated revenues were offset by lower revenues at Casino Magic Bay St. Louis, Casino Magic Biloxi, and the loss of approximately six months of revenues from the sale of a gaming facility in Deadwood, South Dakota, which Casino Magic sold in June 1996. Casino Magic Biloxi revenues declined $8.9 million, or 12.2%, from 1995 to 1996. This decline was primarily the result of adjacent hotel/casino operations on both sides of Casino Magic Biloxi that offer significantly greater amenities than Casino Magic Biloxi. While competitive pressures will likely continue to adversely affect Casino Magic Biloxi's revenues and operating margins, management believes that the hotel completed in May 1998 at Casino Magic Biloxi will help offset or reverse these declines in revenues. The combination of construction disruption caused by the development of a new buffet and kitchen and increased overall competition in the Gulf Coast and New Orleans markets, both of which Casino Magic Bay St. Louis competes in, caused the $3.6 million, or 4.1%, decline in revenues at Casino Magic Bay St. Louis. The loss of $1.4 million in corporate and other revenues is due to the sale of a gaming facility located in Deadwood, South Dakota in June 1996. Although royalty and management fee revenues increased by $0.9 million, or 39.3%, to $3.1 million in 1996, Casino Magic has divested itself of all operations in Greece during 1996 where the majority of all royalties and management fee revenues were generated.

   Total operating costs and expenses were down $1.5 million, or 1.0%, in 1996 compared to 1995. Casino expenses increased $5.3 million, or 7.6%, during the same period principally as a result of the opening of a new gaming facility in Bossier City, Louisiana, which had $7.1 million in casino expenses in 1996. This increase in casino expenses relating to Casino Magic Bossier was offset by reduced expenses at Casino Magic Biloxi as a result of reduced revenues, and the sale of Casino Magic's gaming facility at Deadwood, South Dakota in June 1996. Food and beverage costs increased $0.6 million, or 8.1%, as a result of increased customer traffic at Casino Magic Argentina. Casino Magic Argentina relies on its food and beverage facilities at the casino to promote casino operations. Other operating costs and expenses increased $1.5 million, or 110.5%, to $2.8 million in 1996 compared to 1995. This increase was the result of additions to amenities at Casino Magic Bay St. Louis, and the transfer of the gift shop operations at Casino Magic Bay St. Louis and Casino Magic Biloxi from a third party to Casino Magic. During 1996, Casino Magic Bay St. Louis added amenities relating to the Arnold Palmer-designed golf course, such as the pro shop, the Arnold Palmer Golf Academy and the groundskeeping department. In addition, Casino Magic Bay St. Louis began operating a child-care facility for casino patrons in 1996. Advertising and marketing expenses decreased by $5.0 million, or 19.2%, in 1996 as compared to 1995. This decrease was due to several factors: a reduction in the use of air charters to attract customers; the use of more cost efficient promotions concerning give-aways through the Magic Money Players Club Card; and an overall reduction in marketing and advertising costs during 1996. This decrease was offset by the opening of Casino Magic's new facility, Casino Magic Bossier, in October 1996.

   General and administrative expenses decreased $4.3 million, or 15.0%, in 1996 as compared to the same period of 1995. The decline resulted from cost reduction measures implemented in early 1996, including the elimination of several corporate officer positions. Property operation, maintenance and energy costs increased by $3.4 million, or 83.2%, in 1996 as compared to 1995 as a result of the addition of Casino Magic Bossier, the continued aging of the facilities at Casino Magic Bay St. Louis and Casino Magic Biloxi which required more maintenance in 1996, and the addition of the golf facility at Casino Magic Bay St. Louis in 1996. Rents, property taxes and insurance costs increased by $1.7 million, or 38.9%, in 1996 as compared to 1995. The increase was in part a result of the addition of Casino Magic Bossier. Depreciation and amortization increased $2.6 million, or 16.3%, in 1996 as compared to the same period in 1995. This increase resulted from the addition of tangible depreciable property, the amortization of the investment costs in excess of equity interest in the 49% owned Greek gaming facility which was amortized for 105 days in 1995 and for nine months in 1996, and a change in 1996 in the method used to amortize Casino Magic's land option deposits over the life of the option. During 1996, management wrote-off the excess of equity interest in the Greek gaming facility. Furthermore, the addition of Casino Magic Bossier increased depreciation expense, while the divesting of Casino Magic's gaming facility in Deadwood, South Dakota, decreased depreciation expense. Preopening costs increased by $4.7 million, or 260.0%, in 1996 from 1995. This was a result of the opening of Casino Magic Bossier in October 1996. In 1995, Casino Magic opened the Greek gaming facility in which it had a 49% ownership.

   Consolidated other (income) expense (non-operating income and expenses) increased $26.8 million from a net expense of $18.3 million to a net expense of $45.1 million over the comparative periods. Of this increase, $26.1 million was due to Casino Magic's decision to write off its 49% equity interest in the Greek gaming facility. Management's decision was based on the results from Casino Magic's Greek gaming facilities after the opening of a competing casino by Hyatt Corporation. Although Casino Magic anticipated some revenue loss as a result of this increased competition, the actual effects were greater than anticipated and resulted in a $2.0 million loss in operations at the Greek gaming facility for the month of September 1996. Net interest expense (interest expense less capitalized interest and interest income) increased $2.1 million from 1995 to 1996. The increase reflects the cost of funding the development of Casino Magic Bossier. In August 1996, the Company, through a wholly-owned subsidiary, issued $115 million in first mortgage notes to fund Casino Magic Bossier. In 1995, Casino Magic expensed capitalized costs relating to development joint ventures in the amount of $2.2 million. In 1996, no such expense was incurred. Casino Magic's effective tax rate for 1996 of approximately (13.0%) resulted from an allowance against deferred tax assets of approximately $8.2 million. This valuation allowance was recorded in recognition of the Company's recent operating results. The effective tax rate for 1995 of (24.0%) was due to significant permanent tax differences.

  Year 2000 Issues

   We are actively evaluating and resolving any potential impact of the Year 2000 problem on the processing of date-sensitive information by our information systems, and the information systems of vendors upon whom we are dependent. The Year 2000 problem exists because computer systems and applications were historically designed to use two digit fields (rather than four) to designate a year, and date sensitive systems may not properly recognize year 2000, which could result in miscalculations or system failures. We have established a Year 2000 project team to evaluate the impact of the problem on our computer systems and on enterprises with which we have significant business relationships. The team, which is comprised of individuals from each business unit and each corporate function, meets monthly to identify potential Year 2000 issues and to develop and implement plans to fix any non-compliant aspects of our system.

   Internal Computer Systems. We believe that our various financial reporting software and associated hardware are Year 2000 compatible. We have become aware that point of sale cash register systems, personal computer networks, and gaming patron player tracking systems will need to be upgraded or replaced. We are currently in the process of procuring and installing hardware and software to make the necessary repairs to all affected internal systems.

   External Computer Systems. We have sent Year 2000 compliance questionnaires to all of our significant external goods and service providers. To date, other than with respect to pari-mutuel wagering software and hardware, we are not aware of any potential Year 2000 problems that would have a material effect on us. We lease pari-mutuel wagering software and associated hardware. Our service providers of this software and hardware have given us written assurance that such software and hardware will be Year 2000 compatible by March 1999. We do not have alternative systems to handle our pari-mutuel wagering. If such service providers are unable to timely overcome any potential Year 2000 issues, it would have a materially adverse effect on our racing operations.

   Estimated Cost of Year 2000 Compliance Efforts. We estimate that the total cost of addressing our Year 2000 issues will be approximately $2,000,000. This cost estimate is based on numerous assumptions, including the assumptions that we have already identified our most significant Year 2000 issues and that our third party suppliers will timely complete their Year 2000 programs without cost to us. However, there can be no guarantee that these assumptions are accurate, and actual results could differ materially from those anticipated.

Liquidity and Capital Resources

   Hollywood Park's principal source of liquidity as of September 30, 1998, excluding Casino Magic, was cash and cash equivalents of $20,126,000. Cash and cash equivalents decreased by $3,623,000 during the nine months ended September 30, 1998. Net cash of $14,790,000 was provided by operating activities. Net cash of $49,140,000 was used in investing activities. Cash of $33,375,000 was used to purchase capital assets, including amounts spent for the Boomtown Reno and Boomtown New Orleans construction projects. Cash of $8,012,000 was lent in connection with the HP Yakama project. Cash of $3,232,000 was lent to Paul Alanis, the Company's new President and Chief Operating Officer, for which the Company holds a promissory note. Cash was used for short term investing (for the purchase of Casino Magic common stock), and the Company, through its wholly-owned subsidiary HP Casino, Inc., used cash of $1,946,000 to acquire the remaining minority interest in Crystal Park. Net cash provided by financing activities was $30,727,000, which included short term borrowings of $40,000,000 under the Company's Bank Credit Facility.

   On October 14, 1998, the Company executed the Bank Credit Facility with a group of banks with Bank of America NT&SA as Administrative Agent for up to $300,000,000, with an option to increase this amount to $375,000,000. The Bank Credit Facility also provides for sub-facilities for letters of credit of up to $30,000,000, and swing line loans of up to $10,000,000. Prior to the execution of the Bank Credit Facility, the Company was operating with a bank credit facility (the "Old Bank Credit Facility") which was initially for $225,000,000, and was reduced to $100,000,000 with the August 1997 issuance of the 9 1/2% Notes. The Bank Credit Facility extended the maturity of the Old Bank Credit Facility to December 31, 2003, reduced interest and commitment fee rates, and amended certain covenants, as compared to the previous Old Bank Credit Facility.

   As of September 30, 1998, the Company had outstanding borrowings under the Old Bank Credit Facility of $40,000,000 at a weighted average interest rate of 7.79%. On October 13, 1998, the Company borrowed an additional $5,000,000 under the Old Bank Credit Facility. On October 15, 1998, the Company borrowed $225,000,000 under the Bank Credit Facility with respect to the acquisition of Casino Magic. The funds were utilized as follows: approximately $80,900,000 to purchase Casino Magic's outstanding common stock; $141,515,000 to redeem Casino Magic's 11 1/2% First Mortgage Notes due October 15, 2001 (the "Casino Magic Notes"); and $2,125,000 to purchase the 13% First Mortgage Notes due 2003 issued by Casino Magic of Louisiana, Corp. tendered in the change of control offer made in connection with the acquisition of Casino Magic. The Company borrowed $5,000,000 on January 7, 1999, $5,000,000 on January 28, 1999 and
$7,000,000 on February 8, 1999 under the Bank Credit Facility for general corporate purposes.

   Under the Bank Credit Facility, the Company is not required to make any principal payments prior to March 31, 2001, but must make monthly interest payments. Starting March 31, 2001, and on the last day of each subsequent calendar quarter, through December 31, 2002, the amount available under the Bank Credit Facility will decrease by $15,000,000, and on the last day of each calendar quarter for the period March 31, 2003, through September 30, 2003, it will decrease by $25,000,000, with the balance of any principal outstanding due on December 31, 2003. If the Bank Credit Facility has been increased, then the amount of the reduction will increase proportionately. If the Company has borrowings in excess of the reduced availability of the Bank Credit Facility, these amounts are due on the same day as the scheduled reductions.

   The annual interest rate under the Bank Credit Facility is determined, at the Company's election, by reference to the "Eurodollar Rate" (for Eurodollar loans) (for interest periods of one, two, three or six months) or the "Alternate Base Rate" (for Base Rate loans), as these terms are defined in the Bank Credit Facility, plus margins that vary depending on the Company's ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). With a funded debt to EBITDA ratio of less than 2.00 to 1.00, the margin for Eurodollar loans is 1.00% and nothing for Base Rate loans. The margin for each type of loan will increase by 25 basis points (except the initial increase in the margin for Base Rate loans, which increases by 12.5 basis points) for each 50 basis point increase in the funded debt to EBITDA ratio. The maximum margin for Eurodollar loans is 2.25%, and for Base Rate loans is 1.125%. The margin for the period October 15, 1998, through November 30, 1998, for Eurodollar loans was 2.00% and 0.875% for Base Rate loans. Effective December 1, 1998 through February 28, 1999, the margins are 2.25% and 1.125% for Eurodollar and Base Rate loans, respectively. After giving effect to this offering, the margins would continue to be 2.25% and 1.125% for Eurodollar and Base Rate loans, respectively.

   The Bank Credit Facility requires the payment of a quarterly commitment fee, based on the Company's ratio of funded debt to EBITDA, applied to the average amount of the unused portion of the Bank Credit Facility. The commitment fee starts at 25 basis points when the ratio of funded debt to EBITDA is less than
2.00 to 1.00, and increases by 6.25 basis points for the first two increases in the ratio of 50 basis points, then remains unchanged for the next 50 basis point increase in the ratio, and thereafter increases by 6.25 basis points for each 50 basis points increase in the ratio, up to a maximum of 50 basis points. The commitment fee for the period October 15, 1998 through November 30, 1998 was 43.75 basis points, and for the period December 1, 1998 through February 28, 1999 is 50 basis points. After giving effect to this offering, the commitment fee would continue to be 50 basis points.

   The Bank Credit Facility allows for interest rate swap agreements, or other interest rate protection agreements, up to a maximum notional amount of $300,000,000. Presently, the Company does not use such financial instruments.

   The net proceeds of the Old Notes offering were first used to repay borrowings under the Bank Credit Facility. We have used, and will continue to use, the remaining proceeds for general corporate purposes, primarily for 1999 capital expenditures.

   The Company has entered into an agreement to sell 12 acres of land at its Phoenix, Arizona based Turf Paradise racing facility, for approximately $4,574,000. The purchaser, a national retailer, intends to construct a major retail outlet at the site. The sale is expected to be completed in the first quarter of 1999.

   On August 6, 1997, Hollywood Park and Hollywood Park Operating Company co-issued $125,000,000 aggregate principal amount of 9 1/2% Notes. The Company paid liquidated damages at an annual rate of 0.5% of the principal amount of the 9 1/2% Notes for the period January 27, 1998 to March 20, 1998 (the date of consummation of a registered exchange offer for the 9 1/2% Notes).

   Hollywood Park, through its wholly-owned subsidiary HP Yakama, loaned approximately $9,618,000 to the Yakama Tribal Corporation to construct the Legends Casino. The Tribal Corporation gave HP Yakama a promissory note for the $9,618,000, payable in 84 equal installments at a 10% rate of interest.

   As of September 30, 1998, the Company had invested approximately $3,845,000 (net of an unrealized loss of approximately $386,000) in equity securities (including Casino Magic common stock), which were being held as available-for-sale. Effective upon the completion of the Casino Magic acquisition, those shares of Casino Magic common stock held by Hollywood Park were cancelled.

   In October 1993, a wholly-owned subsidiary of Casino Magic issued and sold, and Casino Magic guaranteed, $135,000,000 aggregate principal amount of the Casino Magic Notes. On October 15, 1998, concurrent with the completion of the Casino Magic acquisition, Casino Magic elected to redeem the Casino Magic Notes at the optional redemption price of 103.833% and therefore deposited approximately $141,515,000 with the trustee of the Casino Magic Notes. Effective with the deposit, Casino Magic and the issuer were discharged from further obligations for the Casino Magic Notes. The deposit was from proceeds from borrowings under the Bank Credit Facility.

   In August 1996, Casino Magic of Louisiana, Corp., a wholly-owned subsidiary of Casino Magic and the owner of Casino Magic Bossier, issued and sold $115,000,000 aggregate principal amount of 13% First Mortgage Notes due August 15, 2003 (the "Louisiana Notes"). The Louisiana Notes provide for interest at 13% per year and for contingent interest in the amount of 5% of Casino Magic of Louisiana's adjusted consolidated cash flow under certain circumstances. The Louisiana Notes are secured by a first priority lien and security interest in substantially all of the assets of Casino Magic of Louisiana, including the Bossier Riverboat. Jefferson Casino Corporation, the immediate parent of Casino Magic of Louisiana, guarantees the Louisiana Notes and the guarantee is secured by all of the assets of Jefferson Casino Corporation, including all of the capital stock of Casino Magic of Louisiana, Corp.

   On November 13, 1998, due to the acquisition of Casino Magic by Hollywood Park, Casino Magic of Louisiana, Corp. initiated a change in control purchase offer at a price of $1,010 for each $1,000 principal amount of Louisiana Notes outstanding. The change in control purchase offer expired December 23, 1998 and $2,125,000 in principal amount of the Louisiana Notes were tendered.

   As of September 30, 1998, Casino Magic and its subsidiaries (excluding Casino Magic of Louisiana, Corp.) had other secured and unsecured debt obligations as follows: (a) six secured notes aggregating approximately $6,932,000, secured by certain furniture and fixtures at Casino Magic Biloxi, with interest ranging from 9.5% to 10.3%, and maturity dates ranging from May 2002 to November 2002; (b) a note payable for approximately $2,727,000, secured by land, bearing interest at prime, due March 2003; (c) an unsecured term note payable for approximately $1,600,000, bearing interest at 8.25%, due September 1999; (d) an unsecured note payable for approximately $1,214,000, bearing interest at prime rate plus 1% (9.5% as of September 30, 1998), due February 2000; (e) five other secured notes totaling approximately $1,236,000, with interest rates ranging from 8.0% to 11.0%, and maturity dates ranging from April 1999 to June 2004; and (f) various capital lease obligations, secured by certain equipment, totaling approximately $630,000.

   As of September 30, 1998, Casino Magic of Louisiana, Corp. had other secured and unsecured debt obligations as follows: (a) a note payable for approximately $1,540,000, secured by certain gaming equipment, bearing interest at 8.75%, due September 1999; (b) a note payable for approximately $746,000, secured by certain gaming equipment, bearing interest at 10.5%, due October 1999; (c) two capital leases for slot machines aggregating $1,769,000; and (d) various other capital lease obligations, totaling approximately $198,000.

  Capital Commitments

   As previously discussed, the Company was approved to receive a gaming license to own and operate a riverboat casino in Indiana. As a result, the Company has capital commitments of approximately $3,700,000 for the purchase of the common stock of Pinnacle Gaming Development Corporation (the entity that initially applied for the Indiana gaming license). The Indiana riverboat project is expected to cost approximately $150,000,000 (including land and pre-opening expenses but excluding capitalized interest), to be spent over the next 18 to 24 months. The Company believes that the Bank Credit Facility and available future cash flow will be sufficient to fund the construction of the Indiana Hotel/Casino Resort; however, there can be no assurance that additional funds will not be required.

   The Company anticipates spending approximately $26,000,000 in 1999 in maintenance capital expenditures.

  Expansion Costs

   In addition to the current capital commitments discussed, Hollywood Park has other capital needs with respect to Boomtown Reno and Casino Magic Bossier. As of September 30, 1998, the Company had spent approximately $14,000,000 of the estimated $25,000,000 on the expansion and renovation of Boomtown Reno, including additional hotel rooms, expanded gaming space and other amenities. The hotel opened in late December 1998. As of September 30, 1998, Casino Magic had spent approximately $14,500,000 of the estimated $21,000,000 on the construction of a 188-room hotel and full service restaurants which opened in December 1998 at Casino Magic Bossier.

  General

   Hollywood Park is continually evaluating future growth opportunities in the gaming business. Hollywood Park expects that funding for the Indiana Hotel/Casino Resort, payment of interest on the Notes and the 9 1/2% Notes, payment of notes payable, and normal and necessary capital expenditure needs will come from existing cash balances generated from operating activities and borrowings from the Bank Credit Facility. In the opinion of management, these resources will be sufficient to meet Hollywood Park's anticipated cash requirements for the foreseeable future and in any event for at least the next twelve months.

                                    BUSINESS

Hollywood Park

   We are a diversified gaming company that owns and/or operates eight casinos, two pari-mutuel horse racing facilities, and two card club casinos at twelve locations in Nevada, Mississippi, Louisiana, California, Arizona and Argentina. We have also been approved to receive the final license to conduct riverboat gaming on the Ohio River in Indiana and have begun development of a $150 million hotel/casino and golf resort at a site in Switzerland County, Indiana, 35 miles southwest of Cincinnati, Ohio. In addition to our operating properties, we have significant excess land available for future sale or development at four of our properties.

   In October 1998, we acquired Casino Magic and now own and operate Casino Magic Bay St. Louis and Casino Magic Biloxi in Mississippi, Casino Magic Bossier in Louisiana, and two Casino Magic casinos in Argentina. In 1997, we acquired Boomtown and now own and operate Boomtown Reno in Verdi, Nevada, Boomtown Biloxi in Biloxi, Mississippi, and Boomtown New Orleans in Harvey, Louisiana. These companies own strategically located properties in growing and established gaming markets and, at the time we acquired them, were for the most part underperforming and had limited access to capital for expansion. In both acquisitions, we have been able to use our financial and management resources to streamline operations, implement expansion projects and enable the acquired companies to refinance expensive debt.

   Our two card club casinos in the Los Angeles metropolitan area, the Hollywood Park-Casino and Crystal Park, offer a variety of card games, including Poker, Pai Gow and California Blackjack, but by law may not participate in the wagers made or the outcome of any card games, or offer other games that are permitted in Nevada and other traditional jurisdictions. We own and operate the Hollywood Park-Casino, and own and lease Crystal Park to an unaffiliated third party operator.

   Finally, we own and operate two pari-mutuel gaming facilities: Hollywood Park Race Track, a premier thoroughbred racing facility located on a 378-acre parcel within three miles of the Los Angeles International Airport, and Turf Paradise Race Track in Phoenix, Arizona. Hollywood Park Race Track has been the site of the prestigious Breeders' Cup on three occasions, the most recent in 1997.

   In January 1999, we strengthened our gaming management team by hiring Paul Alanis as our President and Chief Operating Officer and J. Michael Allen as Senior Vice President-Gaming Operations. Both Mr. Alanis and Mr. Allen held similar positions with Horseshoe Gaming Inc. Mr. Alanis and Mr. Allen were hired to actively participate in the overall execution of our business and operating strategies, including re-positioning the Boomtown and Casino Magic properties and overseeing the construction and operations of the Indiana Hotel and Casino Resort.

   In light of the Boomtown and Casino Magic acquisitions, the following may be helpful to give you an idea of the current size of our company. If the acquisitions and related transactions had occurred on January 1, 1997 (which we refer to as being on a "pro forma" basis), our revenues would have totaled approximately $610.8 million for the year ended December 31, 1997 and approximately $495.2 million for the nine months ended September 30, 1998. On a pro forma basis, earnings before interest, taxes, depreciation and amortization (abbreviated as "EBITDA") would have totaled approximately $104.6 million for the year ended December 31, 1997 and approximately $93.2 million for the nine months ended September 30, 1998. On this basis, and giving effect to the Old Notes offering on a pro forma basis, net loss would have totaled $6.6 million for the year ended December 31, 1997 and net income of approximately $4.0 million for the nine months ended September 30, 1998. In addition, on a pro forma basis, as of September 30, 1998, we would have had total assets of approximately $966.4 million. On a pro forma basis, giving effect to the Old Notes offering, including our use of proceeds from that offering, we would have had total indebtedness of approximately $623.2 million as of September 30, 1998.

Corporate Structure

   The following chart illustrates the organizational structure of our principal operations. It is designed to depict how our various operations relate to one another and our ownership interest in them. It does not contain all of our subsidiaries and, in some cases for presentation purposes, we have combined separate entities to indicate operational relationships. We have also indicated the principal subsidiaries that initially are "Unrestricted Subsidiaries" under the Indenture, i.e., the subsidiaries that are not guarantors and are not subject to the Indenture covenants.

                 [CORPORATE ORGANIZATIONAL CHART APPEARS HERE]

Business Strategy

   Our strategic plan is to develop a broad base of regionally diversified casino entertainment facilities by making selected acquisitions in the non-Las Vegas, non-Atlantic City gaming markets and achieving economies of scale. In the realization of this strategy, we acquired Boomtown on June 30, 1997, and Casino Magic on October 15, 1998. Our management seeks to develop its casinos and maximize profitability by:

   .refinancing expensive debt;

   .fostering customer loyalty by offering a value oriented, quality customer service gaming experience;

  . providing gaming and entertainment facilities uniquely designed for each property and target customer base; and

   .using focused direct marketing incentives.

   Specific growth initiatives vary by property type:

   Boomtown Casinos. Since the acquisition, we refinanced Boomtown's expensive debt and undertook various capital expenditure programs to enlarge and enhance the facilities. The three Boomtown casinos are now fully developed facilities that serve their local markets in a relaxed and customer-friendly environment. The goal for our new management team with respect to the Boomtown casinos is to maximize profitability through cost control and increase market share through improved marketing. We seek to enhance customer loyalty through direct customer marketing and by providing customers a high value gaming experience. Property enhancements and financial restructuring already undertaken at Boomtown include the following:

  Property Enhancements        .Boomtown New Orleans: Replacement of existing
                                  riverboat with the Boomtown Belle II, a
                                  $16.4 million riverboat (including
                                  installation and renovation) which is
                                  bigger and has a more elegant decor (opened
                                  February 1998)

                               .Boomtown New Orleans: $10 million expansion
                                  of land-based premier, adult-oriented
                                  dining and entertainment complex called
                                  "The Great Escape" (opened July 1998)

                               .Boomtown Reno: $25 million expansion and
                                  renovation, including 200 additional hotel rooms, a complete renovation of existing gaming floors, addition of 13,000 square feet of gaming space (including 200 slot machines) and 10,000 square feet of meeting space, additional parking, a new buffet restaurant, and other amenities (hotel opened December 1998; other aspects of the project expected to be completed in the first quarter of 1999)

  Financial Restructuring      .Repurchase of $103.5 million principal amount
                                  of Boomtown 11 1/2% First Mortgage Notes

                               .Repurchase of minority interests in Boomtown
                                  New Orleans for $5.7 million and in
                                  Boomtown Biloxi for $400,000

                               .Restructure high-cost operating leases

                               .Prepayment of $2 million note bearing 13%
                                  interest and secured by the existing
                                  Boomtown New Orleans riverboat

                               .Purchase of dockside barge at Boomtown Biloxi
                                  for $5.3 million

   Casino Magic Properties. We believe the Casino Magic properties offer significant growth potential through improved management and re-positioning of the brand to a more upscale and exciting image. The properties are well-located and have ample room for limited and focused capital spending to make them more attractive and customer-friendly via parking and room additions, casino expansion and renovation, and additional entertainment amenities. Property enhancements and financial restructuring already undertaken at Casino Magic include the following:

  Property Enhancements        .Casino Magic Bossier: Accelerated the $21
                                  million construction of an 188-room hotel with four master suites, 88 junior suites and additional full service restaurants (opened December 1998)

  Financial Restructuring      .Redemption of $135 million principal amount
                                  of Casino Magic 11 1/2% First Mortgage
                                  Notes

   We are also considering the following expansion projects at existing Casino Magic properties:

  Possible Expansion           .Casino Magic Biloxi: Renovation of the casino
   Projects                       gaming area and its attendant amenities

                               .Casino Magic Bay St. Louis: Construction of a
                                  300-room hotel next to the casino

                               .Casino Magic Bossier: Construction of a
                                  second hotel tower consisting of 200
                                  rooms--Our decision to pursue this project will be made after we have evaluated the results from the initial 188-room addition completed in December 1998

   Indiana Hotel/Casino Resort. On September 14, 1998, the Indiana Gaming Commission approved us to receive the last available license to conduct riverboat gaming operations on the Ohio River in Indiana. We expect to spend approximately $150 million (including land and pre-opening expenses but excluding capitalized interest) to develop a new gaming facility approximately 35 miles southwest of Cincinnati, Ohio in Switzerland County, Indiana. This site will be the most accessible gaming facility from Lexington and other parts of northern Kentucky. The project will include a cruising riverboat with 38,000 square feet of casino space, as well as a land-based facility with a 309-room hotel, an 18-hole golf course, convention space, restaurants, and other related amenities. We own 97% of the Indiana Hotel/Casino Resort; the remaining interest is held by a non-voting local partner. While we expect to complete the Indiana Hotel/Casino Resort in 18 to 24 months, construction matters or other issues may delay the facility's opening.

   Excess Land. We are exploring the development of our 378-acre Hollywood Park Race Track property and our 275-acre Turf Paradise Race Track property. This land has a combined book value of $13.1 million. Management believes the fair market value of the land is approximately $230 million. The Hollywood Park Race Track property has approximately 160 undeveloped acres and Turf Paradise has approximately 100 undeveloped acres on which we seek to develop multi-use retail, entertainment and/or sports venues. We have entered an agreement to sell 12 acres of land at Turf Paradise on which the purchaser intends to construct a major retail outlet.

   We also have excess land at our Reno and Bay St. Louis properties. While the excess land offers extensive expansion opportunity at each of these properties, we will aggressively pursue realization of value through sale and/or development (including joint venture arrangements).

   Additional Acquisitions. We continually evaluate opportunities to expand and diversify our operations through gaming acquisitions in markets outside Las Vegas and Atlantic City, including entities which are unable to maximize their potential due to operating inefficiencies or capital constraints. We believe that by matching our financial and management resources with the opportunities of the acquired entities, we can significantly improve their operations. We have applied this strategy in our recent acquisition of Casino Magic and our earlier acquisition of Boomtown. In both cases, since making the acquisitions, we have used our resources to streamline operations, implement expansion projects and refinance expensive debt.

Louisiana Properties

   Louisiana legalized riverboat and dockside gaming in 1991 and gaming operations began in Louisiana in September 1993.

   Casino Magic Bossier

   Casino Magic Bossier opened in October 1996, with gaming operations conducted from a dockside riverboat. The property includes 23 acres of land in the Shreveport/Bossier City metropolitan area, approximately 180 miles east of the Dallas-Fort Worth area. The site is highly visible with convenient access from Interstate Highway 20, the major east-west artery connecting Dallas-Fort Worth and Bossier City. Most of the customers at Casino Magic Bossier come from eastern Texas.

   The Casino Magic Bossier riverboat contains approximately 30,000 square feet of gaming space, and offers 980 slot machines and 44 table games. The Casino Magic Bossier facility includes a 55,000 square foot entertainment pavilion with a 350-seat buffet, a gift shop, and live entertainment theater. We recently completed a 188-room luxury hotel with four master suites, 88 junior suites and a full service restaurant.

   Casino Magic Bossier is owned and operated by Casino Magic of Louisiana, Corp., an indirect wholly-owned subsidiary which will be an Unrestricted Subsidiary under the Indenture governing the Notes.

   Boomtown New Orleans

   Boomtown New Orleans began operations in August 1994 on a 50-acre site in Harvey, Louisiana, approximately ten miles from the French Quarter of New Orleans. Three riverboats, including our Boomtown New Orleans casino, currently operate in the New Orleans area. Boomtown New Orleans is located on the "West Bank" in Jefferson Parish. The West Bank has approximately 300,000 local residents who comprise a large majority of the Boomtown New Orleans customers.

   In mid-February 1998, Boomtown New Orleans began conducting gaming operations on the Boomtown Belle II, a 380-foot riverboat containing 30,000 square feet of gaming space. The new casino offers 1,089 slot machines and 49 table games. The Boomtown Belle II replaced a smaller riverboat that offered 911 slot machines and 55 table games. Boomtown New Orleans also includes a land-based facility adjacent to the riverboat dock. The first floor of the building offers patrons a buffet and a western saloon/dancehall. On July 1, 1998, we opened "The Great Escape," a $10 million expansion project located on the second floor of the land-based facility. The Great Escape, a premier dining and entertainment complex, features a 160-seat casual dining restaurant, 500-person capacity banquet facilities and a state-of-the-art adult-oriented arcade style amusement center offering numerous attractions, including a 3-D giant screen thrill ride, virtual reality rides, golf simulators, and a billiard center.

Mississippi Properties

   Mississippi legalized dockside gaming in June 1990 and gaming operations began in Mississippi in August 1992. We operate three of the eleven casinos in the Mississippi Gulf Coast market. The Mississippi Gulf Coast is a traditional vacation destination. The region draws an estimated 6.5 million visitors annually, primarily from Louisiana, Mississippi, Alabama, Florida and Georgia.

  Casino Magic Bay St. Louis

   Casino Magic Bay St. Louis began operations in September 1992 as the first dockside casino in Mississippi to utilize a fixed barge rather than a traditional riverboat, which allowed for larger contiguous gaming areas and a more spacious casino environment. Casino Magic Bay St. Louis is approximately 46 miles east of New Orleans, Louisiana. While Casino Magic Bay St. Louis primarily serves the 4.1 million adults residing within 150 miles of Bay St. Louis, approximately 50% of these customers come from the greater New Orleans area.

   Casino Magic Bay St. Louis conducts gaming operations on a permanently moored barge in a 17-acre marina with the adjoining land based facilities situated on 591 acres. Casino Magic Bay St. Louis offers approximately 39,500 square feet of gaming space, with 1,132 slot machines and 42 table games. The three story land-based building houses a restaurant, buffet, snack bar, gift shop and live entertainment lounge. The property has a 201-room hotel, an 1,800 seat arena for concerts and sporting events, and an 18-hole golf course.

  Casino Magic Biloxi

   Casino Magic Biloxi, which opened in June 1993, is located on the Front Bay of Biloxi in a strip with two other casinos on the major highway running through the Mississippi Gulf Coast. Biloxi is approximately 50 miles west of Mobile, Alabama. The target market for Casino Magic Biloxi is the 2.2 million adults within a 200-mile radius of Biloxi and includes visitors from Alabama, Mississippi and Florida.

   Casino Magic Biloxi conducts gaming from a permanently moored barge with approximately 47,700 square feet of gaming space with 1,174 slot machines and 41 gaming tables. The land-based facility, which is located adjacent to the barge on the approximately 16-acre site, is approximately 21,600 square feet and offers buffets and full service restaurants. On May 1, 1998, Casino Magic Biloxi opened its 378-room luxury hotel, which includes 16 master suites, 70 junior suites, 6,600 square feet of convention and meeting space, a full service restaurant and retail shops.

  Boomtown Biloxi

   Boomtown Biloxi began operations in July 1994. Boomtown Biloxi occupies nineteen acres on Biloxi's historic Back Bay. We lease the site under a 99-year lease that began in 1994. The casino is one-half mile from Interstate 110, which is the main highway connecting Interstate 10 and Biloxi.

   Boomtown Biloxi offers a 33,632-square foot casino constructed on a permanently moored barge. The casino contains 1,308 slot machines and 35 table games. The dockside property includes a land-based facility with restaurants and other non-gaming activities. We purchased the barge and building shell for $5.3 million from the lessor of those assets, National Gaming Mississippi, Inc., of which a $2.5 million balance is due in two annual installments to be paid in 1999 and 2000.

Nevada Property

  Boomtown Reno

   Boomtown Reno began operations over 30 years ago on 569 acres in Verdi, Nevada, nine miles west of Reno and two miles from the California border. The facility is located on Interstate 80, the major highway connecting Northern California and Reno. We believe Boomtown Reno maintains a loyal customer base primarily drawn from Interstate 80 traffic.

   Boomtown Reno offers a 40,000-square foot casino with 1,320 slot machines, 44 table games, and two Keno games. Boomtown Reno opened a new 200-room hotel tower in December 1998 to augment its existing 122-room hotel. It also offers a 35,000-square foot family entertainment center, a 16-acre truck stop, a recreational vehicle park, and other related amenities.

California Properties

  Hollywood Park Race Track

   The Hollywood Park Race Track is located in the Los Angeles metropolitan area, which has a population base of approximately 14 million people. The race track sits on 378 acres, approximately 160 of which are undeveloped. Since 1938, the Hollywood Park Race Track has been among the country's most distinguished thoroughbred racing facilities. In 1997, it hosted the Breeders' Cup championship racing series for the third time.

   Through our wholly-owned subsidiary, Hollywood Park Operating Company, we conduct two live on-track thoroughbred horse race meets per year. The meets provide a total of approximately 95 to 100 race days per year, usually with nine races a day. We also send the signal of our live races to hundreds of off-track sites, including fairgrounds, hotels, casinos, and other race tracks, and receive simulcast signals from live races conducted at other race tracks, including Southern and Northern California tracks.

   Hollywood Park derives revenues primarily from a share of the pari-mutuel handle at rates fixed by the State of California. Pari-mutuel wagering means that patrons bet against each other in a pool rather than against the operator of the facility or with pre-set odds. Hollywood Park also receives revenue from admission fees and concession sales.

  The Hollywood Park-Casino

   The Hollywood Park-Casino opened in July 1994 on the premises of the Hollywood Park Race Track. We operate the casino under a California law that permits publicly-traded pari-mutuel racing associations to operate card club casinos on race track premises.

   The Hollywood Park-Casino offers 145 table games in 30,000 square feet of gaming space. California card club casinos may not participate in the wagers made or in the outcome of any card games. The Hollywood Park-Casino offers only certain card games, including Poker, Pai Gow and California Blackjack, but no slot machines. Hollywood Park-Casino patrons pay a fee for seats at gaming tables or for each hand played. We also derive revenue from food and beverage sales, rental of facilities for bingo, gift shops and health club operations.

  Crystal Park Hotel and Casino

   Crystal Park opened in late 1996 as Southern California's first major combined hotel and casino property. The 226-room hotel operates under a Radisson Hotels International, Inc. flag. Crystal Park's casino, which has 60 table games, offers games similar to those offered at the Hollywood Park-Casino.

   Since Crystal Park is not located on the same property as a race track, an unaffiliated operator who is licensed by the State of California and the City of Compton operates Crystal Park under a four year triple-net lease. Although the rent was due to increase to $350,000 per month as of July 1, 1998, we agreed to accept rent of $150,000 per month through January 1999. We expect that, under present market conditions, the monthly rent will not increase as scheduled in the lease, but rather will remain between $100,000 and $150,000.

Arizona Property

  Turf Paradise

   We acquired Turf Paradise in 1994. Turf Paradise was organized in 1954 and is located in the northwest region of Phoenix, Arizona on approximately 275 acres, approximately 100 of which are undeveloped. We have entered into an agreement to sell 12 acres of the undeveloped land for approximately $4.6 million. The purchaser, a national retailer, intends to construct a major retail outlet on the site. We expect to complete the sale in the first quarter of 1999.

   Turf Paradise conducts one live thoroughbred meet per year, which runs from September to May. During live racing, Turf Paradise accepts simulcast races from numerous race tracks, and also sends its live race signals to a large number of off-track sites. Turf Paradise operates as a simulcast facility, accepting race signals during its off season covering June through August.

Argentina Properties

   We operate two casinos in the cities of Neuquen and San Martin de los Andes in west central Argentina. Approximately 900,000 people live within a 150-mile radius of the two cities. The cities are located near several Argentine tourist attractions, including national parks, ski resorts and a wide variety of outdoor activities.

  Casino Magic Argentina

   In December, 1994, Casino Magic Neuquen SA, a wholly-owned subsidiary of Casino Magic, entered into a twelve-year concession agreement with the provincial government of the Argentine Province of Neuquen to operate the casinos. Gaming operations began on January 1, 1995. On May 31, 1997, Casino Magic sold a 49% interest in Casino Magic Neuquen SA to Crown Casino Corp. for $7 million. We retain a controlling interest in Casino Magic Neuquen SA and manage the casinos in Argentina for a fee equal to approximately two percent of the casinos' gross revenues.

   The larger casino, located in the city of Neuquen, contains approximately 27,000 square feet of gaming space and offers 398 slot machines, 40 table games, and a 384-seat bingo facility. The smaller casino operates in San Martin de los Andes, a resort town approximately 200 miles southwest of the city of Neuquen. The San Martin de los Andes casino offers 75 slot machines and 16 table games in approximately 2,500 square feet of gaming space.

Other Gaming Interests

  Legends Casino

   Through HP Yakama, Inc., our wholly-owned subsidiary, we made a seven-year loan of approximately $9.6 million, at 10% interest, to the Yakama Tribal Gaming Corporation to construct the Legends Casino, which opened in May 1998 in Toppenish, Washington. Legends Casino is approximately 160 miles from both Seattle, Washington and Portland, Oregon, and features a 600-seat bingo hall, electronic pull tabs, and table games, including Blackjack, Poker, Craps, Roulette, Mini-bac, and Caribbean Stud. Legends Casino does not have slot machines. The Yakama Tribal Gaming Corporation pays HP Yakama an amount equal to 28% of Net Revenues (as defined in the relevant agreement). The payment decreases to 22% over a seven-year period. HP Yakama pays 22% of payments received from the Yakama Tribal Gaming Corporation to North American Sports Management pursuant to a Profit Participation Agreement.

Employees

   The following is a summary of Hollywood Park's employees by property:

                                                                       Total
                                                 Permanent Seasonal   Staffing
                     Property                      Staff    Staff      Range
                     --------                    --------- -------- ------------
   Hollywood Park-Casino........................   1,415      --           1,415
   Boomtown Reno................................     800      300      800-1,100
   Boomtown New Orleans.........................   1,100      --           1,100
   Boomtown Biloxi..............................     970      --             970
   Casino Magic Bay St. Louis...................   1,250       50    1,250-1,300
   Casino Magic Biloxi..........................   1,160      --           1,160
   Casino Magic Bossier.........................   1,425      --           1,425
   Casino Magic Argentina.......................     255      --             255
   Hollywood Park Race Track....................     390    1,020      390-1,410
   Turf Paradise................................      85      425         85-510
   Corporate....................................      35      --              35
                                                   -----    -----   ------------
                                                   8,885    1,795   8,885-10,680
                                                   =====    =====   ============

   We do not employ the staff at the Crystal Park Casino.

   Our staff is non-union, with the exception of the janitorial and food service employees at the Hollywood Park-Casino and the majority of the seasonal staff at the Hollywood Park Race Track. We believe that we have good relationships with our employees. We are presently in or about to begin discussions with the union representing the food service staff. We believe that this contract will be renewed without incident, though there can be no assurance that labor problems will be avoided.

Properties

   The following describes our principal real estate properties:

   Casino Magic Bossier. We own the 23-acre site on the Red River in Bossier City, Louisiana on which Casino Magic Bossier is located. The property, which contains a dockside casino and land-based facilities, including a new hotel that opened in December 1998, secures the outstanding $112.9 million aggregate principal amount of Louisiana Notes. Casino Magic Bossier is owned and operated by Casino Magic of Louisiana, Corp., an indirect wholly-owned subsidiary which is an unrestricted subsidiary under the Indenture governing the Notes.

   Boomtown New Orleans. We own the approximately 50 acres in Harvey, Louisiana on which Boomtown New Orleans is located. This property is approximately 10 miles from the French Quarter of New Orleans. We own all improvements to and facilities on this property, including the riverboat casino.

   Casino Magic Bay St. Louis. We own approximately 591 acres in the city of Bay St. Louis, Mississippi, including the 17-acre marina where the gaming barge is moored. The property includes an 18-hole golf course, a hotel, and other land-based facilities, all of which we own.

   Casino Magic Biloxi. Casino Magic Biloxi is located on an approximately 16-acre site, which includes land located on both the north and south sides of U.S. Highway 90. We own approximately 4.5 acres and lease approximately 11.5 acres, including approximately 6.4 acres of submerged tidelands adjacent to the land which is leased from the State of Mississippi under a ten-year lease with a five-year renewal option.

   Boomtown Biloxi. We lease substantially all of the 19 acres on which Boomtown Biloxi sits under a 99 year lease that began in 1994. In addition, we lease property for parking under several lease agreements ranging from 10 to 25 years. We also lease approximately 5.1 acres of submerged tidelands at the casino site from the State of Mississippi under a ten-year lease with a five-year option to renew. We own the barge on which the casino is located and all of the land-based facilities.

   Boomtown Reno. We own the 569 acres of land in Verdi, Nevada on which Boomtown Reno is located. We use approximately 61 acres for current operations. We also own all of the improvements and facilities on the land, including the casino, hotel, fun center, truck stop and recreational vehicle park. We also own the related water rights and operate our own sewage treatment facility at the site. Of the remaining acreage, we are considering developing approximately 250 acres.

   Hollywood Park Race Track and Hollywood Park-Casino. We own approximately 378 acres in Inglewood, California. Management believes the fair market value of the land equals approximately $200 million. The property contains the 60,000 square foot Hollywood Park-Casino, the Hollywood Park Race Track and our executive offices. The Hollywood Park Race Track, Hollywood Park-Casino, and parking areas cover approximately 218 acres, leaving approximately 160 acres available for development.

   Crystal Park Hotel and Casino. Crystal Park Hotel and Casino Development Company, LLC, our wholly-owned subsidiary, leases the hotel from the City of Compton under a 50-year lease, but owns the ground floor where the approximately 40,000 square foot casino is located. It also owns approximately six acres of land containing a parking structure used for the hotel and casino and leases an additional approximately 35 acres of unimproved land to be used for expansion or additional parking, if needed. An unaffiliated third party operates Crystal Park under a four-year triple-net lease.

   Turf Paradise. We own approximately 275 acres in the northwest region of Phoenix, Arizona, on which our Turf Paradise race track is located. Management believes the land has a fair market value of approximately $30 million. The site includes approximately 100 acres of undeveloped land. We have entered into an agreement to sell 12 acres of the property to a national retailer, who plans to construct a major retail outlet on the purchased parcels.

   Argentina Properties. We operate two casinos in Argentina under a twelve-year concession agreement with the provincial government of the Argentine Province of Neuquen. Pursuant to the agreement, we operate a casino in the city of Neuquen on an approximately 27,000 square foot site owned by the Province of Neuquen and provided to us as part of the concession. The second casino is in San Martin de los Andes on an approximately 2,500 square foot site which we lease from a third party for a six-year term. We have the option to extend the term of the concession agreement for a minimum of an additional five years if we expend more than $5 million to construct a hotel in the Province of Neuquen.

   Except for the Casino Magic Bossier and Argentina properties, substantially all of the properties described above are pledged to secure obligations under the Bank Credit Facility.

Regulation and Licensing

   Louisiana. The ownership and operation of a riverboat gaming vessel is subject to the Louisiana Riverboat Economic Development and Gaming Control Act (the "Louisiana Act"). As of May 1, 1996, gaming activities are regulated by the Louisiana Gaming Control Board (the "Board"). The Board is responsible for issuing the gaming license and enforcing the laws, rules and regulations relative to riverboat gaming activities. The Board is empowered to issue up to 15 licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish.

   The laws and regulations of Louisiana seek to (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing procedures for reliable record keeping and making periodic reports to the Board; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through fees; and (vi) ensure that gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women and minorities.

   The Louisiana Act specifies certain restrictions and conditions relating to the operation of riverboat gaming, including but not limited to the following:
(i) in parishes bordering the Red River, such as the Company's Casino Magic property in Bossier, gaming may be conducted dockside; however, in all other authorized locations such as Boomtown New Orleans, gaming is not permitted while a riverboat is docked, other than for forty-five minutes between excursions, unless dangerous weather or water conditions exist; (ii) each round trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions; (iii) agents of the Board are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated river or waterway; (vi) gaming equipment may not be possessed, maintained, or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair, or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat; (viii) persons under 21 are not permitted in designated gaming areas; (ix) except for slot machine play, wagers may be made only with tokens, chips, or electronic cards purchased from the licensee aboard a riverboat, (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Board.

   No person may receive any percentage of the profits from the Company's operations in Louisiana without first being found suitable. In March 1994, Boomtown New Orleans, its officers, key personnel, partners and persons holding a 5% or greater interest in the partnership were found suitable by the predecessor to the Board. In April 1996, the Board's predecessor confirmed that Casino Magic Bossier's officers, key personnel, partners and persons holding a 5% or greater interest in the corporation were suitable and authorized to acquire an existing licensee. A gaming license is deemed to be a privilege under Louisiana law and as such may be denied, revoked, suspended, conditioned or limited at any time by the Board. In issuing a license, the Board must find that the applicant is a person of good character, honesty and integrity and the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Board will not grant any licenses unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat in its application for a license; (v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications; and (viii) the applicant is of good moral character.

   The Board may not award a license to any applicant who fails to provide information and documentation to reveal any fact material to qualifications or who supplies information which is untrue or misleading as to a material fact pertaining to the qualification criteria; who has been convicted of or pled nolo contendere to an offense punishable by imprisonment of more than one year; who is currently being prosecuted for or regarding whom charges are pending in any jurisdiction of an offense punishable by more than one year imprisonment; if any holder of 5% or more in the profits and losses of the applicant has been convicted of or pled guilty or nolo contendere to an offense which at the time of conviction is punishable as a felony.

   The transfer of a license is prohibited. The sale, assignment, transfer, pledge, or disposition of securities which represent 5% or more of the total outstanding shares issued by a holder of a license is subject to prior Board approval. A security issued by a holder of a license must generally disclose these restrictions.

   Section 2501 of the regulations enacted by the Louisiana State Police Riverboat Gaming Division pursuant to the Louisiana Act (the "Regulations") requires prior written approval of the Board of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest (other than in a corporation) or economic interest of five percent (5%) or more in any licensee.

   Section 2523 of the Regulations requires notification to and prior approval from the Board of the (a) application for, receipt, acceptance or modification of a loan, or the (b) use of any cash, property, credit, loan or line of credit, or the (c) guarantee or granting of other forms of security for a loan by a licensee or person acting on a licensee's behalf. Exceptions to prior written approval apply to any transaction for less than $2,500,000 in which all of the lending institutions are federally regulated, or if the transaction involves publicly registered debt and securities sold pursuant to a firm underwriting agreement.

   The failure of a licensee to comply with the requirements set forth above may result in the suspension or revocation of that licensee's gaming license. Additionally, if the Board finds that the individual owner or holder of a security of a corporate license or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Act, the Board may require, under penalty of suspension or revocation of the license, that the person not (a) receive dividends or interest on securities of the corporation,

(b) exercise directly or indirectly a right conferred by securities of the corporation, (c) receive remuneration or economic benefit from the licensee, or
(d) continue in an ownership or economic interest in the licensee.

   A licensee must periodically report the following information to the Board, which is not confidential and is to be available for public inspection: the licensee's net gaming proceeds from all authorized games; the amount of net gaming proceeds tax paid; and all quarterly and annual financial statements presenting historical data that are submitted to the Board, including annual financial statements that have been audited by an independent certified public accountant.

   The Board has adopted rules governing the method for approval of the area of operations and the rules and odds of authorized games and devices permitted, and prescribing grounds and procedures for the revocation, limitation or suspension of licenses and permits.

   On April 19, 1996, the Louisiana legislature adopted legislation requiring statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit licensed riverboat gaming, licensed video poker gaming, and licensed land-based gaming in Orleans Parish. The applicable local election took place on November 5, 1996, and the voters in the parishes of Boomtown New Orleans and Casino Magic Bossier voted to continue licensed riverboat and video poker gaming. However, it is noteworthy that the current legislation does not provide for any moratorium on future local elections on gaming.


   Mississippi. The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission") and the Mississippi State Tax Commission (the "Mississippi Gaming Authorities").

   The Mississippi Gaming Control Act (the "Mississippi Act"), which legalized dockside casino gaming in Mississippi, was enacted June 29, 1990. Although not identical, the Mississippi Act is similar to the Nevada Gaming Control Act. The Mississippi Commission adopted regulations which are also similar in many respects to the Nevada Gaming Commission's regulations.

   The laws, regulations and supervisory procedures of Mississippi and the Mississippi Commission seek to: (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Commission; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through taxation and licensing fees; and (vi) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Commission. Changes in Mississippi laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted and such changes, if enacted, could have an adverse effect on the Company and the Company's Mississippi gaming operations.

   The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that border the Gulf Coast or the Mississippi River, but only if the voters in such counties have not voted to prohibit gaming in that county. During 1998, certain anti-gaming groups proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution. The proposals were declared illegal by Mississippi courts on constitutional and procedural grounds. If another such proposal were to be offered and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it is possible for the voters of Mississippi to consider such a proposal in November of 2000. See "Risk Factors-- Uncertain Status of Mississippi Anti-Gaming Initiative." As of January 1, 1999, dockside gaming was permissible in nine of the fourteen eligible counties in the state and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River or in the waters lying south of the counties along the Mississippi Gulf Coast. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi.

   The Company and any subsidiary of the Company (or partnership in which the subsidiary is a partner) that operates a casino in Mississippi (a "Mississippi Gaming Subsidiary"), is subject to the licensing and regulatory control of the Mississippi Commission. The Company must be registered under the Mississippi Act as a publicly traded holding company for the Mississippi Gaming Subsidiaries and is required periodically to submit detailed financial and operating reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. If the Company is unable to continue to satisfy the registration requirements of the Mississippi Act, the Company and its Mississippi Gaming Subsidiaries cannot own or operate gaming facilities in Mississippi. Each Mississippi Gaming Subsidiary must maintain a gaming license from the Mississippi Commission to operate a casino in Mississippi. Such licenses are issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations.

   Gaming licenses are not transferable, are issued for a two-year period and must be renewed periodically thereafter. Boomtown Biloxi's license must be renewed in July of 2000, Casino Magic Bay St. Louis's license must be renewed in April of 2000, and Casino Magic Biloxi's license must be renewed in December of 2000. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Commission. The Company has obtained such approvals in connection with the licensing of its Mississippi Gaming Subsidiaries, and the registration of the Company as a publicly-traded holding company.

   Certain officers and employees of the Company and the officers, directors and certain key employees of the Company's Mississippi Gaming Subsidiaries must be found suitable or be licensed by the Mississippi Commission. The Company believes that findings of suitability with respect to such persons associated with the Company or its Mississippi Gaming Subsidiaries have been applied for or obtained, although the Mississippi Commission in its discretion may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with the Company may be required to be found suitable or licensed, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in a licensed position. The Mississippi Commission has the power to require any Mississippi Gaming Subsidiary and the Company to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities.

   Employees associated with gaming must obtain work permits that are subject to immediate suspension under certain circumstances. The Mississippi Commission shall refuse to issue a work permit to a person convicted of a felony and it may refuse to issue a work permit to a gaming employee if the employee has committed certain misdemeanors or knowingly violated the Mississippi Act or for any other reasonable cause.

   At any time, the Mississippi Commission has the power to investigate and require the finding of suitability of any record or beneficial stockholder of the Company. Mississippi law requires any person who acquires more than 5% of the common stock of a publicly traded corporation registered with the Mississippi Commission to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of the common stock of such a company, as reported to the Securities and Exchange Commission, must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. The Mississippi Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a registered publicly-traded holding company's common stock. However, the Mississippi Commission has adopted a policy that permits certain institutional investors to own beneficially up to 10% of a registered public company's stock without a finding of suitability. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners.

   Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Commission may be found unsuitable. Management believes that compliance by the Company with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of the Company's securities. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of the securities of the Company beyond such time as the Mississippi Commission prescribes, may be guilty of a misdemeanor. The Company is subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or its Mississippi Gaming Subsidiaries, the Company: (i) pays the unsuitable person any dividend or other distribution upon the voting securities of the Company; (ii) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities of the Company; (iii) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or (iv) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

   The Company may be required to disclose to the Mississippi Commission upon request the identities of the holders of any of the Company's debt securities, such as the Old Notes, the Exchange Notes and the 9 1/2% Notes. In addition, under the Mississippi Act the Mississippi Commission may, in its discretion,
(i) require holders of securities of registered corporations, including debt securities such as the Notes, to file applications, (ii) investigate such holders, and (iii) require such holders to be found suitable to own such securities. Although the Mississippi Commission generally does not require the individual holders of obligations such as the Notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

   Each Mississippi Gaming Subsidiary must maintain in Mississippi a current ledger with respect to ownership of its equity securities, and the Company must maintain in Mississippi a current list of stockholders of the Company which must reflect the record ownership of each outstanding share of any class of equity security issued by the Company. The ledger and stockholder lists must be available for inspection by the Mississippi Commission at any time. If any securities of the Company are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company must also render maximum assistance in determining the identity of the beneficial owners.

   The Mississippi Act requires that the certificates representing securities of a publicly-traded corporation bear a legend to the general effect that such securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. The Company has received a waiver from this legend requirement from the Mississippi Commission. The Mississippi Commission has the power to impose additional restrictions on the holders of the Company's securities at any time.

   Substantially all loans, leases, sales of securities and similar financing transactions by a Mississippi Gaming Subsidiary must be reported to or approved by the Mississippi Commission. A Mississippi Gaming Subsidiary may not make an issuance or a public offering of its securities, but may pledge or mortgage casino facilities. The equity interests of a Mississippi Gaming Subsidiary may not be pledged without the prior approval of the Mississippi Commission. The Company may not make a public offering of its securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for one or more such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering.

   Changes in control of the Company through merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover, and certain recapitalizations and stock purchases by the Company, cannot occur without the prior approval of the Mississippi Commission. The Mississippi Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

   The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and corporations whose stock is publicly traded that are affiliated with those licensees, may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Mississippi Commission before the Company may make exceptional repurchases of voting securities in excess of the current market price of its common stock (commonly called "greenmail") or before a corporate acquisition opposed by management may be consummated. Mississippi's gaming regulations will also require prior approval by the Mississippi Commission if the Company adopts a plan of recapitalization proposed by its Board of Directors opposing a tender offer made directly to the shareholders for the purpose of acquiring control of the Company.

   Neither the Company nor any subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of the Company and its affiliates. The Mississippi Commission must approve any future gaming operations of the Company outside Mississippi. The Mississippi Commission has approved the Company's current operations in other jurisdictions but must approve the Company's operations in any new jurisdictions.

   If the Mississippi Commission decides that a Mississippi Gaming Subsidiary violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke the license of the Mississippi Gaming Subsidiary. In addition, a Mississippi Gaming Subsidiary, the Company and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could attempt to appoint a supervisor to operate the casino facilities. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company and the Mississippi Gaming Subsidiary's gaming operations and the Company's results of operations.

   License fees and taxes, computed in various ways depending on the type of gaming involved, are payable to the State of Mississippi and to the counties and cities in which a Mississippi Gaming Subsidiary's respective operations will be conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (i) a percentage of the gross gaming revenues received by the casino operation, (ii) the number of slot machines operated by the casino or (iii) the number of table games operated by the casino. The license fee payable to the State of Mississippi is based upon "gaming receipts" (generally defined as gross receipts less pay outs to customers as winnings) and equals 4% of gaming receipts of $50,000 or less per month, 6% of gaming receipts over $50,000 and less than $134,000 per month, and 8% of gaming receipts over $134,000. The foregoing license fees are allowed as a credit against the licensee's Mississippi income tax liability for the year paid. The gross revenue fee imposed by the Mississippi communities in which the Company's casino operations are located equals approximately 4 percent of the gaming receipts.

   In October 1994, the Mississippi Commission adopted two new regulations. Under the first regulation, as condition of licensure or license renewal, casino vessels on the Mississippi Gulf Coast that are not self-propelled must be moored to withstand a Category 4 hurricane with 155 mile-per-hour winds and 15-foot tidal surge. The Company believes that all of its Mississippi Gaming Subsidiaries currently meet this requirement. The second regulation requires as a condition of licensure or license renewal that a gaming establishment's plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities, the expenditures for which will amount to at least 25% of the casino cost. Such facilities shall include any of the following: a 250-room hotel of at least a two-star rating as defined by the current edition of the Mobil Travel Guide, a theme park, golf courses, marinas, tennis complex, entertainment facilities, or any other such facility as approved by the Mississippi Commission as infrastructure. Parking facilities, roads, sewage and water systems, or facilities normally provided by cities and/or counties are excluded. The Mississippi Commission may in its discretion reduce the number of rooms required, where it is shown to the Commission's satisfaction that sufficient rooms are available to accommodate the anticipated visitor load. The Company believes that all of its Mississippi Gaming Subsidiaries currently meet such requirements. The Mississippi Commission has recently approved amendments to the regulation that would increase the infrastructure development requirement from 25% to 100% for new casinos (or upon acquisition of a closed casino), but would grandfather existing licensees.

   The sale of food or alcoholic beverages at the Mississippi Gaming Subsidiaries is subject to licensing, control and regulation by the applicable state and local authorities. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the affected casino or casinos. Certain officers and managers of the Company and the Mississippi Gaming Subsidiaries must be investigated by the Alcoholic Beverage Control Division of the State Tax Commission (the "ABC") in connection with the Mississippi Gaming Subsidiaries' liquor permits. Changes in licensed positions must be approved by the ABC.

   Nevada. The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission ("Nevada Commission"), the Nevada State Gaming Control Board ("Nevada Board") and Washoe County. The Nevada Commission, the Nevada Board and Washoe County are collectively referred to as the "Nevada Gaming Authorities."

   The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on Boomtown's gaming operations.

   Boomtown Hotel & Casino, Inc. (the "Gaming Subsidiary"), which operates Boomtown Reno and two other gaming operations with slot machines only, is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. The Company is currently registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of Boomtown, which is registered as an intermediary company ("Intermediary Company"). Boomtown has been found suitable to own the stock of the Gaming Subsidiary, which is a corporate licensee (a "Corporate Licensee") under the terms of the Nevada Act. As a Registered Corporation, the Company is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or holder of an interest of, or receive any percentage of profits from an Intermediary Company or a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company, Boomtown and the Gaming Subsidiary have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

   The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company, Boomtown or the Gaming Subsidiary in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Company, Boomtown and the Gaming Subsidiary must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company and Boomtown who are actively and directly involved in gaming activities of the Gaming Subsidiary may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

   If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company, Boomtown or the Gaming Subsidiary, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company, Boomtown or the Gaming Subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

   The Company and the Gaming Subsidiary are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Company, Boomtown and the Gaming Subsidiary must be reported to or approved by the Nevada Commission.

   If it were determined that the Nevada Act was violated by the Gaming Subsidiary, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, Boomtown, the Gaming Subsidiary and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Boomtown Reno and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of the Gaming Subsidiary or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the Company's gaming operations.

   Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and be found suitable as a beneficial holder of the Company's voting securities if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

   The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada

Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant is required to pay all costs of investigation.

   Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, Boomtown or the Gaming Subsidiary, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

   The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation such as the Old Notes, the Exchange Notes and the 9 1/2% Notes, to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

   The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require that the Company's stock certificates bear a legend indicating that the securities are subject to the Nevada Act. However, to date the Nevada Commission has not imposed such a requirement on the Company.

   The Company is not permitted to make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On March 25, 1999, the Nevada Commission granted the Company prior approval to make public offerings for a period of two years, subject to certain conditions (the "Shelf Approval"). The Shelf Approval also applies to any affiliated company wholly owned by the Company (an "Affiliate"), which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Shelf Approval also includes approval for Boomtown and the Gaming Subsidiary to guarantee any security issued by, and for the Gaming Subsidiary to hypothecate its assets to secure the payment or performance of any obligations issued by, the Company or an Affiliate in a public offering under the Shelf Registration. The Shelf Approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of Boomtown and the Gaming Subsidiary (collectively, "Stock Restrictions"). The Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Shelf Approval does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful. The Exchange Offer will constitute a public offering (as defined in the Nevada Act) and will be made pursuant to the Shelf Approval. Any Stock restrictions in respect of the Exchange Notes are covered by the Shelf Approval. Any Stock Restrictions in respect of the Old Notes are not covered by the Shelf Approval and therefore require the prior approval of the Nevada Commission in order to be effective. The Stock Restrictions in respect of the Old Notes were approved by the Nevada Commission on March 25, 1999.


   Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

   The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

   License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to Washoe County, in which the Gaming Subsidiary's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in a cabaret, nightclub, cocktail lounge or casino showroom in connection with the serving or selling of food or refreshments, or the selling of any merchandise.

   Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of such Licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada

Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with, or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

   California. Operation of California card club casinos such as the Hollywood Park-Casino and Crystal Park is governed by the Gambling Control Act (the "GCA") and is subject to the oversight of the California Attorney General and the California Gambling Control Commission. Under the GCA, a California card club casino may only offer certain forms of card games, including Poker, Pai Gow, and California Blackjack. A card club casino may not offer many of the card games and other games of chance permitted in Nevada and other jurisdictions where the Company conducts business.

   Although the California Attorney General takes the position that, under the GCA, only individuals, partnerships or privately-held companies (as opposed to publicly-traded companies such as Hollywood Park) are eligible to operate card club casinos, the 1995 enactment of California Senate Bill 100 ("SB-100") and the subsequent enactment of SB-8 permit a publicly-owned racing association to own and operate a card club casino if it also owns and operates a race track on the same premises.

   Pursuant to the GCA, the operator of a card club casino, and its officers, directors and certain stockholders are required to be registered by the Attorney General and licensed by the municipality in which it is located. In September 1995, the Attorney General granted Hollywood Park a provisional registration under SB-100 to operate the Hollywood Park-Casino which was renewed effective January 1, 1999. A permanent registration will not be granted until the California Department of Justice completes its review of the applications of Hollywood Park and its corporate officers and directors. The Attorney General has broad discretion to deny a gaming registration and may impose reasonably necessary conditions upon the granting of a gaming registration. Grounds for denial include felony convictions, criminal acts, convictions involving dishonesty, illegal gambling activities, and false statements on a gaming application. Such grounds also generally include having a financial interest in a business or organization that engages in gaming activities that are illegal under California law; however, this provision contains an exception for publicly-traded racing associations such as Hollywood Park. In addition, the Attorney General possesses broad authority to suspend or revoke a gaming registration on any of the foregoing grounds, as well as for violation of any federal, state or local gambling law, failure to take reasonable steps to prevent dishonest acts or illegal activities on the premises of the card club casino, failure to cooperate with the Attorney General in its oversight of the card club casino and failure to comply with any condition of the registration.

   Hollywood Park's operations at the Hollywood Park-Casino are also regulated by a City of Inglewood ordinance (the "Inglewood Ordinance"). The Inglewood Ordinance provides for a single card club casino located on the premises of the Hollywood Park Race Track and requires Hollywood Park, as the operator of the Hollywood Park-Casino, to be licensed by the City of Inglewood and to obtain a card club operations certificate. The Inglewood City Council has approved Hollywood Park's application for a gaming license and on August 21, 1996 Hollywood Park was granted the required card club operations certificate. Hollywood Park's city gaming license and operations certificate are valid for five years unless revoked, suspended or surrendered, and are renewable annually thereafter.

   In addition to Hollywood Park, the Inglewood Ordinance also requires all employees, each beneficial owner of at least 10% of the outstanding Hollywood Park common stock, and certain key employees of Hollywood Park to have either a permit or a valid registration from the City of Inglewood. The license to operate the card club casino may be suspended or revoked if such a stockholder or employee fails to obtain a permit. Without the prior consent of the City of Inglewood, a 10% stockholder may not transfer or sell its Hollywood Park shares to any person who is, or by reason of such transaction would become, a 10% stockholder. These licensing requirements and transfer restrictions apply to all 10% stockholders of

Hollywood Park, and no waiver from such requirements or restrictions are provided for institutional or other investors who purchase for investment purposes only.

   The City of Compton has granted the operator of Crystal Park all municipal gaming licenses necessary for operation of Crystal Park, and the operator has received a provisional registration from the California Department of Justice.

   The California Horse Racing Board ("CHRB") has jurisdiction and supervision over all horse race meets in the State of California. Licenses granted by the CHRB must be obtained annually by Hollywood Park in order to conduct both the Spring/Summer and Autumn race meets. The CHRB has the authority, when granting any license, to vary the number of weeks allocated to any applicant and the time of year in which such allocation falls. The CHRB may, at its discretion, refuse to issue a license to a race track operator such as Hollywood Park that has a financial interest in another licensed race track operation or in the conduct of horse racing meets by any other person at any other race track in California. Although no future assurance can be given, Hollywood Park has applied for and received a license to conduct thoroughbred horse race meets every year since 1938, except for 1942 and 1943 due to wartime activities.

   Indiana. On September 14, 1998, the Indiana Gaming Commission ("Indiana Commission") voted to award a Certificate of Suitability to Pinnacle Gaming Development Corporation ("Indiana Affiliate"), ninety-seven percent (97%) of the equity of which is owned and controlled by affiliates of the Company. The Certificate of Suitability authorizes the Indiana Affiliate to develop a $148,000,000 riverboat gaming resort, including a hotel and golf course, in Switzerland County, Indiana. Upon completion of development of the project in accordance with the Certificate of Suitability and satisfaction of other conditions, the Indiana Commission is expected to issue a license to the Indiana Affiliate. That license would be the fifth and final license authorized under Indiana law for riverboat gaming operations conducted from sites on the Ohio River.

   The ownership and operation of riverboat casinos docked at Indiana-based sites are subject to extensive state regulation under the Indiana Riverboat Gaming Act ("Indiana Act") and regulations which the Indiana Commission has adopted under the Indiana Act. The Indiana Act and the regulations adopted to date are significant to the Company's prospects for successfully developing and operating the Switzerland County, Indiana based riverboat casino and associated developments through its Indiana affiliate.

   The Indiana Act extends broad and pervasive regulatory powers and authority to the Indiana Commission. The Indiana Commission has adopted a comprehensive set of regulations covering ownership and reporting for licensed riverboat casinos together with "rules of the game" governing the actual operation of riverboat casinos. The Indiana Commission has also adopted a set of regulations under the Indiana Act which covers numerous operational matters concerning riverboat casinos licensed by the Commission.

   Among the regulations adopted by the Indiana Commission is one dealing with riverboat excursions, routes and public safety. The Indiana Act requires licensed riverboat casinos to be cruising vessels and the regulations carry out the legislative intent with appropriate recognition of public safety needs. The regulations explicitly preclude "dockside gambling." Riverboat gaming excursions are limited to a duration of up to four hours unless otherwise expressly approved by the Indiana Commission. All excursion routes and schedules are subject to the approval of the Indiana Commission. No gaming may be conducted while the boat is docked except: (1) for thirty-minute embarkment and disembarkment periods at the beginning and end of a cruise; (2) if the master of the riverboat reasonably determines that specific weather or water conditions present a danger to the riverboat, its passengers and crew; (3) if either the vessel or the docking facility is undergoing mechanical or structural repair; (4) if water traffic conditions present a danger to the riverboat, riverboat passengers and crew, or to other vessels on the water, or
(5) if the master has been notified that a condition exists that would cause a violation of Federal law if the riverboat were to cruise.

   For Ohio River excursions, such as those the Indiana Affiliate will conduct from its Switzerland County development, "full excursions" must be conducted at all times during the year unless the master determines otherwise, for the above-stated reasons. A "full excursion" is a cruise on the Ohio River. The Ohio River has waters in both Indiana and Kentucky. The Company believes there is ample room to cruise fully in Indiana waters on the Ohio River with no need or likelihood of entering Kentucky waters. Therefore, the provisions of Kentucky law (which preclude any kind of casino gaming) will not have any impact on the Company's prospective Indiana operations.

   An Indiana riverboat owner's license has an initial effective period of five years; thereafter, a license is subject to annual renewal. The Indiana Commission has broad discretion over the initial issuance of licenses and over the renewal, revocation, suspension and control of riverboat owner's licenses. The Indiana affiliate has received a Certificate of Suitability designed to lead to issuance of a license upon completion of project development and satisfaction of various conditions. The Indiana Act requires a reinvestigation after three years to ensure the owner continues to be in compliance with the Indiana Act. Officers, directors and principal owners of the actual license holder and employees who are to work on the riverboat are subject to substantial disclosure requirements as a part of securing and maintaining necessary licenses. Significant contracts to which the Indiana Affiliate is party are subject to disclosure and approval processes imposed by the regulations. A riverboat owner's licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods or services rendered or received. All contracts are subject to disapproval by the Indiana Commission. Suppliers of gaming equipment and materials must also be licensed under the Indiana Act.

   Licensees are statutorily required to disclose to the Indiana Commission the identity of all directors, officers and persons holding direct or indirect beneficial interests of 1% or greater. The Indiana Commission also requires a broad and comprehensive disclosure of financial and operating information on licensees and their principal officers, and those parent corporations and other upstream owners. The Company and the Indiana Affiliate have provided full information and documentation to the Indiana Commission. As part of the process leading up to the issuance of the Certificate of Suitability they must continue to do so until issuance of the license and then throughout the period of licensure. The Indiana Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate's committee or to a regular party committee by the holder of a riverboat owner's license or a supplier's license, by an officer of a licensee, by an officer of a person that holds at least a 1% interest in the licensee or by a person holding at least a 1% interest in the licensee. The Indiana Commission has promulgated a rule requiring quarterly reporting by such licensees, officers, and persons.

   As a condition to receiving a license to conduct riverboat casino operations from the Indiana Commission, the Company will be required to obtain permits and approvals from the United States Army Corp of Engineers to develop the facilities it will use to conduct operations. Clearances will be required to be received from the Indiana Department of Natural Resources for portions of the proposed development. Alcoholic beverage permits for riverboat excursions and for the hotel and boarding facilities will be required as will various other permits and governmental consents or clearances.

   Adjusted gross receipts from gambling games authorized under the Indiana Act are subject to a tax at the rate of 20% on adjusted gross receipts. "Adjusted gross receipts" means the total of all cash and property received from gaming operations less cash paid out as winnings and uncollectible gaming receivables (not to exceed 2%). The Indiana Act also prescribes an additional tax for admissions, based upon $3 per person per excursion. Property taxes may be imposed on riverboats at rates determined by local taxing authorities. Income to the Company from the Indiana Affiliate will be subject to the Indiana gross income tax, the Indiana adjusted gross income tax and the Indiana supplemental corporate net income tax. Sales on a riverboat and at related resort facilities are subject to applicable use, excise and retail taxes. The Indiana Act requires a riverboat owner licensee to directly reimburse the Indiana Commission for the costs of inspectors and agents required to be present while authorized gaming is conducted.

   Through the establishment of purchasing "goals," the Indiana Act encourages minority and women's business enterprise participation in the riverboat gaming industry. Any person issued a riverboat owner's license must establish goals of at least 10% of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and 5% of the total dollar value of the licensee's contracts for goods and services with women's business enterprises. Compliance with these conditions is incorporated into the Indiana Affiliate's Certificate of Suitability. The Indiana Commission may suspend, limit or revoke the owner's license or impose a fine for failure to comply with the statutory requirements.

   Minimum and maximum wagers on games on the riverboat are left to the discretion of the licensee. Wagering may not be conducted with money or other negotiable currency. There are no statutory restrictions on extending credit to patrons; however, the matter of credit may come under scrutiny in future legislative sessions.

   If an institutional investor acquires 5% or more of any class of voting securities of a holding company of a licensee, the investor is required to notify the Indiana Commission and to provide additional information, and may be subject to a finding of suitability. Any other person who acquires 5% or more of any class of voting securities of a holding company of a licensee is required to apply to the Indiana Commission for a finding of suitability. A riverboat licensee or an affiliate may not enter into a debt transaction of $1 million or more without approval of the Indiana Commission. The Indiana Commission has taken the position that a "debt transaction" includes increases in maximum amount available under reducing revolving credit facilities. A riverboat owner's license is a revocable privilege and is not a property right under the Indiana Act. A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against or otherwise scrutinize or monetize a riverboat owner's license.

   The Governor of Indiana has appointed a study commission on the impact of legalized wagering in Indiana. Its work product may result in calls for changes to the legislative landscape surrounding gaming in Indiana.

   Arizona. The Arizona Racing Commission ("ARC") has jurisdiction and supervision over all racing activities in the State of Arizona. The ARC issues live racing permits that are valid for three years, and off-track permits are granted on a year to year basis. In June 1997, Turf Paradise received a live racing permit from the ARC, which will remain in force through the 1999/2000 race year. The permit specifies that live racing may be conducted between the first week of September through the third week of May and that, so long as there is live racing at Turf Paradise at least five days a week, Turf Paradise may have simulcast wagering on days when there is no live racing.

   Argentina. The Provincial Government of Neuquen, Argentina enacted a casino privatization program to issue twelve-year exclusive concession agreements to operate existing casinos. The Company's two casinos are the only casinos in the province of Neuquen, in west central Argentina, and are located in Neuquen City and San Martin de los Andes. The casinos had previously been operated by the provincial government. The Ministry of Finance of Argentina has adopted a modified regulatory system for casinos, based on the regulatory system utilized by the State of Nevada, and such regulatory system is being administered by the Provincial Government of Neuquen. The Company cannot predict what effect the enactment of other laws, regulations or pronouncements relating to casino operations may have on the operations of Casino Magic Argentina.

Litigation

   Poulos Lawsuit. A class action lawsuit was filed on April 26, 1994, in the United States District Court, Middle District of Florida (the "Poulos Lawsuit"), naming as defendants 41 manufacturers, distributors and casino operators of video poker and electronic slot machines, including Casino Magic. The lawsuit alleges that the defendants have engaged in a course of fraudulent and misleading conduct intended to induce people to play such games based on false beliefs concerning the operation of the gaming machines and the extent to which there is an opportunity to win. The suit alleges violations of the Racketeer Influenced and Corrupt Organization Act, as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seeks damages in excess of $6 billion. On May 10, 1994, a second class action lawsuit was filed in the

United States District Court, Middle District of Florida (the "Ahern Lawsuit"), naming as defendants the same defendants who were named in the Poulos Lawsuit and adding as defendants the owners of certain casino operations in Puerto Rico and the Bahamas, who were not named as defendants in the Poulos Lawsuit. The claims in the Ahern Lawsuit are identical to the claims in the Poulos Lawsuit. Because of the similarity of parties and claims, the Poulos Lawsuit and Ahern Lawsuit were consolidated into one case file in the United States District Court, Middle District of Florida. On December 9, 1994 a motion by the defendants for change of venue was granted, transferring the case to the United States District Court for the District of Nevada, in Las Vegas. In an order dated April 17, 1996, the court granted motions to dismiss filed by Casino Magic and other defendants and dismissed the Complaint without prejudice. The plaintiffs then filed an amended Complaint on May 31, 1996 seeking damages against Casino Magic and other defendants in excess of $1 billion and punitive damages for violations of the Racketeer Influenced and Corrupt Organizations Act and for state common law claims for fraud, unjust enrichment and negligent misrepresentation. Casino Magic and other defendants have moved to dismiss the amended Complaint. Casino Magic believes that the claims are without merit and does not expect that the lawsuit will have a material adverse effect on the financial condition or results of operations of Casino Magic.

   Casino America Litigation. On or about September 6, 1996, Casino America, Inc. commenced litigation in the Chancery Court of Harrison County, Mississippi, Second Judicial District, against Casino Magic, and James Edward Ernst, its Chief Executive Officer, seeking injunctive relief and unspecified compensatory damages in an amount to be proven at trial as well as punitive damages. The plaintiff claims, among other things, that the defendants (i) breached the terms of an agreement they had with the plaintiff, (ii) tortiously interfered with certain of the plaintiff's business relations; and (iii) breached covenants of good faith and fair dealing they allegedly owed to the plaintiff. On or about October 8, 1996, the defendants interposed an answer, denying the allegations contained in the Complaint. The discovery phase of this litigation is continuing and a trial date was initially set for August 1998, but was postponed to mid-1999 after the plaintiff requested a continuance. While Casino Magic's management cannot predict the outcome of this action, it believes plaintiff's claims are without merit and intends to vigorously defend this action.

   Astoria Entertainment, Inc. v. Edwin W. Edwards, et als., United States District Court for the Eastern District of Louisiana, No. 98-3359. This civil action was filed on November 12, 1998 in federal district court in New Orleans against 21 defendants, including Edwin W. Edwards, Stephen Edwards, Edward J. Debartolo, Jr., Debartolo Entertainment Louisiana Gaming, Inc., Hollywood Casino Corporation, Boyd Kenner, Inc., Treasure Chest Casino, L.L.C., five members of the former Louisiana Riverboat Gaming Commission, Hollywood Park, Inc., Louisiana Gaming Enterprises, Inc., and Robert List (the latter three hereafter are referred to as the "Hollywood Park/Boomtown defendants"). The complaint alleges violations of the Racketeer Influenced and Corrupt Organizations ("RICO") Act in connection with the awarding of riverboat gaming licenses in Louisiana. The plaintiff, Astoria Entertainment, Inc. ("Astoria"), contends that it has sustained damages due to alleged racketeering activities of the defendants, allegedly resulting in corruption of the licensing process and Astoria's failure to receive a license for riverboat gaming in, inter alia, the West Bank of Jefferson Parish (suburban New Orleans). The Complaint seeks damages of "not less than $340 million," plus treble damages, costs, and attorneys' fees. On January 15, 1999, the Hollywood Park/Boomtown defendants filed a motion to dismiss Astoria's Complaint for failure to state a claim against those defendants. Astoria voluntarily dismissed its complaint, without prejudice, on February 2, 1999 as to many of the defendants, including the three Hollywood Park/Boomtown defendants.

   Astoria Entertainment Inc. v. Edward J. DeBartolo, Jr., et als., Civil District Court for the Parish of Orleans, State of Louisiana, No. 98-
20315. This action was filed on or about December 1, 1998 in state district court in New Orleans against twelve defendants, including Edward J. Debartolo, Jr., Debartolo Entertainment Louisiana Gaming, Inc., Hollywood Casino Corporation, Robert Guidry, Boyd Gaming, Inc., Boyd Kenner, Inc., Treasure Chest Casino, L.L.C., Hollywood Park, Inc., Robert List, Louisiana Gaming Enterprises, Inc., Boomtown, Inc., and Louisiana-I Gaming, L.P. (the latter five hereafter are referred to as the "Hollywood Park/Boomtown defendants"). The petition seeks damages against the Hollywood

Park/Boomtown defendants and others "in excess of $300 million" for alleged "intentional interference with economic advantage and/or prospective economic advantage" and alleged "unjust enrichment" in connection with the licensing of riverboat gaming in Louisiana. The plaintiff, Astoria Entertainment, Inc. ("Astoria"), alleges that the defendants were obligated to refrain from intentional acts that would interfere with Astoria's alleged ability to obtain a license for riverboat gaming in the West Bank of Jefferson Parish (suburban New Orleans) and that the Hollywood Park/Boomtown defendants breached the obligation by participating in alleged unlawful practices designed to gain an improper advantage in obtaining a certificate of preliminary approval and license for such riverboat gaming. The petition was not served upon any of the Hollywood Park/Boomtown defendants until December 21, 1998, and an extension of time within which to file responsive pleadings through and including February 4, 1999 was obtained. On February 4, 1999, the Hollywood Park/Boomtown defendants filed the Louisiana state court equivalent of a motion to dismiss for failure to state a claim and improper venue. On March 5, 1999, Astoria voluntarily dismissed, without prejudice, all claims asserted against the Hollywood Park/Boomtown defendants.

                                   MANAGEMENT

Directors and Executive Officers

   Each of the executive officers of Hollywood Park, Inc. holds office at the pleasure of the Board of Directors. The current directors and executive officers of Hollywood Park, Inc. are as follows:

             Name           Age                     Position
             ----           ---                     --------
   R.D. Hubbard             63  Chairman of the Board and Chief Executive
                                 Officer

   J.R. Johnson             78  Director

   Robert T. Manfuso        61  Director

   Michael Ornest           41  Director

   Timothy J. Parrott       50  Director

   Lynn P. Reitnouer        66  Director

   Herman Sarkowsky         73  Director

   Marlin Torguson          54  Director

   Warren B. Williamson     70  Director

   G. Michael Finnigan      50  President and Chief Executive Officer of Realty
                                 Investment Group, Inc., a subsidiary of
                                 Hollywood Park; and Chief Financial Officer

   Paul R. Alanis           50  President and Chief Operating Officer

   J. Michael Allen         51  Senior Vice President/Chief Operating Officer
                                 of Gaming Operations

   Donald M. Robbins        51  Secretary; and President of Racing of Hollywood
                                 Park Operating Company

   Mr. Hubbard has been a Director of the Company since 1990; Chairman of the Board and Chief Executive Officer of the Company since September 1991; Chairman of the Board and Chief Executive Officer, Hollywood Park Operating Company since February 1991; President, Hollywood Park Operating Company from February to July 1991; Chairman, AFG Industries, Inc. and its parent company, Clarity Holdings Corp. (glass manufacturing), and director of AFG Industries, Inc.'s subsidiaries, from 1978 to July 1993; Chairman of the Board (and 60% stockholder until March 1994), Sunflower (The Woodlands Race Tracks--greyhound racing and horse racing) from 1988 to March 1994; President, Director, and majority owner, Ruidoso Downs Racing, Inc. (horse racing) since 1988; Chairman of the Board, Chief Executive Officer and sole stockholder, Multnomah Kennel Club, Inc. (greyhound racing) from December 1991 to April 1998; owner and breeder of numerous thoroughbreds and quarter horses since 1962.

   Mr. Johnson has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Chairman, President and Chief Executive Officer, NEWMAR (marine electronics manufacturing) since 1980; Director, Logicon, Inc. (defense oriented intelligence); Trustee, Westminster College.

   Mr. Manfuso has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Co-Chairman of the Board, Laurel Racing Association (horse race track management) from 1984 to February 1994; Vice Chairman of the Board, The Maryland Jockey Club (horse racing) from 1986 to February 1994; Executive Vice President, Laurel Racing Association from 1984 to May 1990; Executive Vice President, The Maryland Jockey Club from 1986 to June 1990; Director, Maryland Horse Breeders Association from 1984 to 1992 and since 1993; Member, Executive Committee, Maryland Million since 1991.

   Mr. Ornest has been a director of the Company since October 1998 and his family has been a shareholder of the Company since 1962; Director of the Ornest Family Partnership since 1983; Director of the Ornest Family Foundation since 1993; Director of the Toronto Argonauts Football Club from 1988 to 1990; President of the St. Louis Arena and Vice President of the St. Louis Blues Hockey Club from 1983 to 1986 and Managing Director of the Vancouver Canadians Baseball Club, Pacific Coast League from 1979 to 1980.

   Mr. Parrott has served as a Director of the Company since June 1997; Chairman of the Board and Chief Executive Officer, Boomtown, Inc. from September 1992 to October 1998; President and Treasurer, Boomtown, Inc. from June 1987 to September 1992; Director, Boomtown, Inc. since 1987; Chairman of the Board and Chief Executive Officer, Boomtown Hotel & Casino, Inc. since May 1988; Chief Executive Officer, Parrott Investment Company (a family-held investment company with agricultural interests in California) since April 1995; Director, The Chronicle Publishing Company since April 1995.

   Mr. Reitnouer has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from September 1991 to January 1992; Partner, Crowell Weedon & Co. (stock brokerage) since 1969; Director (Chairman of the Board), COHR, Inc. since 1986; Director, President, Forest Lawn Memorial Parks Association since 1975; Trustee, University of California Santa Barbara Foundation since 1992 (and Chairman in 1997 and 1998).

   Mr. Sarkowsky has been a Director of the Company since 1991; Director, Hollywood Park Operating Company from February 1991 to January 1992; Owner, Sarkowsky Investment Corporation and SPF Holding, Inc. (real estate development and investments) since 1980; Director, The Sarkowsky Foundation (charitable foundation) since 1982; thoroughbred horse breeder and owner since 1959; Director, Synetics, Inc. (porous plastic manufacturing); Director, Eagle Hardware & Garden, since 1990.

   Mr. Torguson served as the Chairman of the Board of Casino Magic from December 1, 1994 until the Company acquired Casino Magic. Mr. Torguson was President and Chief Executive Officer of Casino Magic from April 1992 through November 1994. From April 1992 to February 1993, Mr. Torguson also served as the Chief Financial Officer and Treasurer of Casino Magic. Mr. Torguson was a 50 percent owner and a Vice President of G.M.T. Management Co. from December 1983 to December 1994. G.M.T. Management Co. was responsible for the operation and management of Jackpot Junction Casino, located in Morton, Minnesota, from December 1983 until January 1, 1992.

   Mr. Williamson has been a Director of the Company since 1991; Vice President and Secretary of the Company from September 1991 to August 1996; Chairman of the Board and Chief Executive Officer of the Company from 1989 to September 1991; Director, Hollywood Park Operating Company since 1985; Vice President and Secretary, Hollywood Park Operating Company from February 1991 to August 1996; Secretary and Treasurer, Hollywood Park Operating Company from 1985 to November 1990; Chairman of Chandler Trusts since 1985; Director, Times Mirror Company; Trustee, Hospital of the Good Samaritan; Trustee, California Thoroughbred Breeders Foundation; Trustee, Claremont McKenna College; Chairman Emeritus, Art Center College of Design; breeder and racer of thoroughbreds since 1970.

   Mr. Finnigan has served as the President and Chief Executive Officer of Realty Investment Group, Inc., a wholly-owned subsidiary of the Company which conducts all of the Company's real estate business and related development activities, since December 1998. He has also served as the Chief Financial Officer and Executive Vice President of the Company and of Hollywood Park Operating Company since March 1989. Mr. Finnigan served as the Company's President, Sports and Entertainment, from January 1996 to December 1998; President, Gaming and Entertainment from February 1994 to January 1996; and Treasurer of the Company and of Hollywood Park Operating Company since March 1992; Chairman of the Board, Southern California Special Olympics since 1996; Chairman of the Board, Centinela Hospital since 1996; and Director, Shoemaker Foundation since 1993.

   Mr. Alanis has served as the President and Chief Operating Officer since January 1999. Mr. Alanis served as President of Horseshoe Gaming, Inc., which is the manager and a member of Horseshoe Gaming, L.L.C., and of Horseshoe GP, Inc., a wholly-owned subsidiary of Horseshoe Gaming, L.L.C. from January 1996 to December 1998; President, KII-Pasadena, Inc. since December 1988; President, Koar International, Inc. from 1991 until 1995.

   Mr. Allen has served as the Company's Senior Vice President, Gaming Operations, since January 1999. Mr. Allen served as Senior Vice President of Horseshoe Gaming, Inc. from October 1, 1995 to December 31, 1998 and prior to that as General Manager of the Horseshoe Casino Center from May 1994. Prior to that, Mr. Allen served as Principal of Gaming Associates, Inc. from September 1992.

   Mr. Robbins has served as Secretary of the Company since 1996 (formerly Assistant Secretary since September 1991). He has also served as President of Racing of Hollywood Park Operating Company since February 1994, Executive Vice President of Hollywood Park Operating Company since 1988, and Secretary of Hollywood Park Operating Company since July 1991. Mr. Robbins served as President of the Company from September 1991 to December 1998; General Manager, Hollywood Park Operating Company from 1986 to February 1994.

Executive Compensation

   The following tables summarize the annual and long-term compensation of, and stock options held by, Hollywood Park's Chief Executive Officer and the two additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 1998 (collectively, the "Named Officers").

                           Summary Compensation Table

                                                             Long Term
                                                            Compensation
                                                               Awards
                                  Annual                    ------------
                               Compensation                 Securities
                             -----------------               Underlying
Name and Principal            Salary   Bonus   Other Annual   Options/    All Other
Position                Year   ($)      ($)    Compensation   SARs (#)   Compensation
------------------      ---- -------- -------- ------------ ------------ ------------
R.D. Hubbard            1998 $500,000 $160,000      $0         50,000      $ 2,370(a)
 Chairman of the Board  1997  400,000   40,235       0         45,000        4,740
 and Chief Executive    1996  400,000        0       0         85,000            0
 Officer

G. Michael Finnigan     1998 $307,600 $ 75,000      $0         35,000      $23,633(b)
 President, Sports and  1997  307,608        0       0         25,000        3,555
 Entertainment,         1996  262,608   25,000       0         40,000            0
 Executive
 Vice President,
 Treasurer, Chief
 Financial Officer

Donald M. Robbins       1998 $295,000 $ 35,000      $0         15,000      $30,484(c)
 President of Hollywood 1997  295,008        0       0         25,000        3,373
 Park, Inc., President  1996  250,008   25,000       0         40,000            0
 of Racing and
 Secretary

--------
(a) Reflects Company matching contributions under the Hollywood Park 401(k)
    Plan.

(b) Includes Company matching contribution under the Hollywood Park 401(k) Plan of $2,370, and $21,262 of distribution related to the termination of the Company's Supplemental Executive Retirement Plan

(c) Includes Company matching contribution under the Hollywood Park 401(k) Plan of $2,249, and $28,235 of distribution related to the termination of the Company's Supplemental Executive Retirement Plan.

   On January 1, 1999, the Company appointed Paul Alanis as President and Chief Operating Officer and Michael Allen as Senior Vice President and Chief Operating Officer of the Company's Gaming Division. Mr. Alanis' annual base salary will be $600,000 and Mr. Allen's will be $400,000. Mr. Alanis and Mr. Allen were granted stock options to purchase 400,000 and 200,000 shares, respectively, on September 10, 1998, but they were not eligible to exercise any of the options until January 1, 1999.

   Stock Option Plans. In 1993 and 1996, the stockholders of Hollywood Park adopted Stock Options Plans, which provided for the issuance of up to 625,000 and 900,000 shares of Hollywood Park common stock upon exercise of the options, respectively. Except for the provisions governing the number of shares issuable thereunder, and except for certain provisions which reflect changes in tax and securities laws, the provisions of the Stock Option Plans are substantially similar. The Hollywood Park Stock Option Plans are administered and terms of option grants are established by the Compensation Committee of the Board of Directors. Under the Hollywood Park Stock Option Plans, options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of Hollywood Park. Options become exercisable according to a vesting period as determined by the Compensation Committee at the date of grant, and expire on the earlier of one month after termination of employment, six months after the death or permanent disability of the optionee, or the expiration of the fixed option term set by the Compensation Committee at the grant date (not to exceed ten years from the grant date). The exercise prices of all options granted under the Hollywood Park Stock Options Plans are determined by the Compensation Committee on the grant date, provided that the exercise price of an incentive stock option may not be less than the fair market value of the common stock at the date of grant.

   As of December 31, 1998, all of the 625,000 shares eligible for issuance under the 1993 Stock Option Plan had either been issued or were subject to outstanding options, and of the 900,000 shares eligible for issuance under the 1996 Stock Option Plan, 260,688 were subject to outstanding options. In addition, 968,111 and 303,924 shares of Hollywood Park common stock are issuable upon exercise of options granted under pre-merger plans of Boomtown and Casino Magic, respectively, which Hollywood Park assumed in each Merger, Hollywood Park has filed registration statements with the Securities and Exchange Commission covering an aggregate of 2,883,215 shares of Hollywood Park common stock issuable upon exercise of options granted under the Hollywood Park Stock Option Plans, the Stock Option Plans of Boomtown and the Stock Option Plans of Casino Magic.

   Options/SAR Grants In Last Fiscal Year. The following table summarizes the option grants to Named Officers and Messrs. Alanis and Allen during the year ended December 31, 1998:

                             Individual Grants
---------------------------------------------------------------------------
                                      Percent of
                                        Total
                          Number of    Options/                             Potential Realizable Value
                          Securities     SARs                                 of Assumed Annual Rates
                          Underlying  Granted to                            of Stock Price Appreciation
                         Options/SARs Employees  Exercise of                      for Option Term
                           Granted    in Fiscal  Base Price    Expiration   ----------------------------
Name                         (#)         Year      ($/Sh)         Date         5% ($)        10% ($)
----                     ------------ ---------- ----------- -------------- ------------- --------------
R.D. Hubbard............    50,000        5%      $13.6250   Feb 3, 2008    $     428,000    $1,086,000

G. Michael Finnigan.....    35,000        3%       13.6250   Feb. 3, 2008         300,000       760,000

Paul R. Alanis..........   300,000       29%       10.1875   Sept. 10, 2008     1,922,000     4,871,000
                           100,000       10%       18.0000   Sept. 10, 2008             0       842,000

J. Michael Allen........   150,000       14%       10.1875   Sept. 10, 2008       961,000     2,435,000
                            50,000        5%       18.0000   Sept. 10, 2008             0       421,000

Donald M. Robbins.......    15,000        1%       13.6250   Feb. 3, 2008         129,000       326,000

   Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values. The following table sets forth information with respect to the exercise of stock options during the year ended December 31, 1998, and the final year end value of unexercised options. None of the Named Officers exercised, nor held, stock appreciation rights during the year ended December 31, 1998.

                                                                         Value of
                                                   Number of            Unexercised
                                                  Securities           In-the Money
                          Shares                  Underlying            Option/SARs
                         Acquired                Options/SARs            At Fiscal
                            On     Value           At Fiscal           Year-End ($)
                         Exercise Realized       Year-End (#)          Exercisable/
Name                       (#)      ($)    Exercisable/Unexercisable Unexercisable (a)
----                     -------- -------- ------------------------- -----------------
R.D. Hubbard............     0       $0          71,688/108,332            $0/$0

G. Michael Finnigan.....     0        0           60,001/64,999            $0/$0

Paul R. Alanis..........     0        0         100,000/300,000            $0/$0

J. Michael Allen........     0        0          50,000/150,000            $0/$0

Donald M. Robbins.......     0        0           60,001/44,999            $0/$0

--------
(a) Represents the difference between the market price of Hollywood Park Common Stock on December 31, 1998, and the exercise price of the options.

Pension Plan

                                               Years of Qualified Service
                                         ---------------------------------------
Final Average Annual Salary                10      15      20      25      30
---------------------------              ------- ------- ------- ------- -------
$100,000................................ $24,745 $37,118 $49,490 $61,863 $66,863
$150,000 to $500,000 (a)................  37,995  56,993  75,990  94,988 102,488

--------
(a) Under current provisions of the Internal Revenue Code, the maximum average salary that may be used in calculating retirement benefits in 1996 was $150,000. Benefits accrued on April 1, 1994 (based on prior compensation limits) are grandfathered. Pension benefits were frozen as of September 1, 1996, for all plan participants, except retained participants, whose benefits were frozen as of December 31, 1996.

   Hollywood Park elected to terminate the Hollywood Park Pension Plan (the "Pension Plan") as of January 31, 1997. Accrued Pension Plan benefits were frozen as of September 1, 1996, for all Pension Plan participants, except retained participants, (participants who, because of legal requirements, including the provisions of the National Labor Relation Act, are represented by a collective bargaining agent) whose benefits were frozen as of December 31, 1996.

   The Pension Plan was a non-contributory, defined benefit plan covering employees of Hollywood Park, Inc., and all employees of HPOC, not eligible for participation in a multi-employer defined benefit plan, who met the Pension Plan's service requirement. R.D. Hubbard, G. Michael Finnigan, and Donald M. Robbins, are the only officers or directors of the Company who participated in the Pension Plan, and their Pension Plan benefits were frozen as of September 1, 1996, and as of that date, Messrs. Hubbard, Finnigan and Robbins had two, six and ten years, respectively, of qualified years of service. Only amounts earned by Messrs. Hubbard, Finnigan and Robbins listed under "Annual Compensation-Salary" as shown in the Summary Compensation table, were considered in determining their Pension Plan benefit levels.

   The amounts listed in the above pension Plan table are estimated annual retirement benefits under the Pension Plan (assuming payments were made on the normal life annuity basis, and not under the provisions on survivor benefits) at a normal retirement age of 65 in 1996, after various years of qualified service, at selected average annual compensation levels. However, due to the Pension Plan benefits being frozen as of September 1,

1996, and based on their actual years of qualified service, and annual compensation levels, Messrs. Hubbard, Finnigan and Robbins annual benefits, expressed as a joint and survivor annuity payment, starting at age 65, are $7,521, $29,082 and $51,009, respectively.

   The amounts required to fund the pension Plan were determined actuarially, and were paid by Hollywood Park to a life insurance company under an unallocated annuity contract.

   Effective January 31, 1997, in conjunction with the termination of the Pension Plan, Hollywood Park elected to terminate its non-qualified Supplementary Employment Retirement Plan (the "SERP"). The SERP was an unfunded plan, established primarily for the purpose of restoring the retirement benefits for highly compensated employees that were eliminated by the Internal Revenue Service in 1994, when the maximum annual earnings allowed for qualified pension plans was reduced to $150,000 from $235,850. Messes. Hubbard, Finnigan and Robbins participated in the SERP, prior to its termination.

   Director Compensation. All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors are entitled to receive, and in 1998 received, an annual retainer of $25,000 per year plus a $1,000 for each Board meeting attended, which they may take in cash or in deferred compensation under Hollywood Park's Directors Deferred Compensation Plan as outlined below. In addition, members of the Executive Committee, Audit Committee and Compensation Committee receive $1,000 for each committee meeting attended, and such amounts are also eligible for the Directors Deferred Compensation Plan. Furthermore, directors and their guests are entitled, without charge, to use the Directors' Room at the Hollywood Park Race Track, which is open on weekends and holidays during the racing season.

   On December 16, 1998, each of Messrs. Johnson, Manfuso, M. Ornest, Parrott, Reitnouer, Sarkowsky, Torguson and Williamson was granted a non-qualified stock option to purchase 2,000 shares of Hollywood Park common stock at an exercise price of $8.75 per share. One-third of the shares purchasable upon exercise of these options was vested on the grant date, with an additional one-third to vest on each of the first and second anniversary of the grant date. All of these options expire on the tenth anniversary of the grant date and (except for the options granted to Messrs. Johnson, Reitnouer, and Williamson) were granted under the Hollywood Park 1996 Stock Option Plan.

   Directors Deferred Compensation Plan. Participation in Hollywood Park's Directors Deferred Compensation Plan is limited to directors of Hollywood Park and each eligible director may elect to defer all or a portion of his annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Hollywood Park Common Stock, at each director's election. As of the date the director's compensation would otherwise have been paid, and depending on the director's election, the director's deferred compensation account will be credited with either (i) cash, (ii) the number of full and/or fractional shares of Hollywood Park common stock obtained by dividing the amount of the director's compensation for the calendar quarter or month which he elected to defer, by the average of the closing price of Hollywood Park common stock on the principal stock exchange on which the Company's common stock listed (or, if the common shares are not listed on a stock exchange, the NASDAQ National Market System) on the last ten business days of the calendar quarter or month for which such compensation is payable or (iii) a combination of cash and shares of Hollywood Park common stock as described in clause (i) and (iii). All cash amounts credited to the director's deferred compensation account bear interest at an amount to be determined from time to time by the Board of Directors.

   If a director has elected to receive shares of Hollywood Park common stock in lieu of his retainer, such director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Hollywood Park common stock obtained by dividing the dividends which would have been paid on the shares credited to the director's deferred compensation account as of the dividend record date, if any, occurring during such calendar quarter is such shares had been shares of issued and outstanding Hollywood Park common stock on such date, by the closing price of the Hollywood Park common stock on the New York Stock Exchange on the date such dividend(s) was paid. In addition, if Hollywood Park declares a dividend payable in shares of Hollywood Park common stock, the director's deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Hollywood Park common stock which such shares would have been entitled to if such shares had been shares of issued and outstanding Hollywood Park common stock on the record date for such stock dividend(s).

   Participating directors do not have any interest in the cash and/or Hollywood Park common stock credited to their deferred compensation accounts until distributed in accordance with the Directors Deferred Compensation Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Deferred Compensation Plan are no greater than the rights of an unsecured general creditor of Hollywood Park. Each participating director may elect to have the aggregate amount of cash and shares credited to his deferred compensation account distributed to him in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director's service as a director of Hollywood Park. Prior to the beginning of any calendar year, a director may elect to change the method of distribution, but amounts credited to a director's account prior to the effective date of such change may not be affected, but rather will be distributed in accordance with the election of the time such amounts were credited to the director's deferred compensation account.

   The maximum number of shares of Hollywood Park common stock that can be issued pursuant to the Directors Deferred Compensation Plan is 125,000 shares. Hollywood Park is not required to reserve or set aside funds or shares of Hollywood Park common stock for the payment of its obligations pursuant to the Directors Deferred Compensation Plan. Hollywood Park is obligated to make available, as and when required, a sufficient number of shares of common stock to meet the needs of the Directors Plan. The shares of Hollywood Park Common Stock to be issued under the Directors Deferred Compensation Plan may be either authorized and unissued shares or reacquired shares.

   Amendment, modification or termination of the Directors Deferred compensation Plan may not (1) adversely affect any eligible director's rights with respect to amounts then credited to his account or (2) accelerate any payments or distributions under the Directors Deferred Compensation Plan (except with regard to bona fide financial hardships).

   Amendment, modification or termination of the Directors Deferred Compensation Plan may not (i) adversely affect any eligible director's rights with respect to amounts then credited to his account or (ii) accelerate any payments or distributions under the Directors Deferred Compensation Plan (except with regard to bona fide financial hardships).

   Employment Contracts, Termination of Employment and Change-in-Control Arrangement. The Company has entered into a three-year employment agreement with G. Michael Finnigan, effective January 1, 1999. Mr. Finnigan's annual compensation will be $400,000 with an annual bonus of up to $200,000. The bonus is payable as follows: (a) an amount in the discretion of the Board in the initial year, and (b) in the remaining years, $100,000 based on the Realty Investment Group, Inc.'s (a subsidiary of the Company) performance and $100,000 at the discretion of the Board. If Mr. Finnigan terminates his employment for good reason (defined for present purposes as a material breach of the employment agreement by the Company and failure to timely remedy such breach), or if the Company terminates him without cause, Mr. Finnigan will receive his annual compensation for one year (including salary and bonus), with health and disability insurance coverage for six months. Mr. Finnigan will also immediately vest in all stock option grants.

   The Company has entered into a three year employment agreement with Paul Alanis, effective January 1, 1999. Mr. Alanis's annual compensation will be $600,000, with an annual bonus of not less than $100,000 and up to $600,000. The bonus is payable as follows: (a) $100,000 if Mr. Alanis remains employed by Hollywood Park for the year in question; (b) $200,000 based on the Company's actual earnings before interest, taxes depreciation and amortization as compared to budget, and not exceeding the capital budget; and (c) the remaining $300,000 to awarded at the discretion of the Board of Directors. If Mr. Alanis terminates his employment for good reason, or if the Company terminates Mr. Alanis without cause, Mr. Alanis will receive an annual salary of $700,000 through the balance of the contract period, and retain his health and disability insurance for six months after termination. Mr. Alanis will also immediately vest in all stock option grants. If Mr. Alanis terminates his employment upon failure to be promoted to the Company's Chief Executive Officer by December 31, 1999, he will be entitled to lump sum severance payments of $700,000, and continued health and disability insurance coverage for six months. Mr. Alanis would also immediately vest in 75% of the 400,000 options granted to him on September 10, 1998.

   The Company has also entered into a three-year employment agreement with J. Michael Allen, effective January 1, 1999. Mr. Allen's annual compensation will be $400,000 with a possible bonus of up to $200,000. The bonus is payable as follows: (a) $100,000 based on the company's actual earnings before interest, taxes depreciation and amortization as compared to budget, and not exceeding the capital budget, and (b) $100,000 at the discretion of the Board of Directors. If Mr. Allen terminates his employment for good reason, or if the Company terminates him without cause, and so long as he does not compete with the Company or its subsidiaries in the gaming business prior to the end of the employment contract term, he will be entitled to $400,000 per year for the balance of employment contract term, with health and disability insurance coverage for six months. Mr. Allen will also immediately vest in all stock option grants. If Mr. Allen terminates his employment due to Mr. Alanis's failure to be promoted to the Company's Chief Executive Officer by December 31, 1999, he will receive any accrued but unpaid salary and vacation benefits.

   The Company, through its wholly-owned subsidiary, Hollywood Park Operating Company, has entered into a three-year employment agreement with Donald M. Robbins, effective January 1, 1999. Mr. Robbins's annual compensation will be $295,000 with a possible bonus at the discretion of the Board of Directors. If Hollywood Park Operating Company terminates Mr. Robbins without cause prior to January 1, 2000, Mr. Robbins will be entitled to receive a lump sum amount equal to twice his annual compensation (including salary and bonus). If Hollywood Park Operating Company terminates Mr. Robbins without cause after January 1, 2000, he will be entitled to receive a lump sum amount equal to his annual compensation for the balance of the term of the employment agreement (including salary and bonus), but not less than his annual compensation for one year (including salary and bonus). In either situation, Mr. Robbins will retain health and disability insurance coverage for six months after termination and will vest in all stock option grants. If Hollywood Park Operating Company terminates Mr. Robbins without cause at any time after the term of the employment agreement, he will be entitled to receive in a lump sum an amount equal to one year's compensation (including salary and bonus), will retain health and disability insurance coverage for six months after termination and will vest in all stock option grants.

   Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee currently are Messrs. Johnson, Reitnouer and Williamson. None of the members of the Compensation Committee were officers or employees or former officers or employees of the Company or its subsidiaries.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the name, address (address is provided for persons listed as beneficial owners of 5% or more of the outstanding Hollywood Park common stock) and number of shares and percent of the outstanding Hollywood Park common stock beneficially owned as of March 15, 1999, by each person known to the Board of Directors of Hollywood Park to be the beneficial owner of 5% or more of the outstanding shares of Hollywood Park common stock, each Director, each Named Officer and all current Directors and Executive Officers as a group.

                                                   Shares        Percent of
                                                Beneficially       Shares
Name and Address of Beneficial Owner               Owned       Outstanding(a)
------------------------------------            ------------   --------------
R.D. Hubbard...................................  2,736,488(b)       10.6%
 Hollywood Park, Inc.
 1050 South Prairie Avenue
 Inglewood, California 90301

Legg Mason, Inc................................  2,709,095(c)       10.5%
 111 South Calvert Street
 Baltimore, Maryland 21202

State of Wisconsin Investment Board............  1,611,000(d)        6.2%
 P.O. Box 7842
 Madison, Wisconsin 53707

Timothy J. Parrott.............................    443,716(e)        1.7%

J.R. Johnson...................................    380,760(f)        1.5%

Michael Ornest.................................    299,833(g)        1.2%

Warren B. Williamson...........................    159,917(h)          *

Lynn P. Reitnouer..............................     62,000(i)          *

Herman Sarkowsky...............................     66,708(j)          *

Robert T. Manfuso..............................     40,333(k)          *

Marlin Torguson................................     30,667(l)          *

G. Michael Finnigan............................    110,417(m)          *

Paul Alanis....................................    400,000(n)        1.6%

J. Michael Allen...............................     50,000(o)          *

Donald M. Robbins..............................     80,672(p)          *

Current Directors and Executive Officers as a
 group (13 persons)............................  4,861,511(q)       18.8%

--------
 * Less than one percent (1%) of the outstanding common shares.

(a) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of Hollywood Park Common Stock. Based on 25,800,069 shares outstanding as of March 15, 1999.

(b) Includes 116,668 shares of Hollywood Park Common Stock which Mr. Hubbard has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(c) Based upon information provided by the stockholder in Schedule 13G filed with the Commission on February 16, 1999. According to such Schedule 13G, 2,515,000 (9.75%) shares are held by Legg Mason Special Investment Trust, Inc., with Legg Mason Fund Adviser, Inc. having power to dispose thereof. The Schedule 13G further reports that the remaining shares are held by various clients of Legg Mason Capital Management, Inc. and Legg Mason Wood Walker, Inc., which have power to dispose thereof. Legg Mason Fund Adviser, Inc., Legg Mason Capital Management, Inc. and Legg Mason Wood Walker, Inc. are subsidiaries of Legg Mason, Inc.

(d) Based upon information provided by the stockholder in Schedule 13G filed with the Commission on February 2, 1999.

(e) Includes 270,945 shares of Hollywood Park Common Stock which Mr. Parrott has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999, including 270,278 options assumed by the Company in connection with the Boomtown Merger.

(f) Includes 12,000 shares of Hollywood Park Common Stock which Mr. Johnson has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(g) Includes 667 shares of Hollywood Park Common Stock which Mr. Ornest has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(h) Includes 12,000 shares of Hollywood Park Common Stock which Mr. Williamson has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(i) Includes 12,000 shares of Hollywood Park Common Stock which Mr. Reitnouer has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(j) Includes 12,000 shares of Hollywood Park Common Stock which Mr. Sarkowsky has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(k) Includes 12,000 shares of Hollywood Park Common Stock which Mr. Manfuso has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(l) Includes 30,667 shares of Hollywood Park Common Stock which Mr. Torguson has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(m) Includes 85,002 shares of Hollywood Park Common Stock which Mr. Finnigan has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(n) Includes 100,000 shares of Hollywood Park Common Stock which Mr. Alanis has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(o) Includes 50,000 shares of Hollywood Park Common Stock which Mr. Allen has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(p) Includes 78,334 shares of Hollywood Park Common Stock which Mr. Robbins has the right to acquire upon the exercise of options which are exercisable within 60 days of March 15, 1999.

(q) Includes 792,283 shares of Hollywood Park Common Stock of which the Directors and Executive Officers may be deemed to have beneficial ownership following the exercise of options to purchase Hollywood Park Common Stock which are exercisable within 60 days of March 15, 1999. Excluding such shares, the Directors and Executive Officers of Hollywood Park have beneficial ownership of 4,057,228 shares of Hollywood Park Common Stock, which represents 15.7% of the shares of Hollywood Park Common Stock outstanding as of March 15, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Since November 1993, we have had an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc., which is wholly owned by Mr. Hubbard. The current agreement, effective as of June 1998, expires on December 31, 1999 and thereafter automatically renews each month unless either party gives written notice of termination at least two weeks before a renewal date. We reimbursed Hubbard Enterprises approximately $72,000 in 1998 for our use of the aircraft.

   Timothy J. Parrott purchased 270,738 shares of Boomtown common stock in connection with Boomtown's 1988 acquisition of Boomtown Hotel & Casino, Inc. (which operates Boomtown Reno). Mr. Parrott paid an aggregate purchase price of $222,000, of which $1,000 was paid in cash and $221,000 was paid by a promissory note secured by a pledge to Boomtown of all of the shares owned by Mr. Parrott. As of October 31, 1998, Mr. Parrott resigned his position as Chairman of Boomtown, and Hollywood Park retained him as a consultant to provide executive consulting services to Hollywood Park relating to gaming and other business issues. Mr. Parrott was retained for a three year period, with an annual retainer of $350,000 with health and disability benefits equivalent to those he received as a Boomtown employee. Mr. Parrott's note will be forgiven in three equal parts on each anniversary of the consulting agreement. In connection with the Boomtown merger, Mr. Parrott was designated as a Board member and continues in that respect.

   On August 31, 1998, we received a promissory note from Mr. Alanis for up to $3.5 million evidencing a loan we made to Mr. Alanis of approximately $3.2 million to purchase 300,000 shares of our common stock in connection with Mr. Alanis' becoming an officer of Hollywood Park. Mr. Alanis was formerly the President of Horseshoe Gaming, Inc., the manager and a member of Horseshoe Gaming, L.L.C. The promissory note bears interest at the prime interest rate, but is not to exceed 10%. The principal amount of the promissory note, along with any accrued interest, is due in full no later than December 31, 1999. The promissory note is secured by Mr. Alanis' interest in Horseshoe Gaming, L.L.C., which has an approximate value well in excess of $3.5 million.

   Marlin F. Torguson, who beneficially owned approximately 21.5% of the outstanding common stock of Casino Magic, agreed, in connection with the Casino Magic acquisition, to vote his Casino Magic shares in favor of the acquisition by Hollywood Park. In addition, Mr. Torguson agreed to continue to serve as an employee of Casino Magic for three years following the acquisition, and during such three-year period not to compete with Hollywood Park or Casino Magic in any jurisdictions in which either Hollywood Park or Casino Magic operates. Hollywood Park agreed to appoint Mr. Torguson to the board of directors of Hollywood Park. Hollywood Park has agreed to issue to Mr. Torguson 20,000 shares of Hollywood Park common stock per year during such three-year period and pay him $300,000 per year of such period. In addition, Hollywood Park agreed to grant Mr. Torguson options to acquire 30,000 shares of Hollywood Park common stock at an exercise price equal to the closing price of Hollywood Park common stock on the effective date of the Casino Magic acquisition. The foregoing payments will be made to Mr. Torguson whether or not Hollywood Park or Casino Magic terminates Mr. Torguson's employment (except for a termination for cause).

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Bank Credit Facility

   In connection with the acquisition of Casino Magic, we entered into the Bank Credit Facility with a group of banks (the "Banks") for whom Bank of America NT&SA acts as Administrative Agent. The Bank Credit Facility provides us with a revolving line of credit of up to $300 million, with a letter of credit sub-facility of $30 million and swing line sub-facility of $10 million provided by the Administrative Agent. Under the terms of the Bank Credit Facility, now that we have been approved to receive the gaming license in Indiana, we may request that the line of credit be increased to $375 million. The Bank Credit Facility matures December 31, 2003; however, the Banks have the right to terminate the line of credit upon a "Change in Control", as defined in the Bank Credit Facility.

   The commitment under the revolving line of credit will be reduced by $15 million, commencing March 31, 2001, and on the last day of each third calendar month thereafter until December 31, 2002. Commencing on March 31, 2003 and on the last day of each third calendar month thereafter, the amount available for borrowing under the line of credit will decrease by $25 million. If the facility has been increased, the reduction amounts are to be increased proportionately.

   The annual interest rate under the Bank Credit Facility is determined, at the Company's election, by reference to the "Eurodollar Rate" (for Eurodollar loans) (for interest periods of one, two, three or six months) or the "Alternate Base Rate" (for Base Rate loans), as these terms are defined in the Bank Credit Facility, plus margins that vary depending on the Company's ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). With a funded debt to EBITDA ratio of less than 2.00 to 1.00, the margin for Eurodollar loans is 1.00% and nothing for Base Rate loans. The margin for each type of loan will increase by 25 basis points (except the initial increase in the margin for Base Rate loans, which increases by 12.5 basis points) for each 50 basis point increase in the funded debt to EBITDA ratio. The maximum margin for Eurodollar loans is 2.25%, and for Base Rate loans is 1.125%. The margin for the period October 15, 1998, through November 30, 1998, for Eurodollar loans was 2.00% and 0.875% for Base Rate loans. Effective December 1, 1998 through February 28, 1999, the margins are 2.25% and 1.125% for Eurodollar and Base Rate loans, respectively. After giving effect to this offering, the margins would continue to be 2.25% and 1.125% for Eurodollar and Base Rate loans, respectively.

   The commitment fee for the facility also varies based on the ratio of funded debt to EBITDA, starting from 25 basis points when the ratio is less than 2.00, and increasing by 6.25 basis points for the first two increases in the ratio of 50 basis points, then remaining unchanged for the next 50 basis points increase in the ratio, and thereafter increasing by 6.25 basis points for each 50 basis points increase in the ratio, up to a maximum of 50 basis points.

   Our obligations under the Bank Credit Facility are guaranteed by all of our significant subsidiaries (except Casino Magic of Louisiana, Corp. and Casino Magic Neuquen) and are secured by a first lien and security interest on substantially all of our assets and the assets of our significant subsidiaries, except for specified permitted liens incurred in connection with, or existing at the time of, acquisition of property or subsidiaries.

   The Bank Credit Facility imposes various customary affirmative covenants on us and our subsidiaries, including among others, reporting covenants, covenants to maintain insurance, comply with laws, maintain properties and other covenants customary in commercial bank financings of this type.

   The Bank Credit Facility imposes various negative covenants on us and our subsidiaries including, without limitation: (1) restrictions on the payment of subordinated obligations, (2) disposition of property, (3) mergers, (4) hostile acquisitions, (5) payment of dividends and other distributions, (6) change in the nature of our business, (7) restrictions on the incurrence of additional debt and guaranties of debt, (8) restrictions on capital expenditures and operating leases, (9) restrictions on investments, (10) restrictions on transactions with affiliates, (11) restrictions on liens and negative pledges, and (12) restrictions on amendments and modifications of subordinated indebtedness. In addition, we must comply with various financial covenants, including interest coverage ratio, and funded debt to EBITDA ratio.

   Events of default under the Bank Credit Facility include, among other things: (1) failure to make payments when due, (2) breach of representations or warranties, (3) events of insolvency, (4) failure to pay other debt for borrowed money, or other breach or default under agreements for such other debt allowing the holder or lender to accelerate its maturity, or require such debt to be redeemed or repurchased, (5) final judgment in an amount in excess of $1.0 million which has not been stayed or satisfied within 30 days, (6) revocation of the licenses affecting gaming operations accounting for 5% or more of consolidated gross revenues, and (7) failure to comply with covenants.

Hollywood Park 9 1/2% Senior Subordinated Notes

   On August 6, 1997, we and our wholly-owned subsidiary, Hollywood Park Operating Company, jointly issued $125,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes. These notes bear interest at 9 1/2% per year, and interest is payable on each February 1 and August 1. The 9 1/2% Notes may be redeemed, at our option and at the option of Hollywood Park Operating Company, in whole or in part, on or after August 1, 2002 at the following premiums over face: (1) on and after August 1, 2002, but before August 1, 2003:
104.75%; (2) on and after August 1, 2003, but before August 1, 2004: 102.375%;
(3) on and after August 1, 2004, but before August 1, 2005: 101.188%; and (4) on and after August 1, 2005, and thereafter: 100%. Our obligations and those of Hollywood Park Operating Company on the 9 1/2% Notes are not secured by any of our assets, but are guaranteed by all of our material restricted subsidiaries.

   The 9 1/2% Notes are governed by an indenture dated August 1, 1997, as amended, which contains covenants limiting the ability of Hollywood Park and Hollywood Park Operating Company and their respective subsidiaries to incur additional debt, issue preferred stock, pay dividends or make certain distributions, repurchase their stock, grant liens on their property, enter into certain transactions with their affiliates, sell assets or enter into mergers or consolidations, or sell stock in their subsidiaries. The indenture also requires that we and Hollywood Park Operating Company offer to repurchase the 9 1/2% Notes upon a change of control, as defined in the indenture. In a supplemental indenture dated February 5, 1999, the indenture was amended to make changes consented to by holders of the 9 1/2% Notes in the consent solicitation.

   Events of default under the indenture include: (1) failure to make payments on the 9 1/2% Notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $10 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $10 million, and (5) occurrence of certain insolvency events.

Casino Magic of Louisiana, Corp. 13% First Mortgage Notes

   On August 22, 1996, Casino Magic of Louisiana, Corp., our indirect wholly-owned subsidiary which owns and operates Casino Magic Bossier, issued and sold $115,000,000 aggregate principal amount of 13% First Mortgage Notes due 2003. The Louisiana Notes provide for interest at 13% per year, payable semi-annually on each February 15 and August 15, and at maturity. The Louisiana Notes also provide for contingent interest in the amount of 5% of Casino Magic of Louisiana, Corp.'s "Adjusted Consolidated Cash Flow", as defined in the indenture for the Louisiana Notes, for the "Accrual Period", which is generally the six month period ending December 31 or June 30, as the case may be. The contingent interest is payable on each interest payment date, but may be deferred at the option of Casino Magic of Louisiana, Corp., if and to the extent that: (1) the payment of such contingent interest will cause Casino Magic of Louisiana, Corp.'s "Adjusted Fixed Charge Coverage Ratio" for the most recently completed four full fiscal quarters preceding such interest payment date to be less than 1.5 to 1.0 on a pro forma basis, giving effect to the payment of such contingent interest, and (2) the principal amount of the Louisiana Notes to which such contingent interest relates has not then matured or otherwise become due and payable. "Adjusted Fixed Charge Coverage Ratio" is defined in the indenture as the ratio obtained by dividing the "Adjusted Consolidated Cash Flow" by the "Fixed Charges."

The aggregate contingent interest payable in any Accrual Period is reduced by the portion of such interest that relates to Louisiana Notes that were not outstanding as of the record date, each February 1 and August 1, preceding such interest payment date.

   The Louisiana Notes are secured by a first priority lien and security interest in substantially all of the assets of Casino Magic of Louisiana, Corp., including the Bossier riverboat. Jefferson Casino Corporation, the immediate parent of Casino Magic of Louisiana, Corp., guarantees the Louisiana Notes and the guarantee is secured by all of the assets of Jefferson Casino Corporation, including all of the capital stock of Casino Magic of Louisiana, Corp.

   The Louisiana Notes are governed by an indenture which contains certain covenants limiting the ability of Casino Magic of Louisiana, Corp. and its subsidiaries to engage in any line of business other than the gaming business and activities incidental to it, to borrow additional moneys or otherwise become liable for additional debt, to pay dividends, issue preferred stock, make investments and certain types of payments, to grant liens in their property or enter into mergers or consolidations, or to enter into certain specified transactions with their affiliates. The covenants also limit the ability of Jefferson Casino Corporation to engage in any business other than owning the stock of Casino Magic of Louisiana, Corp. or to incur any debt or make any investments. The indenture also contains covenants which require Casino Magic of Louisiana, Corp. to make an offer to repurchase the Louisiana Notes upon certain sales of assets, casualty losses and changes in the control of Casino Magic of Louisiana, Corp. or Jefferson Casino Corporation. Our acquisition of Casino Magic resulted in a change in control. Accordingly, Casino Magic of Louisiana, Corp. offered to repurchase the Louisiana Notes. The offer expired on December 23, 1998 and holders of an aggregate principal amount of approximately $2.1 million principal amount of Louisiana Notes accepted the offer.

   The indenture provides for certain events of default which include failure to pay interest or contingent interest due on the Louisiana Notes, failure to pay the principal or premium on the Louisiana Notes at maturity, upon redemption or otherwise, failure to comply with the covenants contained in the indenture, failure to pay certain other indebtedness, failure to satisfy a final judgment, breach of any material representation or warranty in the indenture and related documents, becoming insolvent or seeking relief under any bankruptcy laws, and failure to continue operations.

   The Louisiana Notes may only be redeemed at the option of Casino Magic of Louisiana, Corp. after August 14, 2000, at the following redemption prices: (1) after August 14, 2000, and before August 15, 2001: 106.5%; (2) after August 14, 2001, and before August 15, 2002: 104.332%, and (3) after August 14, 2002:
102.166%. Upon any acceleration of the maturity of the Louisiana Notes as a result of an event of default caused by the willful action or inaction of Casino Magic of Louisiana, Corp., the applicable redemption premiums set forth above will also become due and payable in addition to the principal and other amounts otherwise due on the Louisiana Notes. In the event of an acceleration of the maturity of the Louisiana Notes as a result of a willful default before August 15, 2000, when the Louisiana Notes may not be redeemed at the option of Casino Magic of Louisiana, Corp., the following premiums will apply: (1) after August 14, 1998, and before August 15, 1999: 109.750%, and (2) after August 14, 1999, and before August 15, 2000: 108.125%.

                               THE EXCHANGE OFFER

General

   The Company hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal (which together constitute the exchange offer (the "Exchange Offer")), to exchange up to $350 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date (as defined below) and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.

   As of the date of this prospectus, $350 million aggregate principal amount of the Old Notes is outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about March 29, 1999, to all holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

   The Old Notes were issued on February 18, 1999 (the "Issuance Date") in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

   In connection with the issuance and sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires that:

  . the Company file with the Commission a registration statement relating to the Exchange Offer not later than 45 days after the date of issuance of the Old Notes, and

  . the Company use its best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act not later than 150 days after the date of issuance of the Old Notes, and

  . the Exchange Offer be consummated not later than 30 business days after the target date for the effectiveness of the Registration Statement,

  . or, if obligated to file a shelf registration statement, that the Company use its best efforts to file the shelf registration statement with the Commission within 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective within 90 days after such obligation arises.

A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

   The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

   The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes, as to which such Holder must acknowledge. See "--Resale of Exchange Notes". Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

Terms of the Exchange

   The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Notes".

   The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

   Tendering holders of the Old Notes will be required to make the acknowledgements referred to in the last paragraph of the heading "--Purpose of the Exchange Offer." Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

Expiration Date; Extension; Termination; Amendment

   The Exchange Offer will expire at 5:00 p.m., New York City time, on May 3, 1999, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

   The Company expressly reserves the right to

  . terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "Certain Conditions to the Exchange Offer" which have not been waived by the Company and

  . amend the terms of the Exchange Offer in any manner.

If any such termination or amendment occurs and is determined by the Company to be a material change, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

   For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes as soon as practicable after the Expiration Date (such date is referred to as the "Exchange Date").

Interest on Exchange Notes

   The Exchange Notes will bear interest from their date of issuance. Interest will accrue on the Old Notes that are tendered in exchange for the Exchange Notes through the issue date of the Exchange Notes. Holders of Old Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Old Notes at the time of exchange, but such interest will be payable, together with interest on the Exchange Notes, on the first interest payment date after the Expiration Date. Interest on the Exchange Notes will be payable semi-annually on each February 15 and August 15, commencing on August 15, 1999.

Procedures for Tendering Old Notes

   The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal.

   A holder of Old Notes may tender the same by

  . properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent (as defined below) at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or

  . complying with the guaranteed delivery procedures described below.

   The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

   If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

   The Exchange Agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

   If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

   A tender will be deemed to have been received as of the date when

  . the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or

  . a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent.

Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

   If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

   If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

   By tendering, each holder will represent to the Company that, among other things:

  . the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder,

  . that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and

  . that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

   Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

Terms and Conditions of the Letter of Transmittal

   The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer:

   The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility and also agrees to comply with its obligations under the Registration Rights Agreement. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

   The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes.

   Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

   Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

   For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must:

  . specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"),

  . identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes),

  . specify the principal amount of Notes to be withdrawn,

  . include a statement that such holder is withdrawing his election to have such Old Notes exchanged,

  . be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender, and

  . specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

   Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

   Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

   For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

   In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

Certain Conditions to the Exchange Offer

   Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

    (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange
  Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

    (2) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Old Notes or the Exchange Notes or that may materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (3) any law, rule or regulation or applicable interpretations of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

    (4) the approval of the issuance of the Exchange Notes in the exchange offer has not been obtained from the Indiana Gaming Commission; or

    (5) any governmental approval has not been obtained, which approval the Company, in its sole discretion, deems necessary for the consummation of the Exchange Offer; or

    (6) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law statute, rule or regulation) which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

    (7) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes; or

    (8) there shall have occurred:

    . any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory),

    . any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer,

    . a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory),

    . a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States,

    . any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or

    . in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof.

   The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date in any respect whether or not any of the conditions set forth above occur.

   The foregoing conditions are for the sole benefit of the Company and maybe asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which maybe asserted at any time and from time to time.

   If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

   In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes apart or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

   The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

Exchange Agent

   The Bank of New York has been appointed as the "Exchange Agent" for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

         By Hand/Overnight Courier:                              By Mail:
         -------------------------                               -------
            The Bank of New York                           The Bank of New York
             101 Barclay Street                        101 Barclay Street, Floor 7E
       Corporate Trust Services Window                   New York, New York 10286
                Ground Level                                Attn: Martha James
          New York, New York 10286                        Reorganization Section
             Attn: Martha James
            Reorganization Section

                         By Facsimile: (212) 815-6339
                         Attn.: Reorganization Section
                           Telephone: (212) 815-6335

Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

   DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

Solicitation of Tenders; Fees and Expenses

   The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

   The Company will pay all expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

   No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In certain jurisdictions, the Exchange Offer may be made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Transfer Taxes

   The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

   The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

Consequences of Failure to Exchange

   Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

   Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

   As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement to effect the Exchange Offer. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

   The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

Resale of Exchange Notes

   The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  . could not rely on the applicable interpretations of the staff and

  . must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

   In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offers or purchasers) in connection with the offer or sale of any Exchange Notes.

                              DESCRIPTION OF NOTES

   The Old Notes were issued and the Exchange Notes offered hereby will be issued under an indenture dated as of February 18, 1999 (the "Indenture") among the Company, as issuer, the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture describes the material terms of the Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act.

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Hollywood Park, Inc. and not to any of its subsidiaries or affiliates.

   On February 18, 1999, the Company issued $350 million aggregate principal amount of Old Notes under the Indenture. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for the Exchange Notes. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the Exchange Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Exchange Notes then outstanding.

Brief Description of the Notes and the Guarantees

  The Notes

   These Notes:

  . are general unsecured obligations of the Company;

  . are subordinated in right of payment to all existing and future Senior
    Debt of the Company;

  . are effectively subordinated to all secured Indebtedness of the Company;

  . rank equally with its 9 1/2% Senior Subordinated Notes due 2007 issued by the Company and Hollywood Park Operating Company;

  . are senior in right of payment to any future Indebtedness of the Company that is specifically subordinated to the Notes; and

  . are unconditionally guaranteed by the Guarantors.

  The Guarantees

   These Notes are guaranteed by each of the existing and future Material Restricted Subsidiaries of the Company, which are initially all of the subsidiaries of the Company except:

  Hollywood Park Kansas, Inc.

   Sunflower Racing, Inc. and its subsidiary SR Food & Beverage Company the following subsidiaries of Casino Magic Corp.:

  Jefferson Casino Corporation and its subsidiary Casino Magic of Louisiana,
  Corp.

  Casino Magic Neuquen S.A. and its subsidiary Casino Magic Support Services
  SA

  Casino Magic Management Services Corp.

  St. Louis Casino Corp.

  Boston Casino Corp.

  Casino Advertising, Inc.

   the following subsidiaries of Boomtown, Inc.:

  Boomtown Missouri, Inc.

  Boomtown Council Bluffs, Inc.

  Boomtown Iowa, L.C.

  Old River Enterprises

  Blue Diamond Hotel and Casino, Inc.

  Boomtown Las Vegas, Inc.

   and the subsidiaries of any of the foregoing.

   The Guarantees of these Notes:

  . are general unsecured obligations of each Guarantor;

  . are subordinated in right of payment to all existing and future Senior
    Debt of each Guarantor;

  . are effectively subordinated to all secured Indebtedness of each Guarantor;

  . rank equally with each Guarantor's guarantee of the 9 1/2% Senior
    Subordinated Notes due 2007 issued by the Company and Hollywood Park Operating Company; and

  . are senior in right of payment to any future Indebtedness of each Guarantor that is specifically subordinated to the Guarantees.

   Assuming we had completed the offering of these Notes and applied the net proceeds as intended, as of September 30, 1998, the Company and the Guarantors would have had total Senior Debt (including secured Indebtedness) of approximately $31.1 million, plus an aggregate of approximately $15.6 million of accounts payable ranking equally with the Notes. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Notes and under the Guarantees will be subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

   As of the date of the Indenture, all of our Subsidiaries were "Restricted Subsidiaries," except for Sunflower Racing, Inc. and its subsidiary SR Food & Beverage Company, Jefferson Casino Corporation and its subsidiary Casino Magic of Louisiana, Corp., Casino Magic Neuquen S.A. and its subsidiary Casino Magic Support Services SA and Casino Magic Management Services Corp. However, under the circumstances described below under the subheading "Certain Covenants-- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee these Notes.

   Not all of our "Restricted Subsidiaries" guarantee these Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantor subsidiaries generated 79.8% of our pro forma consolidated revenues in the nine-month period ended September 30, 1998 and held 84.4% of our pro forma consolidated assets as of September 30, 1998. See footnote 18 to our Consolidated Financial Statements for year ended December 31, 1997 and footnote 7 to our Consolidated Financial Statements for the nine months ended September 30, 1998, included at the back of this prospectus for more detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries. The issuance of the Exchange Notes in the exchange offer requires the approval of the Indiana Gaming Commission.

Principal, Maturity and Interest

   The Notes are limited to a maximum aggregate principal amount of $350 million. The Company issues Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on February 15, 2007.

   Interest on these Notes accrues at the rate of 9 1/4% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 1999. The Company will make each interest payment to the Holders of record of these Notes on the immediately preceding February 1 and August 1.

   Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. The Exchange Notes will bear interest from their date of issuance. Interest will accrue on the Old Notes that are tendered in exchange for the Exchange Notes through the issue date of the Exchange Notes. Holders of Old Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Old Notes at the time of exchange, but such interest will be payable, together with interest on the Exchange Notes, on the first interest payment date after the Expiration Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

   If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders; provided that all payments with respect to Global Notes, and any definitive Notes the Holder of which has given wire instructions to the Company will be made by wire transfer. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

Optional Redemption

   The Company does not have the option to redeem the Notes prior to February 15, 2003. Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

     Year                                                             Percentage
     ----                                                             ----------
     2003............................................................  104.625%
     2004............................................................  103.083%
     2005............................................................  101.542%
     2006 and thereafter.............................................  100.000%

   Notwithstanding the foregoing, the Company may, during the first 36 months after the Issue Date, redeem up to 25% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings of common stock of the Company at a redemption price in cash of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided that:

    (1) at least 75% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

    (2) notice of any such redemption shall be given by the Company to the Holders and the Trustee within 15 days after the consummation of any such Public Equity Offering; and

    (3) such redemption shall occur within 60 days of the date of such notice.

   In addition to the foregoing, if any Gaming Authority requires that a holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or beneficial owner:

    (1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

    (2) is denied such license or qualification or not found suitable,

the Company shall have the right, at its option:

    (1) to require any such holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

    (2) to call for the redemption of the Notes of such holder or beneficial owner at a redemption price equal to the least of:

      (A) the principal amount thereof,

      (B) the price at which such holder or beneficial owner acquired the Notes, in the case of either clause (A) above or this clause (B), together with accrued interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

      (C) such other lesser amount as may be required by any Gaming
    Authority.

   The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

Selection and Notice

   If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the holders of Notes as follows:

    (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

    (2) if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

   No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

   If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

   The Company may obtain a satisfaction and discharge from all of its obligations under the Indenture and the Notes concurrently with its issuance of any notice to redeem all of the outstanding Notes by (1) depositing cash or Cash Equivalents in an amount sufficient to pay and discharge the entire indebtedness on the outstanding Notes for principal, premium (if any), and interest to the redemption date set forth in the notice of redemption, (2) paying or providing for the payment of all other sums payable under the Indenture or the Notes including, without limitation, the expenses and fees of the Trustee, and (3) delivering an Officer's Certificate and opinion of counsel, each stating that all conditions precedent herein provided for the satisfaction and discharge of the Indenture have been complied with, and otherwise complying with any additional provisions of Section 314(c) of the Trust Indenture Act in connection with such satisfaction and discharge. Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of the Indenture.

Mandatory Redemption

   Except as described below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Subordination

   The payment of principal, Liquidated Damages, if any, and interest on the Old Notes and the related Guaranties are, and on the Exchange Notes and related Guaranties will be, subordinated to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter Incurred.

   Upon any distribution to creditors of any Obligor in a liquidation or dissolution of such Obligor or in a proceeding under Bankruptcy Law relating to such Obligor or its property, in an assignment for the benefit of creditors or any marshaling of such Obligor's assets and liabilities:

    (1) the holders of Senior Debt will be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations and applicable Hedging Obligations fully cash collateralized before the Trustee or the holders shall be entitled to receive any payment or distribution on Obligations in respect of the Notes (except that the Trustee or the holders may receive payments and other distributions made from the defeasance or redemption trust described under "Legal Defeasance and Covenant Defeasance" or "Selection and Notice" and the issuance of Permitted Junior Securities), and

    (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full and all outstanding Letter of Credit Obligations and applicable Hedging Obligations are fully cash collateralized, any distribution to which the Trustee or the holders would be entitled but for this provision, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of the Notes, shall be made to holders of Senior Debt or their representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including, without limitation, Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that holders may receive payments and other distributions made from the defeasance or redemption trust described under "Legal Defeasance and Covenant Defeasance" or "Selection and Notice" and the issuance of Permitted Junior Securities), as their respective interests may appear.

   The Obligors will also be restrained from making any payment or distribution to the Trustee or any holder in respect of Obligations arising under or in connection with the Notes, and from acquiring from the Trustee or any holder any Notes for cash or property (other than payments and other distributions made from any defeasance or redemption trust described under "Legal Defeasance and Covenant Defeasance" or "Selection and Notice" and the issuance of Permitted Junior Securities), until all principal and other Obligations arising under or in connection with the Senior Debt have been paid in full or fully cash-collateralized, if not yet due if:

    (1) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to determine whether any such default has occurred, or

    (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the affected Obligors or the holders of any Designated Senior Debt.

   Payments on the Notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived, and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated.

   No new period of payment blockage predicated on a nonpayment default may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

   Notwithstanding the foregoing, the Company will be permitted to repurchase, redeem, repay or prepay any or all of the Notes to the extent required to do so by any Gaming Authority having authority over any Obligor.

   The Indenture provides that the Trustee or any holder that has received any payment or distribution in violation of the foregoing provisions will be required to hold the same without commingling and deliver the same, in the form received, together with any necessary endorsements, to the holders of Senior Debt or their representatives. The Indenture further requires that each affected Obligor promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less ratably than creditors of the affected Obligors who are holders of Senior Debt. See "Risk Factors--The Notes are Subordinated to Senior Debt and Effectively Subordinated to Debt of Our Non-Guarantor Subsidiaries."

Repurchase at the Option of Holders

  Change of Control

   Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes.

   On the Change of Control Payment Date, the Company will, to the extent lawful:

    (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

    (3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either:

    (1) repay all outstanding obligations with respect to Senior Debt,

    (2) obtain the requisite consents, if any, from the holders of Senior Debt to permit the repurchase of the Notes required by this covenant, or

    (3) deliver to the Trustee an Officer's Certificate to the effect that no action of the kind described in clause (1) or (2) is necessary.

   The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

   The Bank Credit Facility contains, and any future Credit Facilities or other agreements relating to Indebtedness to which the Company becomes a party may contain, restrictions on the ability of the Company to purchase any Notes, and also may provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consents of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain all such requisite consents or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. Thus, there can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will be permitted under the terms of the Bank Credit Facility, to satisfy its obligations with respect to any or all of the tendered Notes.

   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of

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Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

   The presence of the Company's Note repurchase obligation in the event of a Change of Control may deter potential bidders from attempting to acquire the Company, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for the Company's securities, particularly its common stock, which would presumably reflect the market's perception of the likelihood of any takeover attempt at a premium to the market price.

  Asset Sales

   The Indenture provides that no Obligor will, directly or indirectly, consummate or enter into a binding commitment to consummate an Asset Sale unless:

    (1) such Obligor, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board of such Obligor), and

    (2) at least 75% of the consideration received by such Obligor from such Asset Sale will be cash or Cash Equivalents and will be received at the time of the consummation of any such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash:

      (A) any liabilities as shown on the Obligors' most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and

      (B) to the extent of the cash received, any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by such Obligor into cash within 60 days of receipt.

   Notwithstanding the foregoing, an Obligor will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

    (1) such Obligor receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such Obligor) as set forth in an Officers' Certificate delivered to the Trustee,

    (2) the transaction constitutes a "like-kind exchange" of the type contemplated by Section 1031 of the Internal Revenue Code, and

    (3) the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such Obligor in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any Productive Assets constituting cash or Cash Equivalents received by such Obligor in connection with such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

   Upon the consummation of an Asset Sale, the Company or the affected Obligor will be required to apply all Net Cash Proceeds that are received from such Asset Sale within 360 days of the receipt thereof either:

    (1) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by the Indenture, or

    (2) to permanently prepay or repay Indebtedness of any Obligor other than Indebtedness that is subordinate in right of payment to the Notes.

   Pending the final application of any such Net Cash Proceeds, the Obligors may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

   On the 361st day after an Asset Sale or such earlier date, if any, as the Board of the Company or the affected Obligor determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (1) or (2) of the preceding paragraph (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1) or (2) of the preceding paragraph (each a "Net Proceeds Offer Amount"), will be applied by the Company to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis
(A) Notes at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, thereon on the Net Proceeds Offer Payment Date and (B) 9 1/2% Senior Subordinated Notes due 2007 issued by the Company and Hollywood Park Operating Company to the extent required by the terms thereof; provided that if at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Obligor in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Obligors may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any non-cash proceeds received in connection with an Asset Sale) that are distributed to or received by any Obligor will be required to be applied by the Obligors in accordance with the provisions of this paragraph.

   Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Issue Date of the Notes from all Asset Sales by the Obligors in respect of which a Net Proceeds Offer has not been made aggregate at least $10 million at which time the affected Obligor will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more will be deemed to be a Net Proceeds Offer Trigger
Date). In connection with any Asset Sale with respect to assets having a book value in excess of $10 million or as to which it is expected that the aggregate consideration therefor to be received by the affected Obligor will exceed $10 million in value, such Asset Sale will be approved, prior to the consummation thereof, by the Board of the applicable Obligor.

Certain Covenants

  Restricted Payments

   The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly:

    (1) declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary) in respect of the Company's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Company's or such Restricted Subsidiary's Equity Interests in their capacity as such,

    (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) Equity Interests of the Company or any Restricted Subsidiary or of any direct or indirect parent or Affiliate of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary),

    (3) make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except a payment at Stated Maturity, or

    (4) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"),

if at the time of such proposed Restricted Payment or immediately after giving effect thereto,

    (1) a Default or an Event of Default has occurred and is continuing or would result therefrom,

    (2) the Company is not, or would not be, able to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the second paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock", or

    (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of the Company) exceeds or would exceed the sum, without duplication, of:

      (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on the Issue Date and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the date of determination, plus

      (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the conversion of debt securities or Disqualified Capital Stock into Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

      (C) 100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the Issue Date) to purchase Qualified Capital Stock of the Company, plus

      (D) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, principal repayments, or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, in each such case (i) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (ii) valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), plus

      (E) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the date of the Indenture, the amount of the Company's Restricted Investment therein as determined under the last paragraph of this covenant, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of the Indenture; provided that any amount so determined in (i) or (ii) shall be reduced to the extent that such Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clause (4) (including (4)(A)) or (6) below.

   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

    (1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (1);

    (2) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (A) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

    (3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate or junior in right of payment to the Notes or the Guaranties either (A) solely in exchange for shares of Qualified Capital Stock of the Company or for Permitted Refinancing Indebtedness, or (B) through the application of the net proceeds of a substantially concurrent sale for cash (other than to an Obligor) of (i) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (3) and would not result therefrom;

    (4) Restricted Payments in an amount not in excess of $50 million in the aggregate for all such Restricted Payments made in reliance upon this clause (4), for the purpose of (A) Limited Real Estate Development not to exceed $25 million or (B) developing, constructing, improving or acquiring
  (i) a Casino or Casinos or, if applicable, any Related Business in connection with such Casino or Casinos or (ii) a Related Business to be used primarily in connection with an existing Casino or Casinos;

    (5) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over the Company or any Restricted Subsidiary or deemed necessary by the Board of the Company in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

    (6) other Restricted Payments not to exceed $20 million in the aggregate; provided no Default or Event of Default then exists or would result therefrom;

    (7) repurchases by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees and directors of the Company or any

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

  of its respective Subsidiaries upon death, disability or termination of employment or directorship of such employees or directors;

    (8) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

      (A) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary),

      (B) to the extent that they constitute dividends or other distributions on minority interests in Equity Interests of Restricted Subsidiaries pursuant to requirements under partnership agreements or organizational or membership agreements of other pass-through entities,

      (C) to the extent required by applicable law, or

      (D) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (D) is required by the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document;

  provided, that except in the case of clause (C), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (C) or (D), such distributions are made pro rata with the distributions paid contemporaneously to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

    (9) Investments in Unrestricted Subsidiaries, joint ventures, partnerships or limited liability companies consisting of conveyances of substantially undeveloped real estate in a number of acres which, after giving effect to any such conveyance, would not exceed in the aggregate for all such conveyances after the Issue Date, 50% of the sum of (A) the acres of undeveloped real estate held by the Company and its Restricted Subsidiaries on the date of such conveyance plus (B) the acres of undeveloped real estate previously so conveyed by the Company and its Restricted Subsidiaries after the Issue Date; provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom; or

    (10) Investments, not to exceed $15 million in the aggregate, in any combination of (A) readily marketable equity securities and (B) assets of the kinds described in the definition of "Cash Equivalents"; provided, that for the purposes of this clause (10), such Investments may be made without regard to the rating requirements or the maturity limitations set forth in such definition.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses (2), (3), (4),
(6), (8) and (9) of this paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation. Restricted Payments under clauses (4), (4)(A),
(6) and (10) shall be limited to the respective amounts of $50 million, $25 million, $20 million and $15 million set forth in such clauses (each, an "Amount Limitation") The Amount Limitation for each clause shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), then the Amount Limitation for such clause shall be increased by the amount so received by the Company or a Restricted Subsidiary (an "Amount Limitation Restoration"). In no event shall the aggregate Amount Limitation Restorations for a Restricted Investment exceed the original amount of such Restricted Investment.

   With respect to clauses (4), (4)(A) and (6) above, the respective Amount Limitation under each such clause, as applicable, shall also be increased when any Person becomes a Restricted Subsidiary or an

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

Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an "Amount Limitation Restoration") by the lesser of (i) the fair market value of the Restricted Investment made under clause
(4), (4)(A) or (6) in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be, or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the date of the Indenture, the amount of the Company's Restricted Investment therein as determined under the last paragraph of this covenant, plus the aggregate fair market value of any additional Investments (each valued as of the date made) made under clause (4), (4)(A) or (6) in such Unrestricted Subsidiary after the date of the Indenture.

   Not less than once each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment (and any Amount Limitation Restoration relied upon in making such Restricted Payment) made during the prior fiscal quarter complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company's latest available internal quarterly financial statements. In the event that the Company makes one or more Restricted Payments in an amount exceeding $3 million that have not been covered by an Officers' Certificate issued pursuant to the immediately preceding sentence, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments (and any Amount Limitation Restoration relied upon in making such Restricted Payment) comply with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company's latest available internal quarterly financial statements.

   The Board of the Company may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

    (1) the net book value of such Investments at the time of such designation,

    (2) the fair market value of such Investments at the time of such designation, and

    (3) the original fair market value of such Investments at the time they were made.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

 Incurrence of Indebtedness and Issuance of Preferred Stock

   The Indenture provides that the Company will not, directly or indirectly:

    (1) Incur any Indebtedness or issue any Disqualified Capital Stock, other than Permitted Indebtedness, or

    (2) cause or permit any of its Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness.

   Notwithstanding the foregoing limitations, the Company may issue Disqualified Capital Stock, and any Obligor may Incur Indebtedness (including, without limitation, Acquired Debt) or issue preferred stock, if:

    (1) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance, and

    (2) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Company's Consolidated Coverage Ratio would not be less than 2.00:1.00.

   Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) of such definition or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Company may reclassify such Indebtedness from time to time in its sole discretion. Accrual of interest and the accretion of principal amount will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

  Liens

   The Indenture provides that no Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, securing Indebtedness that is pari passu with or subordinate in right of payment to the Notes or the Guaranties, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless:

    (1) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien, and

    (2) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The Indenture provides that no Obligor will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock,

    (2) make loans or advances to or pay any Indebtedness or other obligations owed to any Obligor or to any Restricted Subsidiary, or

    (3) transfer any of its property or assets to any Obligor or to any Restricted Subsidiary (each such encumbrance or restriction in clause (1), (2) or (3), a "Payment Restriction").

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

   (A) applicable law or required by any Gaming Authority;

   (B) the Indenture;

   (C) customary non-assignment provisions of any purchase money financing contract or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;

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

   (D) any instrument governing Acquired Debt Incurred in connection with an acquisition by any Obligor or Restricted Subsidiary in accordance with the Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased;

   (E) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract;

   (F) any restrictions of the nature described in clause (3) above with respect to the transfer of assets secured by a Lien that was permitted by the Indenture to be Incurred;

   (G) any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the holders of the Notes in any material respect in the good faith judgment of the Board of the Company than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced; or

   (H) Indebtedness or Investments existing on the Issue Date, as in effect on the Issue Date.

  Merger, Consolidation, or Sale of Assets

   The Indenture provides that no Obligor may, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Obligor's properties or assets whether as an entirety or substantially as an entirety to any Person or adopt a Plan of Liquidation unless:

    (1) either

      (A) in the case of a consolidation or merger, such Obligor shall be the surviving or continuing corporation, or

      (B) the Person (if other than such Obligor) formed by such consolidation or into which such Obligor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of such Obligor and of such Obligor's Subsidiaries substantially as an entirety, or in the case of a Plan of Liquidation, the Person to which assets of such Obligor and such Obligor's Subsidiaries have been transferred (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and, if applicable, the Guaranties and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of such Obligor to be performed or observed;

    (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Obligors, including any such other Person becoming an Obligor through the operation of clause (1)(B) above would have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Obligor immediately preceding the transaction;

    (3) in the event that such transaction involves (A) the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction) and/or (B) the assumption contemplated by clause
  (1)(B)(ii) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction),

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

  then immediately after giving effect to such incurrence and/or assumption under clauses (A) and (B), (i) the Obligors, including any such other Person becoming an Obligor through the operation of clause (1)(B) above could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) any other Person which would, as a result of the applicable transaction, properly classify such Obligor as a consolidated subsidiary in accordance with GAAP, satisfied the conditions set forth in clause (1)(B)(i) above and either (a) also satisfied the condition set forth in clause (1)(B)(ii) above and caused each acquired Person to become a Guarantor or (b) became a Guarantor, and, in either such case, after giving effect to such assumption of the Notes or Incurrence of Obligations under the Guaranty, such assuming or guarantying Person would be able to Incur at least $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

    (4) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

    (5) such Obligor or such other Person shall have delivered to the Trustee
  (A) an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that such Obligor has made the calculations required by clause (2) above in accordance with the terms of the Indenture and the Notes after the consummation of such transaction.

    Notwithstanding clauses (2) and (3) above:

      (A) any Restricted Subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company or to a Restricted Subsidiary, and

      (B) any Obligor may consolidate with or merge with or into any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation of such Obligor.

   For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  Transactions With Affiliates

   The Indenture provides that no Obligor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (1) such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms that are fair and reasonable and no less favorable to such Obligor than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arms-length basis from a Person that is not such an Affiliate;

    (2) with respect to any Affiliate Transaction involving aggregate consideration of $5 million or more, a majority of the disinterested members of the Board of the Company (and of any other affected Obligor,

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

  where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have reasonably and in good faith determined, as evidenced by a resolution of its Board, that such Affiliate Transaction meets the requirements of the foregoing clause; and

    (3) with respect to any Affiliate Transaction involving value of $15 million or more, the Board of the applicable Obligor shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to such Obligor from a financial point of view.

   The foregoing restrictions will not apply to:

    (1) reasonable fees and compensation (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Obligors as determined in good faith by the Board or senior management,

    (2) any transaction solely between or among Obligors and Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, the Indenture,

    (3) any Restricted Payment permitted by the terms of the covenant described above under the heading "--Restricted Payments" or

    (4) provision of management services (including any agreements therefor) to an Unrestricted Subsidiary in connection with the development, construction and operation of gaming facilities, provided the Obligor is reimbursed for all costs and expenses it incurs in providing such services.

  No Subordinated Debt Senior to The Notes or Guaranties

   The Indenture provides that no Obligor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or the Guaranties.

  Amendments to Subordination Provisions

   The Indenture provides that, without the consent of the holders of 66 2/3% of the principal amount of the outstanding Notes, the Obligors will not amend, modify or alter the terms of any indebtedness subordinated to the Notes or the Guaranties in any way that will:

    (1) increase the rate of or change the time for payment of interest on such subordinated indebtedness,

    (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any such subordinated indebtedness,

    (3) alter the redemption provisions or the price or terms at which any Obligor is required to offer to purchase such subordinated indebtedness, or

    (4) amend the subordination provisions of any documents, instruments or agreements governing any such subordinated indebtedness, except to the extent that any of the foregoing would be required to permit any Obligor to make a Restricted Payment permitted by the covenant described above under the heading "--Restricted Payments."

  Lines of Business

   The Indenture provides that the Obligors will not engage in any lines of business other than the Core Businesses.

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

  Reports

   The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Trustee for mailing to the holders of Notes:

    (1) all quarterly and annual financial information that would be required to be contained in a filing or filings by the Company with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and

    (2) all current reports that would be required to be filed by the Company with the Commission on Form 8-K if the Company was required to file such reports,

in each case within 15 days of the time periods specified in the SEC's rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Indenture permits the Company to deliver the consolidated reports or financial information of the Company to comply with the foregoing requirements.

Events of Default and Remedies

   The Indenture provides that each of the following constitutes an Event of
Default:

    (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes or the Guaranties (whether or not prohibited by the subordination provisions of the Indenture);

    (2) default in payment of the principal of or premium, if any, on the Notes or the Guaranties when due and payable, at maturity, upon acceleration, redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

    (3) failure by any Obligor for 60 days after written notice to comply with any of its other agreements in the Indenture, the Notes or the Guaranties;

    (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Obligor (or the payment of which is guaranteed by any Obligor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

      (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or

      (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

    (5) failure by any Obligor to pay final judgments aggregating in excess of $10 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days; and

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

    (6) certain events of bankruptcy or insolvency with respect to any Obligor.

   If an Event of Default (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest, premium and Liquidated Damages on all the Notes and Guaranties then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by holders) specifying the Event of Default and that it is a "notice of acceleration" and on the fifth Business Day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest, premium and Liquidated Damages on all the Notes or the Guaranties then outstanding will become immediately due and payable, notwithstanding anything contained in the Indenture, the Notes or the Guaranties to the contrary. Upon the occurrence of specified Events of Default relating to bankruptcy, insolvency or reorganization, the principal amount, together with any accrued and unpaid interest, premium and Liquidated Damages, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Obligor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to February 15, 2003, then the additional premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes and Guaranties.

   The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes or the Guaranties.

   The Company will be required to deliver to the Trustee annually statements regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of any Obligor, in such capacity, will have any liability for any obligations of any Obligor under the Notes, the Indenture or the Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guaranties. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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

Legal Defeasance and Covenant Defeasance

   The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

    (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

    (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

   In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

      (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

      (B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing either:

      (A) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

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

      (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

    (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

    (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

    (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

   A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

    (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

    (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),

    (3) reduce the rate of or change the time for payment of interest on any Note,

    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

    (5) make any Note payable in money other than that stated in the Notes,

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

    (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

    (7) waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described above under the caption "--Repurchase at the Option of Holders"), or

    (8) make any change in the foregoing amendment and waiver provisions.

   Notwithstanding the foregoing, without notice to or the consent of any holder of Notes, the Obligors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Obligors' obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to provide for the issuance of registered notes in exchange for the Notes pursuant to the Registration Rights Agreement or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

   In addition, any amendment (1) to the provisions of the article of the Indenture which governs subordination or (2) which releases any Guarantor from its obligations under any Guaranty, in either case will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of holders of Notes.

Concerning The Trustee

   The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign. The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

   The Trustee also serves as trustee under the indenture governing the 9 1/2% Notes.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Hollywood Park, Inc., 1050 South Prairie Avenue, Inglewood CA 90301, Attn: Assistant Treasurer.

Book-Entry, Delivery and Form

   Exchange Notes exchanged for Old Notes through the book-entry transfer facility may be represented by one or more Global Notes (the "Global Exchange Notes"). The Global Exchange Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Exchange Notes may also be held through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC).Transfers of beneficial interests in the Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

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

   Exchange Notes exchanged for Old Notes which are in the form of registered definitive certificates will be issued in the form of certificated Exchange Notes. Such certificated Exchange Notes may, unless the Global Exchange Notes previously have been exchanged for certificated Exchange Notes, be exchanged for an interest in the Global Exchange Notes representing the principal amount at maturity of Exchange Notes being transferred.

   Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

   The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

   DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   Purchases of Notes under the DTC system must be made by or through Participants, who will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued. To facilitate subsequent transfers, all Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to Cede & Co. If less than all of the Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant in such issue to be redeemed. Neither DTC nor Cede & Co. will consent or vote with respect to Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Notes are credited on the record date identified in a listing attached to the Omnibus Proxy.

   Investors in the Global Exchange Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Euroclear and Cedel will hold interests in the Global Exchange Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Exchange Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   Except as described below, owners of interest in the Global Exchange Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

   Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Exchange Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the Beneficial Owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Except for trades involving only Euroclear and Cedel participants, interest in the Global Exchange Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

   Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

   DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Exchange Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

   Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

   A Global Exchange Note is exchangeable for definitive Exchange Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Exchange Notes. In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

   The Indenture requires that payments in respect of the Notes represented by the Global Exchange Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Exchange Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Exchange Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Exchange Notes will also be settled in immediately available funds.

   Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Exchange Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Accrued Bankruptcy Interest" means, with respect to any Senior Debt, all interest accruing thereon after the filing of a petition or commencement of any other proceeding by or against any Obligor under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

   "Acquired Debt" means, with respect to any specified Person, Indebtedness of another Person and any of such other Person's Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

   "Affiliate" means, when used with reference to any Person:

    (1) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or

    (2) any director, officer or partner of such Person or any Person specified in clause (1) above.

For the purposes of this definition, the term "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling," and "controlled" have meanings correlative of the foregoing. None of the Initial Purchasers nor any of their respective Affiliates shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates.

   "Asset Acquisition" means:

    (1) an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged into, or with any Obligor or Restricted Subsidiary of an Obligor, or

    (2) the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

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

   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a "disposition") by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of:

    (1) any property or assets of any Obligor to the extent that any such disposition is not in the ordinary course of business of such Obligor, or

    (2)  any Capital Stock of any Restricted Subsidiary,

other than, in both cases:

    (A) any disposition to the Company,

    (B) any disposition to any Obligor or Restricted Subsidiary,

    (C) any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with the covenant described above under the caption "--Restricted Payments",

    (D) any transaction or series of related transactions resulting in Net Cash Proceeds to such Obligor of less than $1 million,

    (E) any transaction that is consummated in accordance with the covenant described above under the caption "--Merger, Consolidation or Sale of Assets,"

    (F) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

    (G) any pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by the Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

    (H) a disposition of assets constituting a Permitted Investment, or

    (I) any disposition of undeveloped or substantially undeveloped real estate, provided that in such disposition:

      (i) the Obligor making such disposition receives consideration at the time of such disposition at least equal to the fair market value of the real estate assets disposed of (as determined reasonably and in good faith by the Board of such Obligor), and

      (ii) at least 60% of the consideration received from such disposition by the Obligor making such disposition is cash or Cash Equivalents and is received at the time of the consummation of such disposition. (For purposes of this provision, each of the following shall be deemed to be cash: (A) any liabilities as shown on such Obligors' most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and (B) to the extent of the cash received, any notes or other obligations received by the Obligor making the disposition from such transferee that are converted by such Obligor into cash within 60 days of receipt.)

   "Bank Credit Facility" means the Credit Facility provided to the Company pursuant to the Amended and Restated Reducing Revolving Loan Agreement, dated as of October 14, 1998, by and among the Company, the financial institutions from time to time named therein (the "Banks"), Bank of Scotland and Societe General, as Managing Agents, First National Bank of Commerce, as Co-Agent, and Bank of America NT&SA, as Administrative Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional lenders.

   "Bankruptcy Law" means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

   "Board" means the Board of Directors or similar governing entity of an Obligor, the members of which are elected by the holders of Capital Stock of such Obligor or, if applicable, a duly-appointed committee of such Board of Directors or similar governing body, having jurisdiction over the subject matter at issue.

   "Capital Stock" means:

    (1) with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and

    (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

   "Capitalized Lease Obligation" means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

   "Cash Equivalents" means:

    (1) Government Securities;

    (2) certificates of deposit, eurodollar time deposits and bankers acceptances maturing within 12 months from the date of acquisition thereof by any Obligor and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of foreign bank having, at the date of acquisition of the applicable Cash Equivalent, (A) combined capital and surplus of not less than $500 million and (B) a commercial paper rating of at least A-1 from S&P or at least P-1 from Moody's;

    (3) repurchase obligations with a term of not more than seven days after the date of acquisition thereof by any Obligor for underlying securities of the types described in clauses (1), (2) and (4) hereof, entered into with any financial institution meeting the qualifications specified in clause
  (2) above;

    (4) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P on the date of acquisition thereof by any Obligor;

    (5) debt obligations of any corporation maturing within 12 months after the date of acquisition thereof by any Obligor, having a rating of at least P-1 or aaa from Moody's or A-1 or AAA from S&P on the date of such acquisition; and

    (6) mutual funds and money market accounts investing at least 90% of the funds under management in instruments of the types described in clauses (1) through (5) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition thereof by any Obligor.

   "Change of Control" means the occurrence of any of the following:

    (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange
  Act) (as defined below),

    (2) the adoption, or, if applicable, the approval of any requisite percentage of the Company's stockholders of a plan relating to the liquidation or dissolution of the Company,

    (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Principal, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or

    (4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

   "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

   "Consolidated Coverage Ratio" means, with respect to any Person on any date of determination, the ratio of:

    (1) Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date, to

    (2)(A) Consolidated Interest Expense during such period plus (B) dividends on or in respect of any Capital Stock of any such Person paid in cash during such period; provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any acquisition, Incurrence or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, purchases of assets that were previously leased or re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date.

   In making such computation, Consolidated Interest Expense:

    (1) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, or

    (2) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

   For purposes of calculating Consolidated EBITDA of the Company for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the "Measurement Period"), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDA,

    (1) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

    (2) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

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

    (3) if the Company or any Restricted Subsidiary shall have in any manner

      (A) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or

      (B) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business)

  any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person's net income would be excluded pursuant to clause (6) of the definition of Consolidated Net Income and

    (4) any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

   "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of:

    (1) the Consolidated Net Income of such Person for such period, plus

    (2) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication:

      (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business),

      (B) the Consolidated Interest Expense of such Person for such period,

      (C) the amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period,

      (D) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than any non- cash item for such period that requires the accrual of or a reserve for cash charges for any future period (except as otherwise provided in clause (E) below) and other than any non-cash charge for such period constituting an extraordinary item of loss, and

      (E) any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person, less

    (3)(A) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period and
  (B) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of:

    (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non- cash

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  interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

    (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Support Obligation or Lien is called upon) and

    (4) the product of:

      (A) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times

      (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

    (1) net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

    (2) net after-tax extraordinary or non-recurring gains or losses,

    (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged or consolidated with or into such Person or any Restricted Subsidiary,

    (4) the cumulative effect of a change in accounting principles,

    (5) any net income of any other Person if such other Person is not a Restricted Subsidiary and is accounted for by the equity method of accounting, except that such Person's equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution, (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company due to the restrictions set forth in clause (6) below (regardless of any waiver of such conditions)),

    (6) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that:

      (A) such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction) and

      (B) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

    (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

    (8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

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    (9) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets and

    (10) the net income (but not loss) of any Unrestricted Subsidiary, except that the Company's or any Restricted Subsidiary's equity in the net income of any Unrestricted Subsidiary or other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary or Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution.

   "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

    (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, plus

    (2) the respective amounts reported on such Person's consolidated balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less:

    (1) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person,

    (2) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and

    (3) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

   "Core Businesses" means the gaming, card club, racing, sports, entertainment, lodging, restaurant, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing.

   "Credit Facilities" means, with respect to any Obligor, one or more debt facilities or commercial paper facilities with any combination of banks, other institutional lenders and other Persons extending financial accommodations or holding corporate debt obligations in the ordinary course of their business, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional lenders.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Determination Date" means, with respect to any calculation, the date on or as of which such calculation is made in accordance with the terms hereof.

   "Designated Senior Debt" means any Indebtedness under the Bank Credit Facility (which is outstanding or which the lenders thereunder have a commitment to extend) and, if applicable, any other Senior Debt permitted under the Indenture, the principal amount (committed or outstanding) of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

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

   "Disqualified Capital Stock" means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Event of Default" means the occurrence of any of the events described under the caption "--Events of Default and Remedies", after giving effect to any applicable grace periods or notice requirements.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

   "Gaming Approval" means any governmental approval relating to any gaming business or enterprise.

   "Gaming Authority" means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses or enterprises, including the State Gaming Control Board of Nevada, Washoe County, Nevada gaming authorities, the Nevada Gaming Commission, Mississippi Gaming Commission, Indiana Gaming Commission, California Gambling Control Commission, Louisiana Gaming Control Board, California Horse Racing Board and the Arizona Racing Commission, with regulatory oversight of, authority to regulate or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by any Obligor.

   "Gaming Laws" means all applicable provisions of all:

    (1) constitutions, treaties, statutes or laws governing gaming operations (including without limitation card club casinos and pari mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority,

    (2) Gaming Approvals and

    (3) orders, decisions, judgments, awards and decrees of any Gaming
  Authority.

   "Global Note" means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depositary Trust Company or any other designated depositary.

   "Government Securities" means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor.

   "Guarantor" means any existing or future Material Restricted Subsidiary of the Company, which has guaranteed the obligations of the Company arising under or in connection with the Notes, as required by the Indenture.

   "Guaranty" means a guaranty by a Guarantor of the Obligations of the Company arising under or in connection with the Notes.

   "Hedging Obligations" means all obligations of the Obligors arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency

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

option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

   "Incur" means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

   "Indebtedness" means with respect to any Person, without duplication, whether contingent or otherwise,

    (1) any obligations for money borrowed,

    (2) any obligation evidenced by bonds, debentures, notes, or other similar instruments,

    (3) Letter of Credit Obligations and obligations in respect of other similar instruments,

    (4) any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations,

    (5) the maximum fixed redemption or repurchase price of Disqualified Capital Stock,

    (6) Indebtedness of other Persons of the types described in clauses (1) through (5) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets,

    (7) indebtedness of other Persons of the types described in clauses (1) through (5) above, guaranteed by such Person or any of its Restricted Subsidiaries and

    (8) the net obligations of such Person under Hedging Obligations; provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date.

Notwithstanding the foregoing, "Indebtedness" shall not be construed to include trade payables, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes of this definition, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of the issuing Person. Unless otherwise specified in the Indenture, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

   "Interest Swap Obligations" means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

   "Investment" by any Person means any direct or indirect:

    (1) loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise);

    (2) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

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

    (3) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and

    (4) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term "Investments" shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $5 million, in which case the fair market value shall be determined conclusively in good faith by the Board of such Person as of the time such Investment is made or such other time as specified in the Indenture. Unless otherwise required by the Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs subsequent to the date such Investment is made with respect to such Investment.

   "Issue Date" means February 18, 1999.

   "Letter of Credit Obligations" means Obligations of an Obligor arising under or in connection with letters of credit.

   "Lien" means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

   "Limited Real Estate Development" means the development or improvement of
(1) any undeveloped or substantially undeveloped real estate held by the Company or a Subsidiary on the date of the Indenture or (2) any undeveloped or substantially undeveloped real estate that is acquired by the Company or a Subsidiary in an acquisition of a company that is primarily in the Casino business.

   "Material Restricted Subsidiary" means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

   "Material Subsidiary" means any Subsidiary of the Company other than a Non-Material Subsidiary.

   "Moody's" means Moody's Investors Services, Inc., and its successors.

   "Net Cash Proceeds" means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of:

    (1) reasonable out-of- pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions),

    (2) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements,

    (3) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a

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

  contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and

    (4) appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

   "Non-Material Subsidiaries" means all Subsidiaries not designated as Material Subsidiaries by the Company; provided, that all such Subsidiaries (other than Unrestricted Subsidiaries) may not, in the aggregate at any time have assets (attributable to the Company's and its Restricted Subsidiaries' equity interest in such entity) constituting more than 5% of the Company's total assets on a consolidated basis based on the Company's most recent internal financial statements. As of the Issue Date, the Non-Material Subsidiaries shall be all the Company's Subsidiaries existing as of the Issue Date other than the Guarantors as of the Issue Date and the Unrestricted Subsidiaries as of the Issue Date.

   "Non-Recourse Indebtedness" means Indebtedness of an Unrestricted Subsidiary

    (1) as to which none of the Obligors:

      (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

      (B) is directly or indirectly liable (as a guarantor or otherwise), or

      (C) constitutes the lender;

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor.

The foregoing notwithstanding, if an Obligor or a Restricted Subsidiary makes a loan to an Unrestricted Subsidiary that is permitted under the covenant described under the caption "Restricted Payments" and is otherwise permitted to be incurred under the Indenture, such loan shall constitute Non-Recourse Indebtedness.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

   "Obligor" means the Company or any Guarantor.

   "Paying Agent" means the Person so designated by the Company in accordance with the Indenture, initially the Trustee.

   "Permitted Indebtedness" means, without duplication, each of the following:

    (1) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date and reflected in the financial statements set forth in the offering memorandum relating to the Old Notes as in effect on the Issue Date as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

    (2) Indebtedness Incurred by the Company under the Notes and by the Guarantors under the Guaranties;

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

    (3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Facility; provided that the aggregate principal amount of Indebtedness outstanding thereunder as of any date of Incurrence shall not exceed $350 million, to be reduced dollar-for-dollar by the amount of (A) any increase to the face amount of Support Obligations permitted to be Incurred pursuant to clause (11) of this definition and (B) the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to permanently prepay or repay Indebtedness under the Bank Credit Facility pursuant to the covenant described above under the caption "-- Asset Sales."

    (4) Indebtedness of the Company to any Obligor or of any Guarantor to any other Obligor for so long as such Indebtedness is held by the Company or by another Obligor; provided that:

      (A) any Indebtedness of the Company to any other Obligor is unsecured and evidenced by an intercompany promissory note that is subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and the Registration Rights Agreement, and

      (B) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

    (5) Indebtedness of a Restricted Subsidiary to the Company for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness, such acquisition shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

    (6) Permitted Refinancing Indebtedness;

    (7) the Incurrence by Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided that, if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness that is not permitted by this clause (7);

    (8) Indebtedness Incurred by the Company or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Company's or such Subsidiary's business, as applicable, and, in any such case, Incurred prior to or within 180 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed in aggregate principal amount outstanding at any time:

      (A) $15 million for each of the Company or any Restricted Subsidiary, or

      (B) $60 million in the aggregate for all of the Company and its Restricted Subsidiaries, and additional Indebtedness of the kind described in this clause (8) with respect to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable, and which is expressly made non-recourse to all of such Person's assets, except the asset so financed;

    (9) Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder;

    (10) Indebtedness of the Company or any Restricted Subsidiary arising in respect of performance bonds and completion guaranties (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person's industry; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in such Person's business; and

    (11) other Indebtedness consisting of Support Obligations not exceeding $25 million in aggregate principal amount at any time, which may be increased by the Company in its discretion, subject to

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

  availability under, and a corresponding reduction to, the principal amount of Indebtedness permitted to be Incurred under the Bank Credit Facility pursuant to clause (3) of this definition.

   "Permitted Investments" means, without duplication, each of the following:

    (1) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

    (2) Investments by the Company or a Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Restricted Subsidiary; provided that Investments in any such Person (other than the Company or any Restricted Subsidiary) made prior to such Investment shall not be "Permitted Investments"; and provided further that for purposes of calculating at any date the aggregate amount of Investments made since the Issue Date pursuant to the covenant described above under the caption "--Restricted Payments," such Investment shall be a Permitted Investment only so long as any Subsidiary in which any such Investment has been made continues to be an Obligor or a Restricted Subsidiary;

    (3) Investments existing on the Issue Date, each such Investment to be:

      (A) in an amount less than $1 million,

      (B) listed on a schedule to the Indenture, or

      (C) an existing Investment by any one or combination of the Company and its consolidated subsidiaries in any other such Person;

    (4) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary on ordinary business terms;

    (5) Investments arising from transactions by the Company or a Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

    (6) Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Assets Sales"; and

    (7) Investments consisting of advances to officers, directors and employees of the Company or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Company or a Restricted Subsidiary permitted by the Indenture and analogous ordinary business purposes.

   "Permitted Junior Securities" means Equity Interests in the Obligors or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Guaranties are subordinated to Senior Debt pursuant to the Indenture.

   "Permitted Liens" means:

    (1) Liens in favor of the Company or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

    (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary, as applicable;

    (3) Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

    (4) Liens Incurred to secure Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds and products thereof and accessions and replacements thereto;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens created by "notice" or "precautionary" filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Company or any Restricted Subsidiary;

    (7) Liens existing on the Issue Date;

    (8) Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

    (9) Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any applicable Gaming Laws; provided that this clause (9) shall apply only so long as such Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (9) shall be of no further effect;

    (10) Liens on securities constituting "margin stock" within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of the Company under the Notes as a "purpose credit" and (ii) the Investment by any Obligor in such margin stock is permitted by the Indenture;

    (11) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness, unless the Incurrence of such Liens is otherwise permitted under the Indenture;

    (12) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under paragraph
  (5) of the Events of Default;

    (13) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations not constituting Indebtedness and not past due; provided that adequate reserves shall have been established therefor in accordance with GAAP;

    (14) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar charges or encumbrances in respect of real property which do not individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

    (15) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred hereunder;

    (16) Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers' acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment, or storage of such inventory or equipment;

    (17) Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of the business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof and

    (18) Liens in favor of the Trustee arising under the Indenture.

   "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clauses (1),
(2), (6), (8), (10) or (11) of the definition of "Permitted Indebtedness" or Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the heading "--Incurrence of Indebtedness and Issuance of Preferred Stock" (any such Indebtedness, "Existing Indebtedness"); provided that:

    (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Existing Indebtedness (plus the amount of prepayment penalties, premiums and expenses incurred or paid in connection therewith), except to the extent that the Incurrence of such excess is otherwise permitted by the Indenture;

    (2) if such Indebtedness is subordinated to, or pari passu in right of payment with, the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness;

    (3) if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) such Permitted Refinancing Indebtedness shall be Indebtedness solely of the Obligor or Restricted Subsidiary originally obligated thereunder, unless otherwise permitted by the Indenture.

   "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accomplished by (whether or not substantially contemporaneously):

    (1) the sale, lease or conveyance of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety, and

    (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance, or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

   "Principals" means:

    (1) R.D. Hubbard,

    (2) any spouse, parent or child of such Principal, or

    (3) any trust, corporation, partnership or other Person, the beneficiaries, stockholders, partners, owners or other Persons holding an 80% or more controlling interest in which are Persons described in clause
  (1) or (2) of this definition.

   "Productive Assets" means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale.

   "Public Equity Offering" means a public equity offering, underwritten by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of Qualified Capital Stock.

   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

   "Related Business" means the gaming (including pari-mutuel betting) business and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, "Restricted Subsidiary" means a Subsidiary of the Company.

   "S&P" means Standard & Poors Rating Group, a division of The McGraw-Hill Industries, Inc., and its successors.

   "Senior Debt" means:

    (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto,

    (2) any other Indebtedness permitted to be Incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and

    (3) all Obligations with respect to the foregoing.

   Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by the Company,

    (2) any Indebtedness of any Obligor to any of its Restricted Subsidiaries or other Affiliates,

    (3) any trade payables,

    (4) any Indebtedness that is incurred in violation of the Indenture, and

    (5) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to any Obligor.

  Notwithstanding anything in the Indenture to the contrary Senior Debt shall not include the 9 1/2% Notes. The Indenture will expressly provide that the Obligations in respect of the Notes and the Guarantees will be on a parity with the Obligations in respect of the 9 1/2% Notes and the guarantees thereof in right of payment.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary," with respect to any Person, means:

    (1) any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and

    (2) any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

   "Support Obligation" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Support Obligation" shall not include:

      (A) endorsements for collection or deposit in the ordinary course of business, or

      (B) commitments to make Permitted Investments in Obligors or their Restricted Subsidiaries.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of the Company as its Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary:

      (A) has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Indebtedness,

      (B) is not party to any agreement, contract, arrangement or understanding with any Obligor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Obligor than those that might be obtained at the time from Persons who are not Affiliates of such Obligor,

      (C) is a Person with respect to which none of the Obligors has any direct or indirect obligation (i) to subscribe for additional equity interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results,

      (D) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Obligor, and

      (E) has at least one director on its Board who is not a director or executive officer of any Obligor and has at least one executive officer who is not a director or executive officer of any Obligor.

Any such designation by the Board of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "--Restricted Payments." If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such time (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described above under "--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if

    (1) such Indebtedness is permitted under the covenant described above under the heading "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and

    (2) no Default or Event of Default would be in existence following such designation.

As of the Issue Date, the following entities shall be Unrestricted
Subsidiaries: Jefferson Casino Corporation, Casino Magic of Louisiana, Corp., Casino Magic Management Services Corp., Sunflower Racing, Inc., SR Food & Beverage Company, Casino Magic Neuquen S.A. and Casino Magic Support Services S.A.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the Company's calculations of the number of years obtained by dividing:

    (1) the then outstanding aggregate principal amount of such Indebtedness into:

    (2) the total of the products obtained by multiplying:

      (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

      (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material federal income tax consequences resulting from the Exchange Offer and from the ownership of the Notes. This discussion is a general summary only and does not address all tax aspects of ownership of the Notes that may be relevant to a prospective investor's particular circumstances. This discussion deals only with Notes held as capital assets and does not deal with the consequences to special classes of holders of the Notes, such as dealers in securities or currencies, life insurance companies, tax exempt entities, financial institutions, persons with a functional currency other than the U.S. dollar, or investors in pass-through entities such as partnerships. It does not deal with the effects of any arrangement entered into by a holder of the Notes that partially or completely hedges the Notes, or otherwise holding the Notes as part of a synthetic security or other integrated investment. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations, rulings, and judicial decisions thereunder as of the date hereof, any of which may be repealed or modified in a manner resulting in federal income tax consequences that differ from those described below. In addition, the discussion relies upon the description provided to the Company by the DTC, Euroclear, and Cedel of their depository procedures and the procedures of their Participants and Indirect Participants in maintaining a book-entry system reflecting the beneficial ownership of the Notes.

   Holders tendering their Old Notes or prospective purchasers of Exchange Notes should consult their own tax advisors concerning the federal income tax consequences resulting from their particular situations, and concerning the state or local income or franchise tax consequences, gift and estate tax consequences, or the consequences under the laws of any other taxing jurisdiction.

U.S. Holders

   The following discussion addresses the United States federal income tax consequences to a U.S. Holder of a Note. For purposes of this discussion, a U.S. Holder is a Holder that is (i) a citizen or resident of the United States,
(ii) a corporation, partnership, or other entity organized under the laws of the United States or any political subdivision of the United States, (iii) an estate taxed by the United States without regard to the source of its income, or (iv) a trust if a court within the United States can exercise primary supervision over its administration and one or more United States persons have authority to control all of its substantial decisions.

 Payments of Interest

   Payments of stated interest on a Note will be taxable as ordinary interest income at the time it is received or accrued, depending upon the method of accounting applicable to the holder of the Note.

 Exchange Offer in Connection with Registration of the Notes

   The exchange of the Old Notes for the Exchange Notes (with substantially identical terms) in connection with the registration of the Exchange Notes should not be a taxable event for federal income tax purposes, and a Holder should have the same tax basis and holding period in the Exchange Notes that the Holder had in the Old Notes.

 Market Discount

   Any gain or loss on a disposition of a Note would generally be capital gain or loss. However, a subsequent purchaser of a Note who did not acquire the Note at its original issue, and who acquires such Note at a price that is less than the stated redemption price of the Note at its maturity (that is, its face amount if issued at par), may be required to treat the Note as a "market discount bond". Any recognized gain on a disposition of the Note would then be treated as ordinary income to the extent that it does not exceed the "accrued market discount" on the Note. In general, accrued market discount is that amount that bears the same ratio to the excess of the stated redemption price of the Note over the purchaser's basis in the Note immediately after its acquisition, as the number of days the purchaser holds the Note bears to the number of days after the date the purchaser acquired the Note up to (and including) the date of its maturity. In addition, there are rules deferring the deduction of all or part of the interest expense on indebtedness incurred or continued to purchase or carry such bond, and permitting a holder to elect to include accrued market discount in income on a current basis.

 Backup Withholding and Information Reporting

   In general, a U.S. Holder of a Note will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a Note, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact, or (b) provides the Company with its Taxpayer Identification Number ("TIN") (which, for an individual, would be the holder's Social Security number), certifies that the TIN provided to the Company is correct and that the holder has not been notified by the Internal Revenue Service that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of interest, principal and premium to U.S. Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.

   The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders

   The following discussion addresses the principal U.S. federal income tax consequences to a Holder of a Note that is not a U.S. Holder--referred to in this discussion as a Non-U.S. Holder. As discussed above, this discussion does not address all tax aspects of ownership of the Notes that may be relevant to a prospective investor's particular circumstances, including holding the Notes through a partnership or holding the Notes through a hybrid entity (an entity that is a pass-through entity for U.S. tax purposes but not for foreign tax purposes).

 Payments of Interest

   Generally, payments of stated interest on a Note will not be subject to U.S. federal income tax if the interest qualifies as portfolio interest. Interest on the Notes will qualify as portfolio interest if the Non-U.S. Holder (i) does not actually or constructively own 10 percent of more of the total combined voting power of all voting stock of the Company, (ii) is not a "controlled foreign corporation" with respect to which the Company is a "related person" as such terms are defined in the Code, and (iii) provides the required certifications that the beneficial owner of the Notes is not a U.S. person. However, the interest on the Notes will be taxed at regular U.S. federal income tax rates if the interest constitutes income that is effectively connected with the conduct of a U.S. trade or business and, if the Non-U.S. Holder can claim the benefit of an income tax treaty, is attributable to a U.S. permanent establishment or fixed base. Such income is referred to in this discussion as U.S. trade or business income. If the Non-U.S. Holder is a corporation, interest that constitutes U.S. trade or business income may also be subject to the "branch profits tax" at 30 percent or, if applicable, a lower rate determined by an income tax treaty.

   Interest that neither qualifies as portfolio interest nor constitutes U.S. trade or business income will be subject to U.S. withholding tax at the rate of 30 percent, unless such withholding tax is reduced or eliminated by an applicable income tax treaty. To claim the protection of an income tax treaty, a Non-U.S. Holder must provide a properly executed Form 1001 prior to the payment of interest, and must periodically update the filing. New regulations scheduled to take effect on January 1, 2000, will replace these forms with new forms and procedures, and may require a Non-U.S. Holder to obtain a taxpayer identification number and to provide documentary evidence of residence in order to claim a treaty benefit.

 Sale, Exchange or Redemption of Notes

   Gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other disposition of a Note will generally not be subject to U.S. federal income tax, unless (i) such gain constitutes U.S. trade or business income,
(ii) the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, or (iii) the Non-U.S. Holder is a former citizen or resident of the United States subject to certain rules related to that status.

 Federal Estate Tax

   Notes held by an individual who is not a citizen or resident of the United States for federal estate tax purposes at the time of his or her death will not be subject to U.S. federal estate tax if the interest on the Notes qualifies for the portfolio interest exemption from U.S. federal income tax under the rules described above.

 Information Reporting and Backup Withholding

   The Company must report to the Internal Revenue Service and to each Non-U.S. Holder any interest that is subject to U.S. withholding tax or that is exempt from withholding tax pursuant to either a tax treaty or the portfolio interest exemption. Copies of these information returns may also be available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of various treaties or agreements for the exchange of information.

   Non-U.S. Holders other than corporations may be subject to backup withholding and additional information reporting. Neither backup withholding nor information reporting will apply to payments of portfolio interest by the Company to a Non-U.S. Holder, if the Non-U.S. Holder properly certifies that it is not a U.S. Holder or otherwise establishes an exemption. However, such certification or exemption is not effective if the Company or its paying agent has actual knowledge that the Holder is a U.S. Holder or that the conditions of another exemption relied upon by the Non-U.S. Holder are not satisfied.

   Payments of principal on the Notes by the Company to a Non-U.S. Holder may be subject to backup withholding and information reporting unless the Non-U.S. Holder properly certifies as to those items described below in connection with payments made by brokers or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the Holder is a U.S. Holder or that the conditions of another exemption relied upon by the Non-U.S. Holder are not satisfied).

   Neither backup withholding nor information reporting will apply to the payment of the proceeds from the disposition of the Notes to or through the United States office of any broker if the Non-U.S. Holder (i) properly certifies (A) that he is not a U.S. Holder, (B) that he does not expect to be present within the U.S. for 183 days or more during the calendar year and (C) none of his gains from transactions effected with the payor during the calendar year are expected to be effectively connected with a U.S. trade or business; or
(ii) otherwise establishes an exemption, and neither the Company nor its paying agent has actual knowledge that the conditions of any claimed exemption are not satisfied. If proceeds from the disposition of the Notes are paid to or through the foreign office of a U.S. broker, information reporting (but not backup withholding) is required unless the broker has documentary evidence that the owner is a foreign person and the broker has no actual knowledge to the contrary. Similar rules apply to the foreign office of a foreign broker if either (i) the foreign broker is a controlled foreign corporation within the meaning of the Code, or (ii) 50 percent or more of the gross income of the foreign broker during a specified testing period was effectively connected with the conduct of a trade or business within the United States. If proceeds from the disposition of the Notes are paid to or through the foreign office of a foreign broker that does not have these characteristics, neither information reporting nor backup withholding is required.

   Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or credit against such Non-U.S. Holder's federal income tax liability.

   New regulations revising the information and reporting rules will become effective on January 1, 2000. In general, these new regulations will not materially change the withholding and information reporting requirements, but will change various forms and certification procedures.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). To the extent any such broker-dealer participates in the Exchange Offer and so notifies the Company, or causes the Company to be so notified in writing, the Company has agreed that, subject to certain exceptions, a period of 180 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

   The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that the Company determines in good faith may not be in the best interests of the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until the Company has notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

                                 LEGAL MATTERS

   The validity of the Exchange Notes offered hereby will be passed upon for Hollywood Park by Irell & Manella LLP, Los Angeles, California.

                                    EXPERTS

   Hollywood Park's consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in this prospectus, to the extent and for the periods indicated in their report with respect thereto have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein, and are included herein, in reliance upon authority of said firm as experts in giving said report.

   Casino Magic's consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this prospectus, to the extent and for the periods indicated in their report with respect thereto, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein and are included herein in reliance upon the authority of said firm as experts in giving said report.

   The consolidated financial statements (including schedule) of Boomtown as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, incorporated by reference into this prospectus and Registration Statement from Amendment No. 4 to the Registration Statement (Form S-4 No. 333-34471) of Hollywood Park have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein. Such consolidated financial statements (including schedule) are incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Hollywood Park, Inc.
  Consolidated Balance Sheets as of September 30, 1998 and December 31,
   1997...................................................................  F-2

  Consolidated Statements of Operations for the three and nine months ended September 30, 1998 and 1997......................................  F-3

  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1998 and 1997............................................  F-4

  Notes to Consolidated Financial Statements..............................  F-5

  Calculation of Earnings Per Share....................................... F-17

  Report of Independent Public Accountants, Arthur Andersen LLP........... F-18

  Consolidated Balance Sheets as of December 31, 1997 and 1996............ F-19

  Consolidated Statements of Operations for the years ended December 31,
   1997, 1996 and 1995.................................................... F-20

  Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995................................. F-21

  Consolidated Statements of Cash Flows for the years ended December 31,
   1997, 1996 and 1995.................................................... F-22

  Notes to Consolidated Financial Statements.............................. F-23

  Schedule II............................................................. F-47

  Calculation of Earnings Per Share....................................... F-48

Casino Magic Corp.

  Condensed Consolidated Balance Sheets as of September 30, 1998 and
   December 31, 1997...................................................... F-49

  Condensed Consolidated Statements of Operations for the three months ended September 30, 1998 and 1997...................................... F-50

  Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and 1997...................................... F-51

  Condensed Consolidated Statement of Cash Flows for the nine months ended
   September 30, 1998 and 1997............................................ F-52

  Notes to Consolidated Financial Statements.............................. F-53

  Report of Independent Public Accountants, Arthur Andersen LLP........... F-55

  Consolidated Statements of Operations for the years ended December 31,
   1997, 1996 and 1995.................................................... F-56

  Consolidated Balance Sheets as of December 31, 1997 and 1996............ F-57

  Consolidated Statement of Shareholders' Equity for the years ended
   December 31, 1997, 1996 and 1995....................................... F-58

  Consolidated Statements of Cash Flows for the years ended December 31,
   1997, 1996 and 1995.................................................... F-60

  Notes to Consolidated Financial Statements.............................. F-63

                              HOLLYWOOD PARK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               As of
                                                     --------------------------
                                                     September 30, December 31,
                                                         1998          1997
                                                     ------------- ------------
                                                      (unaudited)
                                                           (in thousands)
                       ASSETS
                       ------
Current Assets:
  Cash and cash equivalents.........................   $ 20,126      $ 23,749
  Restricted cash...................................        798           407
  Short term investments............................      3,459             0
  Other receivables, net............................      7,061         9,417
  Prepaid expenses and other assets.................     16,160        10,948
  Deferred tax assets...............................     10,250         8,118
  Current portion of notes receivable...............      2,340            42
                                                       --------      --------
    Total current assets............................     60,194        52,681
Notes receivable....................................     18,250         9,548
Property, plant and equipment, net..................    301,125       300,666
Goodwill, net.......................................     50,341        33,017
Other assets........................................     23,009        23,117
                                                       --------      --------
                                                       $452,919      $419,029
                                                       ========      ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Current Liabilities:
  Accounts payable..................................   $  8,848      $ 11,277
  Accrued lawsuit settlement........................          0         2,750
  Accrued compensation..............................      7,620         7,627
  Accrued liabilities...............................     26,986        19,105
  Accrued interest..................................      2,642         5,175
  Gaming liabilities................................      3,698         3,853
  Racing liabilities................................        263         4,093
  Current portion of notes payable..................      2,058         3,437
                                                       --------      --------
    Total current liabilities.......................     52,115        57,317
Notes payable.......................................    168,574       132,102
Deferred tax liabilities............................      6,606         6,310
                                                       --------      --------
    Total liabilities...............................    227,295       195,729
Minority interests..................................          0         1,946
Stockholders' Equity:
  Capital stock--
    Preferred--$1.00 par value, authorized 250,000
     shares; none issued and outstanding............          0             0
    Common--$.10 par value, authorized 40,000,000
     shares; 25,800,069 issued and outstanding in
     1998, and 26,220,528 in 1997...................      2,580         2,622
  Capital in excess of par value....................    218,023       222,350
  Retained earnings (accumulated deficit)...........      5,338        (3,532)
  Accumulated other comprehensive loss..............       (317)          (86)
                                                       --------      --------
    Total stockholders' equity......................    225,624       221,354
                                                       --------      --------
                                                       $452,919      $419,029
                                                       ========      ========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                         For the three
                                         months ended     For the nine months
                                         September 30,    ended September 30,
                                      ------------------- --------------------
                                        1998      1997       1998      1997
                                      --------- --------- ---------- ---------
                                       (in thousands, except per share data--
                                                     unaudited)
Revenues:
  Gaming............................. $  58,846 $  57,143 $  173,552 $  83,990
  Racing.............................    11,371    12,216     48,085    48,084
  Food and beverage..................     7,383     6,156     21,245    13,016
  Hotel and recreational vehicle
   park..............................       637       581      1,362       581
  Truck stop and service station.....     4,525     4,897     11,071     4,897
  Other income.......................     4,705     4,217     13,434     7,781
                                      --------- --------- ---------- ---------
                                         87,467    85,210    268,749   158,349
                                      --------- --------- ---------- ---------
Expenses:
  Gaming.............................    30,604    29,956     93,920    45,117
  Racing.............................     5,562     6,206     21,244    21,615
  Food and beverage..................    10,065     8,101     27,601    16,920
  Hotel and recreational vehicle
   park..............................       212       199        499       199
  Truck stop and service station.....     4,177     4,461     10,164     4,461
  Administration.....................    20,088    20,091     62,209    38,622
  Other..............................     2,011     1,823      5,586     3,262
  REIT restructuring.................         0       609        469       609
  Depreciation and amortization......     6,825     6,159     19,874    11,939
                                      --------- --------- ---------- ---------
                                         79,544    77,605    241,566   142,744
                                      --------- --------- ---------- ---------
Operating income.....................     7,923     7,605     27,183    15,605
  Loss on write off of assets........     1,586         0      1,586         0
  Interest expense...................     4,112     3,653     11,827     3,782
                                      --------- --------- ---------- ---------
Income before minority interests and
 income taxes........................     2,225     3,952     13,770    11,823
  Minority interests.................         0        17          0        80
  Income tax expense.................       253     1,524      4,903     4,624
                                      --------- --------- ---------- ---------
Net income........................... $   1,972 $   2,411 $    8,867 $   7,119
                                      ========= ========= ========== =========
Dividend requirements on convertible
 preferred stock..................... $       0 $     558 $        0 $   1,520
Net income available to common
 shareholders........................ $   1,972 $   1,853 $    8,867 $   5,599
Per common share:
  Net income--basic.................. $    0.08 $    0.08 $     0.34 $    0.27
  Net income--diluted................ $    0.08 $    0.08 $     0.34 $    0.27
Number of shares--basic..............    26,101    24,706     26,115    20,596
Number of shares--diluted............    26,101    24,706     26,277    20,596

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              For the nine
                                                              months ended
                                                             September 30,
                                                           -------------------
                                                             1998      1997
                                                           --------  ---------
                                                            (in thousands--
                                                               unaudited)
Cash flows from operating activities:
Net income................................................ $  8,867  $   7,119
Adjustments to reconcile net income to net cash provided
 by operating activities:
 Depreciation and amortization............................   19,874     11,939
 Minority interests.......................................        0         17
 Loss on sale or disposal of property, plant and
  equipment...............................................      985        488
 (Increase) decrease in restricted cash...................     (391)     3,277
 Decrease (increase) in other receivables, net............    2,356       (944)
 (Increase) decrease in prepaid expenses and other
  assets..................................................   (5,648)       894
 Increase in deferred tax assets..........................   (2,132)    (1,681)
 Decrease in accounts payable.............................   (2,429)    (2,151)
 Decrease in accrued lawsuit settlement...................   (2,750)         0
 Decrease in accrued compensation.........................       (7)    (1,788)
 Increase (decrease) in accrued liabilities...............    2,287    (10,381)
 (Decrease) increase in gaming liabilities................     (155)     1,197
 Decrease in racing liabilities...........................   (3,830)    (3,496)
 Decrease in accrued interest payable.....................   (2,533)         0
 Increase in deferred tax liabilities.....................      296      1,569
                                                           --------  ---------
  Net cash provided by operating activities...............   14,790      6,059
                                                           --------  ---------
Cash flows from investing activities:
 Additions to property, plant and equipment...............  (34,981)   (23,059)
 Receipts from sale of property, plant and equipment......      650        114
 Principal collected on notes receivable..................    2,071         31
 Note receivable, Paul Alanis.............................   (3,232)         0
 Note receivable, HP Yakama investment....................   (8,012)         0
 Purchase of short term investments.......................   (3,690)    (1,946)
 Proceeds from short term investments.....................        0      6,712
 Payment to buy-out minority interest in Crystal Park
  LLC.....................................................   (1,946)         0
 Cash acquired in the purchase of a business, net of
  transaction and other costs.............................        0     12,264
                                                           --------  ---------
  Net cash used in investing activities...................  (49,140)    (5,884)
                                                           --------  ---------
Cash flows from financing activities:
 Proceeds from secured Bank Credit Facility...............   40,000    112,000
 Payment of secured Bank Credit Facility..................        0   (112,000)
 Redemption of Boomtown 11.5% First Mortgage Notes........   (1,253)  (110,924)
 Proceeds from issuance of 9.5% Notes.....................        0    125,000
 Payment of secured notes payable.........................        0     (4,282)
 Payment of unsecured notes payable.......................   (3,654)       (31)
 Common stock options exercised...........................    1,174      1,667
 Purchase and retirement of Hollywood Park common stock...   (5,540)         0
 Dividends paid to preferred stockholders.................        0     (1,520)
                                                           --------  ---------
  Net cash provided by financing activities...............   30,727      9,910
                                                           --------  ---------
 (Decrease) increase in cash and cash equivalents.........   (3,623)    10,085
 Cash and cash equivalents at the beginning of the
  period..................................................   23,749     11,922
                                                           --------  ---------
 Cash and cash equivalents at the end of the period....... $ 20,126  $  22,007
                                                           ========  =========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Summary of Significant Accounting Policies

   General Hollywood Park, Inc. (the "Company" or "Hollywood Park") is a diversified gaming, sports and entertainment company engaged in the ownership and operation of casinos (including card club casinos), pari-mutuel racing facilities, and the development of other gaming and sports related opportunities. Hollywood Park owns and operates, through its Boomtown, Inc. ("Boomtown") subsidiary, land-based, riverboat and dockside gaming operations in Verdi, Nevada ("Boomtown Reno"), Harvey, Louisiana ("Boomtown New Orleans") and Biloxi, Mississippi ("Boomtown Biloxi"), respectively. As of October 15, 1998, the Company expanded its gaming operations through the acquisition of Casino Magic Corp. ("Casino Magic"). Casino Magic operates dockside gaming in Bay St. Louis, Mississippi ("Casino Magic Bay St. Louis") and in Biloxi, Mississippi ("Casino Magic Biloxi"); riverboat gaming in Bossier City, Louisiana ("Casino Magic Bossier"); and is 51% owner of two land-based casinos in Argentina ("Casino Magic Argentina"). Hollywood Park also owns two card club casinos located in the Los Angeles metropolitan area. The Hollywood Park-Casino is operated by the Company, and is located on the same property as the Hollywood Park Race Track. The Company also owns the Crystal Park Hotel and Casino (the "Crystal Park Casino"), which is leased to an unaffiliated operator. Presently, Hollywood Park is the only company that owns and operates both California card club casinos and traditional casinos in Nevada, Louisiana and Mississippi. The Company's premier thoroughbred racing facilities are, the Hollywood Park Race Track, which the Company has owned for 60 years, and Turf Paradise, Inc. ("Turf Paradise"), located in Phoenix, Arizona.

   The financial information included herein has been prepared in conformity with generally accepted accounting principles as reflected in Hollywood Park's consolidated Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the year ended December 31, 1997.

   The information furnished herein is unaudited; however, in the opinion of management it reflects all normal and recurring adjustments necessary to present a fair statement of the financial results for the interim periods. It should be understood that accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The interim racing results of operations are not indicative of the results for the full year, due to the seasonality of the Company's horse racing business.

   Consolidation The consolidated financial statements presented herein, include the accounts of Hollywood Park and its wholly owned subsidiaries: (a) Boomtown, and Boomtown's six active subsidiaries; (1) Boomtown Hotel & Casino, Inc., (2) Bayview Yacht Club, Inc., (3) Mississippi--I Gaming, L.P., (4) Louisiana Gaming Enterprises, Inc., (5) Louisiana--I Gaming, and (6) Boomtown Hoosier, Inc.; (b) Hollywood Park Operating Company and its two wholly owned subsidiaries, Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company; (c) Turf Paradise, Inc.; (d) HP Yakama, Inc.; and (e) HP/Compton, Inc. and HP Casino, Inc., which own 89.8% and 10.2%, respectively, of the Crystal Park Hotel and Casino Development Company LLC ("Crystal Park LLC"). The Hollywood Park-Casino is a division of Hollywood Park, Inc.

   As of October 15, 1998, the consolidated financial statements will also include Casino Magic's thirteen active subsidiaries: (1) Mardi Gras Casino Corp., (2) Biloxi Casino Corp., (3) Casino Magic Finance Corp., (4) Jefferson Casino Corp., (5) Casino Magic of Louisiana, Corp., (6) Casino Magic Neuquen,
(7) Casino Magic Support Services SA, (8) Casino Magic American Corp., (9) Casino Magic Management Services Corp., (10) Bay St. Louis Casino Corp., (11) Boston Casino Corp., (12) Casino One Corporation, and (13) St. Louis Casino Corp.

                              HOLLYWOOD PARK, INC.

   Restricted Cash Restricted cash as of September 30, 1998 and December 31, 1997, was for amounts due to horsemen for purses, stakes and awards.

   Capitalized Interest During the three and nine months ended September 30, 1998, the Company capitalized interest related to construction projects of approximately $295,000 and $802,000, respectively. Capitalized interest for both the three and nine months ended September 30, 1997 was $15,000.

   Comprehensive Income Statement of Financial Accounting Standards No. 130, ("SFAS 130") Reporting Comprehensive Income, requires that the Company disclose comprehensive income and its components. The objective of SFAS 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income is the sum of the following; net income
(loss) and other comprehensive income (loss), which is defined as all other nonowner changes in equity.

   The Company has recorded unrealized gain (loss) on securities as other comprehensive income (loss) in the accompanying financial statements. Comprehensive income was computed as follows:

                                                                   For the
                                                                Three Months
                                                                    Ended
                                                                September 30,
                                                                --------------
                                                                 1998    1997
                                                                ------  ------
                                                                     (in
                                                                  thousands,
                                                                  unaudited)
   Net income.................................................. $1,972  $2,411
   Other comprehensive income (loss):
     Unrealized loss on securities.............................   (315)      0
     Less reclassification adjustment for realized (gain)
      loss.....................................................      0       0
                                                                ------  ------
   Comprehensive income........................................ $1,657  $2,411
                                                                ======  ======

                                                                    For the
                                                                  Nine Months
                                                                     Ended
                                                                 September 30,
                                                                 --------------
                                                                  1998    1997
                                                                 ------  ------
                                                                      (in
                                                                   thousands,
                                                                   unaudited)
   Net income................................................... $8,867  $7,119
   Other comprehensive income (loss):
     Unrealized loss on securities..............................   (231)      0
     Less reclassification adjustment for realized loss.........      0       1
                                                                 ------  ------
   Comprehensive income......................................... $8,636  $7,120
                                                                 ======  ======

   Estimates Financial statements prepared according to generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, to account for the valuation allowance for deferred tax assets and to determine litigation related obligations. Actual results could differ from these estimates.

   Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of Whenever there are recognized events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable, management reviews the asset for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows (undiscounted and excluding interest

                              HOLLYWOOD PARK, INC.

costs, and grouped at the lowest level for which there are identifiable cash flows that are as independent as possible of other asset groups) to measure the recoverability of the asset. If the expected future net cash flows are less than the carrying amount of the asset, an impairment loss would be recognized. An impairment loss would be measured as the amount by which the carrying amount of the asset exceeded the fair value of the asset, with fair value measured as the amount at which the asset could be bought or sold in a current transaction between willing parties, other than in a forced liquidation sale. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future net cash flows, market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the asset, but at no time would previously recognized impairment losses be restored.

   Earnings Per Share Basic earnings per share were computed by dividing net income available to common shareholders (net income less preferred dividend requirements) by the weighted average number of common shares outstanding during the period. Diluted per share amounts were similarly computed, but include the effect, when dilutive, of the conversion of the convertible preferred shares (which is applicable to the three and nine months ended September 30, 1997, only), and the assumed exercise of stock options.

   Redemption of Depositary Shares As of August 28, 1997, the Company's 2,749,900 outstanding depositary shares were converted into 2,291,492 shares of the Company's common stock, thereby, eliminating future annual preferred stock cash dividend payments of approximately $1,925,000.

   Cash Flows Cash and cash equivalents included certificates of deposit and short term investments with maturities of 90 days or less.

   Racing Revenues and Expenses The Company records pari-mutuel revenues, admissions, food and beverage and other income associated with racing on a daily basis, except for seasonal admissions, which are recorded ratably over the racing season. Expenses associated with racing revenues were charged against income in those periods in which racing revenues were recognized.

   Gaming Revenue and Promotional Allowances Gaming revenues at the Boomtown properties consisted of the difference between gaming wins and losses, or net win from gaming activity, and at the Hollywood Park-Casino consisted of fees collected from patrons on a per seat or per hand basis. Revenues in the accompanying statements of operations excluded the retail value of food and beverage provided to players on a complimentary basis. The estimated cost of providing these promotional allowances during the three months ended
September 30, 1998 and 1997, was $3,206,000 and $2,745,000, respectively, and for the nine months ended September 30, 1998 and 1997, was $10,683,000 and $3,410,000, respectively. (The amount for the nine months ended September 30, 1997, is exclusive of the costs associated with Boomtown's operations, prior to June 30, 1997.)

   Reclassifications Certain reclassifications have been made to the 1997 balances to be consistent with the 1998 financial statement presentation.

Note 2--Acquisition of Casino Magic Corp.

   On October 15, 1998, Hollywood Park acquired Casino Magic, pursuant to the February 19, 1998 Agreement of Merger among Casino Magic Corp., Hollywood Park, Inc., and HP Acquisition II, Inc. (a wholly owned subsidiary of Hollywood
Park), pursuant to which HP Acquisition II, Inc., was merged into Casino Magic, with Casino Magic surviving and becoming a wholly owned subsidiary of Hollywood Park. The Casino Magic Merger will be accounted for under the purchase method of accounting for a business combination. Hollywood Park paid $2.27 per Casino Magic common share outstanding, or approximately $81,100,000.

                              HOLLYWOOD PARK, INC.

   Casino Magic owns and operates dockside gaming properties in Bay St. Louis, Mississippi, and Biloxi, Mississippi, riverboat gaming in Bossier City, Louisiana, and is a 51% partner in two land-based casinos in Argentina.

Note 3--Acquisition of Boomtown, Inc.

   On June 30, 1997, pursuant to the Agreement and Plan of Merger dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of the Company, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown (the "Boomtown Merger"). As a result of the Boomtown Merger, Boomtown became a wholly owned subsidiary of the Company and each share of Boomtown common stock was converted into the right to receive 0.625 of a share of Hollywood Park's common stock. Approximately 5,362,850 shares of Hollywood Park common stock, valued at $9.8125 per share (excluding shares repurchased from Edward P. Roski, Jr. ("Roski") and subsequently retired) were issued in the Boomtown Merger.

   The Boomtown Merger was accounted for under the purchase method of accounting for a business combination. The purchase price of the Boomtown Merger was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Based on financial analyses which considered the impact of general economic, financial and market conditions on the assets acquired and liabilities assumed, it was determined that the estimated fair values approximated their carrying value. The Boomtown Merger generated approximately $21,136,000 of excess acquisition cost over the recorded value of the net assets acquired, all of which was allocated to goodwill, to be amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes. As of June 30, 1997, the excess acquisition cost over the recorded value of the assets was estimated at approximately $2,683,000. As of June 30, 1998, the Company revised its initial estimates of the excess acquisition cost over the recorded value to $21,136,000, due primarily to a reduction in the valuation of certain gaming fixed assets and provisions for additional liabilities.

   The Company acquired three of the four Boomtown properties; Boomtown Reno, Boomtown New Orleans, and Boomtown Biloxi. In connection with the Boomtown Merger, Boomtown's Las Vegas property was divested on July 1, 1997.

Note 4--Short Term Investments

   As of September 30, 1998, short term investments consisted of investments in equity securities. These investments were recorded at fair value in the accompanying financial statements, as determined by the quoted market price, and are classified as available-for-sale. As of September 30, 1998, the Company recorded an unrealized loss on these investments of approximately $231,000. Included in the portfolio of equity securities were 792,900 shares of Casino Magic common stock, for which the Company paid approximately $2.00 per common share, or a total cost of approximately $1,615,000 (inclusive of commissions).

                             HOLLYWOOD PARK, INC.

Note 5--Property, Plant and Equipment

   Property, plant and equipment held as of September 30, 1998, and December 31, 1997, consisted of the following:

                                                      September 30, December 31,
                                                          1998          1997
                                                      ------------- ------------
                                                       (unaudited)
                                                            (in thousands)
   Land and land improvements........................   $ 50,349      $ 50,945
   Buildings and building improvements...............    279,451       270,271
   Equipment.........................................     88,561        77,337
   Vessels...........................................     16,690        18,925
   Construction in progress..........................     15,875        21,896
                                                        --------      --------
                                                         450,926       439,374
   Less accumulated depreciation.....................    149,801       138,708
                                                        --------      --------
                                                        $301,125      $300,666
                                                        ========      ========

Note 6--Secured and Unsecured Notes Payable

   Notes payable as of September 30, 1998, and December 31, 1997, consisted of the following:

                                                    September 30, December 31,
                                                        1998          1997
                                                    ------------- ------------
                                                     (unaudited)
                                                          (in thousands)
   Secured notes payable, Bank Credit Facility.....   $ 40,000      $      0
   Secured notes payable, other....................      2,500         3,750
   Unsecured 9.5% Notes............................    125,000       125,000
   Boomtown 11.5% First Mortgage Notes.............          0         1,253
   Unsecured notes payable.........................      3,031         4,009
   Capital lease obligations.......................        101         1,527
                                                      --------      --------
                                                       170,632       135,539
   Less current maturities.........................      2,058         3,437
                                                      --------      --------
                                                      $168,574      $132,102
                                                      ========      ========

   Secured Notes Payable, Bank Credit Facility On October 15, 1998, the Company executed the Amended and Restated Reducing Revolving Loan Agreement with a bank syndicate led by Bank of America National Trust and Savings Association (the "Bank Credit Facility") for up to $300,000,000, with an option to increase this amount to $375,000,000. The Bank Credit Facility also provides for sub-facilities for letters of credit up to $30,000,000, and swing line loans of up to $10,000,000. Prior to the execution of the Bank Credit Facility, the Company was operating with a previous bank credit facility, which was initially for $225,000,000, and was reduced to $100,000,000 with the August 1997 issuance of the 9.5% Hollywood Park Notes. The Bank Credit Facility extended the maturity of the Bank Credit Facility to December 31, 2003, reduced interest and commitment fee rates, and amended certain covenants, as compared to the previous bank credit facility.

                              HOLLYWOOD PARK, INC.

   Unsecured 9.5% Notes On August 6, 1997, Hollywood Park, Inc. and Hollywood Park Operating Company, co-issued $125,000,000 of Series A 9 1/2% Senior Subordinated Notes due 2007 (the "Series A 9 1/2% Notes"). On March 20, 1998, the Company completed a registered exchange offer for the Series A 9 1/2% Notes, pursuant to which all $125,000,000 principal amount of the Series A 9 1/2% Notes were exchanged by the holders for $125,000,000 aggregate principal amount of Series B 9 1/2% Senior Subordinated Notes due 2007, of the Company and Hollywood Park Operating Company (the "Series B 9 1/2% Notes") and, together with the Series A 9 1/2% Notes, (the "9 1/2% Notes") were registered under the Securities Act on Form S-4. Interest on the 9 1/2% Notes is payable semi-annually, on February 1st and August 1st. The Company paid Liquidated Damages at an annual rate of 0.5% of the principal amount of the 9 1/2% Notes for the period January 27, 1998 to March 20, 1998 (the date of consummation of the exchange offer). The 9 1/2% Notes are redeemable, at the option of Hollywood Park and Hollywood Park Operating Company, in whole or in part, on or after August 1, 2002, at a premium to face amount, plus accrued interest, as follows: (a) August 1, 2002 at 104.75%; (b) August 1, 2003 at 102.375%;
(c) August 1, 2004 at 101.188%; and (d) August 1, 2005 and thereafter at 100%. The 9 1/2% Notes are unsecured obligations of Hollywood Park and Hollywood Park Operating Company, guaranteed by all other material restricted subsidiaries of either Hollywood Park or Hollywood Park Operating Company.

   The indenture governing the 9 1/2% Notes contains certain covenants that, among other things, limit the ability of Hollywood Park, Hollywood Park Operating Company and their restricted subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations. The Casino Magic Merger and the execution of the Bank Credit Facility, were permitted under the terms of the indenture, given the redemption of the $135,000,000 Casino Magic Notes and establishing certain Casino Magic subsidiaries as Unrestricted Subsidiaries, as defined in the indenture.

   Boomtown 11.5% First Mortgage Notes As permitted in the indenture (the "Boomtown Indenture") governing the Boomtown 11.5% First Mortgage Notes (the "Boomtown Notes") in June 1998, Boomtown elected to satisfy and discharge its obligation regarding the $1,253,000 of Boomtown Notes. As of June 9, 1998, Boomtown had satisfied all conditions required to discharge its obligations under the Boomtown Indenture. The total cost to redeem the Boomtown Notes was $1,378,000.

                              HOLLYWOOD PARK, INC.

Note 7--Consolidating Condensed Financial Information

   Hollywood Park's subsidiaries (excluding non-material subsidiaries) have fully and unconditionally guaranteed the payment of all obligations under the 9 1/2% Notes. Hollywood Park's subsidiaries (excluding certain subsidiaries) have fully and unconditionally guaranteed the payment of all obligations under Hollywood Park's 9 1/4% Senior Subordinated Notes (the "Notes"). Hollywood Park Operating Company co-issued the 9 1/2% Notes and is a guarantor on the Notes. The following is the consolidating information for the issuers of the 9 1/2% Notes and the Notes and their respective subsidiaries:
                              Hollywood Park, Inc.

                 Consolidating Condensed Financial Information

        For the Three and Nine Months Ended September 30, 1998 and 1997 and Balance Sheets as of September 30, 1998 and December 31, 1997

                                       Hollywood
                                         Park                                    (c)
                                     Operating Co.     (a)          (b)         Wholly
                          Hollywood  (co-obligor 9    Wholly      Majority      Owned     Consolidating
                          Park, Inc.  1/2% Notes/     Owned        Owned         Non-          and       Hollywood
                           (Parent     Guarantor    Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                           obligor)  on the Notes) Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          ---------- ------------- ------------ ------------ ------------ ------------- ------------
                                                                (in thousands)
Balance Sheet
As of September 30, 1998
Current assets..........   $ 16,057    $  4,670      $ 33,143     $ 6,272       $   69      $     (17)    $ 60,194
Property, plant and
 equipment, net.........     65,513      22,010       169,060      44,542            0              0      301,125
Other non-current
 assets.................     33,683       4,564        39,662       2,061        1,294         10,336       91,600
Investment in
 subsidiaries...........    207,061      15,373        97,687           0            0       (320,121)           0
Inter-company...........    129,610     142,200       128,587          13            0       (400,410)           0
                           --------    --------      --------     -------       ------      ---------     --------
                           $451,924    $188,817      $468,139     $52,888       $1,363      $(710,212)    $452,919
                           ========    ========      ========     =======       ======      =========     ========
Current liabilities.....   $ 12,730    $ 10,509      $ 21,350     $ 5,485       $    0      $     (17)    $ 50,057
Notes payable, current..        693          32            67       1,266            0              0        2,058
Notes payable, long
 term...................     42,079     125,228            17       1,250            0              0      168,574
Other non-current
 liabilities............     13,312           0         3,853           0                     (10,559)       6,606
Inter-company...........    142,174      21,004       188,551      48,681            0       (400,410)           0
Equity (deficit)........    240,936      32,044       254,301      (3,794)       1,363       (299,226)     225,624
                           --------    --------      --------     -------       ------      ---------     --------
                           $451,924    $188,817      $468,139     $52,888       $1,363      $(710,212)    $452,919
                           ========    ========      ========     =======       ======      =========     ========
Statement of Operations
For the three months
ended
September 30, 1998
Revenues:
  Gaming................   $ 11,542    $      0      $ 33,977     $13,327       $    0      $       0     $ 58,846
  Racing................          0      10,112         1,259           0            0              0       11,371
  Food and beverage.....      1,228           0         4,817       1,338            0              0        7,383
  Equity in
   subsidiaries.........      6,408           4         8,370           0            0        (14,782)           0
  Inter-company
   interest.............          0           0         1,352           0            0         (1,352)           0
  Other.................        939         240         7,874         814            0              0        9,867
                           --------    --------      --------     -------       ------      ---------     --------
                             20,117      10,356        57,649      15,479            0        (16,134)      87,467
                           --------    --------      --------     -------       ------      ---------     --------
Expenses:
  Gaming................      6,617           0        16,934       7,053            0              0       30,604
  Racing................          0       4,807           755           0            0              0        5,562
  Food and beverage.....      2,857           0         5,488       1,720            0              0       10,065
  Administrative and
   other................      3,985       4,420        13,155       4,561          367              0       26,488
  REIT restructuring....          0           0             0           0            0              0            0
  Depreciation and
   amortization.........      1,041         993         3,710         945            0            136        6,825
                           --------    --------      --------     -------       ------      ---------     --------
                             14,500      10,220        40,042      14,279          367            136       79,544
                           --------    --------      --------     -------       ------      ---------     --------
Operating income
 (loss).................      5,617         136        17,607       1,200         (367)       (16,270)       7,923
Loss on write off of
 assets.................      1,586           0             0           0            0                       1,586
Interest expense........      1,050       3,194          (211)         79            0              0        4,112
Inter-company interest..          0           0             0       1,352            0         (1,352)           0
                           --------    --------      --------     -------       ------      ---------     --------
Income (loss) before
 taxes..................      2,981      (3,058)       17,818        (231)        (367)       (14,918)       2,225
Income tax expense
 (benefit)..............        973           0          (720)          0            0              0          253
                           --------    --------      --------     -------       ------      ---------     --------
Net income (loss).......   $  2,008    $ (3,058)     $ 18,538     $  (231)      $ (367)     $ (14,918)    $  1,972
                           ========    ========      ========     =======       ======      =========     ========

                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

           Consolidating Condensed Financial Information--(Continued)

        For the Three and Nine Months Ended September 30, 1998 and 1997 and Balance Sheets as of September 30, 1998 and December 31, 1997

                                      Hollywood
                                        Park
                          Hollywood Operating Co.                               (c)
                            Park,   (co-obligor 9     (a)      (b) Majority Wholly Owned Consolidating
                            Inc.     1/2% Notes/  Wholly Owned    Owned         Non-          and       Hollywood
                           (Parent    Guarantor    Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                          obligor)  on the Notes) Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          --------- ------------- ------------ ------------ ------------ ------------- ------------
                                                               (in thousands)
For the nine months
 ended September 30,
 1998
Revenues:
  Gaming................   $34,659     $     0      $ 97,296     $41,597       $   0       $      0      $173,552
  Racing................         0      37,984        10,101           0           0              0        48,085
  Food and beverage.....     3,527           0        13,894       3,824           0              0        21,245
  Equity in
   subsidiaries.........    22,688         240         7,031           0           0        (29,959)            0
  Inter-company
   interest.............         0           0         4,053           0           0         (4,053)            0
  Other.................     2,836       1,706        19,040       2,285           0              0        25,867
                           -------     -------      --------     -------       -----       --------      --------
                            63,710      39,930       151,415      47,706           0        (34,012)      268,749
                           -------     -------      --------     -------       -----       --------      --------

Expenses:
  Gaming................    20,078           0        51,906      21,936           0              0        93,920
  Racing................         0      16,588         4,656           0           0              0        21,244
  Food and beverage.....     7,608           0        15,201       4,792           0              0        27,601
  Administrative and
   other................    13,505      13,179        38,154      13,160         460              0        78,458
  REIT restructuring....       469           0             0           0           0              0           469
  Depreciation and
   amortization.........     3,248       2,981        10,709       2,727           0            209        19,874
                           -------     -------      --------     -------       -----       --------      --------
                            44,908      32,748       120,626      42,615         460            209       241,566
                           -------     -------      --------     -------       -----       --------      --------
Operating income
 (loss).................    18,802       7,182        30,789       5,091        (460)       (34,221)       27,183
Loss on write off of
 assets.................     1,586           0             0           0           0              0         1,586
Interest expense........     2,598       9,377          (412)        264           0              0        11,827
Inter-company interest..         0           0             0       4,053           0         (4,053)            0
                           -------     -------      --------     -------       -----       --------      --------
Income (loss) before
 taxes..................    14,618      (2,195)       31,201         774        (460)       (30,168)       13,770
Income tax expense
 (benefit)..............     5,613           0          (710)          0           0              0         4,903
                           -------     -------      --------     -------       -----       --------      --------
Net income (loss).......   $ 9,005     $(2,195)     $ 31,911     $   774       $(460)      $(30,168)     $  8,867
                           =======     =======      ========     =======       =====       ========      ========

Statement of Cash Flows:
For the nine months
 ended September 30,
 1998
Net cash provided by
 (used in) operating
 activities.............   $(2,921)    $ 2,053      $ 35,132     $ 2,110       $(460)      $(21,124)     $ 14,790
Net cash used in
 investing activities...    (9,020)     (1,266)      (37,139)     (1,715)          0              0       (49,140)
Net cash provided by
 (used in) financing
 activities.............    34,909           0       (2,902)       (745)           0          (535)        30,727

                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

                 Consolidating Condensed Financial Information

        For the Three and Nine Months Ended September 30, 1998 and 1997 and Balance Sheets as of September 30, 1998 and December 31, 1997

                                      Hollywood
                                        Park
                          Hollywood Operating Co.                               (c)
                            Park,   (co-obligor 9     (a)      (b) Majority Wholly Owned Consolidating
                            Inc.     1/2% Notes/  Wholly Owned    Owned         Non           and       Hollywood
                           (Parent    Guarantor    Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                          obligor)  on the Notes) Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          --------- ------------- ------------ ------------ ------------ ------------- ------------
                                                               (in thousands)
Statement of Operations
For the three months
ended September 30, 1997
Revenues:
 Gaming.................   $12,676     $     0      $30,460      $14,007        $ 0        $      0      $57,143
 Racing.................         0      10,791        1,425            0          0               0       12,216
 Food and beverage......     1,129           0        4,112          915          0               0        6,156
 Equity in
  subsidiaries..........     9,108        (167)       7,911            0          0         (16,852)           0
 Inter-company
  interest..............         0           0        2,354            0          0          (2,354)           0
 Other..................     1,282          92        7,513          808          0               0        9,695
                           -------     -------      -------      -------        ---        --------      -------
                            24,195      10,716       53,775       15,730          0         (19,206)      85,210
                           -------     -------      -------      -------        ---        --------      -------
Expenses:
 Gaming.................     6,600           0       16,163        7,193          0               0       29,956
 Racing.................         0       5,357          849            0          0               0        6,206
 Food and beverage......     2,316           0        4,591        1,194          0               0        8,101
 Administrative and
  other.................     4,900       4,266       13,340        4,280          0               0       26,786
 REIT restructuring.....       397           0            0            0          0               0          397
 Depreciation and
  amortization..........     1,118         950        2,733        1,341          0              17        6,159
                           -------     -------      -------      -------        ---        --------      -------
                            15,331      10,573       37,676       14,008          0              17       77,605
                           -------     -------      -------      -------        ---        --------      -------
Operating income........     8,864         143       16,099        1,722          0         (19,223)       7,605
Interest expense........     1,252       2,080          232           89          0               0        3,653
Inter-company interest..       102           0          974        1,278          0          (2,354)           0
                           -------     -------      -------      -------        ---        --------      -------
Income (loss) before
 taxes..................     7,510      (1,937)      14,893          355          0         (16,869)       3,952
Minority interests......         0           0            0            0          0              17           17
Income tax expense
 (benefit)..............    (1,085)          0        2,609            0          0               0        1,524
                           -------     -------      -------      -------        ---        --------      -------
Net income (loss).......   $ 8,595     $(1,937)     $12,284      $   355        $ 0        $(16,886)     $ 2,411
                           =======     =======      =======      =======        ===        ========      =======


                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

           Consolidating Condensed Financial Information--(Continued)

        For the Three and Nine Months Ended September 30, 1998 and 1997 and Balance Sheets as of September 30, 1998 and December 31, 1997

                                      Hollywood
                                        Park
                                      Operating
                                         Co.
                                     (co-obligor
                           Hollywood      9                                    (c)
                             Park,   1/2% Notes/     (a)      (b) Majority Wholly Owned Consolidating
                             Inc.     Guarantor  Wholly Owned    Owned         Non           and       Hollywood
                            (Parent    on the     Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                           obligor)    Notes)    Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                           --------- ----------- ------------ ------------ ------------ ------------- ------------
                                                               (in thousands)
For the nine months ended
September 30, 1997
Revenues:
 Gaming..................   $38,023    $     0     $30,460      $15,507        $ 0        $      0      $ 83,990
 Racing..................         0     38,195       9,889            0          0               0        48,084
 Food and beverage.......     3,376          0       8,725          915          0               0        13,016
 Equity in subsidiaries..    11,961        126       8,505            0          0         (20,592)            0
 Inter-company interest..         0          0       2,354            0          0          (2,354)            0
 Other...................     3,428      1,274       7,749          808          0               0        13,259
                            -------    -------     -------      -------        ---        --------      --------
                             56,788     39,595      67,682       17,230        $ 0         (22,946)      158,349
                            =======    =======     =======      =======        ===        ========      ========
Expenses:
 Gaming..................    21,761          0      16,163        7,193        $ 0               0        45,117
 Racing..................         0     16,895       4,720            0          0               0        21,615
 Food and beverage.......     7,069          0       8,657        1,194          0               0        16,920
 Administrative and
  other..................    13,175     13,557      15,491        4,321          0               0        46,544
 REIT restructuring......       609          0           0            0          0               0           609
 Depreciation and
  amortization...........     3,512      2,815       3,452        2,143          0              17        11,939
                            -------    -------     -------      -------        ---        --------      --------
                             46,126     33,267      48,483       14,851          0              17       142,744
                            -------    -------     -------      -------        ---        --------      --------
Operating income.........    10,662      6,328      19,199        2,379          0         (22,963)       15,605
Interest expense.........     1,368      2,093         232           89          0               0         3,782
Inter-company interest...       102          0         974        1,278          0          (2,354)            0
                            -------    -------     -------      -------        ---        --------      --------
Income before taxes......     9,192      4,235      17,993        1,012          0         (20,609)       11,823
Minority interests.......         0          0           0            0          0              80            80
Income tax expense.......     2,020          0       2,604            0          0               0         4,624
                            -------    -------     -------      -------        ---        --------      --------
Net income...............   $ 7,172    $ 4,235     $15,389      $ 1,012        $ 0        $(20,689)     $  7,119
                            =======    =======     =======      =======        ===        ========      ========

                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

                 Consolidating Condensed Financial Information

        For the Three and Nine Months Ended September 30, 1998 and 1997 and Balance Sheets as of September 30, 1998 and December 31, 1997

                                     Hollywood
                                       Park
                                     Operating
                                        Co.
                                    (co-obligor
                          Hollywood      9          (a)                       (c)
                            Park,   1/2% Notes/    Wholly    (b) Majority    Wholly    Consolidating
                            Inc.     Guarantor     Owned        Owned      Owned Non-       and       Hollywood
                           (Parent    on the     Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                          obligor)    Notes)    Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          --------- ----------- ------------ ------------ ------------ ------------- ------------
                                                              (in thousands)
Statement of Cash Flows:
For the nine months ended
 September 30, 1997
Net cash provided by
 (used in) operating
 activities.............  $ 16,964   $(131,497)  $ 128,142     $ 8,070        $ 0        $ (15,620)    $  6,059
 Net cash provided by
  (used in) investing
  activities............    16,619      (4,036)    (14,091)     (4,376)         0                0       (5,884)
 Net cash provided by
  (used in) financing
  activities............       147     124,968    (113,720)     (2,100)         0              615        9,910
Balance Sheet
As of December 31, 1997
Current assets..........  $ 17,020   $   3,867   $  25,074     $ 6,720        $ 0        $       0     $ 55,505
 Property, plant and
  equipment, net........    68,515      23,753     140,105      68,293          0                0      300,666
 Other non-current
  assets................    25,130       4,701      29,320       7,611          0           (1,080)      62,858
 Investment in
  subsidiaries..........   126,121      15,132     116,020           0          0         (257,273)           0
 Inter-company..........   125,210     148,380     122,035           0          0         (395,625)           0
                          --------   ---------   ---------     -------        ---        ---------     --------
                          $361,996   $ 195,833   $ 432,554     $82,624        $ 0        $(653,978)    $419,029
                          ========   =========   =========     =======        ===        =========     ========
Current liabilities.....  $ 16,890   $  14,232   $  19,583     $ 6,612        $ 0        $       0     $ 57,317
 Notes payable, long
  term..................     2,406     125,256       1,936       2,504          0                0      132,102
 Other non-current
  liabilities...........     4,753       5,202          83           0          0           (3,728)       6,310
 Inter-company..........   146,145      21,589     178,448      49,443          0         (395,625)           0
 Minority interest......         0           0           0           0          0            1,946        1,946
 Equity.................   191,802      29,554     232,504      24,065          0         (256,571)     221,354
                          --------   ---------   ---------     -------        ---        ---------     --------
                          $361,996   $ 195,833   $ 432,554     $82,624        $ 0        $(653,978)    $419,029
                          ========   =========   =========     =======        ===        =========     ========

--------
(a) The Company's wholly owned guarantor subsidiaries on the 9 1/2% Notes are:
    HP Casino, Inc., HP/Compton, Inc., Turf Paradise, Inc., Hollywood Park Food Services, Inc., Hollywood Park Fall Operating Company, Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana--I Gaming, Louisiana Enterprises, Inc., Bayview Yacht Club, Inc., and for periods after December 31, 1997, Crystal Park Hotel and Casino Development Company, LLC. Due to the June 30, 1997, Boomtown Merger being accounted for under the purchase method of accounting for a business combination, the 1997 financial results do not include the financial results of Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana--I Gaming, Louisiana Enterprises, Inc., and Bayview Yacht Club, Inc., prior to June 30, 1997.

(b) As of December 31, 1997, Mississippi--I Gaming, L.P. which was added as of the June 30, 1997, Boomtown Merger, was the Company's only majority owned guarantor subsidiary on the 9 1/2% Notes. Due to the

                              HOLLYWOOD PARK, INC.

   Boomtown Merger being accounted for under the purchase method of accounting for a business combination, Mississippi--I Gaming, L.P.'s financial results were not included for the period prior to June 30, 1997. Prior to December 31, 1997, Crystal Park Hotel and Casino Development Company, LLC was also a majority owned guarantor subsidiary.

(c) As of 1998, Boomtown Hoosier, Inc. and its subsidiaries were the Company's only wholly owned non-guarantor subsidiaries on the 9 1/2% Notes with financial activity. Boomtown Hoosier, Inc.'s and its subsidiaries' prior financial activity was not material.

                              HOLLYWOOD PARK, INC.

                       CALCULATION OF EARNINGS PER SHARE

                                              For the three months ended
                                                     September 30,
                                        ---------------------------------------
                                               Basic            Diluted(a)
                                        ------------------- -------------------
                                          1998      1997      1998      1997
                                        --------- --------- --------- ---------
                                         (in thousands, except per share data)
Average number of common shares
 outstanding...........................    26,101    24,706    26,101    24,706
Average common shares due to assumed
 conversion of convertible preferred
 shares (b)............................         0         0         0         0
Average common shares due to assumed
 conversion of stock options...........         0         0         0         0
                                        --------- --------- --------- ---------
Total shares...........................    26,101    24,706    26,101    24,706
                                        ========= ========= ========= =========
Net income............................. $   1,972 $   2,411 $   1,972 $   2,411
Less dividend requirements on
 convertible preferred shares..........         0       558         0         0
                                        --------- --------- --------- ---------
Net income available to common
 shareholders.......................... $   1,972 $   1,853 $   1,972 $   2,411
                                        ========= ========= ========= =========
Net income per share................... $    0.08 $    0.08 $    0.08 $    0.10
                                        ========= ========= ========= =========
                                        For the nine months ended September 30,
                                        ---------------------------------------
                                               Basic            Diluted(a)
                                        ------------------- -------------------
                                          1998      1997      1998      1997
                                        --------- --------- --------- ---------
                                         (in thousands, except per share data)
Average number of common shares
 outstanding...........................    26,115    20,596    26,115    20,596
Average common shares due to assumed
 conversion of convertible preferred
 shares (b)............................         0         0         0         0
Average common shares due to assumed
 conversion of stock options...........         0         0       162         0
                                        --------- --------- --------- ---------
Total shares...........................    26,115    20,596    26,277    20,596
                                        ========= ========= ========= =========
Net income............................. $   8,867 $   7,119 $   8,867 $   7,119
Less dividend requirements on
 convertible preferred shares..........         0     1,520         0         0
                                        --------- --------- --------- ---------
Net income available to common
 shareholders.......................... $   8,867 $   5,599 $   8,867 $   7,119
                                        ========= ========= ========= =========
Net income per share................... $    0.34 $    0.27 $    0.34 $    0.35
                                        ========= ========= ========= =========

--------
(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.

(b) As of August 28, 1997, the Company's 2,749,000 outstanding depositary shares were converted into 2,291,492 shares of the Company's common stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders of
Hollywood Park, Inc.:

   We have audited the accompanying consolidated balance sheets of Hollywood Park, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1997, and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Park, Inc. and subsidiaries as of December 31, 1997, and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
February 27, 1998

                              HOLLYWOOD PARK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                             As of December
                                                                   31,
                                                            ------------------
                                                              1997      1996
                                                            --------  --------
                                                             (in thousands)
                          ASSETS
                          ------
Current Assets:
  Cash and cash equivalents................................ $ 23,749  $ 11,922
  Restricted cash..........................................      407     4,486
  Short term investments...................................        0     4,766
  Other receivables, net...................................    9,417     7,110
  Prepaid expenses and other assets........................   18,473     6,215
  Deferred tax assets......................................    8,118     6,422
  Current portion of notes receivable......................       42        38
                                                            --------  --------
    Total current assets...................................   60,206    40,959
Notes receivable...........................................    9,428       819
Property, plant and equipment, net.........................  300,666   130,835
Goodwill, net..............................................   33,017    20,370
Other assets...............................................   15,712    12,903
                                                            --------  --------
                                                            $419,029  $205,886
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current Liabilities:
  Accounts payable......................................... $ 11,277  $ 10,043
  Accrued lawsuit settlement...............................    2,750     2,750
  Accrued compensation.....................................    7,627     4,198
  Accrued liabilities......................................   19,105     9,733
  Accrued interest.........................................    5,175         0
  Gaming liabilities.......................................    3,853     2,499
  Racing liabilities.......................................    4,093     6,106
  Current portion of notes payable.........................    3,437        35
                                                            --------  --------
    Total current liabilities..............................   57,317    35,364
Notes payable..............................................  132,102       282
Deferred tax liabilities...................................    6,310     9,065
                                                            --------  --------
    Total liabilities......................................  195,729    44,711
Minority interests.........................................    1,946     3,015
Stockholders' Equity:
  Capital stock--
    Preferred--$1.00 par value, authorized 250,000 shares;
     none issued and outstanding as of year end 1997,
     27,499 issued and outstanding during 1996.............        0        28
    Common--$.10 par value, authorized 40,000,000 shares;
     26,220,528 issued and outstanding in 1997, and
     18,332,016 in 1996....................................    2,622     1,833
  Capital in excess of par value...........................  222,350   167,074
  Accumulated deficit......................................   (3,618)  (10,775)
                                                            --------  --------
    Total stockholders' equity.............................  221,354   158,160
                                                            --------  --------
                                                            $419,029  $205,886
                                                            ========  ========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                  (in thousands, except per
                                                         share data)
Revenues:
  Gaming........................................  $137,659  $ 50,717  $ 26,656
  Racing........................................    68,844    71,308    77,036
  Food and beverage.............................    19,894    13,947    19,783
  Hotel and recreational vehicle park...........       937         0         0
  Truck stop and service station................     8,633         0         0
  Other income..................................    12,161     7,253     7,097
                                                  --------  --------  --------
                                                   248,128   143,225   130,572
                                                  --------  --------  --------
Expenses:
  Gaming........................................    74,733    27,249     5,291
  Racing........................................    30,304    30,167    30,960
  Food and beverage.............................    25,745    19,573    24,749
  Hotel and recreational vehicle park...........       356         0         0
  Truck stop and service station................     7,969         0         0
  Administration................................    61,514    41,477    45,447
  Other.........................................     5,048     2,485     3,200
  Depreciation and amortization.................    18,157    10,695    11,384
  REIT restructuring............................     2,483         0         0
  Write off of investment in Sunflower..........         0    11,412         0
  Lawsuit settlement............................         0         0     6,088
                                                  --------  --------  --------
                                                   226,309   143,058   127,119
                                                  --------  --------  --------
Operating income................................    21,819       167     3,453
Interest expense................................     7,302       942     3,922
                                                  --------  --------  --------
Income (loss) before minority interests and
 income taxes...................................    14,517      (775)     (469)
  Minority interests............................        (3)       15         0
  Income tax expense............................     5,850     3,459       693
                                                  --------  --------  --------
Net income (loss)...............................  $  8,670  $ (4,249) $ (1,162)
                                                  ========  ========  ========
Dividend requirements on convertible preferred
 stock..........................................  $  1,520  $  1,925  $  1,925
Net income (loss) attributable to (allocated to)
 common shareholders............................  $  7,150  $ (6,174) $ (3,087)
Per common share:
  Net income (loss)--basic......................  $   0.33  $  (0.33) $  (0.17)
  Net income (loss)--diluted....................  $   0.32  $  (0.33) $  (0.17)
Number of shares--basic.........................    22,010    18,505    18,399
Number of shares--diluted.......................    22,340    20,797    20,691

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Years Ended December 31, 1997, 1996 and 1995

                                            Capital
                                               in
                                             Excess                   Total
                          Preferred Common   of Par   Accumulated Stockholders'
                            Stock   Stock    Value      Deficit      Equity
                          --------- ------  --------  ----------- -------------
                                            (in thousands)
Balance at year end
 1994....................   $ 28    $1,837  $166,892   $ (1,502)    $167,255
 Net loss................      0         0         0     (1,162)      (1,162)
 Issuance of common stock
  to acquire--Pacific
  Casino Management,
  Inc....................      0        13     1,587          0        1,600
 Investment in bonds--
  unrealized holding
  loss...................      0         0         0        (22)         (22)
 Preferred stock
  dividends--$70.00 per
  share..................      0         0         0     (1,925)      (1,925)
                            ----    ------  --------   --------     --------
Balance at year end
 1995....................     28     1,850   168,479     (4,611)     165,746
 Net loss................      0         0         0     (4,249)      (4,249)
 Issuance of common stock
  to acquire--Pacific
  Casino Management,
  Inc....................      0         5       535          0          540
 Repurchase and
  retirement of common
  stock..................      0       (22)   (1,940)         0       (1,962)
 Investment in bonds--
  unrealized holding
  gain...................      0         0         0         10           10
 Preferred stock
  dividends--$70.00 per
  share..................      0         0         0     (1,925)      (1,925)
                            ----    ------  --------   --------     --------
Balance at year end
 1996....................     28     1,833   167,074    (10,775)     158,160
 Net income..............      0         0         0      8,670        8,670
 Issuance of common stock
  to acquire--Pacific
  Casino Management,
  Inc....................      0         3       497          0          500
 Issuance of common stock
  to acquire--Boomtown,
  Inc....................      0       582    56,425          0       57,007
 Repurchase and
  retirement of common
  stock..................      0       (45)   (3,420)         0       (3,465)
 Common stock options
  exercised..............      0        20     1,975          0        1,995
 Conversion of
  convertible preferred
  stock..................    (28)      229      (201)         0            0
 Investment in bonds--
  unrealized holding
  gain...................      0         0         0          7            7
 Preferred stock
  dividends--$55.27 per
  share..................      0         0         0     (1,520)      (1,520)
                            ----    ------  --------   --------     --------
Balance at year end
 1997....................   $  0    $2,622  $222,350   $ (3,618)    $221,354
                            ====    ======  ========   ========     ========


          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     For the years ended
                                                        December 31,
                                                 -----------------------------
                                                   1997       1996      1995
                                                 ---------  --------  --------
                                                       (in thousands)
Cash flows from operating activities:
Net income (loss)..............................  $   8,670  $ (4,249) $ (1,162)
Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
 Depreciation and amortization.................     18,157    10,027    10,857
 Minority interests............................         (3)       15         0
 Changes in accounts due to deconsolidation of
  subsidiary in bankruptcy:
   Property, plant and equipment...............          0    58,380         0
   Secured notes payable.......................          0   (28,918)        0
   Unsecured notes payable.....................          0   (15,323)        0
   Goodwill and lease with TRAK East...........          0     6,908         0
 Unrealized (gain) loss on short term bond
  investing....................................         10        (2)       64
 Loss on sale or disposal of property, plant
  and equipment................................        632        10         0
 Changes in assets and liabilities, net of the
  effects of the purchase of a business:
   Decrease (increase) in restricted cash......      4,079    (1,360)   (2,427)
   Increase in casino lease and related
    interest receivable, net...................          0         0    (9,204)
   Decrease (increase) in other receivables,
    net........................................       (312)    1,037        77
   Increase in prepaid expenses and other
    assets.....................................       (452)   (3,524)     (304)
   Increase in deferred tax assets.............     (1,696)   (1,534)     (349)
   (Decrease) increase in accounts payable.....     (2,468)   (2,475)    5,685
   (Decrease) increase in accrued lawsuit
    settlement.................................          0    (2,482)    5,232
   (Decrease) increase in accrued
    compensation...............................     (1,004)      903      (761)
   (Decrease) increase in accrued liabilities..     (8,460)   (3,489)    6,437
   Increase (decrease) in gaming liabilities...      1,354    (1,499)    3,998
   Increase (decrease) in racing liabilities...     (2,013)    2,270     1,404
   Increase in accrued interest payable........      5,175         0         0
   Payments to minority members................        (89)       0          0
   Increase (decrease) in deferred tax
    liabilities................................     (3,126)   (1,018)      744
                                                 ---------  --------  --------
     Net cash provided by operating
      activities...............................     18,454    13,677    20,291
                                                 ---------  --------  --------
Cash flows from investing activities:
Additions to property, plant and equipment.....    (32,505)  (23,786)  (25,150)
Receipts from sale of property, plant and
 equipment.....................................        187         9        98
Principal collected on notes receivable........         52        34        31
Purchase of short term investments.............     (1,946)  (16,888)  (35,875)
Proceeds from short term investments...........      6,712    18,569    29,428
Payment to buy-out minority interest in Crystal
 Park LLC......................................     (1,000)        0         0
Long term gaming assets........................          0     2,169    (2,169)
Cash acquired in the purchase of a business,
 net of transaction and other costs............     12,264         0       715
                                                 ---------  --------  --------
     Net cash used in investing activities.....    (16,236)  (19,893)  (32,922)
                                                 ---------  --------  --------
Cash flows from financing activities:
Proceeds from secured Bank Credit Facility.....    112,000         0         0
Proceeds from secured notes payable............          0         0     3,358
Proceeds from unsecured notes payable..........          0         0     1,681
Payment of secured Bank Credit Facility........   (112,000)   (3,358)   (1,386)
Payment of secured notes payable...............     (4,917)        0         0
Payment of unsecured notes payable.............        (25)      (23)   (3,813)
Proceeds from issuance of 9.5% Notes...........    125,000         0         0
Payment of 11.5% Boomtown First Mortgage
 Notes.........................................   (110,924)        0         0
Payments from minority interest partners.......          0     3,000         0
Common stock options exercised.................      1,995         0         0
Common stock repurchase and retirement.........          0    (1,962)        0
Dividends paid to preferred stockholders.......     (1,520)   (1,925)   (1,925)
                                                 ---------  --------  --------
     Net cash provided by (used in) financing
      activities...............................      9,609    (4,268)   (2,085)
                                                 ---------  --------  --------
Increase (decrease) in cash and cash
 equivalents...................................     11,827   (10,484)  (14,716)
Cash and cash equivalents at the beginning of
 the period....................................     11,922    22,406    37,122
                                                 ---------  --------  --------
Cash and cash equivalents at the end of the
 period........................................  $  23,749  $ 11,922  $ 22,406
                                                 =========  ========  ========

          See accompanying notes to consolidated financial statements.

                              HOLLYWOOD PARK, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Summary of Significant Accounting Policies

  General Hollywood Park, Inc. (the "Company" or "Hollywood Park") is a diversified gaming, sports and entertainment company engaged in the ownership and operation of casinos (including card club casinos) and pari-mutuel racing facilities, and the development of other gaming and sports related opportunities. The Company owns and operates through its Boomtown, Inc. ("Boomtown") subsidiary land-based, dockside and riverboat gaming operations in Verdi, Nevada ("Boomtown Reno"), Biloxi, Mississippi ("Boomtown Biloxi"), and Harvey, Louisiana ("Boomtown New Orleans"), respectively. Hollywood Park owns two card club casinos in the Los Angeles metropolitan area. The Hollywood Park-Casino is operated by the Company and the Crystal Park Hotel and Casino (the "Crystal Park Casino"), which as of December 31, 1997, was 100% owned by the Company (previously it was 93% owned by the Company) is leased to an unaffiliated third party operator. The Company owns two premier thoroughbred racing facilities, the Hollywood Park Race Track (the Hollywood Park-Casino is located adjacent to the Hollywood Park Race Track), and Turf Paradise, Inc. ("Turf Paradise") which is located in Phoenix, Arizona. The Company also owns Sunflower Racing, Inc. ("Sunflower") a greyhound and thoroughbred racing facility in Kansas City, Kansas, though due to intense competition from nearby Missouri riverboat gaming, on May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. Sunflower is operating as a debtor in possession during the bankruptcy.

  Consolidation The consolidated financial statements for the year ended December 31, 1997, included the accounts of Hollywood Park and its wholly owned subsidiaries: (a) Boomtown, which was acquired by the Company on June 30, 1997, and was accounted for under the purchase method of accounting for a business combination, and Boomtown's six active subsidiaries (1) Boomtown Hotel & Casino, Inc., (2) Bayview Yacht Club, Inc., (3) Mississippi--I Gaming, L.P.,
(4) Louisiana Gaming Enterprises, Inc., (5) Louisiana--I Gaming and (6) Boomtown Hoosiers, Inc.; (b) Hollywood Park Operating Company, and its two wholly owned subsidiaries, Hollywood Park Food Services, Inc. and Hollywood Park Fall Operating Company; (c) Turf Paradise, Inc.; (d) HP Yakama, Inc.; (e) HP Kansas, Inc.; (f) HP/Compton, Inc. and HP Casino, Inc., which as of December 31, 1997, own 89.8% and 10.2%, respectively, of the Crystal Park Hotel and Casino Development Company LLC, ("Crystal Park LLC"), which built and presently leases the Crystal Park Casino, to an unaffiliated third party. As of March 31, 1996, the Company wrote off its investment in Sunflower and its wholly owned subsidiary SR Food and Beverage, Inc., due to Sunflower's inability to compete with nearby Missouri riverboat gaming, and as of April 1, 1996, no longer consolidated Sunflower's operating results with the Company's. The Hollywood Park-Casino is a division of Hollywood Park, Inc.

  Restricted Cash Restricted cash as of December 31, 1997 and 1996, was for amounts due to horsemen for purses, stakes and awards.

  Racing Revenues and Expenses The Company records pari-mutuel revenues, admissions, food and beverage and other racing income associated with racing on a daily basis, except for seasonal admissions, which were recorded ratably over the racing season. Expenses associated with racing revenues were charged against income in those periods in which racing revenues were recognized. Other expenses were recognized as they occurred throughout the year.

  Gaming Revenue and Promotional Allowances Gaming revenues at the three Boomtown properties consisted of the difference between gaming wins and losses, or net win from gaming activity, and at the Hollywood Park-Casino consisted of fees collected from patrons on a per seat or per hand basis. Revenues in the accompanying statements of operations exclude the retail value of food and beverage, hotel rooms and other items provided to patrons on a complimentary basis. The estimated cost of providing these promotional allowances during the years ended December 31, 1997, and 1996, was $8,285,000 (which includes Boomtown's promotional allowances as of June 30, 1997), and $1,316,000, respectively. There were no comparable costs for the year ended December 31, 1995.

                              HOLLYWOOD PARK, INC.

  Capitalized Interest Interest of $425,000 was capitalized during the year ended December 31, 1997. No capitalized interest was recorded during the years ended December 31, 1996, and 1995, because the Company had no outstanding debt, other than Sunflower's debt, which was non-recourse to the Company, and Sunflower did not make any capital improvements during the periods covered.

  Estimates Financial statements prepared in accordance with generally accepted accounting principles require the use of management estimates, including estimates used to evaluate the recoverability of property, plant and equipment, to determine the fair value of financial instruments, to account for the valuation allowance for deferred tax assets and to determine litigation related obligations.

  Property, Plant and Equipment Property, plant and equipment are depreciated on the straight line method over their estimated useful lives as follows:

                                                                          Years
                                                                         -------
         Land improvements.............................................. 3 to 25
         Buildings...................................................... 5 to 40
         Equipment...................................................... 3 to 10

   Maintenance and repairs were charged to expense, and betterments were capitalized. The cost of property sold or otherwise disposed of and its associated accumulated depreciation were eliminated from both the property and accumulated depreciation accounts with any gain or loss recorded in the expense accounts.

   Property, plant and equipment is carried on the Company's balance sheets at depreciated cost. Whenever there are recognized events or changes in circumstances that affect the carrying amount of the property, plant and equipment, management reviews the assets for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows to measure the recoverability of property, plant and equipment. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions, and the availability of capital. In future periods, if there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the property, plant and equipment.

  Income Taxes The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

  Earnings Per Share Basic earnings per share were computed by dividing income
(loss) attributable to (allocated to) common shareholders (net income (loss) less preferred stock dividend requirements) by the weighted average number of common shares outstanding during the period. Diluted per share amounts were similarly computed, but include the effect, when dilutive, of the conversion of the convertible preferred shares and the exercise of stock options.

  Cash Flows Cash and cash equivalents consisted of certificates of deposit and short term investments with original maturities of 90 days or less.

                              HOLLYWOOD PARK, INC.

  Stock Repurchase On July 22, 1996, the Company announced its intention to repurchase, and to retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions. As of December 31, 1996, the Company had repurchased and retired (with the last purchase being made on November 13, 1996) 222,300 common shares, at a cost of approximately $1,962,000.

  Reclassifications Certain reclassifications have been made to the 1996 and 1995 balances to be consistent with the 1997 financial statement presentation.

Note 2--Acquisitions

   Acquisition of Boomtown, Inc. On June 30, 1997, pursuant to the Agreement and Plan of Merger dated as of April 23, 1996, by and among Hollywood Park, HP Acquisition, Inc., a wholly owned subsidiary of the Company, and Boomtown, HP Acquisition, Inc. was merged with and into Boomtown (the "Boomtown Merger"). As a result of the Boomtown Merger, Boomtown became a wholly owned subsidiary of the Company and each share of Boomtown common stock was converted into the right to receive 0.625 of a share of Hollywood Park's common stock. Approximately 5,362,850 shares of Hollywood Park common stock, valued at $9.8125 per share (excluding shares repurchased from Edward P. Roski, Jr. ("Roski") and subsequently retired, as described below) were issued in the Boomtown Merger.

   The Boomtown Merger was accounted for under the purchase method of accounting for a business combination. The purchase price of the Boomtown Merger was allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Based on financial analyses which considered the impact of general economic, financial and market conditions on the assets acquired and liabilities assumed, the Company determined that the estimated fair values approximated their carrying value. The Boomtown Merger generated approximately $2,683,000 of excess acquisition cost over the recorded value of the net assets acquired, all of which was allocated to goodwill, to be amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes.

   The Company acquired three of the four Boomtown properties; Boomtown Reno, Boomtown New Orleans, and Boomtown Biloxi. Boomtown's Las Vegas property was divested on July 1, 1997 because it had generated significant operating losses since it opened, thus reducing the overall profitability of Boomtown. Boomtown and its subsidiaries exchanged substantially all of their interest in the Las Vegas property, including substantially all of the operating assets and notes receivable of approximately $27,300,000 from the landowner/lessor of the Las Vegas property, IVAC, a California general partnership of which Roski, a former Boomtown director, is a general partner, for, among other things, two unsecured notes receivable totaling approximately $8,465,000, cash, assumption of certain liabilities and release from certain lease obligations. The first note receivable is for $5,000,000, bearing interest at Bank of America National Trust and Savings Association's ("Bank of America") reference rate plus 1.5% per year, with annual principal receipts of $1,000,000 plus accrued interest commencing on July 1, 1998. The second note is for approximately $3,465,000, bearing interest at Bank of America's reference rate plus 0.5% per year, with the principal and accrued interest payable to the Company, in full, on July 1, 2000. In addition, concurrently with the divestiture of the Las Vegas property, Hollywood Park purchased and retired 446,491 shares of Hollywood Park common stock received by Roski in the Boomtown Merger for a price of approximately $3,465,000, payable in the form of a Hollywood Park promissory note. The promissory note bears interest at Bank of America's reference rate plus 1.0%. Interest is payable annually and annual principal payments in five equal installments of approximately $693,000 are due commencing July 1, 1998.

   Acquisition of Pacific Casino Management, Inc. The Hollywood Park-Casino was opened in July 1994 under a third party leasing arrangement with Pacific Casino Management, Inc. ("PCM"); whereby PCM leased

                              HOLLYWOOD PARK, INC.

and operated the gaming floors of the Hollywood Park-Casino, and the Company operated all other aspects of the business. In 1994, under the California Gaming Registration Act, it was then the position of the California Attorney General that as a publicly traded company, Hollywood Park was not eligible to register as an operator of a card club, but could lease the site to a registered operator unaffiliated with the Company. On August 3, 1995, Senate Bill ("SB") 100 was enacted into law and among other things allowed a publicly traded racing association, such as Hollywood Park, to operate a card club casino on the same premises as a race track. On November 17, 1995, Hollywood Park purchased the gaming floor business from PCM for $2,640,000, which was paid for with 218,099 shares of the Company's common stock. The approximately $21,658,000 of excess acquisition cost over the recorded value of net assets acquired from PCM was allocated to goodwill, and is being amortized over 40 years. The amortization of the goodwill is not deductible for income tax purposes.

   Pro Forma Results of Operations The following pro forma results of operations were prepared under the assumption that the acquisition of Boomtown had occurred at the beginning of the period presented. The historical results of operations of Boomtown (excluding the results of operations of Boomtown's Las Vegas property, which was divested in connection with the Boomtown Merger) were combined with Hollywood Park's. Pro forma adjustments were made for the following: elimination of the amortization of the issuance costs associated with Boomtown's 11.5% First Mortgage Notes; amortization of the issuance costs associated with the $125,000,000 of Hollywood Park and Hollywood Park Operating Company Series A 9.5% Senior Subordinated Notes due 2007 (the "Notes") (see
Note 6. Secured and Unsecured Notes Payable); amortization of the excess purchase price over net assets acquired in the Boomtown Merger; elimination of the amortization of the discount associated with the Boomtown 11.5% First Mortgage Notes; interest expense associated with the promissory notes from Hollywood Park to Roski; elimination of the interest expense associated with the Boomtown 11.5% First Mortgage Notes; amortization of the up-front loan fees associated with the Company's Bank Credit Facility; interest expense associated with the Notes at 9.5%; and the estimated 40% tax expense associated with the pro forma adjustments.

                              Hollywood Park, Inc.

        Unaudited Pro Forma Combined Consolidated Results of Operations

                                                               1997     1996
                                                             -------- --------
                                                              (in thousands,
                                                              except per share
                                                                   data)
   Revenues:
     Gaming................................................. $221,008 $208,699
     Racing.................................................   68,844   71,308
     Other..................................................   59,232   56,576
                                                             -------- --------
                                                              349,084  336,583
                                                             -------- --------
   Operating income (loss)(a)...............................   30,889  (18,083)
   Net income (loss)........................................ $  9,264 $(37,523)
                                                             ======== ========
   Dividend requirements on preferred stock................. $  1,520 $  1,925
   Net income (loss) to common shareholders................. $  7,744 $(39,448)
                                                             ======== ========
   Per common share:
     Net income (loss)--basic............................... $   0.31 $  (1.65)
     Net income (loss)--diluted............................. $   0.31 $  (1.65)

--------
(a) The 1996 operating loss included the non-recurring write off of Hollywood Park's investment in Sunflower of $11,412,000, and the non-recurring loss on Boomtown's sale of its Las Vegas property of $36,562,000.

                              HOLLYWOOD PARK, INC.

   Pending Merger with Casino Magic Corp. On February 19, 1998, the respective Boards of Directors of Hollywood Park and Casino Magic Corp. ("Casino Magic") approved and signed an Agreement and Plan of Merger among Casino Magic Corp., Hollywood Park, Inc., and HP Acquisition II, Inc. (a wholly owned subsidiary of Hollywood Park), pursuant to which HP Acquisition II, Inc., will merge into Casino Magic, and Casino Magic will survive and become a wholly owned subsidiary of Hollywood Park. Hollywood Park will pay cash of $2.27 for each issued and outstanding share of Casino Magic common stock, or approximately $81,000,000.

   On February 23, 1998, Hollywood Park entered into a voting agreement (the "Voting Agreement") with Marlin F. Torguson ("Mr. Torguson") pursuant to which, among other things, Mr. Torguson has agreed to vote the 7,954,500 shares of Casino Magic common stock he beneficially owns in favor of approval and adoption of the Agreement and Plan of Merger and the Casino Magic Merger and any matter that could reasonably be expected to facilitate the Casino Magic Merger. Mr. Torguson also agreed to continue to serve as an employee of Casino Magic for three years following the Casino Magic Merger, and not to compete with Hollywood Park or Casino Magic in any jurisdictions in which either presently operates.

   Casino Magic owns and operates dockside and riverboat gaming properties in Bay St. Louis, Mississippi ("Casino Magic Bay St. Louis"), Biloxi, Mississippi ("Casino Magic Biloxi") and Bossier City, Louisiana, ("Casino Magic Bossier") respectively, and is a 51% partner in two land-based casinos in Argentina.

   Casino Magic Bay St. Louis, started operations in September 1992, on a permanently moored barge in a 17 acre marina with the adjoining land based facilities situated on 591 acres. Bay St. Louis is approximately 46 miles east of New Orleans and 40 miles west of Biloxi. Casino Magic Bay St. Louis offers approximately 39,500 square feet of gaming space, with 1,132 slot machines and 42 table games. The land based building is three stories with a restaurant, buffet, snack bar, gift shop, and a live entertainment lounge. In December 1994, Casino Bay St. Louis also opened the Casino Magic Inn; a 201 room hotel, including four deluxe and 20 junior suites. The property also contains the Magic Dome, an 1,800 seat arena, which hosts approximately 50 events annually, including nationally televised boxing matches, concerts and other special events. With the late 1997 addition of the 18 hole Bridges Golf Resort, Casino Magic Bay St. Louis is positioned as a full service vacation destination.

   Casino Magic Biloxi began casino operations in June 1993 and is located on the Gulf of Mexico in the Mississippi Gulf Coast Region. The property is situated on the Front Bay on the beach of the Gulf of Mexico in a strip with four other casinos, and is located on the major highway running through the Mississippi Gulf Coast. (Boomtown Biloxi is located on the Back Bay of Biloxi.) Casino Magic Biloxi conducts gaming from a permanently moored barge with approximately 47,700 square feet of gaming space with 1,174 slot machines and 41 gaming tables. The land based facility is located adjacent to the barge on the approximately 11.5 acre site. In late spring 1998, Casino Magic Biloxi expects to open its 378 room luxury hotel (Casino Magic is anticipating a four-star rating for this hotel), to include 16 master suites, 70 junior suites, 6,600 square feet of convention and meeting space, a full service restaurant and numerous themed retail shops. The casino's land based facility is approximately 21,600 square feet. Casino Magic Biloxi offers buffets, full service restaurants and nationally franchised fast food services.

   Casino Magic Bossier opened in October 1996, with casino operations conducted from a dockside riverboat. The property is highly visible with convenient access from Interstate Highway 20, a major thoroughfare between Bossier City/Shreveport and the Dallas-Fort Worth area approximately 180 miles to the west. The Casino Magic Bossier riverboat measures 254 feet long and 78 feet wide with approximately 30,000 square feet of gaming space, and offers 980 slot machines and 44 table games. The Casino Magic Bossier facility includes a 55,000 square foot entertainment pavilion connected to a garage providing parking for approximately 1,400 vehicles. The entertainment pavilion includes the 350 seat Abracadabra buffet

                              HOLLYWOOD PARK, INC.

restaurant, a gift shop, a bar and lounge area, and a 300 seat live entertainment theater. The entertainment pavilion also includes two smaller full service restaurants. Casino Magic Bossier is just beginning construction on an 188 room hotel with four master suites, 88 junior suites and additional full service restaurants.

   In December 1994, Casino Magic, through its wholly owned subsidiary, Casino Magic Neuquen SA, ("Casino Magic Argentina") entered into a twelve year concession agreement with the Province of Neuquen, Argentina. Casino Magic Argentina operates two casinos in the Province of Neuquen in the cities of Neuquen and San Martin de los Andes in west-central Argentina. Neuquen Province is the gateway to the well established resort, tour destinations and ski resorts of the Andes Mountains. There are approximately 900,000 residents within a 50 mile radius of the two cities. Casino Magic Argentina, which began operations in January 1995, includes approximately 29,000 square feet of gaming space and contains approximately 64 table games, 400 slot machines and a 384 seat bingo facility.

Note 3--Supplemental Disclosure of Cash Flow Information

                                                               For the years
                                                             ended December 31,
                                                             ------------------
                                                              1997  1996  1995
                                                             ------ ---- ------
                                                               (in thousands)
   Cash paid during the year for:
     Interest............................................... $1,321 $299 $2,098
     Income taxes...........................................    827   40    143
                                                             ------ ---- ------
                                                             $2,148 $339 $2,241
                                                             ====== ==== ======

Note 4--Short Term Investments

   As of December 31, 1997, Hollywood Park had liquidated its investments in corporate bonds. During the year ended December 31, 1997, net proceeds from the sale or redemption of corporate bond investments was approximately $4,766,000, with gross realized gains and losses of approximately $9,000, and $88,000, respectively.

   As of December 31, 1996, short term investments consisted of corporate bonds valued at $4,766,000, with Moody's ratings of Ba2 to B3, and Standard and Poors ratings of BB+ to B-, though some of the bonds were not rated by either agency. Investments in corporate bonds carry a greater amount of principal risk than other investments made by the Company, and yield a corresponding higher return. The corporate bond investment as of December 31, 1996, had a weighted average maturity of 1.5 years, and because the Company reasonably expected to liquidate these investments in its normal operating cycle the investments were classified as short term, were held as available for sale, and recorded in the accompanying financial statements at their fair value, as determined by the quoted market price.

   For the year ended December 31, 1996, proceeds from the sale or redemption of corporate bond investments were approximately $8,429,000, all of which was reinvested, and gross realized gains and gross realized losses were $28,000 and $39,000, respectively.

                              HOLLYWOOD PARK, INC.

Note 5--Property, Plant and Equipment

   Property, plant and equipment held at December 31, 1997, and 1996 consisted of the following:

                                                                December 31,
                                                              -----------------
                                                               1997(a)   1996
                                                              -------- --------
                                                                (in thousands)
   Land and land improvements................................ $ 50,945 $ 32,215
   Buildings.................................................  270,271  150,935
   Equipment.................................................   77,337   31,531
   Vessel....................................................   18,925        0
   Construction in progress..................................   21,896      128
                                                              -------- --------
                                                               439,374  214,809
   Less accumulated depreciation.............................  138,708   83,974
                                                              -------- --------
                                                              $300,666 $130,835
                                                              ======== ========

--------
(a) Includes Boomtown's assets.

Note 6--Secured and Unsecured Notes Payable

   Notes payable as of December 31, 1997, and 1996 consisted of the following:

                                                                 December 31,
                                                                ---------------
                                                                 1997(a)  1996
                                                                --------- -----
                                                                 (in thousands)
   Secured notes payable....................................... $   3,750 $   0
   9.5% Series A Notes.........................................   125,000     0
   11.5% Boomtown First Mortgage Notes.........................     1,253     0
   Capital lease obligations...................................     1,527     0
   Unsecured note payable......................................     4,009   317
                                                                --------- -----
                                                                  135,539   317
   Less current maturities.....................................     3,437    35
                                                                --------- -----
                                                                $ 132,102 $ 282
                                                                ========= =====

--------
(a) Includes notes payable related to Boomtown.

   Hollywood Park On June 30, 1997, Hollywood Park and a bank syndicate led by Bank of America finalized the Bank Credit Facility, a reducing revolving credit facility allowing for drawings up to $225,000,000. On August 7, 1997, the Bank Credit Facility was reduced by $125,000,000 (the aggregate principal amount of the Series A 9.5% Senior Subordinated Notes due 2007 (the "Notes") issued as described below) to $100,000,000. Of the $100,000,000, as a result of covenant limitations, approximately $88,800,000 was available as of December 31, 1997. As of December 31, 1997, the Company did not have outstanding borrowings under the Bank Credit Facility, except for a $2,035,000 letter of credit. The Bank Credit Facility is secured by substantially all of the assets of Hollywood Park and its significant subsidiaries, and imposes certain customary affirmative and negative covenants.

   On February 19, 1998, Hollywood Park announced the Casino Magic Merger, and under the terms of the Agreement and Plan of Merger, Hollywood Park will pay cash of $2.27 for each issued and outstanding share of Casino Magic common stock, or approximately $81,000,000. The Company has begun discussions to amend

                              HOLLYWOOD PARK, INC.

the Bank Credit Facility to increase the borrowing capacity to provide the funds required for the Casino Magic Merger. A formal amendment has not yet been signed, and there is no assurance that such an amendment will be completed, although the bank group has given verbal assurance of its intent to provide such an increased facility.

   The Bank Credit Facility has been amended twice. The first amendment, among other matters, reduced the availability of the facility until the Bank Credit Facility was approved by the Louisiana Gaming Control Board. Hollywood Park received this approval on July 10, 1997. The second amendment, among other things, allowed the co-issuance of the Notes by Hollywood Park Operating Company with Hollywood Park.

   Debt service requirements on the Bank Credit Facility consist of current interest payments on outstanding indebtedness through September 30, 1999. As of September 30, 1999, and on the last day of each third calendar month thereafter, through June 30, 2001, the Bank Credit Facility will decrease by 7.5% of the commitment in effect on September 30, 1999. As of September 30, 2001, and on the last day of each third calendar month thereafter, the Bank Credit Facility will decrease by 10% of the commitment in effect on September 30, 1999. Any principal amounts outstanding in excess of the Bank Credit Facility commitment, as so reduced, will be payable on such quarterly reduction dates.

   The Bank Credit Facility provides for a letter of credit sub-facility of $10,000,000, of which $2,035,000 is currently outstanding for the benefit of Hollywood Park's California self insured workers' compensation program. The facility also provides for a swing line sub-facility of up to $10,000,000.

   Borrowings under the Bank Credit Facility bear interest at an annual rate determined, at the election of Hollywood Park, by reference to the "Eurodollar Rate" (for interest periods of 1, 2, 3 or 6 months) or the "Reference Rate", as such terms are respectively defined in the Bank Credit Facility, plus margins which vary depending upon Hollywood Park's ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The margins start at 1.25% for Eurodollar loans and at 0.25% for Base Rate loans, at a funded debt to EBITDA ratio of less than 1.50. Thereafter, the margin for each type of loan increases by 25 basis points for each increase in the ratio of funded debt to EBITDA of 50 basis points or more, up to 2.625% for Eurodollar loans and 1.625% for Base Rate loans. However, if the ratio of senior funded debt to EBITDA exceeds 2.50, the applicable margins will increase to 3.25% for Eurodollar loans, and 2.25% for Base Rate loans. Thereafter, the margins would increase by 25 basis points for each increase in the ratio of senior funded debt to EBITDA of 50 basis points or more, up to a maximum of 4.25% for Eurodollar loans and 3.25% for Base Rate loans. The applicable margins as of December 31, 1997, were 2.00% with respect to the Eurodollar Rate based interest rate and 1.00% with respect to the Base Rate interest rate.

   The Bank Credit Facility allows for interest rate swap agreements, or other interest rate protection agreements, up to a maximum notional amount of $125,000,000. Presently, Hollywood Park does not utilize such financial instruments.

   Hollywood Park pays a quarterly commitment fee for the average daily amount of unused portions of the Bank Credit Facility. The commitment fee is also dependent upon Hollywood Park's ratio of funded debt to EBITDA. The commitment fee for the Bank Credit Facility starts at 31.25 basis points when the ratio is less than 1.00, and increases by 6.25 basis points for each increase in the ratio of 0.50, up to a maximum of 50 basis points. For the quarter beginning January 1, 1998, the commitment fee is 50 basis points.

   On July 3, 1997, Hollywood Park borrowed $112,000,000 from the Bank Credit Facility to fund Boomtown's offer to purchase the 11.5% Boomtown First Mortgage Notes (the "Boomtown Notes"), and repaid this amount on August 7, 1997, with a portion of the proceeds from the August 6, 1997, issuance of $125,000,000 of Series A 9.5% Senior Subordinated Notes due 2007 (the "Series A Notes"). The Series A

                              HOLLYWOOD PARK, INC.

Notes were co-issued by Hollywood Park and Hollywood Park Operating Company, and were issued pursuant to a private offering under the Securities Act of 1933, as amended (the "Securities Act"). The balance of the proceeds from the issuance of the Series A Notes was used primarily for the purchase of a new riverboat for Boomtown New Orleans, and other general corporate needs.

   On March 20, 1998, the Company completed a registered exchange offer for the Series A Notes, pursuant to which all $125,000,000 principal amount of the Series A Notes were exchanged by the holders for $125,000,000 aggregate principal amount of Series B 9.5% Senior Subordinated Notes due 2007 of the Company and Hollywood Park Operating Company (together with the Series A Notes, the "Notes") which were registered under the Securities Act on Form S-4. Interest on the Notes is payable semi-annually, on February 1st and August 1st. The Notes will be redeemable at the option of Hollywood Park and Hollywood Park Operating Company, in whole or in part, on or after August 1, 2002, at a premium to face amount, plus accrued interest, with the premium to face amount decreasing on each subsequent anniversary date. The Notes are unsecured obligations of Hollywood Park and Hollywood Park Operating Company, guaranteed by all other material restricted subsidiaries of either Hollywood Park or Hollywood Park Operating Company.

   The indenture governing the Notes contains certain covenants that, among other things, limit the ability of Hollywood Park, Hollywood Park Operating Company and their restricted subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in their respective subsidiaries or enter into certain mergers and consolidations. There are no provisions in the indenture governing the Notes which will prevent the previously mentioned Casino Magic Merger.

   On July 1, 1997, in connection with the divestiture of Boomtown's Las Vegas property, Hollywood Park issued an unsecured promissory note of approximately $3,465,000 to purchase the Hollywood Park common stock issued to Roski in the Boomtown Merger. The promissory note bears interest equal to the Bank of America reference rate plus 1.0%. Interest is payable annually with five annual principal payments of approximately $693,000 commencing July 1, 1998.

   Boomtown In November 1993, Boomtown issued $103,500,000 of 11.5% Boomtown Notes. On July 3, 1997, pursuant to a tender offer, Boomtown repurchased and retired approximately $102,142,000 in principal amount of the Boomtown Notes, at a purchase price of $1,085 per $1,000, along with accrued interest thereon. An additional $105,000 of the remaining Boomtown Notes were tendered in the post Boomtown Merger change of control purchase offer, at a price of $1,010 for each $1,000, completed August 12, 1997. As of December 31, 1997, there were $1,253,000 of 11.5% Boomtown Notes outstanding.

   On August 4, 1997, Hollywood Park executed a promissory note for the purchase of the barge and the building shell at Boomtown Biloxi for a total cost of $5,250,000. A payment of $1,500,000 was made on August 4, 1997, with the balance due of $3,750,000 payable in three equal annual installments of $1,250,000. Interest on the promissory note is equal to the prime interest rate in effect on the first day of each year. The principal amount of the promissory note, together with accrued interest, may be repaid, without penalty, in whole or in part, at any time.

   On August 7, 1997, Boomtown New Orleans prepaid a 13.0% note secured by the former riverboat, then in use, for approximately $2,107,000 (inclusive of a 1.0% prepayment penalty).

   As of December 31, 1997, Boomtown had a note payable of approximately $252,000 along with various capital lease obligations for gaming and other operating equipment, totaling approximately $1,527,000.

   Sunflower On March 24, 1994, an Amended and Restated Credit and Security Agreement (the "Sunflower Senior Credit") was executed between Sunflower and five banks in connection with Hollywood

                              HOLLYWOOD PARK, INC.

Park's acquisition of Sunflower. As of December 31, 1997, the outstanding balance of the Sunflower Senior Credit was $28,667,000. The Sunflower Senior Credit is non-recourse to Hollywood Park.

   On May 17, 1996, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code. The Cash Collateral Agreement suspended any interest or principal payments on the Sunflower Senior Credit until August 12, 1997. The Bankruptcy Court has issued an order extending the Cash Collateral Agreement until it issues its pending ruling regarding approval of Sunflower's proposed plan of reorganization. The Cash Collateral Agreement requires Sunflower to make certain cash payments to Wyandotte County, Kansas, the creditors under the Sunflower Credit and TRAK East (the unaffiliated non-profit holder of the pari-mutuel racing license in Kansas, and operator of racing at Sunflower).

   On July 15, 1997, Sunflower presented to the Bankruptcy Court a plan of reorganization (the "Plan") which provides for the sale of Sunflower's property to the Wyandotte Tribe of Oklahoma (the "Wyandotte Tribe"). The Plan was amended on October 31, 1997. Under the Plan, some or all of the land would be held by the United States Government in trust for the Wyandotte Tribe, and a casino would be developed on the property. Upon completion of the casino, HP Kansas, Inc. ("HP Kansas") (a wholly-owned subsidiary of Hollywood Park) and a partner (North American Sports Management or an affiliate) will provide financing and consulting services for the development and operation of a casino. Under this arrangement, HP Kansas would be entitled to receive a share of the revenues of the casino. Under the plan, in order to allow the property to be released as collateral and sold to the Wyandotte Tribe, Sunflower will be required to have standby letters of credit issued to support certain payments to be made to the lenders under the Sunflower Senior Credit and the Wyandotte County Treasurer's office. The aggregate amount of such letters of credit is anticipated to be in excess of $29,000,000. Hollywood Park will arrange for the issuance of such letters of credit on behalf of Sunflower. It is anticipated that the earliest that the bankruptcy court will rule on the Plan is in the second quarter of 1998.

   In 1995, under a promissory note executed in December 1994, between Hollywood Park and Sunflower, Hollywood Park advanced $2,500,000 to Sunflower to make certain payments due on the Sunflower Senior Credit. The amounts borrowed under the promissory note, along with accrued interest, are subordinate to the Sunflower Senior Credit. Although Hollywood Park will continue to pursue payment of the promissory note, for financial reporting purposes the outstanding balance of the promissory note was written off as of March 31, 1996.

   Annual Maturities As of December 31, 1997, annual maturities of total notes and loans payable are as follows:

     Year ending:
     ------------                                                 (in thousands)
     December 31, 1998...........................................   $  3,437
     December 31, 1999...........................................      2,162
     December 31, 2000...........................................      2,050
     December 31, 2001...........................................        805
     December 31, 2002...........................................        776
     Thereafter..................................................    126,309

   The fair values of the Company's various debt instruments discussed above approximate their carrying amounts based on the fact that borrowings bear interest at variable market based rates.

Note 7--Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

   In 1995, Statement of Financial Accounting Standards No. 121 ("SFAS") 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued which established

                              HOLLYWOOD PARK, INC.

accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. SFAS 121, which became effective for Hollywood Park in the quarter ended March 31, 1996, addresses when impairment losses should be recognized and how impairment losses should be measured. Whenever there are recognized events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable, management reviews the asset for possible impairment. In accordance with current accounting standards, management uses estimated expected future net cash flows (undiscounted and excluding interest costs, and grouped at the lowest level for which there are identifiable cash flows that are as independent as possible of other asset groups) to measure the recoverability of the asset. If the expected future net cash flows are less than the carrying amount of the asset an impairment loss would be recognized. An impairment loss would be measured as the amount by which the carrying amount of the asset exceeded the fair value of the asset, with fair value measured as the amount at which the asset could be bought or sold in a current transaction between willing parties, other than in a forced liquidation sale. The estimation of expected future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future net cash flows, market conditions, and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis the changes could result in an adjustment to the carrying amount of the asset, but at no time would previously recognized impairment losses be restored.

Note 8--Accounting for Stock-Based Compensation

   Statement of Financial Accounting Standards No. 123 ("SFAS") 123 Accounting for Stock-Based Compensation, requires that the Company disclose additional information about employee stock-based compensation plans. The objective of SFAS 123 is to estimate the fair value, based on the stock price at the grant date, of the Company's stock options to which employees become entitled when they have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the stock options. The fair market value of a stock option is to be estimated using an option-pricing model that takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the options.

   In computing the stock-based compensation, the following assumptions were made:

                                      Risk-Free
                                      Interest  Expected  Expected  Expected
                                        Rate      Life   Volatility Dividends
                                      --------- -------- ---------- ---------
   Options granted in the following
    periods:
     Second quarter 1995.............    5.0%    3 years    36.1%     None
     First quarter 1996..............    5.0%    3 years    36.1%     None
     Second quarter 1996.............    5.1%    3 years    46.4%     None
     Fourth quarter 1996(a)..........    5.0%   10 years    47.4%     None

--------
(a) The options granted during the fourth quarter of 1996 were to the Company's directors, and it is expected that the directors will hold options for a longer period of time than the Company's employees.

                              HOLLYWOOD PARK, INC.

   The following sets forth the pro forma financial results under the implementation of SFAS 123:

                                                      For the Years Ended
                                                         December 31,
                                                    ------------------------
                                                     1997    1996     1995
                                                    ------- -------  -------
                                                     (in thousands, except
                                                        per share data)
   Net income (loss) before stock-based
    compensation expense........................... $ 8,670 $(4,249) $(1,162)
   Stock-based compensation expense................     543      81        4
                                                    ------- -------  -------
   Pro forma net income (loss)..................... $ 8,127 $(4,330) $(1,166)
                                                    ======= =======  =======
   Dividend requirements on convertible preferred
    stock.......................................... $ 1,520 $ 1,925  $ 1,925
   Pro forma net income (loss) to common
    shareholders................................... $ 6,607 $(6,255) $(3,091)
                                                    ======= =======  =======
   Per common share:
     Pro forma net income (loss)--basic............ $  0.30 $ (0.34) $ (0.17)
     Pro forma net income (loss)--diluted.......... $  0.30 $ (0.34) $ (0.17)
   Number of shares--basic.........................  22,010  18,505   18,399
   Number of shares--diluted.......................  22,340  20,797   20,691

Note 9--Racing Operations

   The Company conducts thoroughbred racing at its Hollywood Park and Turf Paradise race tracks, located in California and Arizona, respectively. Sunflower race track, in Kansas, is primarily a greyhound racing facility with a limited number of days of thoroughbred racing each summer. On May 17, 1996, due to competition from Missouri riverboat gaming, Sunflower filed for reorganization under Chapter 11 of the Bankruptcy Code, and as of April 1, 1996, Sunflower's operating results were no longer consolidated with Hollywood Park's; therefore, Sunflower's racing results and statistics are included in this note for 1995 only. Sunflower is operating as a debtor in possession during the bankruptcy. Under Kansas racing law, Sunflower is not granted any race days and does not generate any pari-mutuel commissions. The Kansas Racing Commission granted Sunflower the facility ownership and management licenses; with all race days until the year 2014 granted to TRAK East, a Kansas not-for-profit corporation. Sunflower has an agreement, which was entered into in September 1989, with TRAK East to provide the physical race tracks along with management and consulting services for twenty-five years with options to renew for one or more successive terms.

                                                                  1997 1996 1995
                                                                  ---- ---- ----
   Live on-track race days
   Hollywood Park race track..................................... 102  103   97
   Turf Paradise race track...................................... 159  166  171
   Sunflower--Horses............................................. --   --    49
   Sunflower--Greyhounds......................................... --   --   294

                              HOLLYWOOD PARK, INC.

   A summary of the pari-mutuel handle and deductions, by racing facility for the year ended December 31, are as follows:

                                                       1997     1996     1995
                                                     -------- -------- --------
                                                           (in thousands)
Hollywood Park--live horse racing
Total pari-mutuel handle...........................  $663,175 $677,827 $643,246
Less patrons' winning tickets......................   535,816  547,775  520,291
                                                     -------- -------- --------
                                                      127,359  130,052  122,955
Less:
  State pari-mutuel tax............................    15,923   19,263   20,691
  City of Inglewood pari-mutuel tax................     1,176    1,287    1,384
  Racing purses and awards.........................    25,881   26,300   26,888
  Satellite wagering fees..........................    11,738   12,784   13,545
  Interstate location fees.........................    47,524   44,815   34,170
  Other fees.......................................       356      390      419
                                                     -------- -------- --------
Pari-mutuel commissions............................    24,761   25,213   25,858
Add off-track independent handle commissions.......     2,195    2,280    2,251
                                                     -------- -------- --------
Total pari-mutuel commissions......................  $ 26,956 $ 27,493 $ 28,109
                                                     ======== ======== ========
                                                       1997     1996     1995
                                                     -------- -------- --------
                                                           (in thousands)
Turf Paradise--live horse racing
Total pari-mutuel handle...........................  $166,976 $147,748 $111,509
Less patrons' winning tickets......................   129,212  114,585   86,460
                                                     -------- -------- --------
                                                       37,764   33,163   25,049
Less:
  State pari-mutuel tax............................         0       18      345
  Racing purses and awards.........................     4,339    4,501    4,757
  State sales tax..................................       183      302      415
  Off-track commissions............................       316      115      117
  Interstate location fees.........................    24,790   20,034   10,943
                                                     -------- -------- --------
Pari-mutuel commissions............................     8,136    8,193    8,472
Add off-track independent handle commissions.......       193      166      699
                                                     -------- -------- --------
Total pari-mutuel commissions including charity
 days..............................................     8,329    8,359    9,171
Less charity day pari-mutuel commissions...........        18       17        0
                                                     -------- -------- --------
Total pari-mutuel commissions net of charity days..  $  8,311 $  8,342 $  9,171
                                                     ======== ======== ========

                                                              Greyhounds Horses
                                                                 1995     1995
                                                              ---------- ------
                                                               (in thousands)
TRAK East at Sunflower--live racing
Total pari-mutuel handle.....................................  $47,406   $2,844
Less patrons' winning tickets................................   37,379    2,273
                                                               -------   ------
                                                                10,027      571
Less:
  State pari-mutuel tax......................................    1,721      104
  Racing purses and awards...................................    2,230      190
                                                               -------   ------
Total pari-mutuel commissions................................  $ 6,076   $  277
                                                               =======   ======

                              HOLLYWOOD PARK, INC.

   As a stipulation to the granting of race dates, the California Horse Racing Board ("CHRB") requires that Hollywood Park designate three days from both the live Spring/Summer Meet and the Autumn Meeting as charity days. The charity day payments are not to exceed 2/10 of 1.0% of the total live on-track pari-mutuel handle for the respective race meet. Charity day payments must be made to a distributing agent approved by the CHRB. The Company made charity day payments of $310,000, $338,000 and $370,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

   Arizona racing law requires that 1.0% of the total in-state pari-mutuel handle (on-track live pari-mutuel handle and off-track within the state pari-mutuel handle) of three charity days be paid to a distributing agent approved by the Arizona Racing Commission. The Arizona Department of Racing did not assign any charity days in 1995, therefore no payments were required. Turf Paradise paid $18,000 to the distributing agent in 1997, and paid $17,000 in 1996.

   Hollywood Park Race Track conducts simulcast meets of live races held at local southern California race tracks and simulcasts races from northern California tracks concurrent with the Company's live race meets.

                                                       1997     1996     1995
                                                     -------- -------- --------
                                                           (in thousands)
Hollywood Park--simulcast racing
Pari-mutuel handle:
  Thoroughbred meets................................ $371,716 $375,910 $379,263
  Quarter Horse meets...............................   22,821   23,067   22,793
  Harness meets.....................................    7,402    6,165    4,391
                                                     -------- -------- --------
                                                     $401,939 $405,142 $406,447
                                                     ======== ======== ========
Pari-mutuel commissions:
  Thoroughbred meets................................ $ 12,863 $ 12,669 $ 11,527
  Quarter Horse meets...............................      449      454      457
  Harness meets.....................................      144      120       86
                                                     -------- -------- --------
                                                     $ 13,456 $ 13,243 $ 12,070
                                                     ======== ======== ========

   TRAK East at Sunflower operates year round simulcasting of both greyhounds and horses. Pari-mutuel handle and commissions earned by TRAK East for the year ended December 31, 1995 are as follows:

                                                                       1995
                                                                  --------------
                                                                  (in thousands)
     TRAK East at Sunflower--simulcast racing
     Pari-mutuel handle:
       Greyhounds................................................    $10,871
       Horses....................................................     29,600
                                                                     -------
                                                                     $40,471
                                                                     =======
     Pari-mutuel commission:
       Greyhounds................................................    $ 2,342
       Horses....................................................      5,742
                                                                     -------
                                                                     $ 8,084
                                                                     =======

                              HOLLYWOOD PARK, INC.

   Turf Paradise accepts simulcasts of live races from other tracks concurrently with live on-track racing as well as operating as a simulcast site for Prescott Downs between live meets. Turf Paradise also accepts simulcast signals on the two dark days (days without live racing) a week during the live on-track meet.

                                                         1997    1996    1995
                                                        ------- ------- -------
                                                            (in thousands)
Turf Paradise--simulcast racing
Pari-mutuel handle all meets........................... $60,493 $55,814 $55,093
Pari-mutuel commissions all meets......................   5,020   4,768   3,909

Note 10--Income Taxes

   The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

   The composition of the Company's income tax expense for the years ended December 31, 1997, 1996 and 1995 was as follows:

                                                      Current  Deferred  Total
                                                      -------  --------  ------
                                                           (in thousands)
   Year ended December 31, 1997:
   U.S. Federal...................................... $(1,616) $ 6,972   $5,356
   State.............................................    (698)   1,192      494
                                                      -------  -------   ------
                                                      $(2,314) $ 8,164   $5,850
                                                      =======  =======   ======
   Year ended December 31, 1996:
   U.S. Federal...................................... $ 4,341  $(1,681)  $2,660
   State.............................................  (3,293)   4,092      799
                                                      -------  -------   ------
                                                      $ 1,048  $ 2,411   $3,459
                                                      =======  =======   ======
   Year ended December 31, 1995:
   U.S. Federal...................................... $     0  $   473   $  473
   State.............................................      42      178      220
                                                      -------  -------   ------
                                                      $    42  $   651   $  693
                                                      =======  =======   ======

   The following table reconciles the Company's income tax expense (based on its effective tax rate) to the federal statutory tax rate of 34%:

                                                         1997    1996   1995
                                                        ------  ------  -----
                                                           (in thousands)
   Income (loss) before income tax expense, at the
    statutory rate....................................  $4,935  $ (269) $(159)
     Employee meals...................................     192       0      0
     Goodwill amortization............................     317     195     72
     Political and lobbying costs.....................     246     291    353
     State income taxes, net of federal tax benefits..     494     800    145
     Other non-deductible expenses....................    (334)    105    260
     Additional provisions............................       0   2,337     22
                                                        ------  ------  -----
   Income tax expense.................................  $5,850  $3,459  $ 693
                                                        ======  ======  =====

                              HOLLYWOOD PARK, INC.

   For the years ended December 31, 1997, and 1996, the tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below, along with a summary of activity in the valuation allowance.

                                                              1997      1996
                                                            --------  --------
                                                              (in thousands)
Current deferred tax assets:
Workers' compensation insurance reserve.................... $    790  $    790
General liability insurance reserve........................    1,012       690
Legal accrual..............................................       58        58
Write off of investment in Sunflower.......................    3,111     3,111
Development costs..........................................        0         0
Lawsuit settlement.........................................    1,104     1,104
Vacation and sick pay accrual..............................      872       270
Bad debt allowance.........................................      528       437
Other......................................................    1,999       435
                                                            --------  --------
Current deferred tax assets................................    9,474     6,895
Less valuation allowance...................................     (306)     (120)
                                                            --------  --------
Current deferred tax assets................................    9,168     6,775
Current deferred tax liabilities:
Business insurance and other...............................   (1,050)     (353)
                                                            --------  --------
Net current deferred tax assets............................ $  8,118  $  6,422
                                                            ========  ========
Non-current deferred tax assets:
Net operating loss carryforwards........................... $  5,489  $      0
General business investment tax credits....................      828        36
Alternative minimum tax credits............................    3,946     1,244
Los Angeles revitalization zone tax credits................   11,798     9,299
Boomtown Merger costs......................................    2,406         0
Capital loss divestiture of Boomtown Las Vegas.............    3,147         0
Other......................................................    2,717        42
                                                            --------  --------
Non-current deferred tax assets............................   30,331    10,621
Less valuation allowance...................................  (13,524)   (5,511)
                                                            --------  --------
Non-current deferred tax assets............................   16,807     5,110
                                                            --------  --------
Non-current deferred tax liabilities:
Expansion plans............................................     (400)     (400)
Los Angeles revitalization zone accelerated write-off......     (461)     (461)
Excess book value over tax basis of acquired assets........   (4,048)        0
Depreciation and amortization..............................  (17,382)  (10,580)
Other......................................................     (826)   (2,734)
                                                            --------  --------
Non-current deferred tax liabilities.......................  (23,117)  (14,175)
                                                            --------  --------
Net non-current deferred tax liabilities................... $ (6,310) $ (9,065)
                                                            ========  ========

   The Company is located in the Los Angeles revitalization tax zone and is entitled to special state of California income tax credits related to sales tax paid on operating materials and supplies, on construction assets and wages paid to staff who reside within the zone. With the construction of the Hollywood Park-Casino and Crystal Park, the Company earned substantial tax credits related to sales tax paid on the assets acquired and on wages paid to construction employees.

                              HOLLYWOOD PARK, INC.

                                                                 December 31,
                                                                --------------
                                                                 1997    1996
                                                                ------- ------
                                                                (in thousands)
   Valuation allowance at beginning of period.................. $ 5,632 $5,330
   Valuation allowance for Boomtown NOL carryforwards and tax
    credits....................................................   5,699      0
   Los Angeles revitalization zone tax credit..................   2,499    302
                                                                ------- ------
   Valuation allowance at end of period........................ $13,830 $5,632
                                                                ======= ======

   As of December 31, 1997, the Company had federal net operating loss ("NOL") and capital loss ("CL") carryforwards of approximately $17,800,000, and $8,600,000, respectively, comprised principally of NOL carryforwards acquired in the Boomtown Merger, and CL carryforwards resulting from the disposition of Boomtown's Las Vegas property. The NOL carryforwards expire on various dates through 2012, and the CL carryforwards expire on various dates through 2002. In addition, the Company has approximately $400,000 of general business tax credits, comprised principally of FICA credits, and approximately $3,800,000 of alternative minimum tax credits available to reduce future federal income taxes. These tax credits generally cannot reduce federal taxes paid below the amount of alternative minimum tax. The general business tax credits expire in 2000. The alternative minimum tax credits do not expire.

   Under several provisions of the Internal Revenue Code (the "Code") and the regulations promulgated thereunder, the utilization of NOL, CL and tax credit carryforwards to reduce tax liability is restricted under certain circumstances. Events which cause such a limitation include, but are not limited to, certain changes in the ownership of a corporation. The Boomtown Merger caused such a change in ownership with respect to Boomtown. As a result, the Company's use of approximately $14,800,000 of Boomtown's NOL carryforwards, $1,400,000 of Boomtown's CL carryforwards, and $3,400,000 of Boomtown's tax credit carryforwards is subject to certain limitations imposed by Sections 382 and 383 of the Code and by the separate return limitation year rules of the consolidated return regulations. These limitations restrict the amount of such carryforwards that may be used by the Company in any taxable year and, consequently, are expected to defer the Company's use of a substantial portion of such carryforwards and may ultimately prevent the Company's use of a portion thereof. Therefore, a valuation allowance has been recorded related to the Boomtown carryforwards.

   For California tax purposes, as of December 31, 1997, the Company also had approximately $11,700,000 of Los Angeles Revitalization Zone ("LARZ") tax credits. The LARZ tax credits can only be used to reduce certain California tax liability and cannot be used to reduce federal tax liability. A valuation allowance has been recorded with respect to the LARZ tax credits because the Company may not generate enough income subject to California tax to utilize the LARZ tax credits before they expire.

Note 11--Stockholders' Equity

   On June 30, 1997, the Company acquired Boomtown and each share of Boomtown common stock was converted into the right to receive 0.625 of a share of Hollywood Park's common stock. Approximately 5,362,850 net shares of Hollywood Park common stock were issued. In connection with the Boomtown Merger, the Company purchased and retired 446,491 shares of Hollywood Park common stock received by a former Boomtown shareholder.

   During 1996 the Company announced its intention to repurchase and retire up to 2,000,000 shares of its common stock on the open market or in negotiated transactions. As of December 31, 1996, the Company had repurchased and retired (with the last purchase in 1996 made on November 13, 1996) 222,300 common shares at a cost of approximately $1,962,000.

                              HOLLYWOOD PARK, INC.

Note 12--Lease Obligations

   The Company leases certain equipment for use in gaming and racing operations and general office equipment. Minimum lease payments required under operating leases that have initial terms in excess of one year as of December 31, 1997 are as follows:

                                                  (in thousands)
        1998.....................................     $1,870
        1999.....................................      1,104
        2000.....................................        422
        2001.....................................        380
        2002.....................................        366
        Thereafter...............................        529

   Total rent expense for these long term lease obligations for the years ended December 31, 1997, 1996 and 1995 was $2,453,000, $1,378,000, and $1,318,000,
respectively.

Note 13--Retirement Plans

   As of January 31, 1997, Hollywood Park terminated its Pension Plan, which was a non-contributory defined benefit Pension Plan covering certain employees of Hollywood Park, Inc. and Hollywood Park Operating Company. Pension Plan participants' accrued Pension Plan benefits were frozen as of September 1, 1996, except for certain retained participants (participants who, because of legal requirements, including the provisions of the National Labor Relations Act, were represented by a collective bargaining agent), whose accrued Pension Plan benefits were frozen as of December 31, 1996. The funds accumulated under the Pension Plan were distributed to the Pension Plan participants, and no Pension Plan assets were paid to the Company. During 1996, the Pension Plan was subject to the full funding limitation and thus no contributions were made.

Retirement Plans Funded Status

                                                                 December 31,
                                                                 -------------
                                                                 1997   1996
                                                                 ----- -------
                                                                      (in
                                                                  thousands)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits of
   $2,627,000 at December 31, 1996..............................    $0 $ 2,627
                                                                 ===== =======
Projected benefit obligation for service rendered to date.......    $0 $ 2,627
Less Pension Plan assets at fair value..........................     0   4,436
Less Pension Plan contribution..................................     0       0
                                                                 ----- -------
Pension Plan assets in excess of projected benefit obligation...     0   1,809
Unrecognized net gain from past experience different from that
 assumed and effects of changes in assumptions..................     0  (1,052)
Unrecognized net asset being recognized over 15 years...........     0    (452)
                                                                 ----- -------
Pension Plan asset..............................................    $0 $   305
                                                                 ===== =======
Net pension expense--Service cost...............................    $0 $   698
Net pension expense--Interest cost..............................     0     325
Actual return on assets.........................................     0    (784)
Net amortization and deferral...................................     0     255
                                                                 ----- -------
Net periodic pension cost.......................................    $0 $   494
                                                                 ===== =======

                              HOLLYWOOD PARK, INC.

   The December 31, 1996, reserve liabilities and related asset values for the annuity contract were not included in the table above, because the Company executed an agreement with the insurance company holding the annuity contracts to no longer participate in the annual adjustments to the contract values.

   The weighted average discount rate used in determining the actuarial present value of the projected benefit obligations was 8.0% at December 31, 1996. The expected long term rate of return on assets was 8.0% at December 31, 1996.

   The Company also contributed to several collectively-bargained multi-employer pension and retirement plans (covering full and part-time employees) which are administered by unions, and to a pension plan covering non-union employees which is administered by an association of race track owners. Amounts charged to pension cost and contributed to these plans for the years ended December 31, 1997, 1996 and 1995 totaled $1,842,000, $1,872,000, and
$1,781,000, respectively. Contributions to the collectively-bargained plans were determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of employee hours or days worked. Contributions to the non-union plans are based on the covered employees' compensation.

   Information from the plans administrators was not available to permit the Company to determine its share of unfunded vested benefits or prior service liability. It is the opinion of management that no material liability exists.

   Effective January 31, 1997, in conjunction with the termination of the Pension Plan, Hollywood Park elected to terminate its non-qualified Supplementary Employment Retirement Plan ("SERP"). The SERP was an unfunded plan, established primarily for the purpose of restoring the retirement benefits for highly compensated employees that were eliminated by the Internal Revenue Service in 1994, when the maximum annual earnings allowed for qualified pension plans was reduced to $150,000 from $235,850. Messers, Hubbard, Finnigan and Robbins participated in the SERP prior to its termination.

Note 14--Related Party Transactions

   In November 1993, Hollywood Park entered into an aircraft time sharing agreement with R.D. Hubbard Enterprises, Inc. ("Hubbard Enterprises"), which is wholly owned by Mr. Hubbard. The agreement automatically renews each month unless written notice of termination is given by either party at least two weeks before a renewal date. Hollywood Park reimburses Hubbard Enterprises for expenses incurred as a result of Hollywood Park's use of the aircraft, which totaled approximately $106,000 in 1997, $120,000 in 1996, and $126,000 in 1995.

   In May 1988, Boomtown acquired all of the outstanding stock of Boomtown Hotel & Casino, Inc. which owns and operates Boomtown Reno for $16,700,000 in cash (the "1988 Acquisition"). In order to finance the 1988 Acquisition, including the retirement of existing debt, Boomtown sold equity securities to Kenneth Rainin and Timothy J. Parrott, and Boomtown Reno entered into various loan documents with Merrill Lynch Interfunding, Inc. Pursuant to a stock purchase agreement, Mr. Rainin purchased 2,000 shares of Boomtown preferred stock and 3,042,000 shares of Boomtown common stock for an aggregate purchase price of approximately $4,000,000 in cash, and Mr. Parrott purchased 270,738 shares of Boomtown common stock for an aggregate purchase price of $222,000, of which $1,000 was paid in cash and $221,000 by a promissory note (the "Parrott Note") secured by a pledge to Boomtown of all of the shares owned by Mr. Parrott. The Parrott Note, as amended in April 1997, provides that (I) interest on the Parrott Note, which accrues at a rate of 6.0% per annum, compounded annually, is payable in arrears on April 7th of each year, commencing April 7, 1998, and (ii) principal is payable in four annual installments beginning April 7, 1998. The Parrott Note was previously amended in November 1994 to provide that the shares owned by Mr. Parrott would be released from the pledge and would no longer secure the amounts outstanding under the Parrott Note. Hollywood Park notes

                              HOLLYWOOD PARK, INC.

that the interest rate of 6% under the amended Parrott Note is less than Hollywood Park's current borrowing rate. However, this interest rate was in effect under the original version of the Parrott Note executed in 1988 prior to Boomtown's public offering and Hollywood Park's subsequent acquisition of Boomtown.

   With the exception of the interest rate on the Parrott Note, Hollywood Park believes that the terms of the following transactions were at least as favorable as could have been obtained by Hollywood Park from third parties in arms length transactions.

Note 15--Stock Option Plan

   In 1996, the shareholders of the Company adopted the 1996 Stock Option Plan (the "1996 Plan"), which provides for the issuance of up to 900,000 shares. Except for the provisions governing the number of shares issuable under the 1996 Plan and except for provisions which reflect changes in tax and securities laws, the provisions of the 1996 Plan are substantially similar to the provision of the prior plan adopted in 1993. The 1996 Plan is administered and terms of option grants are established by the Board of Directors' Compensation Committee. Under the terms of the 1996 Plan, options alone or coupled with stock appreciation rights may be granted to selected key employees, directors, consultants and advisors of the Company. Options become exercisable ratably over a vesting period as determined by the Compensation Committee and expire over terms not exceeding ten years from the date of grant, one month after termination of employment, or six months after the death or permanent disability of the optionee. The purchase price for all shares granted under the 1996 Plan shall be determined by the Compensation Committee, but in the case of incentive stock options, the price will not be less than the fair market value of the common stock at the date of grant. On April 26, 1996, the Company amended the non-qualified stock option agreements issued through this date, to lower the per share price of the outstanding options to $10.00. On May 19, 1995, the Company amended the non-qualified stock option agreements issued through this date, to reflect the substantial decline in the fair market value of the common stock, lowering the per share price of the outstanding options to $13.00.

   As of December 31, 1997, all of the 625,000 shares eligible for issuance under the 1993 Plan had either been issued or were subject to outstanding options, and of the 900,000 shares eligible for issuance under the 1996 Plan, 40,000 were subject to outstanding options. In addition, 1,008,454 shares of Hollywood Park common stock were issuable upon exercise of options granted before the Boomtown Merger under Boomtown's 1990 Stock Option Plan and the 1992 Director Option Plan, these options were assumed by Hollywood Park in the Boomtown Merger.

   The following table summarizes information related to shares under option and shares available for grant under the Plan.

                                                   1997       1996      1995
                                                 ---------  ---------  -------
   Options outstanding at beginning of year....    622,500    249,000  235,000
   Options granted during the year.............    261,000    413,500   15,000
   Options expired or forfeited during the
    year.......................................    (26,001)   (40,000)  (1,000)
                                                 ---------  ---------  -------
   Options outstanding at end of year..........    857,499    622,500  249,000
                                                 =========  =========  =======
   Shares available for issuance under the 1993
    Plan.......................................    625,000    625,000  625,000
   Shares available for issuance under the 1996
    Plan.......................................    900,000    900,000        0
                                                 ---------  ---------  -------
     Total shares available for issuance.......  1,525,000  1,525,000  625,000
                                                 =========  =========  =======
   Per share price of outstanding options
    issued in prior year.......................  $   10.00  $   10.00  $ 13.00
   Per share price of outstanding options
    issued in prior year.......................  $   11.50  $   10.00  $ 13.25
   Per share price of outstanding options
    issued in current year.....................  $   14.75  $   11.50      --
   Number of shares subject to exercisable
    options at end of year.....................    696,813    188,332  128,000

                              HOLLYWOOD PARK, INC.

Note 16--Commitments and Contingencies

   On August 6, 1997, Hollywood Park and Hollywood Park Operating Company, as co-obligors, issued $125,000,000 of Notes (as previously discussed). The Notes are fully and unconditionally, jointly and severally, guaranteed on a senior subordinated basis by all of Hollywood Park's material subsidiaries.

Note 17--Unaudited Quarterly Information

   The following is a summary of unaudited quarterly financial data for the years ended December 31, 1997 and 1996:

                                                            1997
                                              --------------------------------
                                               Dec.    Sept.   June
                                                31,     30,     30,   Mar. 31,
                                              ------- ------- ------- --------
                                              (in thousands, except per share
                                                           data)
   Revenues.................................  $89,779 $85,210 $46,324 $ 26,815
                                              ======= ======= ======= ========
   Net income (loss)........................  $ 1,551 $ 2,411 $ 5,603 $   (895)
                                              ======= ======= ======= ========
   Net income (loss) available to (allocated
    to) common shareholders.................  $ 1,551 $ 1,853 $ 5,122 $ (1,376)
                                              ======= ======= ======= ========
   Per common share:
     Net income (loss)--basic...............  $  0.06 $  0.08 $  0.28 $  (0.07)
                                              ======= ======= ======= ========
     Net income (loss)--diluted.............  $  0.06 $  0.08 $  0.27 $  (0.07)
                                              ======= ======= ======= ========
   Cash dividends...........................  $  0.00 $  0.00 $  0.00 $   0.00
                                              ======= ======= ======= ========
                                                            1996
                                              --------------------------------
                                               Dec.    Sept.   June
                                                31,     30,     30,   Mar. 31,
                                              ------- ------- ------- --------
                                              (in thousands, except per share
                                                           data)
   Revenues.................................  $38,698 $30,247 $46,427 $ 27,853
                                              ======= ======= ======= ========
   Net income (loss)........................  $ 3,277 $   603 $ 5,249 $(13,378)
                                              ======= ======= ======= ========
   Net income (loss) available to (allocated
    to) common shareholders.................  $ 2,795 $   122 $ 4,768 $(13,859)
                                              ======= ======= ======= ========
   Per common share:
     Net income (loss)--basic...............  $  0.15 $  0.01 $  0.26 $  (0.74)
                                              ======= ======= ======= ========
     Net income (loss)--diluted.............  $  0.15 $  0.01 $  0.25 $  (0.74)
                                              ======= ======= ======= ========
     Cash dividends.........................  $  0.00 $  0.00 $  0.00 $   0.00
                                              ======= ======= ======= ========

   The primary reason for the loss for the quarter ended March 31, 1996, was the $11,346,000 write off of the Company's investment in Sunflower. Historically, the three months ended March 31, produce a loss, because the Company does not operate live on-track racing at Hollywood Park Race Track.

Note 18--Consolidating Condensed Financial Information

   Hollywood Park's subsidiaries (excluding Sunflower and other inconsequential subsidiaries) have fully and unconditionally guaranteed the payment of all obligations under the Hollywood Park 9.5% Senior Subordinated Notes due 2007. The following is the consolidating financial information for the co-obligors and their respective subsidiaries:

                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

                 Consolidating Condensed Financial Information

         As of and For the Years Ended December 31, 1997, 1996 and 1995

                                       Hollywood                    (b)          (c)
                           Hollywood      Park         (a)        Majority      Wholly    Consolidating
                          Park, Inc.   Operating   Wholly Owned    Owned      Owned Non-       and       Hollywood
                            (Parent       Co.       Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                          co-obligor) (co-obligor) Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          ----------- ------------ ------------ ------------ ------------ ------------- ------------
                                                                (in thousands)
As of and for the year
 ended Dec. 31, 1997
Balance Sheet
Current assets..........   $ 19,844    $   8,568    $  25,074     $ 6,720        $ 0        $       0     $ 60,206
Property, plant and
 equipment, net.........     68,515       23,753      140,105      68,293          0                0      300,666
Other non-current
 assets.................     22,306            0       29,320       7,611          0           (1,080)      58,157
Investment in
 subsidiaries...........    126,121       15,132      116,020           0          0         (257,273)           0
Inter-company...........    125,210      148,380      122,035           0          0         (395,625)           0
                           --------    ---------    ---------     -------        ---        ---------     --------
                           $361,996    $ 195,833    $ 432,554     $82,624        $ 0        $(653,978)    $419,029
                           ========    =========    =========     =======        ===        =========     ========
Current liabilities.....   $ 16,890    $  14,232    $  19,583     $ 6,612        $ 0        $       0     $ 57,317
Notes payable, long
 term...................      2,406      125,256        1,936       2,504          0                0      132,102
Other non-current
 liabilities............      4,753        5,202           83           0          0           (3,728)       6,310
Inter-company...........    146,145       21,589      178,448      49,443          0         (395,625)           0
Minority interest.......          0            0            0           0          0            1,946        1,946
Equity..................    191,802       29,554      232,504      24,065          0         (256,571)     221,354
                           --------    ---------    ---------     -------        ---        ---------     --------
                           $361,996    $ 195,833    $ 432,554     $82,624        $ 0        $(653,978)    $419,029
                           ========    =========    =========     =======        ===        =========     ========
Statement of Operations
Revenues:
 Gaming.................   $ 50,820    $       0    $  58,622     $28,217        $ 0        $       0     $137,659
 Racing.................          0       39,930       28,914           0          0                0       68,844
 Food and beverage......      4,659            0       13,483       1,752          0                0       19,894
 Equity in
  subsidiaries..........     13,963        3,735          (43)          0          0          (17,655)           0
 Inter-company..........          0            0        4,823           0          0           (4,823)           0
 Other..................      4,601        1,808       13,789       1,533          0                0       21,731
                           --------    ---------    ---------     -------        ---        ---------     --------
                             74,043       45,473      119,588      31,502          0          (22,478)     248,128
Expenses:
 Gaming.................     28,353            0       32,370      14,010          0                0       74,733
 Racing.................          0       17,822       12,482           0          0                0       30,304
 Food and beverage......      9,658            0       13,784       2,303          0                0       25,745
 Administrative and
  other.................     18,282       14,536       33,277       8,792          0                0       74,887
 REIT restructuring.....      2,483            0            0           0          0                0        2,483
 Depreciation and
  amortization..........      4,632        3,804        6,229       3,459          0               33       18,157
                           --------    ---------    ---------     -------        ---        ---------     --------
                             63,408       36,162       98,142      28,564          0               33      226,309
                           --------    ---------    ---------     -------        ---        ---------     --------
Operating income
 (loss).................     10,635        9,311       21,446       2,938          0          (22,511)      21,819
Interest expense........      1,789        5,368          (37)        182          0                0        7,302
Inter-company interest..          0            0        2,244       2,579          0           (4,823)           0
                           --------    ---------    ---------     -------        ---        ---------     --------
Income (loss) before
 minority interests and
 taxes..................      8,846        3,943       19,239         177          0          (17,688)      14,517
Minority interests......          0            0            0           0          0               (3)          (3)
Income tax expense......      4,124            0        1,726           0          0                0        5,850
                           --------    ---------    ---------     -------        ---        ---------     --------
Net income (loss).......   $  4,722    $   3,943    $  17,513     $   177        $ 0        $ (17,685)    $  8,670
                           ========    =========    =========     =======        ===        =========     ========
Statement of Cash Flows:
 Net cash provided by
  (used in) operating
  activities............   $ 19,559    $(117,960)   $ 129,260     $ 5,250        $ 0        $ (17,655)    $ 18,454
 Net cash provided by
  (used in) investing
  activities............     14,747       (3,139)     (23,516)     (4,328)         0                0      (16,236)
 Net cash provided by
  (used in) financing
  activities............        475      124,975     (114,345)     (2,373)         0              877        9,609

                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

                 Consolidating Condensed Financial Information

         As of and For the Years Ended December 31, 1997, 1996 and 1995

                                       Hollywood                    (b)          (c)
                           Hollywood      Park         (a)        Majority      Wholly    Consolidating
                          Park, Inc.   Operating   Wholly Owned    Owned      Owned Non-       and       Hollywood
                            (Parent       Co.       Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                          co-obligor) (co-obligor) Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          ----------- ------------ ------------ ------------ ------------ ------------- ------------
                                                                (in thousands)
As of and for the year
 ended Dec. 31, 1996
Balance Sheet
Current assets..........   $ 23,522     $ 7,362      $ 9,646      $   429      $     0      $       0     $ 40,959
Property, plant and
 equipment, net.........     70,443      24,353       12,786       23,253            0              0      130,835
Other non-current
 assets.................     23,322           0        5,108        5,662            0              0       34,092
Investment in
 subsidiaries...........     28,723      45,432       23,852            0            0        (98,007)           0
Inter-company...........     72,099      11,386            0            0            0        (83,485)           0
                           --------     -------      -------      -------      -------      ---------     --------
                           $218,109     $88,533      $51,392      $29,344      $     0      $(181,492)    $205,886
                           ========     =======      =======      =======      =======      =========     ========
Current liabilities.....   $ 16,324     $ 7,032      $11,807      $   201      $     0      $       0     $ 35,364
Notes payable, long
 term...................          0         282            0            0            0              0          282
Other non-current
 liabilities............      3,859       5,206            0            0            0              0        9,065
Inter-company...........     39,851      50,479        7,677            0            0        (98,007)           0
Minority interest.......          0           0            0            0            0          3,015        3,015
Equity..................    158,075      25,534       31,908       29,143            0        (86,500)     158,160
                           --------     -------      -------      -------      -------      ---------     --------
                           $218,109     $88,533      $51,392      $29,344      $     0      $(181,492)    $205,886
                           ========     =======      =======      =======      =======      =========     ========
Statement of Operations
Revenues:
 Gaming.................   $ 50,272     $     0      $     0      $   445      $     0      $       0     $ 50,717
 Racing.................          0      41,423       28,568            0        1,317              0       71,308
 Food and beverage......      4,956           0        8,533            0          458              0       13,947
 Equity in
  subsidiaries..........      1,751       3,408            0            0            0         (5,159)           0
 Other..................      4,993       1,915          338            0            7              0        7,253
                           --------     -------      -------      -------      -------      ---------     --------
                             61,972      46,746       37,439          445        1,782         (5,159)     143,225
                           --------     -------      -------      -------      -------      ---------     --------
Expenses:
 Gaming.................     27,249           0            0            0            0              0       27,249
 Racing.................          0      17,999       11,903            0          265              0       30,167
 Food and beverage......     10,930           0        8,235            0          408              0       19,573
 Administrative and
  other.................     18,316      15,059        9,556            1        1,030              0       43,962
 Write off of investment
  in Sunflower..........     11,412           0            0            0            0              0       11,412
 Depreciation and
  amortization..........      4,665       3,645        1,479          319          536             51       10,695
                           --------     -------      -------      -------      -------      ---------     --------
                             72,572      36,703       31,173          320        2,239             51      143,058
                           --------     -------      -------      -------      -------      ---------     --------
Operating income
 (loss).................    (10,600)     10,043        6,266          125         (457)        (5,210)         167
Interest expense........        134          27            0            0          781              0          942
                           --------     -------      -------      -------      -------      ---------     --------
Income (loss) before
 minority interests and
 taxes..................    (10,734)     10,016        6,266          125       (1,238)        (5,210)        (775)
Minority interests......          0           0            0            0            0             15           15
Income tax expense......      3,421           0           38            0            0              0        3,459
                           --------     -------      -------      -------      -------      ---------     --------
Net income (loss).......   $(14,155)    $10,016      $ 6,228      $   125      $(1,238)     $  (5,225)    $ (4,249)
                           ========     =======      =======      =======      =======      =========     ========
Statement of Cash Flows:
 Net cash provided by
  (used in) operating
  activities............   $ (6,205)    $ 4,956      $ 2,426      $   200      $(3,588)     $  15,888     $ 13,677
 Net cash used in
  investing activities..       (963)     (5,992)        (354)           0            0        (12,584)     (19,893)
 Net cash used in
  financing activities..     (4,245)        (23)           0            0            0              0       (4,268)

                              HOLLYWOOD PARK, INC.

                              Hollywood Park, Inc.

                 Consolidating Condensed Financial Information

         As of and For the Years Ended December 31, 1997, 1996 and 1995

                                       Hollywood                    (b)          (c)
                           Hollywood      Park         (a)        Majority      Wholly    Consolidating
                          Park, Inc.   Operating   Wholly Owned    Owned      Owned Non-       and       Hollywood
                            (Parent       Co.       Guarantor    Guarantor    Guarantor    Eliminating   Park, Inc.
                          co-obligor) (co-obligor) Subsidiaries Subsidiaries Subsidiaries    Entries    Consolidated
                          ----------- ------------ ------------ ------------ ------------ ------------- ------------
                                                                (in thousands)
As of and for the year
 ended Dec. 31, 1995
Statement of Operations
Revenues:
 Gaming.................   $ 26,656     $     0      $     0        $ 0        $     0       $     0      $ 26,656
 Racing.................          0      42,648       27,542          0          6,846             0        77,036
 Food and beverage......      7,422           0        9,489          0          2,872             0        19,783
 Equity in
  subsidiaries..........     (3,610)      1,983            0          0              0         1,627             0
 Other..................      2,420       4,176          444          0             57             0         7,097
                           --------     -------      -------        ---        -------       -------      --------
                             32,888      48,807       37,475          0          9,775         1,627       130,572
                           --------     -------      -------        ---        -------       -------      --------
Expenses:
 Gaming.................      5,291           0            0          0              0             0         5,291
 Racing.................          0      16,745       12,830          0          1,385             0        30,960
 Food and beverage......     12,964           0        9,288          0          2,497             0        24,749
 Administrative and
  other.................     16,411      17,746        9,184          0          5,306             0        48,647
 Lawsuit settlement.....      6,088           0            0          0              0             0         6,088
 Depreciation and
  amortization..........      3,887       3,236        1,586          0          2,468           207        11,384
                           --------     -------      -------        ---        -------       -------      --------
                             44,641      37,727       32,888          0         11,656           207       127,119
                           --------     -------      -------        ---        -------       -------      --------
Operating income
 (loss).................    (11,753)     11,080        4,587          0         (1,881)        1,420         3,453
Interest expense........        172          29           30          0          3,691             0         3,922
                           --------     -------      -------        ---        -------       -------      --------
Income (loss) before
 taxes..................    (11,925)     11,051        4,557          0         (5,572)        1,420          (469)
Income tax expense......        510           0          182          0              1             0           693
                           --------     -------      -------        ---        -------       -------      --------
Net income (loss).......   $(12,435)    $11,051      $ 4,375        $ 0        $(5,573)      $ 1,420      $ (1,162)
                           ========     =======      =======        ===        =======       =======      ========
Statement of Cash Flows:
 Net cash provided by
  (used in) operating
  activities............   $  2,575     $11,864      $ 2,794        $ 0        $ 1,431       $ 1,627      $ 20,291
 Net cash provided by
  (used in) investing
  activities............    (40,218)     (5,371)      (1,831)         0              0        14,498       (32,922)
 Net cash provided by
  (used in) financing
  activities............      1,433          21       (1,913)         0         (1,626)            0        (2,085)

-------
(a) The following wholly owned guarantor subsidiaries were included in each period presented: Turf Paradise, Inc., Hollywood Park Food Services, Inc., and Hollywood Park Fall Operating Company. As of and for the year ended December 31, 1997, the following wholly owned guarantor subsidiaries were also included: HP Yakama, Inc., Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana--I Gaming, HP/Compton, Inc. (included as of October 1996) and Louisiana Gaming Enterprises, Inc. Due to the June 30, 1997, Boomtown Merger being accounted for under the purchase method of accounting for a business combination, the financial results as of and for the year ended December 31, 1997, included Boomtown, Inc.'s, Boomtown Hotel & Casino, Inc.'s, Louisiana--I Gaming's, and Louisiana Gaming Enterprises, Inc.'s financial results for the six months ended December 31, 1997, only.

(b) The Company's majority owned guarantor subsidiaries are Crystal Park Hotel and Casino Development Company, LLC (which as of December 31, 1997, became a wholly owned subsidiary) and Mississippi--I Gaming, L.P., (which was added as of the June 30, 1997, Boomtown Merger). As a result of the Boomtown Merger, Mississippi--I Gaming, L.P.'s financial results are included for the six months ended December 31, 1997, only.
(c) Sunflower Racing, Inc. and its wholly owned subsidiary, SR Food and Beverage, Inc., were the Company's only wholly owned non-guarantor subsidiaries with material financial activity during the periods presented. As of March 31, 1996, the financial results of these two wholly owned non-guarantor subsidiaries were no longer consolidated with the Company's financial results, due to the write off of Hollywood Park's investment in these subsidiaries. All other wholly owned non-guarantor subsidiaries are either empty companies established for potential development projects that were subsequently abandoned, or the subsidiary's financial activity was immaterial.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                                  (in thousands)
Allowance for bad debts:
Balance as of December 31, 1994..................................    $  (159)
  Charges to expense.............................................     (2,294)
  Write offs.....................................................        612
                                                                     -------
Balance as of December 31, 1995..................................     (1,841)
  Charges to expense(a)..........................................       (783)
  Write offs.....................................................      1,535
                                                                     -------
Balance as of December 31, 1996..................................     (1,089)
  Add Boomtown balance as of June 30, 1997(b)....................       (225)
  Charges to expense.............................................       (189)
  Write offs.....................................................        754
                                                                     -------
Balance as of December 31, 1997..................................    $  (749)
                                                                     =======

--------
(a) Hollywood Park assumed the bad debt allowance related to the Hollywood Park-Casino gaming business in the November 17, 1995, acquisition of PCM.

(b) Hollywood Park acquired Boomtown as of June 30, 1997.

                              HOLLYWOOD PARK, INC.

                       CALCULATION OF EARNINGS PER SHARE

                                   For the three months ended December 31,
                               ------------------------------------------------
                                        Basic                   Diluted
                               -----------------------  -----------------------
                                1997    1996    1995     1997    1996    1995
                               ------- ------- -------  ------- ------- -------
                                    (in thousands, except per share data)
Average number of common
 shares outstanding..........   26,209  18,365  18,486   26,705  18,365  18,486
Average common shares due to
 assumed conversion of
 convertible preferred
 shares......................        0       0       0        0   2,291   2,291
                               ------- ------- -------  ------- ------- -------
Total shares.................   26,209  18,365  18,486   26,705  20,656  20,777
                               ======= ======= =======  ======= ======= =======
Net income...................  $ 1,551 $ 3,277 $   212  $ 1,551 $ 3,277 $   212
Less dividend requirements on
 convertible preferred
 shares......................        0     482     482        0       0       0
                               ------- ------- -------  ------- ------- -------
Net income (loss) available
 to (allocated to) common
 shareholders................  $ 1,551 $ 2,795 $  (270) $ 1,551 $ 3,277 $   212
                               ======= ======= =======  ======= ======= =======
Net income (loss) per share..  $  0.06 $  0.15 $ (0.01) $  0.06 $  0.16 $  0.01
                               ======= ======= =======  ======= ======= =======

                                    For the years ended December 31,
                             --------------------------------------------------
                                      Basic                    Diluted
                             ------------------------  ------------------------
                              1997    1996     1995     1997    1996     1995
                             ------- -------  -------  ------- -------  -------
                                  (in thousands, except per share data)
Average number of common
 shares outstanding........   22,010  18,505   18,399   22,340  18,505   18,399
Average common shares due
 to assumed conversion of
 convertible preferred
 shares....................        0       0        0        0   2,291    2,291
                             ------- -------  -------  ------- -------  -------
Total shares...............   22,010  18,505   18,399   22,340  20,796   20,690
                             ======= =======  =======  ======= =======  =======
Net income (loss)..........  $ 8,670 $(4,249) $(1,162) $ 8,670 $(4,249) $(1,162)
Less dividend requirements
 on convertible preferred
 shares....................    1,520   1,925    1,925    1,520       0        0
                             ------- -------  -------  ------- -------  -------
Net income (loss)
 attributable to (allocated
 to) common shareholders...  $ 7,150 $(6,174) $(3,087) $ 7,150 $(4,249) $(1,162)
                             ======= =======  =======  ======= =======  =======
Net income (loss) per
 share.....................  $  0.33 $ (0.33) $ (0.17) $  0.32 $ (0.20) $ (0.06)
                             ======= =======  =======  ======= =======  =======

--------
Note: As of August 28, 1997, the Company's 2,749,900 outstanding depositary shares were converted into 2,291,492 shares of the Company's common stock.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      September
                                                         30,       December 31,
                                                         1998          1997
                                                     ------------  ------------
                                                     (unaudited)
                      ASSETS
                      ------

Current Assets:
  Cash and cash equivalents........................  $ 25,295,310  $ 20,986,510
  Restricted marketable securities.................     1,599,185    10,629,405
  Other current assets.............................     7,419,491     8,124,872
                                                     ------------  ------------
  Total current assets.............................    34,313,986    39,740,787
  Property and equipment, net......................   290,070,366   263,993,452
  Other long term assets...........................    63,153,166    68,970,578
                                                     ------------  ------------
                                                     $387,537,518  $372,704,817
                                                     ============  ============

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------

Current liabilities................................  $ 56,129,525  $ 51,031,097
Other long term liabilities and minority interest..     8,295,675     8,748,212
Long term debt, net of current maturities..........   260,907,007   253,471,219

Shareholders' Equity:
  Common stock, $0.01 par, 50,000,000 shares
   authorized, 35,722,124 issued and outstanding...       357,221       357,221
  Undesignated stock, 2,500,000 shares authorized,
   none issued.....................................             0             0
  Additional paid in capital.......................    67,122,856    67,122,852
  Retained deficit.................................    (5,182,721)   (7,762,270)
  Less unearned compensation.......................       (92,045)     (263,514)
                                                     ------------  ------------
                                                       62,205,311    59,454,289
                                                     ------------  ------------
                                                     $387,537,518  $372,704,817
                                                     ============  ============



           See notes to condensed consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Three months ended
                                                          September 30,
                                                     ------------------------
                                                        1998         1997
                                                     -----------  -----------
                                                           (unaudited)
Revenues:
  Casino............................................ $72,680,370  $62,680,205
  Food and beverage.................................   2,634,965    2,404,469
  Rooms.............................................   1,387,192      328,578
  Other operating income............................   1,188,888    1,081,882
                                                     -----------  -----------
    Total revenues..................................  77,891,415   66,495,134
                                                     -----------  -----------
Costs and expenses:
  Casino............................................  36,807,824   30,658,015
  Food and beverage.................................   3,300,242    1,767,142
  Rooms.............................................     674,773      140,554
  Other operating costs and expenses................     778,737    1,017,571
  Advertising and marketing.........................   8,627,711    7,112,014
  General and administrative........................   6,011,762    6,181,399
  Hollywood Park/Casino Magic merger costs..........   4,838,200            0
  Property operation, maintenance and energy cost...   3,100,368    2,625,158
  Rents, property taxes and insurance...............   2,273,863    1,906,446
  Development expenses..............................     211,010       56,750
  Depreciation and amortization.....................   5,710,806    4,905,523
                                                     -----------  -----------
    Total costs and expenses........................  72,335,296   56,370,572
                                                     -----------  -----------
Income from operations..............................   5,556,119   10,124,562
                                                     -----------  -----------
Other (Income) Expenses:
  Equity loss from unconsolidated subsidiary........     104,929      176,005
  Interest expense, net.............................   8,452,613    7,954,345
  Loss (gain) from sale of assets...................     154,733   (1,337,687)
  Other.............................................  (1,111,410)     (57,828)
                                                     -----------  -----------
    Total other expense.............................   7,600,865    6,734,835
                                                     -----------  -----------
Income (loss) before income taxes and minority
 interest of subsidiary.............................  (2,044,746)   3,389,727
Income tax expense..................................     341,034            0
Minority interest...................................     230,189      715,023
                                                     -----------  -----------
Net income (loss)................................... $(2,615,969) $ 2,674,704
                                                     ===========  ===========
Net income (loss) per common share:
  Basic............................................. $     (0.07) $      0.07
                                                     ===========  ===========
  Diluted........................................... $     (0.07) $      0.07
                                                     ===========  ===========
Average shares and equivalents outstanding:
  Basic.............................................  35,722,124   35,654,174
                                                     ===========  ===========
  Diluted...........................................  35,722,124   35,735,741
                                                     ===========  ===========

           See notes to condensed consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Nine months ended
                                                          September 30,
                                                    -------------------------
                                                        1998         1997
                                                    ------------ ------------
                                                           (unaudited)
Revenues:
  Casino........................................... $210,889,320 $186,411,356
  Food and beverage................................    7,738,947    7,391,186
  Rooms............................................    2,948,279    1,103,592
  Other operating income...........................    3,812,725    3,327,423
                                                    ------------ ------------
    Total revenues.................................  225,389,271  198,233,557
                                                    ------------ ------------
Costs and expenses:
  Casino...........................................  100,672,992   88,899,256
  Food and beverage................................    9,033,811    8,364,166
  Rooms............................................    1,355,063      509,219
  Other operating costs and expenses...............    2,965,292    3,326,192
  Advertising and marketing........................   26,593,631   28,517,336
  General and administrative.......................   19,811,647   20,261,984
  Hollywood Park/Casino Magic merger costs.........    4,838,200            0
  Property operation, maintenance and energy cost..    8,581,279    8,669,605
  Rents, property taxes and insurance..............    6,724,510    5,866,014
  Development expenses.............................      430,858      511,882
  Depreciation and amortization....................   16,058,414   15,258,905
                                                    ------------ ------------
    Total costs and expenses.......................  197,065,697  180,184,559
                                                    ------------ ------------
Income from operations.............................   28,323,574   18,048,998
                                                    ------------ ------------
Other (Income) Expenses:
  Equity loss from unconsolidated subsidiary.......      349,236      405,066
  Interest expense, net............................   23,432,882   23,703,909
  Loss (gain) from sale of assets..................      154,733   (2,578,231)
  Other............................................            0     (244,461)
                                                    ------------ ------------
    Total other expense............................   23,936,851   21,286,283
                                                    ------------ ------------
Income (loss) before income taxes and minority
 interest of subsidiary............................    4,386,723   (3,237,285)
Income tax expense (benefit).......................    1,453,207   (1,935,000)
Minority interest..................................    1,081,962      916,535
                                                    ------------ ------------
Net income (loss).................................. $  1,851,554 $ (2,218,820)
                                                    ============ ============
Net income (loss) per common share:
  Basic............................................ $       0.05 $      (0.06)
                                                    ============ ============
  Diluted.......................................... $       0.05 $      (0.06)
                                                    ============ ============
Average shares and equivalents outstanding:
  Basic............................................   35,722,124   35,642,780
                                                    ============ ============
  Diluted..........................................   35,722,124   35,642,780
                                                    ============ ============

           See notes to condensed consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                        Nine months ended
                                                          September 30,
                                                    --------------------------
                                                        1998          1997
                                                    ------------  ------------
                                                           (unaudited)
Cash flows from Operating Activities:
  Net income (loss)................................ $  1,851,554  $ (2,218,828)
  Adjustments for non-cash charges.................   31,074,459    14,574,699
  Changes in assets and liabilities................   (9,733,526)    5,728,959
                                                    ------------  ------------
Net Cash Provided by Operating Activities..........   23,192,487    18,084,830
                                                    ------------  ------------
Cash Flows from Investing Activities:
  Acquisitions of property and equipment...........  (33,789,422)  (28,996,109)
  Proceeds from sale of subsidiary and property and
   equipment.......................................            0    19,833,971
  Decrease in marketable securities................    9,030,220             0
  Other, net.......................................    2,068,230       145,313
                                                    ------------  ------------
Net Cash Used in Investing Activities..............  (22,690,972)   (9,016,825)
                                                    ------------  ------------
Cash Flows from Financing Activities:
  Principal payments on notes payable and long term
   debt............................................   (6,410,856)  (12,285,515)
  Net proceeds from issuance of long term debt.....   10,270,979     6,514,988
  Other, net.......................................      (52,837)     (346,958)
                                                    ------------  ------------
Net Cash Provided by (Used in) Financing
 Activities........................................    3,807,286    (6,117,485)
                                                    ------------  ------------
Net Increase in Cash and Cash Equivalents..........    4,308,801     2,950,520
Cash and Cash Equivalents, Beginning of Period.....   20,986,510    34,546,166
                                                    ------------  ------------
Cash and Cash Equivalents, End of Period........... $ 25,295,311  $ 37,496,686
                                                    ============  ============
Supplemental Cash Flow Information
  Cash Paid During the Period for:
    Interest (net of amount capitalized)........... $ 21,678,773  $ 25,104,711
    Income taxes (net of refunds)..................            0    (6,382,324)
Supplemental Schedule of Non-Cash Investing and
 Financing Activities:
  Property and equipment and other asset
   acquisitions included in accounts and
   construction payable and accrued expenses.......    6,404,228     1,658,604
  Property and equipment financed with long term
   debt............................................    6,142,215       946,004
  Common stock grants to officers..................            0       171,469

           See notes to condensed consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          (Information with Respect to the Three and Nine Months Ended
                   September 30, 1998 and 1997 is Unaudited)

1. Summary of significant accounting policies:

 Organization and basis of presentation:

   Casino Magic Corp. and Subsidiaries is an international gaming company with operations in Bay Saint Louis, Mississippi ("Casino Magic Bay St. Louis"), Biloxi, Mississippi ("Casino Magic Biloxi"), Bossier City, Louisiana ("Casino Magic Bossier"), and the Argentina Province of Neuquen in the cities of Neuquen City and San Martin de los Andes ("Casino Magic Argentina").

   Unless the context requires otherwise, reference in this report to the "Company" means Casino Magic Corp. and its relevant subsidiaries, and reference to "Casino Magic" means Casino Magic Corp.

   The consolidated financial statements include the accounts of Casino Magic and its wholly-owned and majority-owned subsidiaries.

   All significant intercompany accounts and transactions have been eliminated.

   The accompanying unaudited consolidated financial statements contain all adjustments which are, in the opinion of management, necessary for a fair statement of the results of the interim periods. The results of operations for the interim periods are not necessarily indicative of results of operations for an entire year. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and Form 10-Q for June 30, 1998.

   Certain reclassifications have been made to 1997 amounts to conform with the September 30, 1998 presentation.

2. New Accounting Pronouncements

   (a) Accounting for Start-Up Costs:

   During April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-5 ("SOP"), "Reporting on the Costs of Start-Up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The company has adopted the SOP.

   (b) Accounting for Derivative Instruments and Hedging Activities:

   In September 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

   Statement 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16,

                      CASINO MAGIC CORP. AND SUBSIDIARIES

1998 and thereafter). Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

   The Company's management believes the impact of adopting Statement 133 on the financial statements is expected to be immaterial.

3. Long Term Debt:

   Additions to long-term debt during the first nine months of 1998 consist of the following:

                                                                      Ending
                                                                    Balances at
                                                                   September 30,
                                                                       1998
                                                                   -------------
     Notes payable, bank(a).......................................  $2,727,038
     Notes payable, equipment contracts(b)........................  $1,842,636
     Notes payable, other(c)......................................  $6,931,889

--------
(a) Consists of one note payable to The Peoples Bank, collateralized by certain parcels of land, payable in fifty-nine monthly payments of $61,100 including interest at 8.5% through February 2002 with a final balloon payment of $60,120 in March 2002.

(b) Consists of three notes payable collateralized by equipment. The details of these notes is as follows: (i) Original balance of $2,021,744 note payable in twenty-three monthly payments of $92,795, including interest of 10.5% with final balloon payment at term of note. This note replaces two previous notes with original balances of $946,005 and $1,075,740. (ii) Original balance of $57,584.04 note payable in twelve monthly payments of $4,798.67, including interest of 12%. (iii) Original balance of $239,760 note payable in twenty-three monthly principal payments of $9,990 including interest at 3% over prime (11.25% at 9/30/98) and a final balloon payment at term of note.

(c) Consists of six notes payable to Boeing Capital Corp. All notes collateralized by furniture and equipment used at the 378 room hotel at Casino Magic Biloxi. The Notes are as follows:

    1) Note in the original balance of $4,347,833, payable in forty-seven monthly installments of $110,523.04 including interest of 10.12% through April 2002 with a final balloon payment of $112,400 in May 2002.

    2) Note in the original balance of $733,516.63, payable in one installment of $21,616.66 on July 1, 1998, and forty-seven monthly installments of $18,714.77 including interest at 10.314% through April 2002.

    3) Note in the original balance of $391,024.97, payable in one installment of $2,885.61 on August 1, 1998, and forty-eight installments of $9,958.37 including interest at 10.2179% through August 2002.

    4) Note in the original balance of $328,148.41, payable in one installment of $1,769.63 on July 1, 1998, and forty-eight monthly installments of $8,357.07 including interest at 10.2179% through August 2001.

    5) Note in the original balance of $559,191,80, payable in forty-eight monthly installments beginning October 1, 1998 including interest at 9.9384% through September 2002.

    6) Progress loan balance of $933,769.16. Interest payable monthly at 3% above prime rate (11.25% as of 9/30/98).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Casino Magic Corp.:

   We have audited the accompanying consolidated balance sheets of Casino Magic Corp. (a Minnesota corporation) and subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casino Magic Corp. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

New Orleans, Louisiana
February 27, 1998

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              Years ended December 31,
                                       ----------------------------------------
                                           1997          1996          1995
                                       ------------  ------------  ------------
Revenues:
  Casino.............................. $246,320,048  $167,153,012  $165,997,836
  Food, beverage and rooms............   10,784,762     8,080,067     8,392,529
  Royalty and management fees.........          --      3,099,407     2,224,351
  Other Operating revenues............    4,369,206     1,945,357     1,108,049
                                       ------------  ------------  ------------
                                        261,474,016   180,277,843   177,722,765
                                       ------------  ------------  ------------
Costs and expenses:
  Casino..............................  118,467,492    74,943,304    69,654,888
  Food and beverage...................   10,756,505     7,351,838     6,795,164
  Rooms...............................      639,778     1,039,081     1,224,685
  Other operating costs and expenses..    4,292,276     2,807,038     1,333,183
  Advertising and marketing...........   36,427,434    20,901,821    25,873,832
  General and administrative..........   26,425,200    24,216,613    28,501,308
  Property operation, maintenance and
   energy cost........................   11,210,297     7,433,262     4,057,144
  Rents, property taxes and
   insurance..........................    7,891,199     5,991,261     4,314,355
  Depreciation and amortization.......   20,246,663    18,346,202    15,768,546
  Preopening expenses.................          --      6,554,535     1,818,715
  Development expenses................      562,419     1,849,583     2,228,549
  Write-off capitalized costs relating
   to inactive developments...........          --            --     11,381,945
                                       ------------  ------------  ------------
                                        236,919,263   171,434,538   172,952,314
                                       ------------  ------------  ------------
Income from operations................   24,554,753     8,843,305     4,770,451
Other (income) expense:
  Interest expense....................   34,723,613    25,071,767    17,436,904
  Interest capitalized................   (1,963,955)   (5,717,494)     (867,236)
  Interest income.....................   (1,375,100)   (1,436,468)     (803,624)
  Loss from unconsolidated
   subsidiaries.......................      505,424    26,501,808       112,250
  Write-off of capitalized costs
   primarily relating to joint
   ventures...........................          --            --      2,210,219
  Other...............................   (1,555,201)      689,221       204,981
                                       ------------  ------------  ------------
                                         30,334,781    45,108,834    18,293,494
                                       ------------  ------------  ------------
Income (loss) before income taxes and
 Minority interest in income of
 subsidiary...........................   (5,780,028)  (36,265,529)  (13,523,043)
Income tax benefit....................   (1,935,000)   (4,676,182)   (3,230,864)
Minority Interest.....................    1,404,180           --            --
                                       ------------  ------------  ------------
Net loss.............................. $ (5,249,208) $(31,589,347) $(10,292,179)
                                       ============  ============  ============
Net loss per common share:
  Basic............................... $      (0.15) $      (0.89) $      (0.31)
                                       ============  ============  ============
  Diluted............................. $      (0.15) $      (0.89) $      (0.31)
                                       ============  ============  ============
Average shares and equivalents
 outstanding:
  Basic...............................   35,662,616    35,448,068    33,260,904
                                       ============  ============  ============
  Diluted.............................   35,662,616    35,448,068    33,260,904
                                       ============  ============  ============

                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           December 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
                      ASSETS
                      ------
Current assets:
  Cash and cash equivalents........................  $ 20,901,510  $ 17,561,512
  Restricted Cash..................................        85,000    16,984,654
  Restricted Marketable Securities.................    10,629,405           --
  Prepaid expenses.................................     3,330,041     2,844,995
  Notes and accounts receivable, net...............     3,781,945     2,889,486
  Other current assets.............................     1,012,886       873,676
                                                     ------------  ------------
   Total current assets............................    39,740,787    41,154,323
                                                     ------------  ------------
Property and equipment, net........................   263,993,452   243,692,571
                                                     ------------  ------------
Other long-term assets:
  Notes receivable.................................     3,385,198     4,119,700
  Investments in unconsolidated subsidiaries.......       713,035       957,831
  Options and land deposits........................           --      2,282,244
  Foreign casino concession agreement, net of
   accumulated amortization of $2,846,685 in 1997
   and $1,897,790 in 1996..........................     8,540,055     9,488,950
  Deferred gaming license cost, net of accumulated
   amortization of $2,013,838 in 1997 and $395,489
   in 1996.........................................    38,048,426    38,337,333
  Property held for development....................       525,000     3,040,357
  Property held for sale...........................     5,606,265    15,108,541
  Debt issuance costs, net of accumulated
   amortization of $4,289,382 in 1997 and
   $2,506,133 in 1996..............................     8,957,645    10,195,688
  Deposits and other...............................     3,194,954     1,421,979
                                                     ------------  ------------
   Total other long-term assets....................    68,970,578    84,952,623
                                                     ------------  ------------
                                                     $372,704,817  $369,799,517
                                                     ============  ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------
Current liabilities:
  Notes and contracts payable......................  $    305,925  $  4,708,603
  Current maturities of long-term debt.............     8,590,945     4,648,638
  Accounts Payable.................................     9,323,949     7,945,068
  Accrued Expenses.................................    11,522,887    11,320,101
  Accrued Interest.................................     9,783,784     8,830,040
  Accrued payroll and related benefits.............     7,719,441     8,341,720
  Accrued progressive gaming liabilities...........     1,445,257     1,121,623
  Other current liabilities........................     2,338,909       731,018
                                                     ------------  ------------
   Total current liabilities.......................    51,031,097    47,646,811
                                                     ------------  ------------
Deferred income taxes..............................           --        266,761
                                                     ------------  ------------
Other long-term liabilities and minority interest..     8,748,212           --
                                                     ------------  ------------
Long-term debt, net of current maturities..........   253,471,219   258,261,231
                                                     ------------  ------------
Commitments and contingencies
Shareholders' equity:
  Common stock, $0.01 par, 50,000,000 shares,
   authorized 35,722,124 issued and outstanding in
   1997 and 35,637,083 in 1996 issued and
   outstanding.....................................       357,221       356,371
  Undesignated stock, 2,500,000 shares authorized,
   None issued.....................................           --            --
  Additional paid-in capital.......................    67,122,852    67,123,702
  Retained earnings (deficit)......................    (7,762,270)   (2,513,062)
  Unrealized holding loss on securities............           --       (850,156)
  Less unearned compensation.......................      (263,514)     (492,141)
                                                     ------------  ------------
   Total shareholders' equity......................    59,454,289    63,624,714
                                                     ------------  ------------
                                                     $372,704,817  $369,799,517
                                                     ============  ============

                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                       Common Stock     Additional    Foreign
                                    -------------------   paid-in     currency
                                      Shares    Amount    capital    adjustment
                                    ---------- -------- -----------  ----------
Balance at December 31, 1994        29,961,750 $299,618 $41,127,168        --
 Amortization of unearned
  compensation.....................        --       --          --         --
 Write-off of unearned
  compensation.....................        --       --   (1,642,886)       --
 Stock options granted to executive
  officers.........................        --       --      101,563        --
 Vested stock grants to executive
  officers.........................     16,250      162        (162)       --
 Net proceeds from exercise of
  employee stock options...........    308,564    3,086     376,726        --
 Net proceeds from common stock
  issued pursuant to Reg. S........  1,771,000   17,710   8,303,095        --
 Stock issued for consultants'
  compensation.....................     12,000      120      63,632        --
 Stock issued for land.............  3,210,000   32,100  17,758,277        --
 Foreign currency translation......        --       --          --    (224,195)
 Net loss..........................        --       --          --         --
                                    ---------- -------- -----------   --------
Balance at December 31, 1995        35,279,564 $352,796 $66,087,413   (224,195)
 Amortization of unearned
  compensation.....................        --       --          --         --
 Stock options granted to executive
  officers.........................        --       --      567,188        --
 Net proceeds from exercise of
  warrants.........................        --       --          500        --
 Net proceeds from exercise of
  employee and non-employee
  director stock options...........    357,519    3,575     453,654        --
 Casino One Corp. acquisition......        --       --       14,947        --
 Unrealized Holding Loss on
  Securities Available for Sale....        --       --          --         --
 Foreign currency translation
  adjustment.......................        --       --          --     224,195
 Net loss..........................        --       --          --         --
                                    ---------- -------- -----------   --------
Balance at December 31, 1996        35,637,083 $356,371 $67,123,702        --
 Amortization of unearned
  compensation
 Vested stock grants to executive
  officers.........................     85,041      850        (850)
 Available for Sale................        --       --          --         --
 Loss on Securities................        --       --          --         --
 Net loss..........................        --       --          --         --
Balance at December 31, 1997....... 35,722,124 $357,221 $67,122,852        --
                                    ========== ======== ===========   ========

                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                          Unrealized
                         holding loss
                         on securities   Retained        Less
                         available for   (deficit)     Unearned
                             sale        earnings    compensation     Total
                         ------------- ------------  ------------  ------------
Balance at December 31,
 1994                           --     $ 39,368,464  $(1,218,751)  $ 79,576,499
 Amortization of
  unearned
  compensation..........        --              --       470,962        470,962
 Write-off of unearned
  compensation..........        --              --       735,819       (907,067)
 Stock options granted
  to executive
  officers..............        --              --      (101,563)           --
 Vested stock grants to
  executive officers....        --              --           --             --
 Net proceeds from
  exercise of employee
  stock options.........        --              --           --         379,812
 Net proceeds from
  common stock issued
  pursuant to Reg. S....        --              --           --       8,320,805
 Stock issued for
  consultants'
  compensation..........        --              --           --          63,752
 Stock issued for land..        --              --           --      17,790,377
 Foreign currency
  translation...........        --              --           --        (224,195)
 Net loss...............        --      (10,292,179)         --     (10,292,179)
                           --------    ------------  -----------   ------------
Balance at December 31,
 1995                           --     $ 29,076,285  $  (113,533)  $ 95,178,766
 Amortization of
  unearned
  compensation..........        --              --       188,580        188,580
 Stock options granted
  to executive
  officers..............        --              --      (567,188)           --
 Net proceeds from
  exercise of warrants..        --              --           --             500
 Net proceeds from
  exercise of employee
  and non-employee
  director stock
  options...............        --              --           --         457,229
 Casino One Corp.
  acquisition...........        --              --           --          14,947
 Unrealized Holding Loss
  on Securities
  Available for Sale....   (850,156)            --           --        (850,156)
 Foreign currency
  translation
  adjustment............        --              --           --         224,195
 Net loss...............                (31,589,347)                (31,589,347)
                           --------    ------------  -----------   ------------
Balance at December 31,
 1996                      (850,156)   $ (2,513,062) $  (492,141)  $ 63,624,714
 Amortization of
  unearned
  compensation..........                                 228,627        228,627
 Vested stock grants to
  executive officers....                                                    --
 Loss on Securities.....                                                    --
 Available for Sale.....    850,156                                     850,156
 Net loss...............                 (5,249,208)                 (5,249,208)
                           --------    ------------  -----------   ------------
Balance at December 31,
 1997...................        --     $ (7,762,270) $  (263,514)  $ 59,454,289
                           ========    ============  ===========   ============

                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             Years ended December 31,
                                       ---------------------------------------
                                          1997          1996          1995
                                       -----------  ------------  ------------
Cash flows from operating activities:
  Net loss............................ $(5,249,208) $(31,589,347) $(10,292,179)
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
  Depreciation........................  17,655,235    16,263,270    13,387,345
  Amortization........................   2,591,428     2,082,932     2,381,201
  Loss (gain) on disposal of property
   and equipment......................  (2,632,633)      339,056       466,712
  Amortization of original issue
   discount and deferred debt issuance
   costs..............................   1,966,074     1,496,259        94,351
  Amortization of unearned stock
   compensation, net of recoveries....     228,627       188,580      (436,105)
  Consultants' compensation recognized
   on issuance of stock...............         --            --         63,752
  Gain on contract settlement.........         --            --       (855,000)
  Write-off of preopening costs,
   development project costs, land
   options and deposits & property
   held for development...............         --      7,054,532    12,104,212
  Net loss on investment in
   unconsolidated subsidiaries........     505,424    22,436,241       112,250
  Minority interest...................   1,404,180           --            --
  Decrease in income tax receivable...         --      4,225,047     1,899,459
  (Increase) decrease in prepaid
   expenses...........................    (507,361)       88,861     1,634,019
  Decrease in notes and accounts
   receivable, net....................   2,327,826      (147,705)   (4,753,232)
  Decrease in deferred income taxes--
   current............................   3,157,856     2,923,171      (720,628)
  Increase in other current assets....    (139,210)     (277,793)     (129,225)
  Decrease in net deferred income tax
   liability--non current.............    (266,759)   (4,173,197)   (1,063,610)
  Increase (decrease) in accounts
   payable............................  (2,251,299)    2,924,820      (389,241)
  Increase (decrease) in accrued
   expenses...........................   3,595,066    (4,278,518)   (2,026,436)
  Increase in accrued interest........     888,886     3,487,883       208,449
  Increase (decrease) in accrued
   payroll and related benefits.......    (622,279)    1,255,364     2,236,447
  Increase (decrease) in accrued
   progressive gaming liabilities.....     323,634        55,376      (393,866)
  Decrease in income taxes payable....     805,716      (228,591)      959,609
                                       -----------  ------------  ------------
    Net cash provided by operating
     activities....................... $23,781,203  $ 24,126,241  $ 15,348,284
                                       ===========  ============  ============


                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                                              Years ended December 31,
                                       ----------------------------------------
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash flows from investing activities:
  Proceeds from sale of property and
   equipment.........................  $ 19,895,616  $  1,436,821  $    173,389
  Acquisitions of property and
   equipment.........................   (37,176,995)  (67,850,010)  (11,396,332)
  Acquisitions of gaming license.....           --    (15,250,000)          --
  Acquisitions of property held for
   sale..............................      (126,400)       40,437           --
  Investments in unconsolidated
   subsidiaries......................      (260,628)     (651,206)   (6,117,636)
  Expenditures for organizational and
   acquisition cost..................           --           (359)      (80,788)
  Expenditures for land options and
   deposits..........................           --       (480,000)   (1,326,130)
  Expenditures for development and
   preopening costs..................           --     (6,554,535)     (130,794)
  (Increase) decrease in deposits and
   other long-term assets............    (2,920,936)    2,530,873    (1,898,786)
  (Increase) decrease in marketable
   securities........................   (10,629,405)          --     10,244,233
                                       ------------  ------------  ------------
    Net cash used in investing
     activities......................   (31,218,748)  (86,777,979)  (10,532,844)
                                       ------------  ------------  ------------
Cash flows from financing activities:
  Proceeds from issuance of debt or
   notes payable.....................     6,350,000   121,043,749       202,011
  Payments of debt issuance costs....      (349,955)   (5,419,575)       (2,000)
  Principal payments on notes
   payable...........................    (4,606,480)   (1,010,180)   (1,185,342)
  Principal payments on long-term
   debt..............................    (7,515,676)  (48,644,469)   (2,261,096)
  Net proceeds from sale of common
   stock.............................           --         14,947     8,320,805
  Net proceeds from exercise of
   employee stock options............           --        457,734       379,812
                                       ------------  ------------  ------------
    Net cash provided by (used in)
     financing activities............    (6,122,111)   66,442,206     5,454,190
                                       ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents....................   (13,559,656)    3,790,468    10,269,630
Cash and cash equivalents, beginning
 of period...........................    34,546,166    30,755,698    20,486,068
                                       ------------  ------------  ------------
Cash and cash equivalents, including
 restricted cash,
 end of period.......................  $ 20,986,510  $ 34,546,166  $ 30,755,698
                                       ============  ============  ============



                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Years ended December 31,
                                          -------------------------------------
                                             1997         1996         1995
                                          -----------  -----------  -----------
Interest paid, net of amount
 capitalized............................  $29,551,551  $12,379,128  $15,406,868
Income taxes paid, net of refunds.......   (6,382,324)  (7,604,043)  (4,236,206)
Supplemental schedule of non-cash
 operating, investing, and financing
 activities:
Other current assets....................       22,315          --           --
Other current liabilities...............      302,758          --           --
Property and equipment and other asset
 acquisitions financed with short-term
 notes payable..........................          --           --       850,208
Property and equipment and other asset
 acquisitions included in accounts and
 construction payable and accrued
 expenses...............................    1,805,945    5,455,469      177,091
Gaming license acquisition financed with
 long-term debt.........................          --    21,617,612          --
Land acquired through the issuance of
 common stock...........................          --           --    22,140,969
Property and equipment under capital
 leases.................................      375,891       81,114       63,632
Property and equipment and property held
 for sale financed with long-term debt..          --    30,728,879          --
Consulting services performed for common
 stock..................................          --           --        63,752
Common stock granted to officers........          --       567,188      101,563
Commitment for land options.............  $       --   $       --   $  (156,725)




                See notes to consolidated financial statements.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Organization and basis of presentation:

   Casino Magic Corp. and Subsidiaries is an international gaming company with operations in Bay Saint Louis, Mississippi ("Casino Magic-BSL"), Biloxi, Mississippi ("Casino Magic-Biloxi"), Bossier City, Louisiana ("Casino Magic-Bossier City"), and the Argentina Province of Neuquen in the cities of Neuquen City and San Martin de los Andes ("Casino Magic-Neuquen").

   Unless the context requires otherwise, reference in this Annual Report to the "Company" means Casino Magic Corp. and its relevant subsidiaries, and reference to "Casino Magic" means Casino Magic Corp.

   The consolidated financial statements include the accounts of Casino Magic Corp. and its wholly-owned and majority-owned subsidiaries.

   All significant intercompany accounts and transactions have been eliminated.

Casino revenues and complimentaries:

   In accordance with common industry practice, casino revenues are the net of gaming wins less losses. Revenues exclude the retail value of complimentary rooms, food and beverage furnished gratuitously to customers. The estimated departmental costs of providing rooms is not significant, and the estimated departmental costs of providing food and beverage services are included in casino expense as follows:

           Years Ended December 31,
     ------------------------------------
         1997        1996        1995
     ------------ ----------- -----------
     $ 21,846,000 $13,838,000 $12,072,000
     ============ =========== ===========

Cash and cash equivalents:

   For purposes of the consolidated balance sheets and statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Marketable Securities:

   The Company holds U.S. agency securities as held to maturity and as such, the investments are recorded at amortized costs, which, based on the short term nature of the investments approximates fair value.

Restricted Funds:

   The Louisiana First Mortgage Notes (See Note 8), restrict the use of certain cash amounts. At December 31, 1997, funds relating to the net proceeds from the sale of the Crescent City Queen Riverboat ($11.7 million) are restricted to be used for capital improvements at Casino Magic-Bossier City. The balances that remain in these restricted accounts at December 31, 1997 are shown as restricted marketable securities. At December 31, 1996, funds shown as restricted cash relate to proceeds from the issuance of the Louisiana First Mortgage Notes and were restricted for use in the original construction of the land based pavilion and facilities at Casino Magic-Bossier City.

Property and equipment:

   Property and equipment are stated at cost. Depreciation, including amortization of capital leases and leasehold improvements, is computed using the straight-line method. Estimated useful lives for property and

                      CASINO MAGIC CORP. AND SUBSIDIARIES
equipment are 15-31 1/2 years for barges and buildings, life of the lease for leasehold improvements and 5-7 years for furniture and equipment.

   Normal repairs and maintenance are charged to expense when incurred. Expenditures which materially extend the useful life of capital assets are capitalized.

   In June 1997, the Company changed the depreciable lives on the asset categories, land improvements, buildings and improvements, and barges and improvements from originally estimated useful lives of 10 or 15 years to 31 years. The useful lives for these assets originally reflected their tax lives and have been changed to anticipated useful lives. These changes reduced the December 31, 1997, net loss by $859,796 and the loss share by $0.02. Excluding the change in depreciable lives net loss and earnings per share would have been $(6,109,004) and $(0.17), respectively.

Investments in unconsolidated subsidiaries:

   Investments in unconsolidated subsidiaries where the Company exercises significant influence are accounted for under the equity method.

Options and land deposits:

   The costs of land options are amortized over the life of the option until such time as the option is exercised or considered impaired by Management. As of December 31, 1997, all land options were fully reserved.

Amortization of intangibles:

   Deferred charges relating to debt issuance costs and original issue discounts on long-term debt instruments are amortized over the life of the related debt using the effective interest rate method to provide a constant yield.

   Included under other long term assets is "Deferred gaming license cost." Deferred gaming license cost represents the estimated fair value of the Louisiana gaming license, an asset acquired in conjunction with the purchase of Crescent City Development Corporation ("Crescent City" see Note 5). This cost is being amortized on a straight-line basis over twenty-five years, the estimated period to be benefited by the license which commenced at the time gaming operations began in Bossier City.

   The costs capitalized to acquire the foreign casino concession agreement are being amortized on a straight-line basis over the twelve-year life of the agreement.

Development and preopening costs:

   All internal salary and related costs of the Company's development activities are expensed as incurred. Amounts paid for outside consultants and professional fees are expensed until gaming has been legalized in the jurisdiction, the Company has an approved site and there is a reasonable likelihood that the Company will be granted a gaming license. Preopening costs are capitalized then expensed when the related business commences operations.

Income taxes:

   Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Earnings per share:

   In February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("FAS 128"), "Earnings Per Share", which simplifies the computation of earnings per share ("EPS"). FAS 128 is effective for financial statements issued for periods ending after December 15, 1997, and requires restatement for all prior period earnings per share data presented. Under FAS 128, the Company computes two earnings per share amounts--basic EPS and EPS assuming dilution. Basic Weighted average number of shares of common stock outstanding for the 1997, 1996 and 1995 periods were 35,662,616, 35,448,068 and 33,260,904 respectively. EPS assuming dilution is based on the weighted average number of shares of common stock outstanding for the periods, including common equivalent shares which reflect the dilutive effect of stock options granted to certain employees and outside directors on various dates through December 31, 1997. Dilutive options that are issued during a period or that expire or are cancelled during a period are reflected in EPS assuming dilution computations for the time they were outstanding during the periods being reported. There were no common equivalent shares for 1997, 1996 and 1995. For the years ended December 31, 1997, 1996 and 1995, the Company had 2,943,535, 2,320,292, and
2,2107,642 options which were considered antidilutive as a result of the exercise price of the options exceeding the average price for the period, or that the Company had a net loss for the period and therefore are not included in the calculation of common stock outstanding.

Certain significant risks and uncertainties:

   Gaming regulation licensing. The Company has gaming operations in the United States and abroad that depend on the continued licensability or qualification of the Company and subsidiaries that hold gaming licenses in various jurisdictions. Such licensing and qualifications are reviewed periodically by the gaming authorities in those jurisdictions.

   Competition. The gaming industry is extremely competitive and the Company faces competition from new developments in both the United States, specifically on the Mississippi Gulf Coast and in Louisiana, and abroad.

   Foreign operations. The Company has investments and net assets of approximately $9 million in gaming operations outside of the United States which are subject to risks associated with the distance of these casino facilities from the Company's executive offices, the stability of the relevant government, regulations imposed by foreign governments, the continued ability to repatriate cash, and currency exchange issues.

   Severe weather. The Mississippi Gulf Coast is subject to severe weather, including hurricanes. Severe weather could cause damage to one or both of the Company's Mississippi casino facilities. The Company maintains insurance against casualty losses resulting from severe weather and against business interruption. Such insurance may not adequately compensate the Company for loss of profits resulting from severe weather.

   Construction. Risk include cost overruns, delay in receipt of governmental approvals, shortages in materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppage, fire and other natural disasters, construction scheduling problems and weather interferences, any of which, if it occurred, could delay construction or result in a substantial increase in costs to the Company.

   Pervasiveness of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

                      CASINO MAGIC CORP. AND SUBSIDIARIES
statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications:

   Certain reclassifications have been made to the 1996 and 1995 amounts to conform with the December 31, 1997 presentation.

2. Proposed Merger:

   On February 19, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hollywood Park, Inc. ("Hollywood"), and Acquisition II, Inc. ("HP") a wholly-owned subsidiary of Hollywood. Under the Merger Agreement, the Company has agreed to merge (the "Merger") with HP. Upon such Merger, the Company shall be the surviving entity and will become a wholly-owned subsidiary of Hollywood. Upon the Merger, the shareholders of the Company will be entitled to receive $2.27 for each share of the Company's stock held.

   The Merger is subject to the approval of the Company's shareholders prior to October 31, 1998, and to the approval of the Mississippi Gaming Commission, the Nevada Gaming Commission, and the Louisiana Gaming Control Board. If the Merger Agreement is terminated for certain reasons, the Company will be required to pay Hollywood $3,500,000.

   The Merger Agreement restricts the ability of the Company to engage in certain transactions prior to the time of the Merger, except those which are in the ordinary course of business consistent with past practice, unless the Company obtains the consent of Hollywood, which consent may not be unreasonably withheld. The Merger Agreement also imposes limits on the capital expenditures and borrowing which the Company may effect, which are not inconsistent with the Company's current plans.

3. Notes and Accounts Receivable:

   Notes and accounts receivable consist of the following:

                                                              December 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
   Current:
     Notes receivable.................................... $  885,995 $  790,228
     Accounts receivable--air charter....................    156,818    548,239
     Accounts receivable--trade..........................  3,601,778  2,505,463
     Other...............................................    581,376    606,631
                                                          ---------- ----------
                                                           5,225,967  4,450,561
   Less allowance for doubtful accounts..................  1,444,022  1,561,075
                                                          ---------- ----------
   Total Notes and Accounts Receivable (current).........  3,781,945  2,889,486
   Noncurrent:
     Notes receivable....................................  3,385,198  4,119,700
                                                          ---------- ----------
     Total Notes and Accounts Receivable................. $7,167,143 $7,009,186
                                                          ========== ==========

   Included in notes receivable is a commercial loan in which the Company, through a wholly-owned subsidiary, participated in the initial amount of $5 million. The entire loan amount is $17,500,000. A

                      CASINO MAGIC CORP. AND SUBSIDIARIES
consortium of lenders made the loan to the Sisseton-Wahpeton Dakota Nation, a Native American Tribe, for the construction of a casino facility on Tribal land. The term loan is repayable over a sixty-month period beginning February 1997, in monthly installments of $105,230 including principal and interest at a fixed rate of 10% through February 2002.

4. Property and Equipment:

   Property and equipment consists of the following:

                                   December 31,
                             --------------------------
                                 1997          1996
                             ------------  ------------
   Land and improvements...  $ 85,020,923  $ 67,658,624
   Buildings and
    improvements...........    69,193,225    44,554,665
   Barges and
    improvements...........    57,568,009    55,203,063
   Leasehold improvements..       300,801       382,907
   Furniture and
    equipment..............    75,876,943    69,663,192
   Construction in
    progress...............    33,843,154    48,549,525
                             ------------  ------------
                              321,803,055   286,011,976
   Less accumulated
    depreciation and
    amortization...........   (57,809,603)  (42,319,405)
                             ------------  ------------
                             $263,993,452  $243,692,571
                             ============  ============

5. Stock Acquisitions:

   In May 1996, Casino Magic, through its wholly-owned subsidiary, Jefferson Casino Corporation ("Jefferson Corp") acquired Crescent City Capital Development Corp.("Crescent City") for $50 million plus the assumption of $5.7 million in equipment liabilities. Jefferson Corp paid $15 million in cash at closing and caused Crescent City to issue $35 million of 11.5% secured, three year notes. Crescent City, which was the subject of a plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code, owned the Crescent City Queen riverboat ("Crescent City Riverboat"), gaming and related equipment and surveillance equipment and a license to conduct riverboat gaming operations in Louisiana. Crescent City emerged from the Bankruptcy proceedings as Casino Magic of Louisiana Corp. ("Casino Magic-Bossier City"). The Company is using Casino Magic-Bossier City's gaming license in Bossier City, Louisiana, where it currently owns 23 acres of land. Although Jefferson Corp. was required to purchase the Crescent City Riverboat to obtain the Louisiana gaming license, the Crescent City Riverboat could not be used at Casino Magic-Bossier City because of its width. Therefore, the Company purchased a casino riverboat (the "Bossier Riverboat") for use at Casino Magic-Bossier City for $20 million. The Crescent City Riverboat, was sold and the proceeds will be used to assist in the funding of the pavilion expansion and construction of a hotel at Casino Magic-Bossier City.

   No assurances can be given that the proceeds from the sale of the Crescent City Riverboat and the cash flow from the operations of Casino Magic-Bossier City will be sufficient to complete such hotel and related facilities.

6. Dispositions:

   In September 1997, the Company sold the Crescent City Riverboat for $11.7 million. Other income for the period ended December 31, 1997, includes the gain on the sale of $1.4 million. The proceeds from the sale are restricted by the Indenture governing the $115 First Mortgage Notes issued by Casino Magic-Bossier City. The

                      CASINO MAGIC CORP. AND SUBSIDIARIES

Indenture restriction requires the proceeds from the sale of the Crescent City Riverboat to be used for capital improvements at the Casino Magic-Bossier City facility or returned to the Indenture trustee.

   On June 1, 1997, the Company sold a 49% interest in its wholly-owned subsidiary, Casino Magic Neuquen S.A., for $7.0 million. The Company retained a controlling interest in Casino Magic-Neuquen and manages its two facilities located in Neuquen City and San Martin de Los Andes, Argentina for a fee equal to two percent of Casino Magic-Neuquen's gross monthly revenues. The gain of $1.3 million is recorded in other income.

   At September 30, 1996, management determined that its 49% equity investment in Porto Carras Casino S.A., and notes and accounts receivable relating to unpaid management fees and royalties were impaired. Because of this impairment, management wrote off its investment in such gaming facilities in Porto Carras, Greece, ("Porto Carras") and all unpaid notes and receivables related thereto. The total charge recorded relating to the write off of Porto Carras was $26.1 million. Management's decision was based, primarily, on the results from Porto Carras after the opening of a competing casino. Although the Company anticipated some revenue loss as a result of this increased competition, the actual effects were much greater than anticipated and resulted in a $2.0 million loss from operations at Porto Carras for the month of September 1996. Despite new marketing and cost containment efforts, these losses continued; furthermore, the majority owner in Porto Carras venture was unwilling or unable to advance any funds to the operation. Additionally, the majority owner informed the Company that it did not intend to operate a substantial portion of the Porto Carras resort area, consisting of two hotels and amenities, during the 1997 season. These factors, among others, led to the Company's decision to write off its investment in Porto Carras and led to the sale of Porto Carras, for a nominal amount in December 1996.

7. Notes and Contracts Payable:

   Short-term notes and contracts payable consist of the following:

                                                               December 31,
                                                            -------------------
                                                              1997      1996
                                                            -------- ----------
   Construction contracts (a).............................. $    382 $4,540,434
   Other (b)...............................................  305,543    168,169
                                                            -------- ----------
                                                            $305,925 $4,708,603

--------
(a) Consists of various payables relating to both fixed and cost plus contracts.

(b) In 1997, the balance consisted of five notes payable. The detail of these notes is as follows: (i) $199,763 equipment, payable in monthly installments of $15,814. (ii) $164,989 note collateralized by equipment, payable in monthly installments of $14,892. (iii) three notes totaling $12,000 collateralized by equipment, payable in total monthly installments of $500.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

8. Long-Term Debt:

   Long-term debt, including capital lease obligations, consists of the following:

                                                           December 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
   Notes payable, bank(a)........................... $  8,170,063  $  9,585,130
   Equipment contracts(b)...........................    2,099,465       622,274
   Notes payable, land(c)...........................    2,052,569     3,470,415
   Other(d).........................................      920,422       308,514
   Capital lease obligations (Note 9)...............      726,018     1,207,986
   Louisiana First Mortgage Notes(e)................  115,000,000   115,000,000
   First Mortgage Notes(f)..........................  135,000,000   135,000,000
   Unamortized original issue discount..............   (1,906,373)   (2,284,450)
                                                     ------------  ------------
                                                      262,062,164   262,909,869
   Less current maturities..........................   (8,590,945)   (4,648,638)
                                                     ------------  ------------
                                                     $253,471,219  $258,261,231
                                                     ============  ============

--------
(a) Consists of four notes payable to banks. The detail of these notes is as follows: (i) Original balance of $3,000,000 uncollateralized promissory note, payable in monthly installments of interest only through July 1996; thereafter, principal and interest based on a 60 month amortization through February 2000. The promissory note bears interest at prime plus 1% (9.5% at December 31, 1997) throughout the life of the note with a final balloon payment of $305,243 due in February 2000. (ii) Original balance of $1,700,000 note collateralized by gaming equipment. Payments of principal and interest based on a 36 month amortization through May 1998. The note bears interest at prime plus .25%. (8.75% at December 31, 1997) with a final balloon payment of $1,065,807 due in May 1998. (iii) Original balance of $3,850,000 note collateralized by the equipment. The note is payable in 10 quarterly payments of $385,000, including interest at 8.25%. (iv) Original balance of $2,500,000 uncollateralized line of credit due in March 1998 bearing interest at prime plus 1/4% (8.75% at December 31, 1997). In March 1998 this note was refinanced to a term loan payable in eighteen monthly installments of $142,760 bearing interest at 8.75%.

  During 1997 the Company was not in compliance with certain debt covenants relating to notes (iii) and (iv). The Company has received a waiver of the covenants at December 31, 1997, and has restructured these covenants to allow the Company to maintain compliance.

(b) Consists of two notes payable collateralized by equipment. The detail of these notes is as follows: (i) Original balance of $946,005 note payable in eleven monthly payments of $78,833, including interest at prime plus 3%. (11.5% at December 31, 1997) with final balloon payment due at term of note. (ii) Original balance of $1,075,740 note collateralized by equipment, payable in twenty-three monthly payments of $44,823, including interest at prime plus 1%. (9.50% at December 31, 1997) with final balloon payment due at term of note. In March 1998 these notes were refinanced to a term loan payable in twenty-three monthly installments of $93,465 bearing interest at 10.5% with a final balloon payment of $101,319 due in March 2000.

(c) Consists of three notes payable for land acquisitions. The detail of the three notes is as follows: (i) Original balance of $700,000 note payable in monthly installments of $14,959 including interest at prime plus 2% (10.50% at December 31, 1997), through April 1999. (ii) Original balance of $870,942 note payable in monthly installments of $12,134 including interest at 8% through July 2003. (iii) Original

                      CASINO MAGIC CORP. AND SUBSIDIARIES
   balance of $3,000,000 note payable in monthly installments of $111,699 including interest at 8.75% through November 1998.

(d) Consists of various collateralized notes payable through the year 2004. The interest rates on these notes vary from 9.5% to 13.25% at fixed rates.

(e) On August 22, 1996, a wholly owned subsidiary of the Company, Casino Magic-Bossier City, sold $115,000,000 aggregate principal amount of 13%, First Mortgage Notes securities due in 2003 ("Louisiana First Mortgage Notes"). Contingent Interest is payable on the Louisiana First Mortgage Notes, on each interest payment date, in an aggregate amount equal to 5% of Casino Magic-Bossier City's Adjusted Consolidated Cash Flow (as defined in the Louisiana First Mortgage Notes Indenture ("Louisiana Indenture") for the Accrual Period (as defined in the Louisiana Indenture, but generally a six month period) last completed prior to such interest payment date; provided that no Contingent Interest is payable with respect to any period prior to the Commencement Date (as defined in the Louisiana Indenture). Payment of all or a portion of any installment of Contingent Interest may be deferred, at the option of Casino Magic-Bossier City, if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause Casino Magic-Bossier City's Adjusted Fixed Charge Coverage Ratio (as defined in the Louisiana Indenture) for Casino Magic-Bossier City's most recently completed Reference Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and (ii) the principal amount of the Louisiana First Mortgage Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of a repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in any Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. During 1997, the Company accrued $677,251 of contingent interest, none of which was paid.

  The Louisiana First Mortgage Notes are secured by a first priority security interest, subject to permitted liens, in substantially all of the existing and future assets of Bossier City, including the Bossier Riverboat and substantially all of the other assets that comprise Casino Magic-Bossier City.. The Jefferson Guarantee will be secured by a pledge of all of the capital stock of Jefferson Casino Corp., a wholly owned subsidiary of the Company.

  Casino Magic-Bossier City has contractually committed to apply net proceeds from the asset sale of the Crescent City Riverboat to the construction of an entertainment facility or hotel.

  The Louisiana First Mortgage Notes are governed by the Louisiana Indenture. The Louisiana Indenture pursuant to which the Louisiana First Mortgage Notes have been issued contains certain covenants that will limit the ability of Casino Magic-Bossier City and its subsidiaries to, among other things, incur additional indebtedness and issue preferred stock, pay dividends, make investments or make other restricted payments, incur liens, enter into mergers or consolidations, enter into transactions with affiliates or sell assets.

  The proposed Merger (See Note 2), if effected, is a Change of Control as defined in the Louisiana Induenture. Upon a Change of Control, each holder of Louisiana First Mortgage Notes will have the right to require Casino Magic-Bossier City to repurchase all or any part of the Louisiana First Mortgage Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Louisiana First Mortgage Notes pursuant to the procedures required by the Louisiana Indenture and described in such notice.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

  The Louisiana First Mortgage Notes are redeemable at the option of the Company. The redemption amounts are as follows:

     August 15,
      2000............................................................. 106.500%
      2001............................................................. 104.332%
      2002............................................................. 102.166%

(f) On October 14, 1993, a wholly owned indirect subsidiary of the Company, Casino Magic Finance Corp. ("Finance Corp."), sold $135,000,000 in aggregate principal amount of 11 1/2% First Mortgage Notes due in 2001 (the "Finance Notes") and warrants to purchase 810,000 shares of Casino Magic Corp. common stock. Proceeds from the Notes were allocated by the underwriter between the Finance Corp. and the Company based on the estimated fair market value at the time of issuance of the Finance Notes and the warrants in the amounts of $131,760,000 and $3,240,000 ($4 per warrant), respectively. The value of the warrants is treated as original issue discount for financial statement purposes, and is reflected in the balance sheet net of amortization as an adjustment to the carrying value of long-term debt. The Finance Notes are governed by an Indenture (the "Indenture") entered into on the same date between Finance Corp., the Company and IBJ Schroder Bank & Trust Company as the Trustee. Under
    Section 4.10 of the Indenture, the Company's ability to pay dividends on its common stock is restricted to an amount which is determined under a formula based primarily on the Company's future income, and is precluded upon the occurrence of an "Event of Default" as defined under the Indenture. Events of Default include, among other things, the failure to pay the interest or principal due on the Finance Notes, the entry of a judgment in excess of $10,000,000 against the Company or Casino Magic-BSL, Casino Magic-Biloxi and Finance Corp., which is not discharged within 60 days after entry, and the default by the Casino Magic or Casino Magic-BSL, Casino Magic-Biloxi and Finance Corp. under indebtedness due to third parties. The Indenture also contains certain covenants that restrict, among other things, the making of certain investments, payments of dividends and other distributions, the incurrence of additional indebtedness and future guarantees of indebtedness, certain transactions with shareholders and affiliates, certain mergers and consolidations, certain asset sales and the creation of certain liens. The Finance Notes are secured by a pledge of the stock of Finance Corp., Bay Saint Louis and Biloxi along with the accounts receivable, inventories, property and equipment, property held for development and deposits of Casino Magic-BSL and Casino Magic-Biloxi.

   The Merger (See Note 2) if completed would constitute a Change in Control under the Finance Notes Induenture. If there is a decrease by one or more gradations by a rating agency within 90 days of the public notice of the Merger (February 19, 1998) would required Finance Corp to make an offer to the holders of the Finance Notes to redemm them at a price equal to 101% of the principal balance together with accrued and unpaid interest. The offer would be required to be made, if at all, within 30 days after the Change of Control.

   The Finance Notes are redeemable at the option of the Company. The redemption amounts are as follows:

     October 15,
     1997............................................................  105.750%
     1998............................................................  103.833%
     1999............................................................  101.917%
     2000 and thereafter.............................................  100.000%

                      CASINO MAGIC CORP. AND SUBSIDIARIES

   Maturities of the Company's long-term debt, including capital lease obligations, as of December 31, 1997, are as follows:

                                                                  Year ending
                                                                  December 31,
                                                                  ------------
   1998..........................................................  $ 8,590,945
   1999..........................................................    3,503,955
   2000..........................................................    1,017,061
   2001..........................................................      250,963
   2002..........................................................  135,273,782
   Thereafter....................................................  115,331,829
                                                                  ------------
                                                                   263,968,535
   Unamortized Original Issue Discount...........................   (1,906,371)
                                                                  ------------
                                                                  $262,062,164
                                                                  ============

9. Lease commitments:

   The Company has long-term lease agreements for land for the site of Casino Magic-Biloxi and additional land at Casino Magic-BSL. The Casino Magic-Biloxi land is classified as an operating lease. The annual rental payments for the initial five-year term of the Casino Magic-Biloxi land lease began June 5, 1993, and are $550,000, $250,000, $450,000, $450,000 and $200,000 for the first through fifth year. The land lease contains seventeen, five-year renewal options at contractually higher rentals, plus inflation adjustments not to exceed 4.5% per year.

   On June 4, 1993, the Company entered into a long-term agreement with the State of Mississippi to lease 283,217 square foot of submerged lands or tidelands for Casino Magic-Biloxi. The initial lease term expires May 31, 2003, with one five year extension. Annual rental payments are due in advance on the first of June in the amount of $595,000, plus an annual increase of $45,000 for the first five years. In May 1998 the lease amount will be determined under Mississippi law regarding the leasing of public trust tidelands.

   The following is a schedule of future minimum lease payments for capital and operating leases (with initial or remaining terms in excess of one year) as of December 31, 1997:

                                                                Year ending
                                                               December 31,
                                                            -------------------
                                                            Capital  Operating
                                                             Leases    Leases
                                                            -------- ----------
   1998.................................................... $192,065 $1,479,257
   1999....................................................  207,325  1,164,357
   2000....................................................  153,856  1,026,287
   2001....................................................   20,348    782,454
   2002....................................................   22,007    775,000
   Thereafter..............................................  130,417  4,650,000
                                                            -------- ----------
   Total minimum lease payments............................  726,018 $9,877,355
                                                                     ==========
   Less amount representing interest (9% to 13%)...........  145,059
                                                            --------
   Present value of net minimum capital lease payments..... $580,959
                                                            ========

   Rent expense for all non-cancelable operating leases were $3,644,000 $1,800,000, and $3,048,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

10. Other Commitments and Contingencies:

Ongoing legal proceedings:

   A class action lawsuit was filed on April 26, 1994, in the United States District Court, Middle District of Florida (the "Poulos Lawsuit"), naming as defendants 41 manufacturers, distributors and casino operators of video poker and electronic slot machines, including the Company. The lawsuit alleges that such defendants have engaged in a course of fraudulent and misleading conduct intended to induce people to play such games based on a false belief concerning the operation of the gaming machines, as well as the extent to which there is an opportunity to win. The suit alleges violations of the Racketeer Influenced and Corrupt Organization Act, as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seeks damages in excess of $6 billion. On May 10, 1994, a second class action lawsuit was filed in the United States District Court, Middle District of Florida (the "Ahern Lawsuit"), naming as defendants the same defendants who were named in the Poulos Lawsuit and adding as defendants the owners of certain casino operations in Puerto Rico and the Bahamas, who were not named as defendants in the Poulos Lawsuit. The claims in the Ahern Lawsuit are identical to the claims in the Poulos Lawsuit. Because of the similarity of parties and claims, the Poulos Lawsuit and Ahern Lawsuit were consolidated into one case file in the United States District Court, Middle District of Florida. On December 9, 1994 a motion by the defendants for change of venue was granted, transferring the case to the United States District Court for the District of Nevada, in Las Vegas. In response to a motion to dismiss the Complaint brought by the Company and other defendants, the United States District Court for the District of Nevada entered an order dated April 17, 1996, granting the motions and dismissing the complaint without prejudice.

   The plaintiffs then filed an amended Complaint on May 31, 1996, in which the plaintiffs sought damages against the Company and other defendants in excess of $1 billion and punitive damages for violations of the Racketeer Influenced and Corrupt Organizations Act and for state common law claims for fraud, unjust enrichment and negligent misrepresentation. The Company and other defendants have moved to dismiss the amended Complaint. The Company believes that the claims are without merit and does not expect that the lawsuit will have a material adverse effect on the financial condition or results of operations of the Company.

   On or about September 6, 1996, Casino America, Inc. commenced litigation in the Chancery Court of Harrison County, Mississippi, Second Judicial District, against the Company, and James Edward Ernst, its Chief Executive Officer (collectively "Defendants"), seeking injunctive relief and unspecified compensatory damages in an amount to be proven at trial as well as punitive damages. Plaintiff claims, among other things, that Defendants (i) breached the terms of an agreement they had with Plaintiff, (ii) tortiously interfered with certain business relations of plaintiff; and (iii) breached covenants of good faith and fair dealing they allegedly owed to plaintiff. On or about October 8, 1996, Defendants interposed an answer to plaintiff's complaint denying the allegations contained in the complaint. The discovery phase of this litigation is continuing and a trial date has been set for August 1998. While the Company's management cannot predict the outcome of this action, management believes plaintiff's claims are without merit and the Company intends to vigorously defend this action.

   In addition, the Company is a litigant in legal matters arising in the normal course of business. In the opinion of management, all such pending legal matters are either adequately covered by insurance, or if not insured, will not have a material adverse effect on the financial position or results of operations of the Company.

Contractual agreements:

   Argentina. In December 1994, the Company, through its wholly-owned subsidiary, Casino Magic-Neuquen, entered into a 12-year concession agreement with the Province of Neuquen, Argentina. Casino

                      CASINO MAGIC CORP. AND SUBSIDIARIES

Magic-Neuquen which began operations in January 1995 operates two casinos in the Province of Neuquen in the cities of Neuquen City and San Martin de los Andes. The Company has unrestricted rights to increase the number of gaming positions at both locations.

   Camptown Greyhound Racing, Inc. On July 7, 1994, the Company and Alliance Gaming Corp. (formerly United Gaming) formed two joint ventures ("KGP" and "KFP") to lend Camptown Greyhound Racing, Inc. ("Camptown') approximately $3.2 million. On October 28, 1994, KFP executed a loan agreement with Boatmen's Bank of Kansas City ("Boatmen's") whereby Boatmen's lent $3.2 million to Camptown. KFP had collateralized the loan with a $3.1 million certificate of deposit (one-half funded by each party to the joint venture) and, in addition, guaranteed the repayment of the loan. In January 1996, Camptown filed for protection under Chapter 11 of U.S. Bankruptcy Code. The Company's $1,580,000 share of the amount lent by KFP to Camptown was expensed in 1995.

   In January 1997, the Company transferred all of its interest in KGP and KFP to Alliance Gaming Corp., an unrelated third party, except for a deminimus interest. The consideration for the transfer was Alliance Gaming Corp.'s agreement to assume certain current financial obligations and to repay the Company all of its cost in the project if they are successful in commencing gaming operations at Camptown.

   Indiana. The Company, through its wholly owned subsidiary, Crawford County Casino, Corp. ("Indiana Corp.") is one of two applicants for the tenth gaming license expected to be issued in the State of Indiana. If successful in obtaining this gaming license, the Company has entered into an option agreement to sell to Harrah's Operating Company the common stock of Indiana Corp. for approximately $5.0 million. The option expires on January 2001. The Company can give no assurances that a gaming license will be obtained in Indiana. All land options held by Indiana Corp. associated with a possible gaming site are fully reserved at December 31, 1997.

Land Acquisitions.

   In 1993, the Company exercised its option to purchase of approximately 3.5 acres of unimproved land in downtown St. Louis, Missouri at a cost of approximately $4,000,000. At December 31, 1997, approximately $4,000,000 is included in property held for sale related to this transaction.

   In 1994, the Company exercised an option and to purchase additional real estate located in Downtown St. Louis, Missouri at a cost of approximately $800,000. At December 31, 1997, approximately $800,000 is included in property held for sale related to this transaction.

   In 1992, the Company purchased real estate located in downtown Bay Saint Louis, Mississippi at a cost of approximately $1,200,000. At December 31, 1997, the Company had written down the value of the property to $800,000 and this value is included in property held for sale.

   The Company had acquired land and options to purchase land in order to enhance the Company's developmental and licensing procurement potential in various States. Management has significantly reduced its development of new gaming venues and because of this all land options are reserved for on the Company's financial statements at December 31, 1997.

11. Stock and employee benefit plans:

Incentive stock option plan:

   In 1992, the Company adopted an incentive stock option plan (the "Plan") in which directors, officers, and key employees of the Company participate. The Company has registered 3,700,000 shares of the Company's common stock currently authorized for issuance under the Plan pursuant to stock options.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

   In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," effective in 1996. Under SFAS 123, companies can either record expense based on the fair value of stock based compensation upon issuance or elect to remain under the current "APB Opinion No. 25" method whereby no compensation cost is recognized upon grant if certain requirements are met. The Company is continuing to account for its stock-based compensation plans under APB Opinion No. 25. However, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 are presented below.

   A summary of the status of the Company's stock options, non-qualified options, and warrants as of December 31, 1997, 1996 and 1995 and changes during the years ended on those dates is presented below (shares in thousands):

                                                    December 31,
                          --------------------------------------------------------------------
                                  1997                   1996                   1995
                          ---------------------- ---------------------- ----------------------
                            Weighted Average       Weighted Average       Weighted Average
                          ---------------------- ---------------------- ----------------------
                          Shares  Exercise Price Shares  Exercise Price Shares  Exercise Price
                          ------  -------------- ------  -------------- ------  --------------
Outstanding at beginning
 of year................  4,200       $ .67       5,108      $ 7.60     4,943       $7.42
Granted.................    400       $1.69       1,998      $ 3.56       950       $5.06
Exercised...............   (239)      $1.59        (424)     $ 1.72      (344)      $1.43
Canceled................   (915)      $2.23      (2,482)     $12.00      (441)      $4.61
Outstanding at end of
 year...................  3,446       $3.96       4,200      $ 3.67     5,108       $7.60
Options exercisable at
 end of year............  1,985       $3.96       2,655      $ 3.11     3,072       $9.12
Options available for
 future grants..........  2,582                   2,068                 1,583
Weighted average fair
 value of options
 granted during the
 year...................              $1.69                   $1.11                 $1.28

   The following table summarizes information about stock options and warrants outstanding at December 31, 1997:

                        Options Outstanding          Options Exercisable
                      ----------------------- ---------------------------------
                        Number    Wgtd. Avg.  Wgtd. Avg.   Number    Wgtd. Avg.
      Exercise        Outstanding  Remaining   Exercise  Exercisable  Exercise
        Price         at 12/31/97 Contr. Life   Price    at 12/31/97   Price
      --------        ----------- ----------- ---------- ----------- ----------
$ 1.69...............    399,500     4.77         1.69       15,000    $ 1.69
  2.75...............    980,000     0.81         2.75      980,000      2.75
  3.50...............    150,000     4.56         3.50       30,000      3.50
  3.63...............  1,288,200     3.70         3.63      575,375      3.63
  3.75...............      3,000     4.66         3.75          600      3.75
  5.81...............    200,000     4.48         5.81      200,000      5.81
  7.20...............     69,100     1.30         7.20       69,100      7.20
  7.35...............     50,000     1.88         7.35       50,000      7.35
 15.30...............    200,000     6.30        15.30       60,000     15.30
                       ---------     ----       ------    ---------    ------
  Totals.............  3,339,800     3.15       $ 3.96    1,980,075    $ 3.96
                       =========     ====       ======    =========    ======

                      CASINO MAGIC CORP. AND SUBSIDIARIES

   Had compensation cost for the Company's 1997, 1996 and 1995 grants for stock-based compensation plans been determined consistent with SFAS 123, the Company's net income and net earnings (loss) per common share for the years ended December 31, 1997, 1996 and 1995 would approximate the pro forma amounts below (in thousands, except per share data):

   The fair value of each option granted during the periods presented is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 20%, (3) risk-free interest rates of 5.2%, 5.26%, 5.47% and 5.5%, and (4) expected life of 2.25, 4.5, 6.75, and 9 years.

                                            December 31,
                         --------------------------------------------------------
                              1997               1996                1995
                         ----------------  ------------------  ------------------
                           As Reported        As Reported         As Reported
                            Pro Forma          Pro Forma           Pro Forma
                         ----------------  ------------------  ------------------
Net Income (Loss)....... $(5,249) $(5,958) $(31,589) $(32,563) $(10,292) $(10,660)
Earnings per common
 share
  Basic................. $ (0.15) $ (0.17) $  (0.89) $  (0.92) $  (0.31) $  (0.32)
  Diluted............... $ (0.15) $ (0.17) $  (0.89) $  (0.92) $  (0.31) $  (0.32)

   The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.

Pensions and other benefits:

   In July 1993, the Company adopted The Casino Magic Corp. 401(k) Plan (the "401(k) Plan"), a defined contribution plan covering all eligible employees of the Company who have one year of service and are age twenty-one or older. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Each year, participants may contribute up to 15% of pretax annual compensation, as defined in the 401(k) Plan. The Company's matching and/or additional contributions may be contributed at the discretion of the Company's Board of Directors. The Company's contributions to the 401(k) Plan are allocated to employed participants' accounts as of the last day of the plan year. Total employer contributions to the 401(k) Plan at December 31, 1997, 1996 and 1995 were approximately $201,000, $176,000, and $177,000, respectively.

12. Write-off of capitalized costs relating to inactive developments:

   In 1995, the Company decided to terminate development efforts with respect to specific properties and jurisdictions. Because of this determination, significant capitalized amounts relating to land, land options, joint ventures and construction projects were written-off or revalued. In addition, certain consulting agreements that were entered into to pursue gaming opportunities in new jurisdictions were terminated. The amount expensed in the fourth quarter of 1995 was $14,542,164.

13. Advertising:

   The company expenses all production and communication costs of advertising as incurred. Advertising expense was approximately $7,815,000, $5,470,000, and $4,472,000 for years ended December 31, 1997, 1996, and 1995, respectively.

14. Related Party Transactions:

   During the years ended December 31, 1997, 1996, and 1995, the Company incurred $7,247, $1,346,861 and $353,888, respectively, for architectural and design services provided by an architectural firm that is wholly-owned by an outside director and shareholder of the Company. The director resigned in October 1996.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

   During the years ended December 31, 1997, 1996, and 1995, the Company incurred $145,744, $154,028 and $388,944, respectively, for legal services provided by a law firm in which an outside director of the Company is a shareholder.

   During the year ended December 31, 1996 and 1995, the Company incurred $219,800, and $387,422, respectively, for charter plane rentals provided by a company that is wholly owned by the Company's Chairman.

   The Company purchased a jet airplane in February 1996 from the Company's Chairman. The Company paid $1.7 million for the airplane which approximated fair value at the date of purchase. The plane was sold in February 1997 to an unrelated third party for $1.4 million, which approximated fair value.

15. Income taxes:

   Pretax financial income (loss) generated from domestic and foreign sources was as follows:

                                                    December 31,
                                       ----------------------------------------
                                           1997          1996          1995
                                       ------------  ------------  ------------
   Domestic........................... $(12,132,945) $(15,322,992) $(15,336,975)
   Foreign............................    4,948,737   (20,942,537)    1,813,932
                                       ------------  ------------  ------------
   Total pretax loss.................. $ (7,184,208) $(36,265,529) $(13,523,043)
                                       ============  ============  ============

   Provision (benefit) for income taxes for the years ended December 31 are as follows:

                                                    December 31,
                                         -------------------------------------
                                            1997         1996         1995
                                         -----------  -----------  -----------
   Federal and state current............ $(2,733,203) $(4,253,704) $(2,546,443)
   Foreign current......................   1,064,963      827,548    1,099,816
   Federal deferred.....................    (266,760)  (1,250,026)  (1,221,514)
   Foreign deferred.....................         --           --      (562,723)
                                         -----------  -----------  -----------
   Total................................ $(1,935,000) $(4,676,182) $(3,230,864)
                                         ===========  ===========  ===========

   Components of deferred tax liabilities (assets) are as follows:

                                                         December 31,
                                                   --------------------------
                                                       1997          1996
                                                   ------------  ------------
   Depreciation and amortization.................. $ 12,154,826  $  9,535,121
   Foreign source income..........................      257,949       257,949
                                                   ------------  ------------
   Gross deferred tax liabilities.................   12,412,775     9,793,070
                                                   ------------  ------------
   Write-off of preopening costs..................   (1,781,870)   (2,493,074)
   Tax benefits related to non-statutory stock
    Options.......................................     (504,000)     (504,000)
   Accrued employee benefits and liabilities......   (1,428,370)   (1,433,067)
   Abandoned development projects.................   (1,515,657)  (10,229,821)
   Net operating loss carry-forward...............  (21,299,675)   (2,269,344)
   Other..........................................     (902,737)     (798,293)
                                                   ------------  ------------
   Gross deferred tax assets......................  (27,432,309)  (17,727,599)
                                                   ------------  ------------
   Less valuation allowance.......................   15,019,534     8,201,290
                                                   ============  ============
   Net deferred tax liabilities................... $        --   $    266,761
                                                   ============  ============

                      CASINO MAGIC CORP. AND SUBSIDIARIES

   The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax income from continuing operations as a result of the following differences:

                                                    December 31,
                                        --------------------------------------
                                           1997          1996         1995
                                        -----------  ------------  -----------
   Statutory U.S. tax rate (35%)......  $(2,023,010) $(12,692,935) $(4,733,065)
   Increase (decrease) in rates
    resulting from:
   Expenses which were non-deductible
    for tax purposes..................    1,299,010       357,805      733,876
   Expenses which were deductible for
    tax purposes and not book.........   (6,988,244)          --           --
   Foreign taxes......................    1,064,963       827,548    1,099,816
   Valuation allowance................    6,818,244     8,201,290          --
   State tax benefit..................          --       (802,174)         --
   Other..............................   (2,105,996)     (567,716)    (331,491)
                                        -----------  ------------  -----------
   Effective tax rate (33%), (13%) and
    (24%), respectively...............  $(1,935,000) $ (4,676,182) $(3,230,864)
                                        ===========  ============  ===========

   The valuation allowance against net deferred tax assets was recorded in recognition of the significant operating losses incurred by the Company for the last three years.

   Mississippi State taxes were offset by a tax credit for state gaming taxes based on gross revenues realized by Casino Magic-BSL and Casino Magic-Biloxi. The credit is the lesser of the annual total gaming taxes paid or the state income tax. Credit carry-forwards are not permitted.

   Louisiana State taxes do not allow for an offset of state gaming taxes based on gross revenues realized by Louisiana.

16. Fair value of financial instruments:

   The carrying amounts and fair values of the Company's financial instruments at December 31, 1997 are as follows:

                                                              Carrying  Fair
                                                               Amount   Value
                                                              -------- -------
                                                               (in thousands)
     Cash and cash equivalents...............................  20,902   20,902
     Marketable securities...................................  10,629   10,629
     Notes receivable........................................   3,385    3,385
     Notes payable and current maturities of long-term debt
      and long-term debt..................................... 262,368  247,568

   The following methods and assumptions were used by the Company in estimating its fair value disclosure:

    Cash and cash equivalents, and marketable securities. The carrying amount reported on the consolidated balance sheet approximates its fair value because of the short term nature of these instruments.

    Notes receivable. This is a long-term note receivable from an Indian Tribe. The fair value of the note approximates market value based on the interest rate of the note and the collateral securing the note.

                      CASINO MAGIC CORP. AND SUBSIDIARIES

    Notes payable and current maturities of long-term debt and long-term debt. The fair value of the Company's debt either approximates its carrying value or is based upon the market price of the debt instruments.

   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

17. Selected quarterly financial information (Unaudited):

                                        Year ended December 31, 1997
                                  -------------------------------------------
                                    1st      2nd      3rd     4th
                                  Quarter  Quarter  Quarter Quarter   Totals
                                  -------  -------  ------- -------  --------
                                  (in thousands, except per share amounts)
   Revenue....................... $65,781  $65,958  $66,495 $63,240  $261,474
   Income from operations........   1,997    5,927   10,125   6,506    24,555
   Income (loss) before tax and
    minority interest............  (5,607)  (1,020)   3,390  (2,543)   (5,780)
   Net income (loss).............  (3,672)  (1,222)   2,675  (3,030)   (5,249)
   Earnings (loss) per share:
     Basic.......................   (0.10)   (0.03)    0.08    (.08)    (0.15)
     Diluted.....................   (0.10)   (0.03)    0.08    (.08)    (0.15)

                                          Year ended December 31, 1996
                                    ------------------------------------------
                                      1st     2nd     3rd      4th
                                    Quarter Quarter Quarter  Quarter   Totals
                                    ------- ------- -------  -------  --------
                                    (in thousands, except per share amounts)
   Revenue......................... $43,125 42,368  $43,271  $51,514  $180,278
   Income from operations..........   5,565  6,473    5,355   (8,550)    8,843
   Income (loss) before tax........   2,352  2,456  (26,024) (15,050)  (36,266)
   Net income (loss)...............   1,644  1,660  (20,683) (14,210)  (31,589)
   Earnings (loss) per share:
     Basic.........................    0.05   0.05    (0.57)   (0.40)    (0.89)
     Diluted.......................    0.05   0.05    (0.57)   (0.40)    (0.89)

   NOTE: Earnings (loss) per share totals will not necessarily agree to the sum of the quarterly information

   We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus in connection with the exchange offer made by this prospectus and you must not rely on any such information or representations as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that there has been no change in our affairs since the date as of which information is given in this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation.

                               ----------------

                     Dealer Prospectus Delivery Obligation

   Until June 27, 1999 (90 days after commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.
                                 $350,000,000

                        [LOGO OF HOLLYWOOD PARK, INC.]

                             HOLLYWOOD PARK, INC.

                               Offer to Exchange
                       9 1/4% Senior Subordinated Notes
                                   due 2007

                              ------------------
                                  PROSPECTUS
                              ------------------

                              March 29, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

   Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

   As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, includes a provision that limits a director's personal liability to the Company or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XIII of the Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to such Issuer or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

   As permitted by Section 145 of the DGCL, the Company's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Company with respect thereto.

   The Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company.

ITEM 21. EXHIBITS

   A list of exhibits included as part of the Registration Statement is set forth below:

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  2.1    Agreement and Plan of Merger, by and among Hollywood Park, Inc., HP
         Acquisition, Inc., and Boomtown, Inc., dated April 23, 1996, is hereby incorporated by reference to Exhibit 2.1 to the Company's Current
         Report on Form 8-K, filed May 3, 1996.
  2.2    Agreement and Plan of Merger, dated as of February 19, 1998, among
         Casino Magic Corp., Hollywood Park, Inc. and HP Acquisition II, Inc.,
         is hereby incorporated by reference to Exhibit 2.1 to the Company's
         Current Report on Form 8-K, filed February 26, 1998.
  3.1**  Certificate of Incorporation of Hollywood Park, Inc.
  3.2**  Restated By-laws of Hollywood Park, Inc.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  3.3    Certificate of Incorporation of Hollywood Park Operating Company, is
         hereby incorporated by reference to Exhibit 3.3 to the Company's Form
         S-4 Registration Statement dated August 27, 1997.
  3.4    Amended By-laws of Hollywood Park Operating Company, are hereby incorporated by reference to Exhibit 3.4 to the Company's Form S-4
         Registration Statement dated August 27, 1997.
  3.5    Certificate of Incorporation of Hollywood Park Fall Operating Company,
         is hereby incorporated by reference to Exhibit 3.5 to the Company's
         Amendment No. 1 to Form S-4 Registration Statement dated October 30,
         1997.
  3.6    By-laws of Hollywood Park Fall Operating Company are hereby incorporated by reference to Exhibit 3.6 to the Company's Amendment
         No. 1 to Form S-4 Registration Statement dated October 30, 1997.
  3.7    Articles of Incorporation of Hollywood Park Food Services, Inc., are
         hereby incorporated by reference to Exhibit 3.7 to the Company's
         Amendment No. 1 to Form S-4 Registration Statement dated October 30,
         1997.
  3.8    By-laws of Hollywood Park Food Services, Inc., are hereby incorporated by reference to Exhibit 3.8 to the Company's Amendment No. 1 to Form
         S-4 Registration Statement dated October 30, 1997.
  3.9    Articles of Incorporation of HP/Compton, Inc., are hereby incorporated by reference to Exhibit 3.9 to the Company's Amendment No. 1 to Form
         S-4 Registration dated October 30, 1997.
  3.10   By-laws of HP/Compton, Inc., are hereby incorporated by reference to
         Exhibit 3.10 to the Company's Amendment No. 1 to Form S-4 Registration
         Statement dated October 30, 1997.
  3.11   Articles of Organization of Crystal Park Hotel and Casino Development
         Company, LLC, are hereby incorporated by reference to Exhibit 3.11 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated
         October 30, 1997.
  3.12   Operating Agreement of Crystal Park Hotel and Casino Development
         Company, LLC, are hereby incorporated by reference to Exhibit 3.12 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated
         October 30, 1997.
  3.13   Restated Articles of Incorporation of Turf Paradise, Inc., are hereby incorporated by reference to Exhibit 3.13 to the Company's Amendment
         No. 1 to Form S-4 Registration Statement dated October 30, 1997.
  3.14   By-laws of Turf Paradise, are hereby incorporated by reference to
         Exhibit 3.14 to the Company's Amendment No. 1 to Form S-4 Registration
         Statement dated October 30, 1997.
  3.15   Certificate of Incorporation of HP Yakama, Inc., is hereby incorporated by reference to Exhibit 3.15 to the Company's Amendment
         No. 1 to Form S-4 Registration Statement dated October 30, 1997.
  3.16   By-laws of HP Yakama, Inc., are hereby incorporated by reference to
         Exhibit 3.16 to the Company's Amendment No. 1 to Form S-4 Registration
         Statement dated October 30, 1997.
  3.17   Amended and Restated Certificate of Incorporation of Boomtown, Inc.,
         is hereby incorporated by reference to Exhibit 3.17 to the Company's
         Amendment No. 1 to Form S-4 Registration Statement dated October 30,
         1997.
  3.18   By-laws of Boomtown, Inc., are hereby incorporated by reference to
         Exhibit 3.18 to the Company's Amendment No. 1 to Form S-4 Registration
         Statement dated October 30, 1997.
  3.19   Certificate of Amended and Restated Articles of Incorporation of
         Boomtown Hotel & Casino, Inc., are hereby incorporated by reference to
         Exhibit 3.19 to the Company's Amendment No. 1 to Form S-4 Registration
         Statement dated October 30, 1997.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  3.20   Revised and Restated By-laws of Boomtown Hotel & Casino, Inc., are hereby incorporated by reference to Exhibit 3.20 to the Company's
         Amendment No. 1 to Form S-4 Registration Statement dated October 30,
         1997.
  3.21   Articles of Incorporation of Bayview Yacht Club, Inc., are hereby incorporated by reference to Exhibit 3.21 to the Company's Amendment
         No. 1 to Form S-4 Registration Statement dated October 30, 1997.
  3.22   By-laws of Bayview Yacht Club, Inc., are hereby incorporated by reference to Exhibit 3.22 to the Company's Amendment No. 1 to Form S-4
         Registration Statement dated October 30, 1997.
  3.23   Certificate of Mississippi Limited Partnership of Mississippi-I
         Gaming, L.P., are hereby incorporated by reference to Exhibit 3.23 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated
         October 30, 1997.
  3.24   Amended and Restated Agreement of Limited Partnership of Mississippi-I
         Gaming, L.P., is hereby incorporated by reference to Exhibit 10.31 to the Company's Quarterly Report on Form 10-Q for quarter ended June 30,
         1997.
  3.25   Articles of Incorporation of Louisiana Gaming Enterprises, Inc., are
         hereby incorporated by reference to Exhibit 3.25 to the Company's
         Amendment No. 1 to Form S-4 Registration Statement dated October 30,
         1997.
  3.26** Second Amended and Restated Partnership Agreement of Louisiana-I
         Gaming, a Louisiana Partnership in Commendam
  3.27** Certificate of Incorporation of HP Yakama Consulting, Inc.
  3.28** By-laws of HP Yakama Consulting, Inc.
  3.29** Articles of Incorporation of Casino Magic Corp.
  3.30** Amended By-laws of Casino Magic Corp.
  3.31** Articles of Incorporation of Casino Magic American Corp.
  3.32** By-laws of Casino Magic American Corp.
  3.33** Articles of Incorporation of Biloxi Casino Corp.
  3.34** By-laws of Biloxi Casino Corp.
  3.35** Articles of Incorporation of Casino Magic Finance Corp.
  3.36** By-laws of Casino Magic Finance Corp.
  3.37** Articles of Incorporation of Casino One Corporation
  3.38** By-laws of Casino One Corporation
  3.39** Articles of Incorporation of Bay St. Louis Casino Corp.
  3.40** By-laws of Bay St. Louis Casino Corp.
  3.41** Articles of Incorporation of Mardi Gras Casino Corp.
  3.42** By-laws of Mardi Gras Casino Corp.
  3.43** Articles of Incorporation of Boomtown Hoosier, Inc.
  3.44** By-laws of Boomtown Hoosier, Inc.
  3.45** Articles of Organization of Indiana Ventures LLC
  3.46** Operating Agreement of Indiana Ventures LLC
  3.47** Amended Articles of Incorporation of Switzerland County Development
         Corp. (f/k/a Conrad (New Zealand) Corporation)

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  3.48** By-laws of Switzerland County Development Corp. (f/k/a Conrad (New
         Zealand)
         Corporation)
  3.49** Amended Articles of Incorporation of Pinnacle Gaming Development Corp.
  3.50** By-laws of Pinnacle Gaming Development Corp.
  3.51** Articles of Incorporation of HP Casino, Inc.
  3.52** By-laws of HP Casino, Inc.
  4.1    Hollywood Park 1996 Stock Option Plan is hereby incorporated by reference to Exhibit 10.24 to the Company's Registration Statement on
         Form S-4 dated September 18, 1996.
  4.2**  Hollywood Park 1993 Stock Option Plan
  4.3    Indenture, dated August 1, 1997, by and among the Company, Hollywood
         Park Operating Company, Hollywood Park Food Services, Inc., Hollywood
         Park Fall Operating Company, HP/Compton, Inc., Crystal Park Hotel and
         Casino Development Company, LLC, HP Yakama, Inc., Turf Paradise, Inc.,
         Boomtown, Inc., Boomtown Hotel & Casino, Inc., Louisiana-I Gaming,
         Louisiana Gaming Enterprises, Inc., Mississippi-I Gaming, L.P.,
         Bayview Yacht Club, Inc. and The Bank of New York, as trustee, is hereby incorporated by reference to Exhibit 10.37 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.
  4.4*   First Supplemental Indenture, dated as of February 5, 1999, to
         Indenture dated as of August 1, 1997 governing the 9 1/2% Senior
         Subordinated Notes due 2007, by and among the Company and Hollywood
         Park Operating Company, as co-issuers, and Bayview Yacht Club, Inc.,
         Boomtown Hotel & Casino, Inc., Boomtown, Inc., Crystal Park Hotel and
         Casino Development Company, LLC, Hollywood Park Fall Operating
         Company, Hollywood Park Food Services, Inc., Hollywood Park Operating
         Company, HP/Compton, Inc., HP Yakama, Inc., Louisiana Gaming
         Enterprises, Inc., Louisiana-I Gaming, a Louisiana Partnership in
         Commendam, Mississippi-I Gaming, LP., and Turf Paradise, Inc. as
         guarantors, and The Bank of New York, as trustee.
  4.5    Form of Series B 9 1/2% Senior Subordinated Note due 2007 (included in
         Exhibit 4.3), is hereby incorporated by reference to the Company's
         Amendment No. 1 to Registration Statement on Form S-4 dated October
         30, 1997.
  4.6*   Indenture, dated as of February 18, 1999, governing the 9 1/4% Senior
         Subordinated Notes due 2007, by and among the Company as issuer, and
         Bay St. Louis Casino Corp., Bayview Yacht Club, Inc., Biloxi Casino
         Corp., Boomtown Hoosier, Inc., Boomtown Hotel & Casino, Inc.,
         Boomtown, Inc., Casino Magic American Corp., Casino Magic Corp.,
         Casino Magic Finance Corp., Casino One Corporation, Crystal Park Hotel
         and Casino Development Company, LLC, Hollywood Park Fall Operating
         Company, Hollywood Park Food Services, Inc., Hollywood Park Operating
         Company, HP Casino, Inc., HP/Compton, Inc., HP Yakama, Inc., HP Yakama
         Consulting, Inc., Indiana Ventures LLC, Louisiana Gaming Enterprises,
         Inc., Louisiana-I Gaming, a Louisiana Partnership in Commendam, Mardi
         Gras Casino Corp., Mississippi-I Gaming, L.P., Pinnacle Gaming
         Development Corp., Switzerland County Development Corp., and Turf
         Paradise, Inc. as initial guarantors, and The Bank of New York, as trustee.
  4.7*   Form of Series B 9 1/4% Senior Subordinated Note due 2007 (included in
         Exhibit 4.6).
  5**    Opinion of Irell & Manella LLP
 10.1**  Directors Deferred Compensation Plan for Hollywood Park, Inc.
 10.2**  Aircraft Time Sharing Agreement, dated June 2, 1998, by and between
         Hollywood Park, Inc. and R.D. Hubbard Enterprises, Inc.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.3    Amended and Restated Disposition and Development Agreement of Purchase
         and Sale, and Lease with Option to Purchase, dated August 2, 1995, by and between The Community Redevelopment Agency of the City of Compton
         and Compton Entertainment, Inc., is hereby incorporated by reference to Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q for
         the quarter ended September 30, 1995.
 10.4    Guaranty, dated July 31, 1995, by Hollywood Park, Inc., in favor of the Community Redevelopment Agency of the City of Compton, is hereby incorporated by reference to Exhibit 10.17 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1995.
 10.5    Assignment, Assumption and Consent Agreement, by and among HP/Compton,
         Inc., and Crystal Park Hotel and Casino Development Company LLC,
         Hollywood Park, Inc. and The Community Redevelopment Agency of the
         City of Compton, dated July 18, 1996, is hereby incorporated by reference to Exhibit 10.20 to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1996.
 10.6    Operating Agreement for Crystal Park Hotel and Casino Development
         Company, LLC, a California Limited Liability Company, dated July 18,
         1996, effective August 28, 1996, is hereby incorporated by reference to Exhibit 10.24 to the Company's Quarterly Report on Form 10-Q for
         the quarter ended September 30, 1996.
 10.7    Lease, by and between Crystal Park Hotel and Casino Development
         Company, LLC and California Casino Management, Inc., dated December
         19, 1997, is hereby incorporated by reference to Exhibit 10.41 to the
         Company's Annual Report on Form 10-K for the year ended December 31,
         1997.
 10.8    Addendum to the Lease Agreement dated December 19, 1997, by and between Crystal Park Hotel and Casino Development Company, LLC and
         California Casino Management, Inc., dated June 30, 1998, is hereby incorporated by reference to Exhibit 10.46 of the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1998.
 10.9    Blue Diamond Swap Agreement by and among Boomtown, Inc., Blue Diamond
         Hotel & Casino, Inc., Hollywood Park, Inc., Edward P. Roski, Jr., IVAC
         and Majestic Realty Co., dated August 12, 1996, is hereby incorporated by reference to Exhibit 10.22 to the Company's Registration Statement
         on Form S-4 filed September 18, 1996.
 10.10   Stock Purchase Agreement, by and between Hollywood Park, Inc. and
         Edward P. Roski, Jr., dated August 12, 1996, is hereby incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on
         Form S-4 filed September 18, 1996.
 10.11** Second Addendum to the Lease Agreement dated December 19, 1997, by and between Crystal Park Hotel and Casino Development Company, LLC and
         California Casino Management, Inc., dated March 8, 1999.
 10.12   Ground Lease, dated October 19, 1993, between Raphael Skrmetta as
         Landlord and Mississippi-I Gaming, L.P. as Tenant, is hereby incorporated by reference to Exhibit 10.33 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997.
 10.13   First Amendment to Ground Lease dated October 19, 1993, between
         Raphael Skrmetta and Mississippi-I Gaming, L.P., is hereby incorporated by reference to Exhibit 10.34 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997.
 10.14   Second Amendment to Ground Lease dated October 19, 1993, between
         Raphael Skrmetta and Mississippi-I Gaming, L.P., is hereby incorporated by reference to Exhibit 10.35 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1997.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.15   Purchase Agreement, dated August 1, 1997, by and among the Company,
         Hollywood Park Operating Company, Hollywood Park Food Services, Inc.,
         HP/Compton, Inc., Crystal Park Hotel and Casino Development Company,
         LLC, Hollywood Park Fall Operating Company, HP Yakama, Inc., Turf
         Paradise, Inc., Boomtown, Inc., Boomtown Hotel & Casino, Inc.,
         Louisiana Gaming-I Gaming, Louisiana Gaming Enterprises, Inc.,
         Mississippi-I Gaming, L.P., Bayview Yacht Club, Inc., and the Initial
         Purchasers named therein, is hereby by incorporated by reference to
         Exhibit 10.36 to the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1997.
 10.16   Registration Rights Agreement, dated August 1, 1997, by and among the
         Company, Hollywood Park Operating Company, Hollywood Park Food
         Services, Inc., HP/Compton, Inc., Crystal Park Hotel and Casino
         Development Company, LLC, Hollywood Park Fall Operating Company, HP
         Yakama, Inc., Turf Paradise, Inc., Boomtown, Inc., Boomtown Hotel &
         Casino, Inc., Louisiana-I Gaming, Louisiana Gaming Enterprises, Inc.,
         Mississippi-I Gaming, L.P., Bayview Yacht Club, Inc., and the Initial
         Purchasers named therein is hereby incorporated by reference to
         Exhibit 10.38 to the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1997.
 10.17   Profit Participation Agreement, by and between Hollywood Park, Inc., and North American Sports Management, Inc., dated July 14, 1997, is hereby incorporated by reference to Exhibit 10.40 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended September 30,
         1997.
 10.18   Loan Agreement, by and between Yakama Tribal Gaming Corporation and HP
         Yakama, Inc., dated September 11, 1997, is hereby incorporated by reference Exhibit 10.41 to the Company's Quarterly Report on Form 10-Q
         for the quarter ended September 30, 1997.
 10.19   Security Agreement, by and between Yakama Tribal Gaming Corporation and HP Yakama, Inc., dated September 11, 1997, is hereby incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 1997.
 10.20   Master Lease, by and between The Confederated Tribes and Bands of the
         Yakama Indian Nation and HP Yakama, Inc., dated September 11, 1997, is hereby incorporated by reference to Exhibit 10.43 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended September 30,
         1997.
 10.21   Sublease, by and between HP Yakama, Inc. and Yakama Tribal Gaming
         Corporation, dated September 11, 1997, is hereby incorporated by reference to Exhibit 10.44 to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1997.
 10.22   Construction and Development Agreement, by and between Yakama Tribal
         Gaming Corporation and HP Yakama Consulting, Inc., dated September 11,
         1997, is hereby incorporated by reference to Exhibit 10.45 to the
         Company's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1997.
 10.23   Consulting Agreement, by and between Yakama Tribal Gaming Corporation and HP Yakama Consulting, Inc., dated September 11, 1997, is hereby incorporated by reference to Exhibit 10.46 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1997.
 10.24   Termination of Consulting Agreement, among Yakama Tribal Gaming
         Corporation, HP Yakama, Inc., and the Confederated Tribes and Bands of
         the Yakama Indians, dated January 1, 1998, is hereby incorporated by reference to Exhibit 10.42 to the Company's Annual Report on Form 10-K
         for the year ended December 31, 1997.
 10.25   Voting Agreement, dated as of February 25, 1998, by and between
         Hollywood Park, Inc., and Marlin F. Torguson, is hereby incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form
         8-K, filed February 26, 1998.
 10.26   Public Trust Tidelands Lease, dated August 15, 1994, by and between the Secretary of State on behalf of the State of Mississippi and
         Mississippi-I Gaming, L.P., is hereby incorporated by reference to
         Exhibit 10.43 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 10.27   Public Trust Tidelands Lease Amendment, dated March 31, 1997, by and between the Secretary of State on behalf of the State of Mississippi and Mississippi-I Gaming, L.P., is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December
         31, 1997.
 10.28   Option agreement, by and among The Webster Family Limited Partnership and The Diuguid Family Limited Partnership, and Pinnacle Gaming
         Development Corp., dated June 2, 1998, is hereby incorporated by reference to Exhibit 10.47 of the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998.
 10.29   Memorandum of Option Agreement, by and between the Webster Family
         Limited Partnership and The Duiguid Family Limited Partnership, and
         Pinnacle Gaming Development Corp., dated June 2, 1998, is hereby incorporated by reference to Exhibit 10.48 of the Company's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1998.
 10.30   Amended and Restated Option Agreement, by and among Daniel Webster,
         Marsha S. Webster, William G. Duiguid, Sara T. Diuguid, J.R. Showers,
         III and Carol A. Showers, and Pinnacle Gaming Development Corp., dated
         June 2, 1998, is hereby incorporated by reference to Exhibit 10.49 of the Company's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1998.
 10.31   Memorandum of Amended and Restated Option Agreement, by and between
         Daniel Webster, Marsha S. Webster, William Diuguid, Sara T. Diuguid,
         J.R. Showers, III and Carol A. Showers, and Pinnacle Gaming
         Development Corp., dated June 4, 1998, is hereby incorporated by reference to Exhibit 10.50 of the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998.
 10.32   Assignment of Option Agreement, by Daniel Webster and Marsha S.
         Webster, and Pinnacle Gaming Development Corp., dated June 2, 1998, is hereby incorporated by reference to Exhibit 10.51 of the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.
 10.33   Amended and Restated Reducing Revolving Loan Agreement, dated October
         14, 1998, among Hollywood Park, Inc., and the banks named therein,
         Societe Generale and Bank of Scotland (as Managing Agents), First
         National Bank of Commerce (as Co-Agent), and Bank of America National
         Trust and Savings Association (as Administrative Agent), is hereby incorporated by reference to Exhibit 2 of the Company's Current Report on Form 8-K, filed October 30, 1998.
 10.34*  Purchase Agreement, dated February 12, 1999, by and among the Company
         Bay St. Louis Casino Corp., Bayview Yacht Club, Inc., Biloxi Casino
         Corp., Boomtown Hoosier, Inc., Boomtown Hotel & Casino, Inc.,
         Boomtown, Inc., Casino Magic American Corp., Casino Magic Corp.,
         Casino Magic Finance Corp., Casino One Corporation, Crystal Park Hotel
         and Casino Development Company, LLC, Hollywood Park Fall Operating
         Company, Hollywood Park Food Services, Inc., Hollywood Park Operating
         Company, HP Casino, Inc., HP/Compton, Inc., HP Yakama, Inc., HP Yakama
         Consulting, Inc., Indiana Ventures LLC, Louisiana Gaming Enterprises,
         Inc., Louisiana-I Gaming, a Louisiana Partnership in Commendam, Mardi
         Gras Casino Corp., Mississippi-I Gaming, L.P., Pinnacle Gaming
         Development Corp., Switzerland County Development Corp., and Turf
         Paradise, Inc., and Lehman Brothers, Inc., CIBC Oppenheimer Corp.,
         Morgan Stanley & Co., Incorporated, NationsBanc Montgomery Securities
         LLC, SG Cowen Securities Corporation, and Wasserstein Perella
         Securities, Inc., as initial purchasers.
 10.35*  Registration Rights Agreement, dated as of February 18, 1999, by and among the Company and Bay St. Louis Casino Corp., Bayview Yacht Club,
         Inc., Biloxi Casino, Corp., Boomtown Hoosier, Inc., Boomtown Hotel &
         Casino, Inc., Boomtown, Inc., Casino Magic American Corp., Casino
         Magic Finance Corp., Casino One Corporation, Crystal Park Hotel and
         Casino Development Company, LLC, Hollywood Park Fall Operating
         Company, Hollywood Park Food Services, Inc., Hollywood Park Operating
         Company, HP Casino, Inc., HP/Compton, Inc., HP Yakama, Inc., HP Yakama
         Consulting, Inc., Indiana Ventures LLC, Louisiana Gaming Enterprises,
         Inc., Louisiana-I Gaming, a Louisiana Partnership in Commendam, Mardi
         Gras Casino Corp., Mississippi-I Gaming L.P. Pinnacle Gaming
         Development Corp., Switzerland County Development Corp., and Turf
         Paradise, Inc., and Lehman

 Exhibit
 Number                                Description
 -------                               -----------
         Brothers Inc., CIBC Oppenheimer Corp., Morgan Stanley & Co.
         Incorporated, NationsBanc Montgomery Securities LLC, SG Cowen
         Securities Corporation and Wasserstein Perella Securities, Inc., as
         initial purchasers.
 10.36** Employment Agreement, dated December 23, 1998, by and between
         Hollywood Park, Inc. and G. Michael Finnigan.
 10.37** Employment Agreement, dated September 10, 1998, by and between
         Hollywood Park, Inc. and Paul Alanis.
 10.38** Employment Agreement, dated September 10, 1998, by and between
         Hollywood Park, Inc. and Mike Allen.
 10.39** Employment Agreement, dated January 1, 1999, by and between Hollywood
         Park, Inc. and Donald Robbins.
 10.40** Purchase Agreement, dated as of February 25, 1998, among Hilton Gaming
         (Switzerland County) Corporation and Boomtown Hoosier, Inc.
 12.1*   Calculation of Historical Ratio of Earnings to Fixed Charges
 12.2*   Calculation of Pro Forma Ratio of Earnings to Fixed Charges
 21.1*   Subsidiaries of Hollywood Park, Inc.
 23.1**  Consent of Irell & Manella LLP (included in Exhibit 5).
 23.2**  Consent of Arthur Andersen LLP
 23.3**  Consent of Ernst & Young LLP
 24.1*   Powers of Attorney of officers and directors of Hollywood Park, Inc.
 24.2*   Powers of Attorney of officers and directors of Hollywood Park
         Operating Company
 24.3*   Powers of Attorney of officers and directors of Hollywood Park Fall
         Operating Company
 24.4*   Powers of Attorney of officers and directors of Hollywood Park Food
         Services, Inc.
 24.5*   Powers of Attorney of officers and directors of HP/Compton, Inc.
 24.6*   Powers of Attorney of directors of HP/Compton, Inc. in the capacity of manager of Crystal Park Hotel and Casino Development Company, LLC
 24.7*   Powers of Attorney of officers and directors of Turf Paradise, Inc.
 24.8*   Powers of Attorney of officers and directors of HP Yakama, Inc.
 24.9*   Powers of Attorney of officers and directors of Boomtown, Inc.
 24.10*  Powers of Attorney of officers and directors of Boomtown Hotel &
         Casino, Inc.
 24.11*  Powers of Attorney of officers and directors of Bayview Yacht Club,
         Inc.
 24.12*  Powers of Attorney of directors of Bayview Yacht Club, Inc. in the capacity of General Partner of Mississippi I-Gaming, L.P.
 24.13*  Powers of Attorney of officers and directors of Louisiana Gaming
         Enterprises, Inc.
 24.14*  Powers of Attorney of directors of Louisiana Gaming Enterprises, Inc.
         in the capacity of General Partner of Louisiana I-Gaming, a Louisiana
         Partnership in Commendam
 24.15*  Powers of Attorney of officers and directors of Bay St. Louis Casino
         Corp.
 24.16*  Powers of Attorney of officers and directors of Biloxi Casino Corp.
 24.17*  Powers of Attorney of officers and directors of Boomtown Hoosier, Inc.
 24.18*  Powers of Attorney of officers and directors of Casino Magic American
         Corp.
 24.19*  Powers of Attorney of officers and directors of Casino Magic Corp.
 24.20*  Powers of Attorney of officers and directors of Casino Magic Finance
         Corp.

 Exhibit
 Number                                Description
 -------                               -----------
 24.21*  Powers of Attorney of officers and directors of Casino One Corporation
 24.22*  Powers of Attorney of officers and directors of HP Casino, Inc.
 24.23*  Powers of Attorney of officers and directors of HP Yakama Consulting,
         Inc.
 24.24*  Powers of Attorney of directors of Boomtown Hoosier, Inc. in the capacity of manager of Indiana Ventures LLC
 24.25*  Powers of Attorney of officers and directors of Mardi Gras Casino
         Corp.
 24.26*  Powers of Attorney of officers and directors of Pinnacle Gaming
         Development Corp.
 24.27*  Powers of Attorney of officers and directors of Switzerland County
         Development Corp.
 25.1*   Form T-1 Statement of Eligibility and Qualification, under the Trust
         Indenture Act of 1939, of The Bank of New York, as Trustee
 99.1**  Form of Letter of Transmittal
 99.2**  Form of Notice of Guaranteed Delivery

--------

 * Previously filed

** Filed herewith

ITEM 22. UNDERTAKINGS

   1. The undersigned Registrants hereby undertake:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Issuers' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HOLLYWOOD PARK, INC.,
                                          a Delaware corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                  Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)

    /s/  G. Michael Finnigan         Chief Financial Officer       March 26, 1999
____________________________________ (Principal Financial and
        G. Michael Finnigan          Accounting Officer)

          Michael Ornest*            Director                      March 26, 1999
____________________________________
           Michael Ornest

                                     Director
____________________________________
            J.R. Johnson

        Robert T. Manfuso*           Director                      March 26, 1999
____________________________________
         Robert T. Manfuso

        Timothy J. Parrott*          Director                      March 26, 1999
____________________________________
         Timothy J. Parrott

        Lynn P. Reitnouer*           Director                      March 26, 1999
____________________________________
         Lynn P. Reitnouer

       Warren B. Williamson*         Director                      March 26, 1999
____________________________________
        Warren B. Williamson

         Herman Sarkowsky*           Director                      March 26, 1999
____________________________________
          Herman Sarkowsky

         Marlin Torguson*            Director                      March 26, 1999
____________________________________
          Marlin Torguson


*By: /s/ G. Michael Finnigan
     -----------------------
         G. Michael Finnigan
           Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          BAY ST. LOUIS CASINO CORP.,
                                          a Mississippi corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Marlin F. Torguson*         Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          BAYVIEW YACHT CLUB, INC.,
                                          a Mississippi corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Timothy J. Parrott*         Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)

           Robert F. List*           Director                      March 26, 1999
____________________________________
           Robert F. List

     /s/  G. Michael Finnigan        Vice President, and Chief     March 26, 1999
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          BILOXI CASINO CORP.,
                                          a Mississippi corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Marlin F. Torguson*         Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)



*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          BOOMTOWN, INC.,
                                          a Delaware corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
        Timothy J. Parrott*          Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)

          Robert F. List*            Director                      March 26, 1999
____________________________________
          Robert F. List

     /s/  G. Michael Finnigan        Vice President, and Chief     March 26, 1999
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          BOOMTOWN HOOSIER, INC.,
                                          a Nevada corporation

                                               /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Timothy J. Parrott*         Director and President        March 26, 1999
____________________________________ (Principal Executive
         Timothy J. Parrott          Officer)

           Robert F. List*           Director                      March 26, 1999
____________________________________
           Robert F. List

     /s/  G. Michael Finnigan        Vice President and Chief      March 26, 1999
____________________________________ Financial Officer (Principal
         G. Michael Finnigan         Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          BOOMTOWN HOTEL & CASINO, INC.,
                                          a Nevada corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                              Senior Vice President and Chief
                                                     Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Timothy J. Parrott*         Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)

           Robert F. List*           Director                      March 26, 1999
____________________________________
           Robert F. List

     /s/  G. Michael Finnigan        Senior Vice President and     March 26, 1999
____________________________________ Chief Financial Officer
         G. Michael Finnigan         (Principal Financial and
                                     Accounting Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          CASINO MAGIC AMERICAN CORP.,
                                          a Minnesota corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Marlin F. Torguson*         Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          CASINO MAGIC CORP.,
                                          a Minnesota corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
        Marlin F. Torguson*          Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          CASINO MAGIC FINANCE CORP.,
                                          a Mississippi corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
        Marlin F. Torguson*          Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)

*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          CASINO ONE CORPORATION,
                                          a Mississippi corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
        Marlin F. Torguson*          Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          CRYSTAL PARK HOTEL AND CASINO
                                          DEVELOPMENT COMPANY, LLC

                                          By:   its Manager
                                                HP/COMPTON, INC.,
                                                a California corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                  Vice President and Chief
                                                     Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
          HP/COMPTON, INC.           MANAGER of Crystal Park       March 26, 1999
                                     Hotel & Casino Development
                                     Company, LLC

           R.D. Hubbard*             Director and President of     March 26, 1999
____________________________________ HP/Compton, Inc.
            R.D. Hubbard


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HOLLYWOOD PARK FALL OPERATING
                                          COMPANY,
                                          a Delaware corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                 Executive Vice President,
                                                       Treasurer and
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Director and President        March 26, 1999
____________________________________ (Principal Executive
            R.D. Hubbard             Officer)

       Warren B. Williamson*         Director                      March 26, 1999
____________________________________
        Warren B. Williamson

    /s/ G. Michael Finnigan          Executive Vice President,     March 26, 1999
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HOLLYWOOD PARK FOOD SERVICES, INC.,
                                          a California corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                 Executive Vice President,
                                                       Treasurer and
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Director and President        March 26, 1999
____________________________________ (Principal Executive
            R.D. Hubbard             Officer)

       Warren B. Williamson*         Director                      March 26, 1999
____________________________________
        Warren B. Williamson

   /s/  G. Michael Finnigan          Executive Vice President,     March 26, 1999
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HOLLYWOOD PARK OPERATING COMPANY,
                                          a Delaware corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                 Executive Vice President,
                                                       Treasurer and
                                                  Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)

    /s/ G. Michael Finnigan          Executive Vice President,     March 26, 1999
____________________________________ Treasurer and Chief
        G. Michael Finnigan          Financial Officer (Principal
                                     Financial and Accounting
                                     Officer)

       Warren B. Williamson*         Director                      March 26, 1999
____________________________________
        Warren B. Williamson


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HP CASINO, INC.,
                                          a California corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                  Vice President and Chief
                                                     Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             President (Principal          March 26, 1999
____________________________________ Executive Officer)
            R.D. Hubbard

          Robert F. List*            Director                      March 26, 1999
____________________________________
           Robert F. List

        Timothy J. Parrott*          Director                      March 26, 1999
____________________________________
         Timothy J. Parrott

    /s/ G. Michael Finnigan          Vice President and Chief      March 26, 1999
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HP/COMPTON INC.,
                                          a California corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                  Vice President and Chief
                                                     Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Director and President        March 26, 1999
____________________________________ (Principal Executive
            R.D. Hubbard             Officer)

    /s/ G. Michael Finnigan          Vice President and Chief      March 26, 1999
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HP YAKAMA, INC.,
                                          a Delaware corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President, Treasurer and
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Director, President and       March 26, 1999
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)

            Bruce Rimbo*             Director                      March 26, 1999
____________________________________
            Bruce Rimbo

    /s/ G. Michael Finnigan          Director, Vice President,     March 26, 1999
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          HP YAKAMA CONSULTING, INC.,
                                          a Delaware corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President, Treasurer and
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Director, President and       March 26, 1999
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)

            Bruce Rimbo*             Director, Vice President and  March 26, 1999
____________________________________ Secretary
            Bruce Rimbo

     /s/  G. Michael Finnigan        Director, Vice President,     March 26, 1999
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary (Principal
                                     Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          INDIANA VENTURES LLC

                                          By:   its Manager
                                                BOOMTOWN HOOSIER, INC.
                                                a Nevada corporation

                                                 /s/  G. Michael Finnigan
                                            By: _______________________________
                                                     G. Michael Finnigan
                                                   Vice President and Chief
                                                       Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
       BOOMTOWN HOOSIER, INC.        MANAGER of Indiana Ventures   March 26, 1999
                                     LLC

        Timothy J. Parrott*          Director of Boomtown          March 26, 1999
____________________________________ Hoosier, Inc.
        Timothy J. Parrott

          Robert F. List*            Director of Boomtown          March 26, 1999
____________________________________ Hoosier, Inc.
           Robert F. List


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          LOUISIANA GAMING ENTERPRISES, INC.,
                                          a Louisiana corporation

                                                 /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
        Timothy J. Parrott*          Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
         Timothy J. Parrott          (Principal Executive
                                     Officer)

          Robert F. List*            Director                      March 26, 1999
____________________________________
          Robert F. List

      /s/ G. Michael Finnigan        Vice President and Chief      March 26, 1999
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          LOUISIANA-I GAMING, A LOUISIANA
                                          PARTNERSHIP IN COMMENDAM

                                          By:   its General Partner
                                                LOUISIANA GAMING ENTERPRISES,
                                                 INC.,
                                                a Louisiana corporation

                                                    /s/ G. Michael Finnigan
                                                By: ___________________________
                                                       G. Michael Finnigan
                                                        Vice President and
                                                     Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                          Title                 Date
               ---------                          -----                 ----
   LOUISIANA GAMING ENTERPRISES, INC.   GENERAL PARTNER of         March 26, 1999
                                        Louisiana-I Gaming, a
                                        Louisiana Partnership in
                                        Commendam

           Timothy J. Parrott*          Director of Louisiana      March 26, 1999
 ______________________________________ Gaming Enterprises, Inc.
           Timothy J. Parrott

             Robert F. List*            Director of Louisiana      March 26, 1999
 ______________________________________ Gaming Enterprises, Inc.
             Robert F. List


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          MARDI GRAS CASINO CORP.,
                                          a Mississippi corporation

                                                /s/  G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President and Assistant
                                                         Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Marlin F. Torguson*         Chairman of the Board,        March 26, 1999
____________________________________ President and
         Marlin F. Torguson          Chief Executive Officer
                                     (Principal Executive
                                     Officer)

     /s/  G. Michael Finnigan        Vice President and Assistant  March 26, 1999
____________________________________ Treasurer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          MISSISSIPPI-I GAMING, L.P.

                                          By:   its General Partner
                                                BAYVIEW YACHT CLUB, INC.,
                                                a Mississippi corporation

                                                    /s/  G. Michael Finnigan
                                                By: ___________________________
                                                       G. Michael Finnigan
                                                     Vice President and Chief
                                                        Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                        Title                Date
               ---------                        -----                ----
        BAYVIEW YACHT CLUB, INC.        GENERAL PARTNER of      March 26, 1999
                                        Mississippi-I Gaming,
                                        L.P.

          Timothy J. Parrott*           Director of Bayview     March 26, 1999
 ______________________________________ Yacht Club, Inc.
          Timothy J. Parrott

            Robert F. List*             Director of Bayview     March 26, 1999
 ______________________________________ Yacht Club, Inc.
            Robert F. List


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          PINNACLE GAMING DEVELOPMENT CORP.,
                                          a Colorado corporation

                                                 /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Chairman of the Board and     March 26, 1999
____________________________________ Chief Executive Officer
            R.D. Hubbard             (Principal Executive
                                     Officer)

        Timothy J. Parrott*          Director                      March 26, 1999
____________________________________
         Timothy J. Parrott

          Robert F. List*            Director                      March 26, 1999
____________________________________
          Robert F. List

     /s/  G. Michael Finnigan        Director and President        March 26, 1999
____________________________________ (Principal Financial and
        G. Michael Finnigan          Accounting Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                         SWITZERLAND COUNTY DEVELOPMENT CORP.,
                                         a Nevada corporation

                                                /s/  G. Michael Finnigan
                                         By: __________________________________
                                                    G. Michael Finnigan
                                            Vice President and Chief Financial
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
         Timothy J. Parrott*         Director and President        March 26, 1999
____________________________________ (Principal Executive
         Timothy J. Parrott          Officer)
           Robert F. List*           Director                      March 26, 1999
____________________________________
          Robert F. List

     /s/  G. Michael Finnigan        Vice President and Chief      March 26, 1999
____________________________________ Financial Officer (Principal
        G. Michael Finnigan          Financial and Accounting
                                     Officer)


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 26th day of March, 1999.

                                          TURF PARADISE, INC.,
                                          an Arizona corporation

                                                /s/ G. Michael Finnigan
                                          By: _________________________________
                                                    G. Michael Finnigan
                                               Vice President, Treasurer and
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
           R.D. Hubbard*             Director and Chief            March 26, 1999
____________________________________ Executive Officer
            R.D. Hubbard             (Principal Executive Officer)

     /s/ G. Michael Finnigan         Director, Vice President,     March 26, 1999
____________________________________ Treasurer and Assistant
        G. Michael Finnigan          Secretary
                                     (Principal Financial and
                                     Accounting Officer)

        Donald M. Robbins*           Director                      March 26, 1999
____________________________________
         Donald M. Robbins


*By: /s/ G. Michael Finnigan
     -------------------------
         G. Michael Finnigan
         Attorney-in-Fact